UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MAJESCO

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.002 per share, of Majesco

	(2)	Aggregate number of securities to which transaction applies:

43,397,515 shares of Majesco common stock (inclusive of 25,000 shares anticipated to be issued upon the exercise of outstanding warrants prior to the merger); options to purchase 2,846,545 shares of Majesco common stock; and 330,000 shares of Majesco common stock underlying Company RSU awards.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (A) 43,397,515 shares of Majesco common stock (inclusive of 25,000 shares anticipated to be issued upon the exercise of outstanding warrants prior to the merger) multiplied by $16.00 per share; (B) options to purchase 2,846,545 shares of Majesco common stock multiplied by $10.32 (the difference between $16.00 and the weighted average exercise price of $5.68 per share); and (C) 330,000 shares of Majesco common stock underlying Company RSU awards multiplied by $16.00.

	(4)	Proposed maximum aggregate value of transaction:

$729,013,474.80

	(5)	Total fee paid:

$94,625.95

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filed fee was determined by multiplying $729,013,474.80 by 0.0001298.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MAJESCO
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960

To Our Shareholders:

On behalf of the board of directors (the “Board of Directors”) of Majesco, we are pleased to enclose this consent solicitation statement relating to the consent to a proposal to approve the Amended and Restated Agreement and Plan of Merger dated August 8, 2020 (the “Amended and Restated Merger Agreement”) to the original Agreement and Plan of Merger dated July 20, 2020 (the “Original Merger Agreement,” and together with the Amended and Restated Merger Agreement, the “Merger Agreement”), by and among Majesco, and two entities affiliated with Thoma Bravo, L.P., Magic Intermediate, LLC, a Delaware limited liability company (“Parent”), and Magic Merger Sub, Inc., a Delaware corporation wholly-owned by Parent (“Merger Sub”), and the transactions contemplated by the Merger Agreement, including the Merger (as defined below), which proposal we refer to as the Merger Proposal. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Majesco (the “Merger”), with Majesco surviving as the surviving corporation and wholly-owned subsidiary of Parent.

If the Merger is completed, you will be entitled to receive $16.00 in cash, without interest (the “Per Share Merger Consideration”), subject to any required withholding of Taxes, for each share of common stock that you own (unless you have properly exercised your dissenter rights). The Per Share Merger Consideration represents a premium of: (i) approximately 111.9% over the volume-weighted average price per share of Majesco’s common stock over the 30 day trading period prior to and including July 17, 2020, the last trading day prior to the date on which Majesco entered into the Original Merger Agreement and (ii) approximately 109.4% over the closing price of Majesco’s common stock on July 17, 2020.

Majesco’s common stock is currently traded on The Nasdaq Global Stock Market (“Nasdaq”) under the ticker symbol “MJCO.” As a result of the Merger, the Majesco common stock will be delisted from Nasdaq.

The approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, requires approval by holders of a majority of the outstanding shares of common stock of Majesco. We are therefore sending the accompanying consent solicitation statement to holders of our common stock to request that they consider and consent to the Merger Proposal.

The Board of Directors has unanimously determined that Majesco’s entry into the Merger Agreement and the consummation of the transactions contemplated thereby are fair to, and in the best interests of, Majesco and its shareholders, and has approved and declared advisable the Merger Proposal, and recommended that holders of our common stock as of the record date of August 13, 2020 (the “Record Date”) “CONSENT TO” the Merger Proposal, by executing and returning the written consent furnished with this consent solicitation statement.

Majesco Limited, which, as of the Record Date, holds approximately 74.04% of our outstanding common stock, has agreed to, among other things, issue notice through postal ballot to its members for their approval of the divestment of the shares of Majesco owned by Majesco Limited pursuant to the Merger and to deliver its written consent to the Merger within one business day following the publication through the stock exchange in India of the approval by its members of the divestment. Upon receipt of the written consent of Majesco Limited to the Merger, there will be sufficient consents of shareholders to approve the Merger.

Holders of approximately 36.33% of the outstanding shares of Majesco Limited have already agreed to vote their shares in the postal ballot to approve the divestment of the shares of Majesco owned by Majesco Limited pursuant to the Merger, and such voting agreement will remain in place in respect of 50% of such shares for seven months following any termination of the Merger Agreement that requires payment of a Company Termination Fee (as defined in the Merger Agreement) to Parent.

Majesco will not be holding a shareholders’ meeting to consider the Merger Proposal.

The obligations of the parties to complete the Merger are subject to the satisfaction or waiver of several conditions set forth in the Merger Agreement, which is included as Annex A to the accompanying consent solicitation statement.

/s/ Adam Elster
Adam Elster
Chief Executive Officer

The accompanying consent solicitation statement is dated August [*], 2020, and is first being mailed to the shareholders of Majesco on or about August [*], 2020.

MAJESCO
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960

NOTICE OF SOLICITATION OF WRITTEN CONSENT OF MAJESCO SHAREHOLDERS

Dear Majesco Shareholders:

Pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 8, 2020, (as it may be amended from time to time, the “Merger Agreement”), by and among Majesco, and two entities affiliated with Thoma Bravo, L.P., Magic Intermediate, LLC, a Delaware limited liability company (“Parent”), and Magic Merger Sub, Inc., a Delaware corporation wholly-owned by Parent (“Merger Sub”), Merger Sub will merge with and into Majesco (the “Merger”), with Majesco surviving as the surviving corporation (and wholly-owned subsidiary of Parent), on the terms and subject to the satisfaction or waiver of the conditions described in the Merger Agreement.

The accompanying consent solicitation statement is being delivered to you on behalf of the board of directors (the “Board of Directors”) of Majesco to request that holders of Majesco common stock as of the close of business on the record date of August 13, 2020 (the “Record Date”) execute and return written consents to a proposal for the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, which proposal we refer to as the Merger Proposal. The closing of the Merger is conditioned on, among other things, consent to the Merger Proposal by holders of a majority of the outstanding shares of Majesco common stock.

The accompanying consent solicitation statement describes the Merger and the actions to be taken in connection with the Merger and provides additional information about the parties involved, the Merger Agreement and the agreements entered into in connection with the Merger. Please give this information your careful attention. The Merger Agreement is included as Annex A to the accompanying consent solicitation statement.

The Board of Directors considered the terms of the Merger Agreement and has unanimously determined that the entry into the Merger Agreement and the consummation of the transactions contemplated thereby are fair to, and in the best interests of, Majesco and its shareholders and has approved and declared advisable the Merger Proposal, and recommended that Majesco shareholders entitled to consent approve the Merger Proposal.

The Board of Directors recommends that eligible Majesco shareholders execute and deliver a written “CONSENT TO” the Merger Proposal.

Please complete, date and sign the written consent furnished with the accompanying consent solicitation statement and return it promptly to Majesco by one of the means described in the section entitled “Majesco Solicitation of Written Consents.”

If you have any questions concerning the Merger, the Merger Agreement or the other transactions contemplated thereby or the accompanying consent solicitation statement, or if you have any questions about how to deliver your written consent, please contact Broadridge Corporate Issuer Solutions, Inc., our information agent, at shareholder@broadridge.com or toll-free at (888) 789-8409.

By Order of the Board of Directors,

/s/ Ketan Mehta
Ketan Mehta
Chairman of the Board of Directors
Morristown, NJ
August [*], 2020

i

ii

Annex A	Amended and Restated Agreement and Plan of Merger, dated August 8, 2020, by and among Majesco, Magic Intermediate, LLC and Magic Merger Sub, Inc.

Annex B	Opinion of Nomura Securities International, Inc.

Annex C	Provisions of the California General Corporation Law Relating to Dissenters’ Rights

Annex D	Support Agreement, dated July 20, 2020, by and among Majesco, Majesco Limited, Magic Intermediate, LLC and Magic Merger Sub, Inc.

Annex E	Amendment to Support Agreement, dated August 8, 2020 by and among Majesco, Majesco Limited, Magic Intermediate, LLC and Magic Merger Sub, Inc.

Annex F	Amended and Restated Support Agreement, dated August 8, 2020, by and among Majesco, Majesco Limited, Magic Intermediate, LLC and the Promoters named therein

iii

SUMMARY

This summary highlights selected information from this consent solicitation statement related to the merger of Magic Merger Sub, Inc. with and into Majesco with Majesco continuing as the surviving corporation in the merger (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire consent solicitation statement and the annexes to this consent solicitation statement, including, but not limited to, the Amended and Restated Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated August 8, 2020, by and among Majesco, Parent (as defined below) and Merger Sub (as defined below), two entities affiliated with Thoma Bravo, L.P., along with all of the documents to which we refer in this consent solicitation statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this consent solicitation statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this consent solicitation statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this consent solicitation statement, “Majesco,” “we,” “our,” “us,” the “Company” and similar words refer to Majesco and its subsidiaries. Throughout this consent solicitation statement, we refer to Magic Intermediate, LLC, a Delaware limited liability company, as “Parent,” and Magic Merger Sub, Inc., a Delaware corporation wholly-owned by Parent, as “Merger Sub.” In addition, throughout this consent solicitation statement we refer to our common stock, par value $0.002 per share as “Majesco common stock” and the holders of Majesco common stock, as “Majesco shareholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Parties Involved in the Merger (Page  30)

Majesco

412 Mount Kemble Avenue, Suite 110C

Morristown, NJ 07960

(973) 461-5200

Majesco is a global leader of cloud insurance software solutions for insurance business transformation. With its CloudInsurer® solutions, Majesco offers cloud-based core insurance platforms, along with distribution management and data and analytics solutions. With its Digital1st® solutions, Majesco offers a cloud-native, digital engagement and microservices platform-as-a-service for the entire insurance business and an ecosystem of partners with apps that provide innovative data sources and capabilities. Majesco’s customers are insurers, managing general agents and other risk providers from the Property & Casualty/General Insurance, Life, Annuities, Pensions and Group/ Voluntary Benefits insurance segments worldwide.   In addition to the United States, Majesco operates in Canada, Mexico, the United Kingdom, Malaysia, Singapore, Ireland and India.

Majesco’s home page on the Internet is www.majesco.com. The information provided on Majesco’s website is not part of this consent solicitation statement and is not incorporated herein by reference. The Majesco common stock is listed on The Nasdaq Global Stock Market (“Nasdaq”) under the ticker symbol “MJCO.”

Magic Intermediate, LLC

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

(415) 263-3660

Magic Intermediate, LLC was formed on July 16, 2020, solely for the purpose of effecting the Merger, did not engage in any business prior to July 20, 2020, and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Merger Agreement and the transactions contemplated thereby.

Magic Merger Sub, Inc.

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

(415) 263-3660

Magic Merger Sub, Inc. is a wholly owned direct subsidiary of Parent that was formed on July 16, 2020, solely for the purpose of effecting the Merger, did not engage in any business prior to July 20, 2020, and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Merger Agreement and the transactions contemplated thereby.

Parent and Merger Sub are owned by Thoma Bravo Discover Fund II, L.P., Thoma Bravo Discover Fund II-A, L.P. and Thoma Bravo Discover Executive Fund II, L.P. (collectively, the “Thoma Bravo Funds”), and Parent, Merger Sub and the Thoma Bravo Funds are each affiliated with Thoma Bravo, L.P. (“Thoma Bravo”), the manager of the Thoma Bravo Funds. Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. Following the consummation of the Merger, Majesco, as the surviving corporation in the Merger, will become indirectly owned by the Thoma Bravo Funds.

In connection with the transactions contemplated by the Merger Agreement, the Thoma Bravo Funds have provided Parent with an equity commitment sufficient to fund the aggregate purchase price required to be paid at the closing of the Merger. The Thoma Bravo Funds have also unconditionally agreed to guarantee the obligations of Parent to pay certain termination fees and the expense reimbursement obligations of Parent set forth in the Merger Agreement. For more information, please see the section of this consent solicitation statement captioned “The Merger—Financing of the Merger.”

The Merger (Page 30)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Majesco and the separate corporate existence of Merger Sub will cease, with Majesco continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, the Majesco common stock will cease to be publicly traded and will be delisted from Nasdaq. In addition, the Majesco common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Majesco will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective will occur upon the filing of certificates of merger with the Secretary of State of the State of California in accordance with the applicable provisions of the California General Corporation Law, as amended (the “CGCL”), and with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) (the time of such filings and the acceptance for record by the Secretary of State of the State of California and the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and Majesco and specified in the certificates of merger, being referred to herein as the “Effective Time”).

Merger Consideration (Page 32)

Majesco Common Stock

At the Effective Time, each then outstanding share of Majesco common stock (other than shares of Majesco common stock (1) held by Majesco or any direct or indirect subsidiary of Majesco, (2) owned by Parent, Merger Sub or any direct or indirect wholly-owned subsidiary of Parent or Merger Sub or (3) owned by Majesco shareholders who have properly and validly exercised their statutory rights of appraisal in respect of such shares of Majesco common stock in accordance with the CGCL, collectively, the “Excluded Shares”) will be cancelled and automatically converted into the right to receive an amount in cash equal to $16.00, without interest thereon (the “Per Share Merger Consideration”), less any required withholding taxes.

At the Effective Time, or as promptly as possible thereafter, Parent will deposit (or cause to be deposited) an amount of cash equal to the aggregate Per Share Merger Consideration with a designated paying agent for payment of each share of Majesco common stock owned by each Majesco shareholder. For more information, please see the section of this consent solicitation statement captioned “Proposal 1: The Merger Proposal—Exchange and Payment Procedures.”

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, less any required withholding taxes, and you will no longer have any rights as a shareholder (except that shareholders who properly and validly exercise dissenters’ rights have the right to receive payment for the fair value of their shares determined pursuant to Chapter 13 of the CGCL). For more information, please see the section of this consent solicitation statement captioned “The Merger—Dissenters’ Rights of Majesco Shareholders.”

Treatment of Company Options and Company RSU Awards

The Merger Agreement provides that at the Effective Time, each vested and unvested stock option outstanding under the Majesco 2015 Equity Incentive Plan (a “Company Option”) will be automatically and without any action on the part of the holder thereof, cancelled in exchange for only the right to receive, on the first payroll date after the Closing Date, an amount in cash, without interest, equal to the product of (A) the total number of shares of Majesco common stock subject to such Company Option immediately prior to the Effective Time, multiplied by (B) the excess, if any, of (x) the aggregate Per Share Merger Consideration over (y) the exercise price per share of Majesco common stock subject to such Company Option (the “Company Option Cash Out Payment”), less applicable Taxes required to be withheld with respect to such payment.

Each outstanding Company Option which has an exercise price per share that is greater than or equal to the Per Share Merger Consideration shall automatically be cancelled at the Effective Time and forfeited for no consideration or payment.

At the Effective Time, each restricted stock unit outstanding under the Majesco 2015 Equity Incentive Plan (a “Company RSU”) will be automatically and without any required action on the part of the holder thereof, cancelled in exchange for only the right to receive, on the first payroll date after the Closing Date an amount in cash, without interest, equal to the product of (i) the number of shares of Majesco common stock subject to such Company RSU immediately prior to the Effective Time, multiplied by (ii) the aggregate Per Share Merger Consideration (the “Company RSU Cash Out Payment”), less applicable Taxes required to be withheld with respect to such payment.

The Majesco 2015 Equity Incentive Plan will terminate at or prior to the Effective Time.

Treatment of Purchase Rights under the Majesco Employee Stock Purchase Plan

Under the Merger Agreement, Majesco will take all actions with respect to its Employee Stock Purchase Plan (“ESPP”) such that no participant may increase the percentage amount of his or her payroll deduction election from that in effect on July 20, 2020 for the current offering period, and no participant may make separate non-payroll contributions to the ESPP other than as required by applicable Law. No individual who was not already participating in the ESPP as of July 20, 2020 will be allowed to commence participation in the ESPP after July 20, 2020. In addition, subject to the consummation of the Merger, the ESPP will be terminated, effective immediately on the earlier of the Effective Time and September 30, 2020. Immediately prior to the Effective Time, if the Merger occurs before September 30, 2020, any then-outstanding rights under the ESPP will terminate and Majesco will distribute to each ESPP participant all of his or her accumulated payroll deductions (to the extent not yet applied to the purchase of shares) with respect to the current offering period ended September 30, 2020. Following the purchase of shares pursuant to the current offering period ended September 30, 2020 (if any), the ESPP will be suspended and no new offering period will be commenced under the ESPP after the earlier of the Effective Time and September 30, 2020.

Treatment of Awards Under ESOP of Majesco Limited

In connection with the Merger, Majesco Limited shall take all actions necessary to accelerate the vesting of all awards under the Employee Stock Option Scheme of Majesco Limited – Plan 1 (“ESOP”) to employees of Majesco and its subsidiaries, including submitting amendments to the ESOP required to effectuate such acceleration and vesting to its shareholders for approval in the Postal Ballot in accordance with applicable law. Following receipt of such approval, Majesco Limited shall satisfy all of its obligations under the ESOP to the holders of such awards which have validly exercised their rights under such awards as promptly as practicable in accordance with applicable laws and cancel all awards that require such cancellation under applicable laws.

Material U.S. Federal Income Tax Consequences of the Merger (Page 75)

For U.S. federal income tax purposes the receipt of cash by each Majesco shareholder that is a U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Majesco common stock surrendered in the Merger. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless such U.S. Holder complies with certification procedures under the backup withholding rules.

A Majesco shareholder that is a Non-U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Majesco common stock for cash in connection with the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Majesco shareholders should read the section of this consent solicitation statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” and should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Dissenters’ Rights of Majesco Shareholders (Page 72)

As a shareholder of Majesco, under California law you have the right to dissent from the Merger and have the appraised fair value of your shares of Majesco common stock paid to you in cash. The appraised fair value may be more or less than the Per Share Merger Consideration to be paid for the shares of Majesco common stock in the Merger.

Under California law, the holders of Majesco common stock will be entitled to dissenters’ appraisal rights in connection with the Merger, provided they do not “CONSENT TO” the Merger and that they comply with all other applicable statutory procedures for asserting dissenters’ rights required by Chapter 13 of the CGCL. Thus, if you wish to dissent and you execute and return a written consent in the accompanying form, you must specify that your shares “DO NOT CONSENT TO” or “ABSTAIN” with respect to approval of the Merger. If you do not return your written consent then you also may exercise your dissenters’ rights. Shareholders who exercise their dissenters’ rights by complying with the applicable statutory procedures required by California law will be entitled to receive payment in cash for the fair value of their shares as determined by Majesco or, in the event that Majesco and such shareholders cannot agree on the fair value of their shares, in a judicial proceeding. The procedures to be followed by dissenting shareholders are described in the section of this consent solicitation statement captioned “The Merger—Dissenters’ Rights of Majesco Shareholders.”

If you intend to exercise dissenters’ rights, you should read the statutes carefully and consult with your own legal counsel. You should also remember that if you return a signed written consent but fail to provide instructions as to how your shares of Majesco common stock are to be consented, you will be considered to have consented to the Merger Proposal and you will not be able to assert dissenters’ rights. Also, if you exercise dissenters’ rights, you may have taxable income as a result, so you should consult with your own tax advisor if you intend to dissent.

The text of the provisions of Chapter 13 of the CGCL pertaining to dissenters’ rights is attached to this consent solicitation statement as Annex C.

Regulatory Approvals Required for the Merger (Page 79)

Under the Merger Agreement, the Merger cannot be completed until (1) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated, (2) consent of the Reserve Bank of India has been received, and (3) a No Objection Certificate has been obtained from the Indian tax authorities. For more information, please see the section of this consent solicitation statement captioned “The Merger—Regulatory Approvals Required for the Merger.”

Majesco and Thoma Bravo made the filings required under the HSR Act on July 31, 2020, filed an application for the No Objections Certificate with the Indian tax authorities on July 21, 2020, and filed an application for consent by the Reserve Bank of India on July 31, 2020.

On August 12, 2020, the U.S. Federal Trade Commission granted early termination of the waiting period under the HSR Act with respect to the Merger. With early termination granted under the HSR Act, the transaction has now received all applicable antitrust regulatory approvals.

Conditions to the Closing of the Merger (Page 100)

A number of conditions must be satisfied before the Merger will be consummated. These include, among others:

●	the receipt of the consent to the Merger Proposal, by the Majesco shareholders, which consent necessitates approval by the members of Majesco Limited of the divestment by Majesco Limited of its shares of Majesco in the Merger;

●	the expiration or termination of the applicable waiting period under the HSR Act (which was received on August 12, 2020);

●	the receipt of a No Objection Certificate by Majesco Limited from the Indian tax authorities;

●	the consent of the Reserve Bank of India;

●	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority;

●	the accuracy of the representations and warranties of Majesco and Parent in the Merger Agreement, subject to certain materiality qualifiers;

●	the performance in all material respects by Majesco, Parent and Merger Sub with their respective obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date;

●	the absence of any Material Adverse Effect on Majesco and its subsidiaries having occurred after July 20, 2020 that is ongoing as of the Closing; and

●	Majesco having provided evidence, in form and substance reasonably acceptable to Parent, of the termination of certain intercompany agreements.

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition.

Each of Parent, Merger Sub and Majesco may waive any of the conditions to its respective obligations to consummate the Merger at or prior to the Effective Time and complete the Merger even though one or more of these conditions have not been met. Neither Parent nor Majesco can give any assurance that all of the conditions of the Merger will be either satisfied or waived or that the Merger will occur.

Financing of the Merger (Page 70)

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement, will be approximately $742.4 million. This amount includes funds needed to: (1) pay the Majesco shareholders the amounts due under the Merger Agreement, (2) make payments in respect of Majesco’s outstanding equity-based awards payable at closing of the Merger pursuant to the Merger Agreement and (3) pay all costs and expenses of the Merger.

In connection with the financing of the Merger, the Thoma Bravo Funds and Parent have entered into an equity commitment letter, dated as of July 20, 2020, which was amended on August 8, 2020 (as amended, the “Equity Commitment Letter”), pursuant to which the Thoma Bravo Funds have agreed to provide Parent with an equity commitment of up to $728,738,475 which is the amount estimated sufficient to fund the aggregate Per Share Merger Consideration, the Company RSU Cash Out Payment and the Company Option Cash Out Payment pursuant to the Merger Agreement.

Majesco has a contractual right to enforce the foregoing Equity Commitment Letter against the Thoma Bravo Funds, and under the terms of the Merger Agreement, Majesco has the right to specifically enforce Parent’s obligation to consummate the Merger under certain circumstances.

The Equity Commitment Letter provides, among other things, that Majesco is an express third party beneficiary thereof with respect to enforcing Parent’s right to cause the equity commitment under the Equity Commitment Letter by the Thoma Bravo Funds to be funded to Parent in order to consummate the Merger, if, and only if, the Company has received an order of specific performance against Parent pursuant to the Merger Agreement to cause the closing of the Merger to occur and to cause Parent to enforce its rights against each of the Thoma Bravo Funds to perform such fund’s obligations under the Equity Commitment Letter. See the section captioned “Proposal 1: Merger Proposal––Specific Performance” for more information. The Equity Commitment Letter may not be amended or otherwise modified without the prior written consent of Parent, the Thoma Bravo Funds and Majesco.

Pursuant to the limited guaranty delivered by the Thoma Bravo Funds in favor of Majesco, dated as of July 20, 2020, which was amended on August 8, 2020 (as amended, the “Guaranty”), the Thoma Bravo Funds have unconditionally guaranteed to Majesco, subject to the terms and conditions thereof, the due and punctual observance, performance and discharge of payment of:

●	the aggregate amount of the Parent Termination Fee of $51,011,693.24 solely if and when any of the Parent Termination Fee is payable pursuant to the Merger Agreement (see the section captioned “The Merger—Termination Fee”);

●	the Company’s enforcement costs if Parent fails to promptly pay the Parent Termination Fee when due and the Company commences a suit that results in a judgement against Parent (not to exceed $1,000,000); and

●	the expense reimbursement obligations of Parent related to the Company’s cooperation with Parent’s debt financing as required under the Merger Agreement.

We refer to the obligations set forth in the preceding sentence as the “Guaranteed Obligations.” The obligations of the Thoma Bravo Funds under the Guaranty are subject to a cap equal to $52,011,693.24.

Consents Required (Page 25)

The affirmative consent of the holders of a majority of the outstanding shares of Majesco common stock is required to approve the Merger Proposal.

As of August 13, 2020 (the “Record Date”), our directors and executive officers beneficially owned and were entitled to deliver consents with respect to an aggregate of 398,821 shares of Majesco common stock, representing less than 1% of the shares of Majesco common stock outstanding as of the Record Date. Our directors and executive officers have informed us that they currently intend to deliver written consents representing all of their respective shares of Majesco common stock to “CONSENT TO” the Merger Proposal.

In connection with the Merger Agreement, Majesco Limited entered into a Support Agreement, dated as of July 20, 2020, which was amended on August 8, 2020 (as amended, the “Support Agreement”) pursuant to which it has agreed, among other things, (i) to issue a notice (the “Postal Ballot Notice”) through postal ballot (“Postal Ballot”) to its members for their approval of the divestment of Majesco Limited’s shares of Majesco common stock pursuant to the Merger for the consideration provided in the Merger Agreement (the “Divestment”) (such approval, the “Limited Shareholder Approval”) no later than August 12, 2020; (ii) to deliver the written consent of Majesco Limited to the Merger within one business day following the publication through the stock exchange in India of the Limited Shareholder Approval; (iii) to notify the parties to the Support Agreement of the result of the votes of its members pursuant to the Postal Ballot Notice immediately and no later than September 13, 2020 and (iv) subject to receipt of the Limited Shareholder Approval, at any meeting of the Majesco shareholders, to cause its shares to be consented in favor of the Merger Proposal, and against certain transactions including any other Acquisition Proposal. The Support Agreement and the amendment to the Support Agreement are included as Annex D and Annex E, respectively, to this consent solicitation statement. As of the Record Date, Majesco Limited owned and was entitled to deliver consents with respect to 32,111,234 shares of Majesco common stock, representing approximately 74.04% of the shares of Majesco common stock outstanding as of the Record Date. The Postal Ballot Notice was dated as of August 8, 2020, and the process of issuing the Postal Ballot Notice to all shareholders of Majesco Limited was completed on August 12, 2020.

In order to deliver its written consent to the Merger, Majesco Limited must obtain the consent of its members to the Divestment. Approval of the Divestment requires that at least 75% of the votes cast by the shareholders of Majesco Limited voting pursuant to and in accordance with the Postal Ballot Notice are cast in favor of the Divestment.

In connection with the Merger Agreement, Majesco entered into a Promoter Support Agreement on July 20, 2020, which was amended and restated on August 8, 2020 (as amended and restated, the “Promoter Support Agreement”), with Majesco Limited, Parent and certain promoters of Majesco Limited and their families named in the Promoter Support Agreement (the “Promoter Group”) pursuant to which, among other things, upon receipt of the Postal Ballot Notice, each member of the Promoter Group will promptly, but in no event later than September 11, 2020, in his or its capacity as a shareholder of Majesco Limited, and to the fullest extent of his or its shareholding or voting rights in Majesco Limited issue his or its unconditional and irrevocable assent to the Divestment. In the event that approval of the Divestment is sought in a general meeting of Majesco Limited, each member of the Promoter Group will, in his or its capacity as a shareholder of Majesco Limited, and to the fullest extent of his or its shareholding or voting rights in Majesco Limited (i) be present, and remain present, at such meeting for the purposes of constituting and maintaining quorum and (ii) will utilize all his or its voting rights in Majesco Limited to unconditionally and irrevocably approve, adopt and consent to the Merger and the Divestment. Furthermore, the Promoter Group also agreed that if (i) the board of directors of Majesco Limited fails to issue the Postal Ballot Notice to all its shareholders seeking the approval of the shareholders to the Divestment, the Merger and the other Transactions pursuant to the Merger, (ii) fails to convene a general meeting of its shareholders seeking their approval to the Divestment, the Merger and the other Transactions, (iii) for any reason whatsoever (save for any adjournments thereof), the general meeting so convened does not take place, the Promoter Group shall, as the legal and beneficial owner of 36.33% of the total paid-up equity share capital of Majesco Limited requisition, and each Promoter shall individually procure that the Promoter Group does requisition, the board of directors of Majesco Limited to convene an extraordinary general meeting in accordance with section 100 of the (Indian) Companies Act, 2013 or issue a postal ballot notice for the approval of the shareholders of Majesco Limited to the Merger and the transactions contemplated by the Merger Agreement and the Divestment (such requisition, the “Promoter Requisition”). In the event the board of directors of Majesco Limited does not, within twenty-one (21) days from the date of receipt of Promoter Requisition, proceed to call a meeting for the consideration of that matter on a day not later than forty-five (45) days from the date of receipt of the Promoter Requisition, the Promoter Group shall call and hold the extraordinary general meeting itself within a period of three (3) months from the date of the Promoter Requisition (such meeting, “Promoter Requisitioned Meeting”), and each Promoter shall (i) be present for the Promoter Requisitioned Meeting, and remain present throughout the duration of the Promoter Requisitioned Meeting, for the purpose of constituting and maintaining quorum and (ii) to the fullest extent of his or its shareholding or voting rights in Majesco Limited issue his or its unconditional and irrevocable assent to the Divestment, the Merger and the transactions contemplated by the Merger Agreement.

The Promoter Group further agreed that, in the event that the Merger Agreement is terminated in accordance with its terms under circumstances where a Company Termination Fee is payable to Parent, then the Promoter Support Agreement will only terminate (A) if Parent or its designee, as applicable, actually receives the Company Termination Fee and (B) only on the date that is seven months following such termination of the Merger Agreement, provided that the terms and conditions of the Promoter Support Agreement will apply only to 50% of the shares or voting rights held by the Promoter Group in Majesco Limited, on a pro rata basis, during the term of the Promoter Support Agreement.

The Promoter Support Agreement is included as Annex F to this consent solicitation statement. As of the Record Date, the Promoter Group owned in the aggregate and was entitled to vote 10,442,544 shares of Majesco common stock, representing approximately 36.33% of the shares of Majesco Limited common stock outstanding as of the Record Date.

Recommendation of the Majesco Board of Directors; Reasons for the Merger (Page 46)

Board of Directors’ Recommendation

The Board of Directors has unanimously: (1) resolved that the Merger is fair to, and in the best interests of, Majesco and its shareholders; (2) approved and declared advisable the execution, delivery and performance of Majesco’s obligations under the Merger Agreement and the other agreements and documents referred to or contemplated by the Merger Agreement; and (3) directed that the Merger Agreement be submitted to the Majesco shareholders for approval and recommended that the Majesco shareholders consent to the Merger Proposal, in accordance with the CGCL.

The Board of Directors unanimously recommends that you deliver a written “CONSENT TO” the Merger Proposal.

Reasons for the Merger

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors consulted with Majesco’s executive management, outside legal counsel and outside financial advisor. In recommending that the Majesco shareholders consent in favor of the Merger Proposal, the Board of Directors also considered a number of factors potentially weighing in favor of the Merger, including those set forth in the section “The Merger—Recommendation of the Majesco Board of Directors and Reasons for the Merger.”

In its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors also considered and balanced against the factors potentially weighing in favor of the Merger a number of uncertainties, risks, restrictions and other factors potentially weighing against the Merger, including those set forth in the section “The Merger—Recommendation of the Majesco Board of Directors and Reasons for the Merger.”

Opinion of Nomura Securities International, Inc., Financial Advisor to Majesco (Page 51, Annex B)

On August 7, 2020, Nomura Securities International, Inc. (“Nomura”) delivered to the Board of Directors an oral opinion, subsequently confirmed by delivery of a written opinion dated August 7, 2020, to the effect that, as of that date and based on and subject to various assumptions, qualifications, matters considered and limitations described in its opinion, the $16.00 Per Share Merger Consideration to be received in the Merger by holders of shares of Majesco common stock (other than the holders of Excluded Shares) was fair, from a financial point of view, to such shareholders.

The full text of Nomura’s opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Nomura. This opinion is attached as Annex B and is incorporated into this consent solicitation statement by reference. Nomura’s opinion was provided for the benefit of the Board of Directors in connection with, and for the purposes of, its evaluation of the Per Share Merger Consideration. The opinion did not address the relative merits of the Merger as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Merger. The opinion does not constitute a recommendation to any shareholder as to whether such shareholder should consent or how such shareholder should otherwise act with respect to the Merger Proposal.

Interests of Majesco’s Directors, Executive Officers and Affiliates in the Merger (Page 59)

When considering the foregoing recommendation of the Board of Directors that you consent to the Merger Proposal, Majesco shareholders should be aware that Majesco’s directors, executive officers and affiliates may have interests in the Merger that are different from, or in addition to, those of Majesco shareholders more generally. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger and (3) recommending that the Merger Proposal be approved by the Majesco shareholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:

●	following the consummation of the Merger, it is expected that the members of Majesco’s senior management will hold substantially similar positions with Majesco, as the Surviving Corporation in the Merger, and that each of Majesco’s current executive officers’ employment agreements will continue with the Surviving Corporation on terms that do not differ materially from those of such executive officer’s existing employment agreement.

●	at the Effective Time, each Company Option and Company RSU outstanding under the Majesco 2015 Equity Incentive Plan will receive the treatment described in the section of this consent solicitation statement captioned “The Merger—Treatment of Company Options and Company RSU Awards;”

●	continued eligibility of Majesco’s executive officers to receive severance payments and benefits under their employment agreement or Majesco severance policy, as applicable, with Majesco, as described in more detail in the section of this consent solicitation statement captioned “The Merger—Interests of Majesco’s Directors, Executive Officers and Affiliates in the Merger—Payments At or Following Change of Control;”

●	at the Effective Time, each unvested Company Option held by Majesco’s non-employee directors will become fully vested and will receive the treatment described in the section of this consent solicitation statement captioned “The Merger—Treatment of Company Options and Company RSU Awards;”

●	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation;

●	certain members of the management team, including our Chief Executive Officer, will be entitled to receive a bonus payment upon consummation of the Merger as described in the section of this consent solicitation statement captioned “The Merger—Interests of Majesco’s Directors, Executive Officers and Affiliates in the Merger—Payments At or Following Change of Control;” and

●	Majesco Limited will receive certain payments for transition services it agreed to provide under the Support Agreement following consummation of the Merger as described in the section of this consent solicitation statement captioned “Majesco Solicitation of Written Consents—Support Agreement.”

In connection with the Merger, Majesco Limited shall take all actions necessary to accelerate the vesting of all awards under the ESOP to employees of Majesco and its subsidiaries, including submitting amendments to the ESOP required to effectuate such acceleration and vesting to its shareholders for approval in the Postal Ballot in accordance with applicable law. Following receipt of such approval, Majesco Limited shall satisfy all of its obligations under the ESOP to the holders of such awards which have validly exercised their rights under such awards as promptly as practicable in accordance with applicable laws and cancel all awards that require such cancellation under applicable laws.

If the Merger Proposal is approved, the shares of Majesco common stock held by the Majesco directors and executive officers will be treated in the same manner as outstanding shares of Majesco common stock held by all other shareholders. For more information, see the section of this consent solicitation statement captioned “The Merger—Interests of Majesco’s Directors and Executive Officers in the Merger.”

The “No Shop” Period – No Solicitation of Other Offers (Page 91)

Until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, Majesco must, and must cause its subsidiaries and its directors and other identified persons of its senior management team, and must instruct and use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to:

●	initiate, solicit, facilitate, propose, knowingly encourage or knowingly take any action to facilitate (including by way of furnishing information or providing access to the businesses, properties, books, records or personnel, of Majesco and its subsidiaries) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

●	engage in, continue or otherwise participate in any discussions with or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions);

●	provide any information to any person or entity in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

●	otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal;

●	terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered not by Majesco or any of its subsidiaries in respect of or in contemplation of an Acquisition Proposal (other than to the extent the Board of Directors determines in good faith, based on the information then available and after consultation with its outside legal counsel and financial advisors, that failure to take any such actions in response to an Acquisition Proposal would be inconsistent with its fiduciary duties to shareholders under applicable law);

●	take any action to make the provision of any takeover statue inapplicable to any transaction contemplated by an Acquisition Proposal; or

●	resolve or agree to do any of the above.

Notwithstanding the foregoing, however, at any time prior to the time the written consent of Majesco Limited to the Merger is delivered, in response to an unsolicited written Acquisition Proposal (if Majesco did not materially violate its obligations above) that the Board of Directors believes in good faith is bona fide, Majesco and its representatives may contact the person or group making such Acquisition Proposal to clarify its terms and conditions so as to determine whether this Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, in addition to certain other communications, discussions or negotiations with such person or group, subject to limitations described in the section of this consent solicitation statement captioned: “Proposal 1: The Merger Proposal––The “No Shop” Period—No Solicitation of Other Offers.”

Termination of the Merger Agreement (Page 101)

The Merger Agreement may be terminated at any time prior to the Effective Time in the following ways:

●	by mutual written consent of Majesco and Parent through action of the Board of Directors and Parent;

●	by either Majesco or Parent if:

o	the Merger has not been consummated by 5:00 p.m., Eastern Standard Time, on January 20, 2021, which we refer to as the Outside Date;

o	Majesco Limited fails to obtain the Limited Shareholder Approval of the Divestment pursuant to the Postal Ballot process in India; or

o	any applicable law or any governmental order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable.

●	by Parent if:

o	prior to the time the written consent of Majesco Limited to the Merger is delivered, if (i) the Board of Directors shall have made a Change of Recommendation or (ii) Majesco shall have materially breached its “no shop” obligations described in the section of this consent solicitation statement captioned “Proposal 1: The Merger Proposal––The “No Shop” Period—No Solicitation of Other Offers”;

o	Majesco has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the Outside Date or the date that is 30 calendar days following Parent’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Outside Date); provided that Parent may not terminate the Merger Agreement if it or Merger Sub are then in material breach of the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied;

o	Majesco Limited has obtained the Limited Shareholder Consent of the Divestment pursuant to the Postal Ballot process in India but the written consent of Majesco Limited to the Merger has not been delivered to Parent by the Consent Delivery Deadline (provided, that such termination right shall lapse automatically upon delivery to Parent of the written consent of Majesco Limited to the Merger) or if, after delivery to Parent, such written consent is rescinded, withdrawn or modified in any manner adverse to Parent, Merger Sub or the Merger; or

o	(i) Majesco Limited has not completed the Postal Ballot process for the approval of the Divestment by close of business (India Standard Time) on September 11, 2020 or (ii) Majesco Limited has not made the voting results of the Postal Ballot process publicly available to its shareholders through the stock exchange in India as soon as practical and in no event later than 24 hours following the date (India Standard Time) of receipt by Majesco Limited from the scrutinizer of the voting results of the Postal Ballot process; provided, that such termination right shall automatically lapse at the end of the first business day following the date on which the Postal Ballot process has been completed and the voting results have been made available to the shareholders of Majesco Limited through the stock exchange in India.

●	by Majesco if:

o	prior to the time the written consent of Majesco Limited to the Merger is delivered, the Board of Directors authorizes Majesco to enter into an Alternative Acquisition Agreement in response to a Superior Proposal, to the extent Majesco has complied in all material respects to the terms and conditions under the Merger Agreement with respect to such Superior Proposal, and Majesco, prior to or concurrently with such termination, pays to Parent in immediately available funds the termination fees required to be paid pursuant to such termination as further described below;

o	prior to the Effective Time, Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Outside Date or the date that is 30 calendar days following Majesco’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Outside Date) to the Parent; provided the Board of Directors may not terminate the Merger Agreement under certain of its provisions if Majesco is then in material breach of the Merger Agreement or if Majesco Limited is then in material breach of the Support Agreement, in each case, such that certain conditions set forth in the Merger Agreement are not satisfied; or

o	the closing obligations of Majesco have been satisfied, Parent and Merger Sub have failed to consummate the Merger under the timing restrictions, Majesco has irrevocably notified the Parent in writing that the closing obligations of Majesco have been satisfied and that Majesco is ready, willing and able to consummate the Merger and has provided at least three business days written notice that it intends to terminate the Merger Agreement under certain of its provisions, and Parent and Merger Sub fail to consummate the Merger on the later of the expiration of the three business day period and the date set forth in the foregoing notice.

Under specified circumstances, (1) Majesco will be required to pay Parent a termination fee of $25,505,846.62 or reimburse up to $2,000,000 of Parent’s expenses upon the termination of the Merger Agreement, and (2) Parent will be required to pay Majesco a termination fee equal to $51,011,693.24.

Please see the sections of this consent solicitation statement captioned “Proposal 1: The Merger Proposal—Termination of the Merger Agreement” and “Proposal 1: The Merger Proposal—Termination Fee.”

In connection with the Merger Agreement, Majesco entered into a Letter Agreement dated July 20, 2020, which was amended and restated on August 8, 2020 (as amended and restated, the “Letter Agreement”), with Majesco Limited pursuant to which Majesco Limited agreed to reimburse, indemnify and hold Majesco harmless from and against any and all costs or disbursements incurred by Majesco in the event that the Merger Agreement is terminated by the Parent and Merger Sub due to:

●	the failure of Majesco Limited to complete the Postal Ballot by September 11, 2020 or Majesco Limited’s failure to make voting results of the Postal Ballot publicly available to its shareholders through the stock exchange in India as soon as practical and in no event later than 24 hours following the date of receipt by Majesco Limited from the scrutinizer of the voting results of the Postal Ballot (collectively, the “Majesco Limited Breach”); and

●	following the execution of the Merger Agreement and prior to the termination of the Merger Agreement as a result of the Majesco Limited Breach, a bona fide Acquisition Proposal for Majesco Limited has been made to Majesco Limited; and

●	within twelve months after such termination, Majesco Limited enters into a definitive transaction agreement with respect to such Acquisition Proposal for Majesco Limited.

Effect on Majesco if the Merger is Not Completed (Page 32)

If the Merger Agreement is not approved by the Majesco shareholders because Majesco Limited did not obtain the Limited Shareholder Consent of the Divestment pursuant to the Postal Ballot process, for example, or if the Merger is not completed for any reason:

●	the Majesco shareholders will not be entitled to, nor will they receive, any payment for their respective shares of Majesco common stock pursuant to the Merger Agreement;

●	Majesco will remain an independent public company;

●	the Majesco common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act;

●	Majesco will continue to file periodic reports with the SEC;

●	we anticipate that management will operate the business in a manner similar to that in which it is being operated today;

●	the Majesco shareholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to Majesco’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which Majesco operates and economic conditions;

●	the price of the Majesco common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Majesco common stock would return to the price at which it trades as of the date of this consent solicitation statement;

●	the Board of Directors will continue to evaluate and review Majesco’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate, provided that, irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that Majesco’s business, prospects and results of operations will be adversely impacted;

●	under specified circumstances, Majesco will be required to pay Parent a termination fee of $25,505,846.62 or reimburse up to $2,000,000 of Parent’s expenses upon the termination of the Merger Agreement, as described in the section of this consent solicitation statement captioned “Proposal 1: The Merger Proposal—Termination Fee;”

●	Majesco may not be fully indemnified by Majesco Limited in the event the Merger is not completed due to a breach by Majesco Limited of its obligations under the Support Agreement; and/or

●	Majesco may be subject to shareholder or other litigation.

Fees and Expenses (Page 107)

Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, Majesco, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement, including all fees and expenses of their Representatives, which shall be paid by the party incurring such expense.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the solicitation of Majesco written consents. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this consent solicitation statement and the annexes to this consent solicitation statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this consent solicitation statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this consent solicitation statement without charge by following the instructions under the caption, “Where You Can Find More Information.”

Q:	What am I being asked to consent to?

A:	You are being asked to consent to the Merger Proposal, pursuant to which Merger Sub will merge with and into Majesco, and Majesco will become a wholly-owned subsidiary of Parent, as provided in the Merger Agreement.

Q:	Who is soliciting my written consent?

A:	The Board of Directors is soliciting written consents from holders of Majesco common stock as of the close of business on August 13, 2020, the Record Date for this consent solicitation statement.

Q:	Who is entitled to give written consent?

A:	Shareholders as of the Record Date are entitled to give or withhold consent with respect to the Merger Proposal using the written consent furnished with this consent solicitation statement. Each holder of Majesco common stock shall be entitled to cast one consent for each share of Majesco common stock held as of the Record Date.

Q:	What will I receive if the Merger is completed?

A:	Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration of $16.00 in cash, less any required withholding taxes, for each share of Majesco common stock that you own, unless you have properly exercised and not withdrawn your dissenters rights under the CGCL. For example, if you own 100 shares of Majesco common stock, you will receive $1,600 in cash in exchange for your shares of Majesco common stock, less any required withholding taxes.

Q:	What will I receive if I hold stock options or RSUs?

A:

At the Effective Time, each outstanding vested and unvested Company Option will be automatically and without any action on the part of the holder thereof cancelled and converted into the right to receive an amount in cash, without interest, equal the Company Option Cash Out Payment, less any required withholding taxes, payable on the first payroll date after the closing date. Any outstanding Company Option (whether vested or unvested) with a per share exercise price equal to or greater than the Per Share Merger Consideration will be automatically cancelled at the Effective Time and forfeited without payment or consideration.

At the Effective Time, each Company RSU will be automatically and without any action on the part of the holder thereof cancelled and converted to the right to receive an amount in cash equal to the Company RSU Cash Out Payment, less any required withholding taxes, payable on the first payroll date after the closing date.

Q:	What consent is required to approve the Merger Proposal?

A:

The affirmative consent of the holders of a majority of the outstanding shares of Majesco common stock is required to approve the Merger Proposal. As of the Record Date, there were 43,372,515 shares of Majesco common stock outstanding and entitled to consent with respect to the Merger Proposal. Majesco Limited holds a majority of the outstanding Majesco common stock as of the Record Date and pursuant to the Support Agreement has agreed to vote its shares in favor of the Merger Proposal as described below.

Delivery of a written “ABSTAIN” will have the same effect as a delivery of a written “DO NOT CONSENT TO” the Merger Proposal. A “broker non-vote” as described below will have the same effect as delivery of a written “DO NOT CONSENT TO” the Merger Proposal.

Concurrently with the execution of the Merger Agreement, Majesco Limited entered into the Support Agreement pursuant to which Majesco Limited has agreed, upon the terms and subject to the conditions set forth therein, among other things, (i) to issue the Postal Ballot Notice through Postal Ballot to its members for their approval of the Divestment no later than August 12, 2020; (ii) to deliver its written consent to the Merger within one business day following the publication through the stock exchange in India of the Limited Shareholder Approval; (iii) to notify the parties to the Support Agreement of the results of the votes of its members pursuant to the Postal Ballot Notice no later than September 13, 2020; and (iv) subject to receipt of the Limited Shareholder Approval, at any meeting of the Majesco shareholders, to cause its shares to be voted in favor of the Merger Proposal, and against certain transactions including any other Acquisition Proposal. The Support Agreement and amendment to the Support Agreement are included as Annex D and Annex E, respectively, to this consent solicitation statement.

In order to deliver its written consent to the Merger, Majesco Limited must obtain the consent of its members to the Divestment. Approval of the Divestment requires that at least 75% of the votes cast by the shareholders of Majesco Limited voting pursuant to and in accordance with the Postal Ballot Notice are cast in favor of the Divestment.

Concurrently with the execution of the Merger Agreement, Majesco entered into the Promoter Support Agreement with Majesco Limited, Parent and the Promoter Group pursuant to which, upon receipt of the Postal Ballot Notice, each member of the Promoter Group will promptly, but in no event later than September 11, 2020, in his or its capacity as a shareholder of Majesco Limited, and to the fullest extent of his or its shareholding or voting rights in Majesco Limited issue his or its unconditional and irrevocable assent to the Divestment. The Promoter Group also agreed that if (i) the board of directors of Majesco Limited fails to issue the Postal Ballot Notice to all its shareholders seeking the approval of the shareholders to the Divestment pursuant to the Merger or fails to convene a general meeting of its shareholders seeking their approval to the Divestment pursuant to the Merger or (ii) for any reason whatsoever the general meeting so convened does not take place, then the Promoter Group will requisition the board of directors of Majesco Limited to convene an extraordinary general meeting or issue a postal ballot notice for the approval by the shareholders of Majesco Limited to the Divestment pursuant to the Merger. If the board of directors of Majesco Limited fails to act on receipt of such requisition, then the Promoter Group will be obligated to call and hold the extraordinary general meeting within three months and issue its unconditional and irrevocable assent to the Divestment pursuant to the Merger at such meeting. The Promoter Group further agreed that, in the event that the Merger Agreement is terminated in accordance with its terms under circumstances where a Company Termination Fee is payable to Parent, then the Promoter Support Agreement will only terminate (A) if Parent or its designee, as applicable, actually receives the Company Termination Fee and (B) only on the date that is seven months following such termination of the Merger Agreement, provided that the terms and conditions of the Promoter Support Agreement will apply only to 50% of the shares or voting rights held by the Promoters in Majesco Limited, on a pro rata basis, during such seven month period.

As of the Record Date, the Promoter Group collectively owned and was entitled to vote, in the aggregate, 10,442,544 shares of Majesco Limited representing approximately 36.33% of the outstanding shares of Majesco Limited as of the Record Date. The Promoter Support Agreement is included as Annex F to this consent solicitation statement.

Subject to the receipt of the Limited Shareholder Approval, because Majesco Limited is the beneficial holder of 74.04% of the outstanding Majesco common stock as of the Record Date, representing over a majority of the outstanding shares of Majesco, the delivery by Majesco Limited of its written consent to the Merger will constitute receipt by Majesco of the Majesco shareholder approval with respect to the consent to the Merger Proposal, regardless of the delivery or withholding of consent by any other Majesco shareholder. Therefore, subject to the receipt of the Limited Shareholder Approval, Majesco expects to receive a number of consents from shareholders sufficient to approve the Merger Proposal.

The delivery, change or revocation of a written consent by any other Majesco shareholder with respect to the Merger Proposal after the delivery of the written consent of Majesco Limited to the Merger will not have any effect.

Q:	What happens if the Merger is not consummated?

A:

If the Merger Agreement is not approved by the Majesco shareholders or if the Merger is not completed for any other reason, shareholders will not receive any payment for their shares of Majesco common stock pursuant to the Merger Agreement. Instead, Majesco will remain an independent public company, the Majesco common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC, the price of our stock may decline significantly and no other transaction acceptable to our Board of Directors may be offered. We may also be subject to litigation risk.

Under specified circumstances, Majesco will be required to pay Parent a termination fee of $25,505,846.62 or reimburse up to $2,000,000 of Parent’s expenses upon the termination of the Merger Agreement, as described in the section of this consent solicitation statement captioned “Proposal 1: The Merger Proposal—Termination Fee.” Finally, Majesco may not be fully indemnified by Majesco Limited in the event that the Merger is not completed due to a breach by Majesco Limited of its obligations under the Support Agreement.

Q:	What do I need to do now?

A:	If you are a holder of Majesco common stock at the close of business on the Record Date, and after carefully reading and considering the information contained in this consent solicitation statement, you have decided that you wish to deliver a consent representing your shares, you may execute and return your written consent to Majesco, in accordance with the instructions provided in this consent solicitation statement.

Q:	How do I return my written consent?

A:

If you are a holder of Majesco common stock at the close of business on the Record Date, and after carefully reading and considering the information contained in this consent solicitation statement, you wish to return your written consent, please complete, date and sign the enclosed written consent and promptly return it in the business reply envelope provided before the delivery of the written consent of Majesco Limited to the Merger Proposal at the address set forth below. You may also submit your written consent online by visiting proxyvote.com, entering your control number, and then following the instructions described therein.

Majesco

c/o Broadridge Financial Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

Q:	What happens if I do not return my written consent?

A:

If you are a shareholder of record of Majesco common stock at the close of business on the Record Date and you do not return your written consent, that will have the same effect as a consent against the Merger Proposal. However, because Majesco Limited is required to deliver its written consent approving the Merger Proposal pursuant to the Support Agreement, subject to receipt of the Limited Shareholder Approval, and Majesco Limited is the beneficial holder of a majority of the Majesco common stock outstanding as of the Record Date, a failure of any other holder of Majesco common stock to deliver a written consent or any such holder of Majesco common stock withholding consent will not have any effect on the approval of the Merger Proposal.

Q:	Should I surrender my book-entry shares now?

A:	No. After the Merger is completed, the paying agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of Majesco common stock represented by such holder’s book-entry shares for the merger consideration.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this consent solicitation statement and your written consent furnished with the consent solicitation statement will be sent directly to you by Majesco.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Majesco common stock held in “street name.” In that case, this consent solicitation statement will be forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee to deliver consents with respect to your shares by following their instructions for delivering your consent.

Q:	If my shares of Majesco common stock are held in street name, will my bank or broker consent for me?

A:

No. If your shares of Majesco common stock are held in street name, you must instruct your bank or broker whether you consent to or withhold consent from the Merger Proposal. You should follow the instructions provided by your bank or broker.

If your bank, broker or other nominee that holders your shares does not receive instructions from you on how to consent your shares, a “broker non-vote” will occur and will have the same effect as a delivery of a written “DO NOT CONSENT TO” the Merger Proposal.

Q:	What if I am a record holder of Majesco common stock and I return a signed written consent without indicating a decision with respect to the Merger Proposal?

A:	If you are a shareholder of record of Majesco common stock at the close of business on the Record Date, and you return a signed written consent without indicating a decision with respect to the Merger Proposal, that will have the same effect as a “CONSENT TO” the Merger Proposal.

Q:	What is the deadline for submission of written consents?

A:	Pursuant to the Support Agreement, Majesco Limited is required to complete its Postal Ballot process by September 11, 2020. Majesco Limited has also agreed, subject to receipt of the Limited Shareholder Approval, to deliver its written consent to the Merger within one business day following the publication through the stock exchange in India of the Limited Shareholder Approval. The delivery by Majesco Limited of its written consent to the Merger will constitute receipt by Majesco of sufficient shareholder approval to approve the Merger Proposal. Therefore, any failure to deliver a written consent, as well as the delivery, change or revocation of a written consent, in each case, by any other Majesco shareholder entitled to consent with respect to the Merger Proposal after the delivery by Majesco Limited of its written consent to the Merger will not have any effect. Majesco shareholders may, however, properly deliver executed written consents until the earlier of October 12, 2020, which is the 60th and last day that a written consent may be delivered under California law to approve an action with a record date of August 13, 2020, or the closing date (together, the “Consent Deadline”).

Q:	Can I change or revoke my written consent?

A:

Yes. If you are a holder of Majesco common stock at the close of business on the Record Date, you may change or revoke your consent to the Proposal at any time before the delivery of the written consent of Majesco Limited to the Merger.

Pursuant to the Support Agreement, Majesco Limited has agreed, subject to receipt of the Limited Shareholder Approval, to deliver its written consent to the Merger, within one business day following the publication through the stock exchange in India of the Limited Shareholder Approval. The delivery of the written consent of Majesco Limited to the Merger will constitute receipt by Majesco of sufficient shareholder approval to approve the Merger Proposal. Therefore, the delivery, change or revocation of a written consent by any other Majesco shareholder entitled to consent with respect to the Merger Proposal after the delivery of the written consent of Majesco Limited to the Merger will not have any effect.

Q:	Where can I find the results of the solicitation of the Majesco written consents?

A:

In addition to any other notifications that may be required by applicable law, Majesco intends to file the final results of its solicitation of written consents with the SEC on a Current Report on Form 8-K.

Q:	Are the shareholders entitled to appraisal rights?

A:	Yes. Under California law, holders of Majesco common stock are entitled to appraisal rights in connection with the Merger. If you do not wish to accept the Per Share Merger Consideration in the Merger and you do not approve the Merger, you have the right under California law to seek from Majesco the “fair value” of your shares in lieu of the Per Share Merger Consideration you would receive if the Merger is completed. Majesco refers you to the information under the heading “The Merger—Dissenters’ Rights of Majesco Shareholders” of this consent solicitation statement and to the applicable California statute attached as Appendix C to this consent solicitation statement for information on how to exercise your appraisal rights. Failure to follow all of the steps required under the California law will result in the loss of your appraisal rights.

Q:	When do you expect the Merger to be completed?

A:	We are working toward completing the Merger as quickly as possible and currently expect to consummate the Merger early in the fourth calendar quarter of 2020. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:	Who is paying the costs of solicitation?

A:	The expense of preparing, printing and mailing these consent solicitation materials is being borne 100% by Majesco.

Q:	What are the tax consequences?
A:

For U.S. federal income tax purposes the receipt of cash by each Majesco shareholder that is a U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Majesco common stock surrendered in the Merger. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless such U.S. Holder complies with certification procedures under the backup withholding rules.

A Majesco shareholder that is a Non-U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of Majesco common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Q:	Will there be a shareholder meeting?

A:	No.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the solicitation of the Majesco written consents, or if you need to obtain copies of this consent solicitation statement or other documents incorporated by reference into this consent solicitation statement, please contact our information agent, Broadridge:

Broadridge Corporate Issuer Solutions, Inc.

Email: shareholder@broadridge.com

Phone: (888) 789-8409

FORWARD-LOOKING STATEMENTS

This consent solicitation statement, and any documents to which Majesco refers to in this consent solicitation statement, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Majesco’s current expectations or beliefs concerning future events, including, but not limited to, the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Majesco for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” “depend” and similar expressions are intended to identify forward-looking statements. Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent annual report filing on Form 10-K, as may be amended from time to time by our quarterly reports on Form 10-Q, factors and matters described or incorporated by reference in this consent solicitation statement, and the following factors:

●	the inability to complete the Merger due to the failure to obtain shareholder approval, including approval of the Divestment by the shareholders of Majesco Limited, or failure to satisfy the other conditions to the completion of the Merger, including, but not limited to, receipt of required regulatory approvals;

●	the risk that the Merger Agreement may be terminated in certain circumstances that require us to pay Parent a termination fee of $25,505,846.62 or reimburse Parent for up to $2,000,000 of expenses;

●	the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;

●	risks that the proposed Merger disrupts our current operations or affects our ability to retain or recruit key employees;

●	the fact that receipt of the all-cash Per Share Merger Consideration would be taxable to Majesco shareholders that are treated as U.S. Holders (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes;

●	the fact that, if the Merger is completed, shareholders will forgo the opportunity to realize the potential long-term value of the successful execution of Majesco’s current strategy as an independent public company;

●	the fact that under the terms of the Merger Agreement, Majesco is unable to solicit other Acquisition Proposals;

●	the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;

●	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

●	risks related to the Merger diverting management’s or employees’ attention from ongoing business operations;

●	risks that our stock price may decline significantly if the Merger is not completed; and

●	risks related to obtaining the requisite consents to the Merger, including the timing and receipt of regulatory approvals from various governmental entities, including any conditions, limitations or restrictions placed on these approvals, and the risk that one or more governmental entities may deny approval.

Consequently, all of the forward-looking statements that we make in this consent solicitation statement are qualified by the information contained or incorporated by reference herein, including: (1) the information contained under this caption; (2) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our most recent annual report filing on Form 10-K and (3) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto as may be included from time to time in our quarterly reports on Form 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Shareholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

MAJESCO SOLICITATION OF WRITTEN CONSENTS

Executing Consents

If you are a holder of Majesco common stock, you may execute a written consent with respect to such common stock to approve the Merger Proposal or disapprove, or withhold consent (which is equivalent to a consent “AGAINST”), with respect to the Merger Proposal. If you do not return your written consent, it will have the same effect as a consent against the Merger Proposal. If you are a holder of Majesco common stock at the close of business on the Record Date and you return a signed written consent without indicating your decision on the Merger Proposal, you will have given your consent to approve the Merger Proposal.

Record Date; Shareholders Entitled to Consent

Only holders of Majesco common stock of record at the close of business on August 13, 2020, the Record Date, will be entitled to execute and deliver a written consent. Under the Majesco charter and the CGCL, each holder of Majesco common stock is entitled to one consent for each share of Majesco common stock held as of the Record Date.

Consents Required

Approval of the Merger Proposal requires the execution and delivery to Majesco of one or more written consents by the holders of a majority of the outstanding shares of Majesco common stock. As of the Record Date, there were 43,372,515 shares of Majesco common stock outstanding and entitled to consent with respect to the Merger Proposal.

Support Agreement

Pursuant to the Merger Agreement, Majesco Limited entered into the Support Agreement pursuant to which Majesco Limited has agreed, upon the terms and subject to the conditions set forth therein, to, among other things, issue the Postal Ballot Notice through Postal Ballot to its members for their approval of the Divestment no later than August 12, 2020. Furthermore, Majesco Limited has agreed to deliver its written consent to the Merger within one business day following the publication through the stock exchange in India of the Limited Shareholder Approval and notify the parties to the Support Agreement of the result of the votes of its members pursuant to the Postal Ballot Notice no later than September 13, 2020. The Postal Ballot Notice was issued on August 11, 2020.

Subject to receipt of the Limited Shareholder Approval, at any meeting of the Majesco shareholders, Majesco Limited agreed to consent to the Merger Proposal, and against: (1) any other Acquisition Proposal or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, prevent, interfere or materially delay or effect the consummation of the Merger and the other Transactions, (2) any action that is intended to, or would reasonably be expected to, result in a material breach of or failure to perform any representation, warranty, covenant or agreement of the Company under the Merger Agreement that would result in any of the closing conditions set forth in the Merger Agreement not being satisfied, (3) any action that would prevent, interfere or materially delay or that is intended to, or would reasonably be expected to prevent, interfere or materially delay, or the consummation of the Merger and the other Transactions or (4) any change in any manner to the voting rights of any Majesco shareholder. Majesco Limited also agreed not to commence or join in, and to take all actions necessary to opt out of any class in any class action with respect to, any Transaction Litigation related to the Merger. Majesco Limited has further agreed not to, without the prior written consent of Parent, Transfer (as defined in the Support Agreement) or consent to any Transfer of any or all of its shares in Majesco, (ii) grant any proxy, power-of-attorney or other authorization or consent or execute any agreement, arrangement, commitment or undertaking, whether or not in writing in or with respect to any or all of its shares in Majesco (other than its written consent to the Merger or any proxy, power-of-attorney or other authorization or consent executed and delivered for the benefit of Parent in accordance with the Merger Agreement and the Support Agreement) or (iii) deposit any or all of its shares in Majesco into a voting trust or enter into a voting agreement or other arrangement with respect to any or all of its shares in Majesco.

Pursuant to the Support Agreement, Majesco Limited has agreed to provide certain transition services to Majesco Software and Solutions India Private Limited, a subsidiary of Majesco (“MSSIPL”), for a period of six months following the closing of the Merger (the “Initial Term”). Specifically, Majesco Limited will provide, among other services, (i) the services of certain employees of Majesco to MSSIPL including those services provided pursuant to the Cost Sharing Agreement by and between Majesco Limited and MSSIPL dated April 1, 2019 (the “Personnel Services”) and (ii) at cost, all reasonable support to either transfer any existing insurance plans held by Majesco Limited and relied upon by Majesco and its subsidiaries or for Majesco or its subsidiaries to establish replacement insurance plans (collectively, the “Transition Services”). Majesco (or MSSIPL, at Majesco’s election) will pay Majesco Limited $48,326 per month for the Personnel Services. Majesco may, upon written notice to Majesco Limited, extend the Initial Term for two additional one month periods. Furthermore, Majesco may terminate the provision of any Transition Service upon 15 days prior written notice to Majesco Limited.

Furthermore, pursuant to the Support Agreement, to the extent Majesco Limited owns any Intellectual Property (as defined in the Support Agreement) related to Majesco or its subsidiaries’ businesses, Majesco Limited will assign and convey to Majesco all right, title and interest in and to such Intellectual Property. Effective as of the closing date of the Merger and subject to certain exceptions, the parties to the Support Agreement agree to terminate all contracts between Majesco Limited, on the one hand, and Majesco or any of its subsidiaries, on the other hand.

The Support Agreement will terminate upon the earliest of (i) mutual written agreement of the parties, (ii) the closing of the Merger or (iii) the valid termination of the Merger Agreement pursuant to its terms.

The Support Agreement and amendment to the Support Agreement are included as Annex D and Annex E, respectively, to this consent solicitation statement.

As of the Record Date, Majesco Limited owned and was entitled to deliver consents with respect to 32,111,234 shares of Majesco common stock, representing approximately 74.04% of the shares of Majesco common stock outstanding as of the Record Date. In order to deliver its written consent to the Merger, Majesco Limited must obtain the consent of its members to the Divestment.

Letter Agreement

Majesco entered into the Letter Agreement with Majesco Limited pursuant to which Majesco Limited agreed to reimburse, indemnify and hold Majesco harmless from and against any and all costs or disbursements incurred by Majesco in the event that the Merger Agreement is terminated by the Parent and Merger Sub due to:

●	the failure of Majesco Limited to complete the Postal Ballot by September 11, 2020 or Majesco Limited’s failure to make consenting results of the Postal Ballot publicly available to its shareholders through the stock exchange in India as soon as practical and in no event later than 24 hours following the date of receipt by Majesco Limited from the scrutinizer of the voting results of the Postal Ballot (collectively, the “Majesco Limited Breach”); and

●	following the execution of the Merger Agreement and prior to the termination of the Merger Agreement as a result of the Majesco Limited Breach, a bona fide Acquisition Proposal for Majesco Limited has been made to Majesco Limited; and

●	within twelve months after such termination, Majesco Limited enters into a definitive transaction agreement with respect to such Acquisition Proposal for Majesco Limited.

Promoter Support Agreement

The Company entered into the Promoter Support Agreement with Majesco Limited, Parent and the Promoter Group pursuant to which, upon receipt of the Postal Ballot Notice, each member of the Promoter Group will promptly, but in no event later than September 11, 2020, in his or its capacity as a shareholder of Majesco Limited, and to the fullest extent of his or its shareholding or voting rights in Majesco Limited issue his or its unconditional and irrevocable assent to the Divestment. In the event that approval of the Divestment is sought in a general meeting of Majesco Limited, each member of the Promoter Group will, in his or its capacity as a shareholder of Majesco Limited, and to the fullest extent of his or its shareholding or voting rights in Majesco Limited (i) be present, and remain present, at such meeting for the purposes of constituting and maintaining quorum and (ii) will utilize all his or its voting rights in Majesco Limited to unconditionally and irrevocably approve, adopt and consent to the Merger and the Divestment. The Promoter Group also agreed that if (i) the board of directors of Majesco Limited fails to issue the Postal Ballot Notice to all its shareholders seeking the approval of the shareholders to the Divestment pursuant to the Merger or fails to convene a general meeting of its shareholders seeking their approval to the Divestment pursuant to the Merger or (ii) for any reason whatsoever the general meeting so convened does not take place, then the Promoter Group will requisition the board of directors of Majesco Limited to convene an extraordinary general meeting or issue a postal ballot notice for the approval by the shareholders of Majesco Limited to the Divestment pursuant to the Merger. If the board of directors of Majesco Limited fails to act on receipt of such requisition, then the Promoter Group will be obligated to call and hold the extraordinary general meeting within three months and issue its unconditional and irrevocable assent to the Divestment pursuant to the Merger at such meeting.

In addition, except as expressly permitted by the Promoter Support Agreement or the Merger Agreement, the Promoters agreed not to consent to the direct or indirect disposal of the shares of Majesco by Majesco Limited. The Promoter Group also agreed until the completion of the Merger and the transactions contemplated thereby, or, if earlier, the Termination Date (as defined below), not to, directly or indirectly (i) dispose of, or Transfer (as defined in the Promoter Support Agreement), or consent to dispose of or Transfer, any or its shares in Majesco Limited; (ii) grant any proxy, power-of-attorney or other authorization or consent or execute any agreement, arrangement, commitment or undertaking, whether or not in writing, in or with respect to any or all of the shares or voting rights held by the Promoter Group in Majesco Limited (other than as contemplated by the Promoter Support Agreement) or (iii) deposit any or all of the shares or the voting rights held by any member of the Promoter Group into a voting trust or enter into a voting/vote pooling agreement or arrangement with respect to any or all of the shares or voting rights held by any such Promoters in Majesco Limited.

The term of the Promoter Support Agreement will immediately terminate upon the earliest of (i) the mutual written agreement of the parties, (ii) the consummation of Merger or (iii) the date of termination of the Merger Agreement (the “Termination Date”); provided, however, in the event that the Merger Agreement is terminated in accordance with its terms under circumstances where a Company Termination Fee is payable to Parent, then the Promoter Support Agreement will only terminate (A) if Parent or its designee, as applicable, actually receives the Company Termination Fee and (B) only on the date that is seven months following such termination of the Merger Agreement, provided that the terms and conditions of the Promoter Support Agreement will apply only to 50% of the shares or voting rights held by the Promoters in Majesco Limited, on a pro rata basis, during such seven month period.

The Promoter Support Agreement is included as Annex F to this consent solicitation statement.

Approval of the Divestment requires that at least 75% of the votes cast by the shareholders of Majesco Limited voting pursuant to and in accordance with the Postal Ballot Notice are cast in favor of the Divestment.

As of the Record Date, the Promoter Group owned and was entitled to vote 10,442,544 shares of Majesco common stock, representing approximately 36.33% of the shares of Majesco common stock outstanding as of the Record Date.

Share Ownership of and Consent Rights by Majesco Executive Officers and Directors

As of the Record Date, there were 43,372,515 shares of Majesco common stock outstanding and entitled to consent with respect to the Merger Proposal, of which executive officers and directors of Majesco  owned and were entitled to deliver consents with respect to an aggregate of 398,821 shares of Majesco common stock, representing less than 1% of the shares of Majesco common stock outstanding as of the Record Date. Our directors and executive officers have informed us that they currently intend to deliver written consents representing all of their respective shares of Majesco common stock to “CONSENT TO” the Merger Proposal.

Solicitation of Consents; Expenses

The Board of Directors is soliciting consents from the holders of Majesco common stock with respect to the Merger Proposal. The expense of preparing, printing and mailing these consent solicitation materials is being borne 100% by Majesco. Majesco engaged Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) as an information agent. Majesco will pay Broadridge reasonable and customary compensation for its services in addition to reimbursing Broadridge for its reasonable out-of-pocket expenses. Broadridge will not solicit written consents for or on behalf of Majesco.

Submission of Consents

If you hold shares of Majesco common stock at the close of business on the Record Date and you wish to give your written consent, you must fill out the enclosed written consent, date and sign it, and promptly return it to Majesco on or before the Consent Deadline. Once you have completed, dated and signed the written consent, you may deliver it to Majesco by mailing it to Majesco, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. You may also submit your written consent online by visiting proxyvote.com and following the instructions described therein.

The delivery of the written consent of Majesco Limited to the Merger will constitute receipt by Majesco of the shareholder approval required for the Merger Proposal, and therefore a failure to deliver a written consent, as well as the delivery, change or revocation of a written consent, by any other holder of Majesco common stock after the delivery by Majesco Limited of its written consent, will not have any effect on the approval of the Merger Proposal.

Revocation of Consents

Your consent to the Merger Proposal may be changed or revoked at any time until on or before the Consent Deadline. However, under the Support Agreement, Majesco Limited has agreed to deliver its written consent to the Merger within one business day following the publication through the stock exchange in India of the Limited Shareholder Approval. Because the delivery of the written consent of Majesco Limited to the Merger will constitute receipt by Majesco of the shareholder approval required for the Merger Proposal, the delivery, change or revocation of a written consent by any other Majesco shareholder entitled to consent with respect to the Merger Proposal after the delivery of the written consent of Majesco Limited to the Merger will not have any effect. If you wish to change or revoke a previously given consent in accordance with the above, you may do so by mailing a notice of revocation or a new written consent with a later date to Majesco, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717 or by submitting a new written consent with a later date online by visiting proxyvote.com, entering your control number and then following the instructions described therein.

Recommendation of the Majesco Board of Directors

The Board of Directors considered the terms of the Merger Agreement and has unanimously determined that the entry into the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, is fair to, and in the best interests of, Majesco and its shareholders and has approved and declared advisable the Merger Proposal, and recommended that the Majesco shareholders entitled to consent, consent to the Merger Proposal.

For factors considered by the Board of Directors in approving the Merger Agreement, see the section entitled “The Merger—Recommendation of the Majesco Board of Directors and Reasons for the Merger.”

Other Information

The matters to be considered by the Merger Proposal are of great importance to Majesco shareholders. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference herein and, with respect to your shares of Majesco common stock, complete, date, sign and promptly return the consent furnished with this consent solicitation statement by the Consent Deadline.

Assistance

If you need assistance in completing your consent card or have questions regarding the Merger Proposal, please contact Broadridge, Majesco’s information agent:

Broadridge Corporate Issuer Solutions, Inc.

Email: shareholder@broadridge.com

Phone: (888) 789-8409

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this consent solicitation statement as Annex A and incorporated into this consent solicitation statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

Majesco
412 Mount Kemble Avenue, Suite 110C

Morristown, NJ 07960

(973) 461-5200

Majesco is a global leader of cloud insurance software solutions for insurance business transformation. With its CloudInsurer® solutions, Majesco offers cloud-based core insurance platforms, along with distribution management and data and analytics solutions. With its Digital1st® solutions, Majesco offers a cloud-native, digital engagement and microservices platform-as-a-service for the entire insurance business and an ecosystem of partners with apps that provide innovative data sources and capabilities. Majesco’s customers are insurers, managing general agents and other risk providers from the Property & Casualty/General Insurance, Life, Annuities, Pensions and Group/ Voluntary Benefits insurance segments worldwide.   In addition to the United States, Majesco operates in Canada, Mexico, the United Kingdom, Malaysia, Singapore, Ireland and India.

Majesco’s home page on the Internet is www.majesco.com. The information provided on Majesco’s website is not part of this consent solicitation statement and is not incorporated herein by reference. The Majesco common stock is listed on Nasdaq under the ticker symbol “MJCO.”

Magic Intermediate, LLC

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

(415) 263-3660

Magic Intermediate, LLC was formed on July 16, 2020, solely for the purpose of effecting the Merger, did not engage in any business prior to July 20, 2020, and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Merger Agreement and the transactions contemplated thereby.

Magic Merger Sub, Inc.

c/o Thoma Bravo, L.P.

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

(415) 263-3660

Magic Merger Sub, Inc. is a wholly owned direct subsidiary of Parent that was formed on July 16, 2020, solely for the purpose of effecting the Merger, did not engage in any business prior to July 20, 2020, and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Merger Agreement and the transactions contemplated thereby.

Parent and Merger Sub are owned by the Thoma Bravo Funds, and Parent, Merger Sub and the Thoma Bravo Funds are each affiliated with Thoma Bravo, the manager of the Thoma Bravo Funds. Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. Following the consummation of the Merger, Majesco, as the Surviving Corporation, in the Merger will become indirectly owned by the Thoma Bravo Funds.

In connection with the transactions contemplated by the Merger Agreement, the Thoma Bravo Funds have provided Parent with an equity commitment of up to $728,738,475, which is the amount estimated sufficient to fund the aggregate purchase price required to be paid at the closing of the Merger, including:

●	the aggregate consideration to which the holders of Majesco common stock are entitled pursuant to the Merger Agreement,

●	the Company RSU Cash Out Payment pursuant to the Merger Agreement; and

●	the Company Option Cash Out Payment pursuant to the Merger Agreement.

Pursuant to the Guaranty, the Thoma Bravo Funds have unconditionally agreed to guarantee certain payment obligations of Parent set forth in the Merger Agreement, including with respect to a $51,011,693.24 termination fee, enforcement costs of $1,000,000 in connection to such termination fee and certain expense reimbursements payable to Majesco under certain circumstances. For more information, please see the section of this consent solicitation statement captioned “The Merger—Financing of the Merger.”

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Majesco and the separate corporate existence of Merger Sub will cease, with Majesco continuing as the Surviving Corporation. As a result of the Merger, Majesco will become a wholly-owned subsidiary of Parent, and the Majesco common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, Majesco common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of certificates of merger with the Secretary of State of the State of California and the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificates of merger).

Effect on Majesco if the Merger is Not Completed

If the Merger Proposal is not approved by the Majesco shareholders for any reason, including because Majesco Limited did not obtain the Limited Shareholder Consent of the Divestment pursuant to the Postal Ballot process, for example, or if the Merger is not completed for any other reason, then:

●	the Majesco shareholders will not be entitled to, nor will they receive, any payment for their respective shares of Majesco common stock pursuant to the Merger Agreement;

●	Majesco will remain an independent public company;

●	the Majesco common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act;

●	Majesco will continue to file periodic reports with the SEC;

●	we anticipate that management will operate the business in a manner similar to that in which it is being operated today;

●	the Majesco shareholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to Majesco’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which Majesco operates and economic conditions;

●	the price of the Majesco common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Majesco common stock would return to the price at which it trades as of the date of this consent solicitation statement;

●	the Board of Directors will continue to evaluate and review Majesco’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate, provided that, irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that Majesco’s business, prospects and results of operations will be adversely impacted;

●	under specified circumstances, Majesco will be required to pay Parent a termination fee of $25,505,846.62 or reimburse up to $2,000,000 of Parent’s expenses upon the termination of the Merger Agreement, as described in the section of this consent solicitation statement captioned “Proposal 1: The Merger Proposal—Termination Fee;”

●	Majesco may not be fully indemnified by Majesco Limited in the event the Merger is not completed due to a breach by Majesco Limited of its obligations under the Support Agreement; and/or

●	Majesco may be subject to shareholder or other litigation.

Merger Consideration

At the Effective Time, each share of Majesco common stock (other than Excluded Shares, which include, for example, shares of Majesco common stock owned by Majesco shareholders who have properly and validly exercised their statutory rights of appraisal in accordance with Chapter 13 of the CGCL) outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the Per Share Merger Consideration, less any required withholding taxes.

After the Merger is completed, you will have the right to receive the Per Share Merger Consideration in respect of each share of Majesco common stock that you own (less any required withholding taxes), and you will no longer have any rights as a shareholder (except that shareholders who properly exercise their appraisal rights will have a right to receive payment of the fair value of their shares as determined pursuant to an appraisal proceeding, as contemplated by California law). For more information, please see the section of this consent solicitation statement captioned “The Merger—Dissenters’ Rights of Majesco Shareholders.”

Treatment of Company Options and Company RSU Awards

At the Effective Time, each outstanding vested and unvested Company Option under the Majesco 2015 Equity Incentive Plan will be automatically and without any action on the part of the holder thereof cancelled and converted into the right to receive the Company Option Cash Out Payment, less any required withholding taxes, payable on the first payroll date after the closing date.

Any outstanding Company Option (whether vested or unvested) with a per share exercise price equal to or greater than the Per Share Merger Consideration will be automatically cancelled at the Effective Time and forfeited without payment or consideration.

At the Effective Time, each Company RSU outstanding under the Majesco 2015 Equity Incentive Plan will be automatically and without any action on the part of the holder thereof cancelled and converted to the right to receive the Company RSU Cash Out Payment, less any required withholding taxes, payable on the first payroll date after the closing date.

The Majesco 2015 Equity Incentive Plan will terminate at or prior to the Effective Time.

Treatment of Purchase Rights under the ESPP

Under the Merger Agreement, Majesco will take all actions with respect to its ESPP such that no participant may increase the percentage amount of his or her payroll deduction election from that in effect on July 20, 2020 for the current offering period, and no participant may make separate non-payroll contributions to the ESPP other than as required by applicable Law. No individual who was not already participating in the ESPP as of July 20, 2020 will be allowed to commence participation in the ESPP after July 20, 2020. In addition, subject to the consummation of the Merger, the ESPP will be terminated, effective immediately on the earlier of the Effective Time and September 30, 2020. Immediately prior to the Effective Time, if the Merger occurs before September 30, 2020, any then-outstanding rights under the ESPP will terminate and Majesco will distribute to each ESPP participant all of his or her accumulated payroll deductions (to the extent not yet applied to the purchase of shares) with respect to the current offering period ended September 30, 2020. Following the purchase of shares pursuant to the current offering period ended September 30, 2020 (if any), the ESPP will be suspended and no new offering period will be commenced under the ESPP after the earlier of the Effective Time and September 30, 2020.

Treatment of Awards Under ESOP of Majesco Limited

In connection with the Merger, Majesco Limited shall take all actions necessary to accelerate the vesting of all awards under the ESOP to employees of Majesco and its subsidiaries, including submitting amendments to the ESOP required to effectuate such acceleration and vesting to its shareholders for approval in the Postal Ballot in accordance with applicable law. Following receipt of such approval, Majesco Limited shall satisfy all of its obligations under the ESOP to the holders of such awards which have validly exercised their rights under such awards as promptly as practicable in accordance with applicable laws and cancel all awards that require such cancellation under applicable laws.

Background of the Merger

As part of its long-term planning, the Majesco Board of Directors, together with the Company’s management, periodically reviews and considers a variety of financial and strategic opportunities, potential operational changes and other ways to enhance value for the Company’s stockholders, taking into account the Company’s performance, competitive dynamics, industry trends and macroeconomic developments. From time to time, these reviews have included discussions, sometimes with the participation of outside advisors, as to whether the continued execution of the Company’s strategy as a stand-alone company (including possible operational and capital structural changes) or the possible sale to, or combination with, a third party offered a better avenue to enhance value for the Company’s stockholders.

In September 2016, Majesco had signed a non-disclosure agreement with a financial sponsor (“Sponsor A”) and thereafter conducted preliminary discussions with Sponsor A from time to time.

On May 9, 2019, Adam Elster, the Chief Executive Officer of Majesco, and a representative of Thoma Bravo, held an initial discussion regarding a potential transaction.

On June 11, 2019, Mr. Elster and a representative of Sponsor A met at Sponsor A’s request to discuss Majesco’s business.

On June 18, 2019, Majesco and Sponsor A signed a new non-disclosure agreement with respect to a potential strategic transaction.

On June 28, 2019, Mr. Elster held separate calls with representatives from Thoma Bravo and representatives from Sponsor A.

On August 13, 2019, Mr. Elster and representatives of another financial sponsor (“Sponsor C”) met at Sponsor C’s request to discuss Majesco’s business.

On August 19, 2019, Mr. Elster and representatives of another financial sponsor (“Sponsor F”) met at Sponsor F’s request to discuss Majesco’s business.

On August 20, 2019, Mr. Elster and other members of Majesco senior management, and representatives from Sponsor A met to review certain financial and customer information of Majesco.

On August 28, 2019, Sponsor A submitted a non-binding proposal to Majesco for a merger transaction with Majesco at a proposed price of $10.10 per share. Ketan Mehta, Chairman of the Majesco Board of Directors. communicated the non-binding proposal to the board of directors of Majesco Limited.

On August 30, 2019, the board of directors of Majesco Limited discussed the non-binding proposal and expressed dissatisfaction with its financial terms.

On September 6, 2019, Mr. Elster and another member of Majesco senior management met with a representative of another financial sponsor (“Sponsor G”) at Sponsor G’s request to discuss Majesco’s business.

On September 17, 2019, the Chairman of the Majesco Board of Directors and Farid Kazani, Group Chief Financial Officer of the Majesco companies, met with representatives of Sponsor A to discuss Sponsor A’s proposal as well as share an updated overview of Majesco and its business.

On September 20, 2019, Mr. Elster and representatives of another financial sponsor (“Sponsor B”) exchanged emails at the initiative of Sponsor B regarding a potential strategic transaction involving Majesco.

On September 24, 2019, Mr. Elster and representatives of Sponsor B met to discuss the general operations of the business.

On September 27, 2019, Mr. Elster and representatives of Sponsor A discussed an improved non-binding proposal for the acquisition by Sponsor A of Majesco.

On September 28, 2019, Sponsor A and Majesco had further discussions regarding the valuation of Majesco for a potential acquisition by Sponsor A.

On September 30, 2019, Sponsor B signed a non-disclosure agreement with the Company with respect to a potential strategic transaction with Majesco.

On October 2, 2019 Majesco Limited signed a non-disclosure agreement with Kotak Investment Advisors Limited (“Kotak”) in connection with potentially retaining Kotak to act as its financial advisor with respect to potential strategic transactions for Majesco Limited or its subsidiary Majesco.

On October 3, 2019, Sponsor C signed a non-disclosure agreement with Majesco with respect to a potential strategic transaction with Majesco.

On October 4, 2019, Mr. Elster and the Chairman of the Majesco Board of Directors and representatives from Sponsor A met to discuss an improved non-binding proposal for the acquisition by Sponsor A of Majesco.

On October 7, 2019, Sponsor A emailed representatives of Majesco an updated non-binding proposal for a potential transaction with Majesco at a price of $12.15 per share and a request for exclusivity for 45 days.

On October 8, 2019, an informal telephonic meeting of the Majesco Board of Directors was held to discuss the updated proposal from Sponsor A.

Over the next few days, representatives of Majesco and Sponsor A held several discussions over the duration of the exclusivity period and the need and duration of a “go shop” process in the transaction.

On October 14, 2019, Sponsor A submitted an updated proposal with the same price of $12.15 per share but with a 35-day “go shop” process. The same day, Sponsor A and Majesco executed an exclusivity agreement whereby Sponsor A was granted an exclusive negotiating window for a potential acquisition of Majesco for a period of 35 days.

On October 15, 2019, Mr. Kazani and Mr. Elster held a conference call with representatives of Sponsor A to discuss and agree on due diligence and next steps in the transaction. On the same day Mr. Kazani and Mr. Elster held a conference call with Nomura Securities International, Inc. (“Nomura”) to discuss potentially retaining Nomura as its United States financial advisor in connection with a potential strategic transaction for Majesco.

On October 21, 2019, Majesco executed an engagement letter with Nomura to act as its United States financial advisor in connection with a potential strategic transaction for the sale of Majesco.

Over two days on October 24-25, 2019, Mr. Elster and other members of Majesco senior management met with representatives of Sponsor A to discuss certain business and financial information of Majesco, as well as financial due diligence and particular areas of diligence focus.

Between October 30, 2019 and November 22, 2019, regular meetings and conference calls were held between representatives of Majesco and Sponsor A to discuss various diligence areas and topics covering the business operations of Majesco.

On October 31, 2019, outside legal counsel to Sponsor A sent an initial draft of the merger documentation to Majesco and its special legal counsel Sheppard, Mullin, Richter & Hampton LLP (“Sheppard Mullin”).

On October 31, 2019, the Majesco Board of Directors met and received a presentation by Nomura regarding the merger documentation and transaction timeline.

On November 1, 2019, a conference call was held among Mr. Elster, Mr. Kazani and other members of Majesco senior management and Sponsor A to discuss the status of the transaction.

Between November 1, 2019 and November 22, 2019, regular conference calls were held to discuss updates on various diligence areas and topics covering the business operations of Majesco.

On November 12, 2019, Sheppard Mullin sent to outside legal counsel for Sponsor A a joinder to Majesco’s existing mutual non-disclosure agreement with InsPro Technologies Corporation (“InsPro”), which Majesco was in the process of acquiring. Sponsor A executed the joinder on November 13, 2019.

Over the following days, multiple conference calls were held with representatives Majesco and InsPro and their outside advisors to finalize the merger documentation, diligence and deal issues.

On November 14, 2019, Majesco informed Sponsor A that discussions with InsPro were not proceeding toward a potential transaction.

On November 15, 2019, a conference call was held among Mr. Elster, Mr. Kazani and representatives of Sponsor A to discuss the transaction. On that date, members of the board of directors of Majesco Limited received a presentation by Kotak and Khaitan & Co, Majesco’s Indian legal counsel (“Khaitan”) on the process, timeline and strategy for the go shop process. Thereafter, a draft of the merger agreement was sent by Sheppard Mullin to Sponsor A and its outside legal counsel.

On November 18, 2019, exclusivity with Sponsor A was automatically extended per the terms of the exclusivity agreement between Sponsor A and Majesco.

On November 20, 2019, a conference call was held between Mr. Elster and Mr. Kazani and representatives of Sponsor A to discuss the transaction.

On November 22, 2019, the Majesco Board of Directors met and representatives of Nomura presented Nomura’s analysis of the proposed transaction to the Board.

On November 25, 2019, Mr. Elster presented to the Investment Committee of Sponsor A.

In the following days, there were multiple exchanges of draft merger documentation and correspondence among Majesco and Sponsor A and their respective outside legal counsels intended to finalize the terms of the transaction. However, on November 27, 2019, Sponsor A informed Majesco that it was not going to pursue the transaction. The primary reason given by Sponsor A was the inability to support the proposed $12.15 price without the benefit of the InsPro acquisition.

On November 29, 2019, exclusivity with Sponsor A was terminated.

On or about January 8, 2020, Majesco resumed talks with InsPro concerning Majesco’s acquisition of InsPro.

From January 8, 2020 through January 14, 2020, representatives of Majesco, InsPro and their respective counsel corresponded telephonically and via email regarding updates, follow-up questions and additional documentation related to due diligence in connection with Majesco’s contemplated acquisition of InsPro.

From January 15, 2020 through January 30, 2020, representatives of Majesco, InsPro and their respective counsel finalized the merger transaction documents and the parties signed a merger agreement with InsPro on January 30, 2020.

On March 10, 2020, Mr. Elster and representatives from Sponsor C held conversations regarding a potential strategic transaction.

On April 1, 2020, Majesco finalized and closed on its merger with InsPro.

On April 10, 2020, a potential strategic buyer, Bidder D, entered into a non-disclosure agreement with Majesco with respect to a potential strategic transaction.

During the months of April and May of 2020, Mr. Elster and Mr. Kazani held a number of discussions with Bidder D regarding a potential strategic transaction with Majesco.

On May 20, 2020, Mr. Elster and a representative of Thoma Bravo had a discussion regarding a potential acquisition of Majesco by Thoma Bravo.

On June 1, 2020, Mr. Elster and representatives of Sponsor A discussed whether Majesco would be interested in resuming negotiations for a potential acquisition of Majesco by Sponsor A.

On June 3, 2020, Mr. Elster and Mr. Kazani, representatives from Nomura and representatives of Sponsor A had a call to discuss the process for a transaction, the information required to complete the transaction as well as the proposed timeline for the transaction.

On June 5, 2020, Mr. Elster received a due diligence request list from Sponsor A. Also on that day, Mr. Elster and a representative of Sponsor A exchanged emails discussing certain legal issues in the transaction.

On June 9, 2020, Mr. Elster and the representative of Sponsor A came to an agreement on certain open legal issues, including on the treatment of outstanding RSUs and the circumstances under which a termination fee would be payable upon failure of regulatory approvals in India. On that same day, access to the electronic data site was granted again to Sponsor A.

On June 10, 2020, Mr. Elster spoke separately with representatives from Bidder D and representatives of Thoma Bravo regarding a potential acquisition of Majesco by Thoma Bravo.

On June 12, 2020, Majesco granted access to the electronic data site to Sponsor B and Sponsor C.

On June 12, 2020, Majesco signed a non-disclosure agreement with Thoma Bravo with respect to a potential strategic transaction and granted access to the electronic data site to Thoma Bravo.

On June 16, 2020 Mr. Elster and representatives of Sponsor C held a conference call and Sponsor C submitted a non-binding letter of intent for an acquisition of Majesco for a proposed purchase price of between $10.00 and $11.00 per share.

Also on June 16 and June 17, 2020, calls were held among Mr. Elster, Mr. Kazani, representatives from Nomura and representatives of Sponsor A on due diligence focus areas.

On June 19, 2020, representatives of Sponsor A, Mr. Kazani, and representatives from Nomura exchanged emails relative to additional requests on due diligence from Sponsor A. Also on that day, Mr. Elster, representatives of Sponsor B and representatives from Nomura participated in a due diligence update call.

On June 22, 2020, Sponsor E signed a non-disclosure agreement with Majesco to further explore a potential strategic transaction with Majesco following preliminary conversations with the Chairman of the Majesco Board of Directors and Mr. Kazani.

On June 23, 2020, Mr. Kazani and other members of Majesco management, representatives of Sponsor A and representatives from Nomura discussed customer due diligence. Also on that day, Sponsor C increased its proposed purchase price for Majesco to a range of $11.00-11.50 per share.

On June 24, 2020, Bidder D submitted a non-binding letter of intent for the acquisition of Majesco with a proposed price of $10.50 per share and requesting exclusivity.

On June 25, 2020, a conference call was held among Mr. Elster, Mr. Kazani and other members of Majesco senior management, representatives of Thoma Bravo, and representatives from Nomura to discuss due diligence materials to be made available to Thoma Bravo. Also on that day, Mr. Kazani, representatives of Sponsor A and representatives from Nomura discussed certain financial due diligence matters.

On June 26, 2020, Mr. Elster, representatives of Thoma Bravo and representatives from Nomura held a conference call to discuss the transaction structure considered by Thoma Bravo.

On June 30, 2020, Thoma Bravo submitted a non-binding proposal for an acquisition of Majesco with a proposed price of $12.10 per share with an anticipated time period to signing of 12 days. Also on that day, Bidder D submitted a revised non-binding offer to acquire Majesco at a proposed price of $11.25 per share.

On July 2, 2020, attorneys with Kirkland & Ellis (“K&E”), outside legal counsel to Thoma Bravo, had an initial call with Sheppard Mullin to discuss the proposed transaction and its structure, including various issues related to approval by Majesco Limited shareholders and regulatory issues in India.

On July 3, 2020, a conference call was held among Mr. Kazani, representatives of Majesco Limited, representatives of Sponsor A and representatives from Nomura to discuss financial due diligence matters.

On July 6, 2020, Mr. Elster and a representative of Bidder D had a call to discuss Bidder D’s non-binding offer. Also on that day, representatives from Bidder D were granted access to the electronic data site.

On July 7, 2020, Sponsor B submitted a non-binding offer to acquire Majesco at a proposed price range of between $11.50 and $12.50 per share. On that day, Mr. Elster and another member of Majesco senior management held separate discussions with representatives of Sponsor A and of Bidder D.

On July 8, 2020, Mr. Kazani, a representative of Majesco Limited, representatives of Sponsor A and representatives from Nomura had a call to discuss financial diligence questions based on information provided to Sponsor A.

On July 8, 2020, Mr. Elster and other members of Majesco senior management, representatives of Thoma Bravo and representatives from Nomura held a conference call to review customer diligence.

On July 9, 2020, representatives of Thoma Bravo held a business and finance diligence call with members of the Majesco management team.

On July 9, 2020, Sheppard Mullin provided proposed drafts of the merger documentation to K&E and to Sponsor B. Those drafts included a draft of the Original Merger Agreement including a “go shop” provision, and a draft support agreement from Majesco Limited. No support agreement with the Promoter Group was offered.

On July 10, 2020, Mr. Elster and Mr. Kazani held a call with Sponsor E to discuss a potential acquisition of Majesco by Sponsor E.

Also on July 10 and July 11, 2020, a number of conference calls were held among Mr. Kazani and other members of the Majesco management team, representatives of Sheppard Mullin, representatives of Nomura, K&E and other representatives of Thoma Bravo to discuss legal diligence, accounting diligence and quality of earnings.

On July 13, 2020, K&E sent revised drafts of the merger documentation to Sheppard Mullin. In the drafts, Thoma Bravo removed the “go shop” provision and indicated its expectations that the Promoter Group would enter into a support agreement that would include (1) a requirement to vote their shares of Majesco Limited in favor of the transaction even if the board of directors of Majesco or Majesco Limited effects a change of recommendation (the “Change of Recommendation Provision”), (2) survival of the voting covenant for six months following any termination of the Merger Agreement (the “Tail Provision”), and (3) a provision whereby if the Merger Agreement is terminated and Majesco entered into an agreement for an acquisition proposal with another party within twelve months following such termination (which transaction is subsequently consummated), then the Promoter Group would provide Parent with 50% of any upside they receive above the merger consideration (the “Profit Sharing Provision”).

On July 14, 2020, K&E sent to Sheppard Mullin an initial draft of the Promoter Support Agreement reflecting these provisions.

On July 14, 2020, Mr. Elster, Mr. Kazani, other representatives of Majesco and Majesco Limited, representatives of Thoma Bravo and representatives from Nomura discussed follow up queries on the operations of Majesco. Mr. Elster also discussed with Thoma Bravo certain issues under the merger documentation, including the request for a “go shop” provision.

On July 16, 2020, Sheppard Mullin sent revised drafts of the merger documentation to K&E and Thoma Bravo, which reinstated the “go shop” provision and eliminated the Change of Recommendation Provision, the Tail Provision and the Profit Sharing Provision from the draft Promoter Support Agreement.

Later that day, Thoma Bravo submitted an updated non-binding proposal to acquire Majesco at a price of $13.10 per share, without a go shop provision, predicated on proceeding immediately to signing definitive agreements with an anticipated signing date of July 19, 2020. The updated non-binding proposal indicated general agreement with the merger documentation provided by Sheppard Mullin. The proposal also requested a limited exclusivity until 12:00 p.m. Pacific Time on July 20, 2020 with additional 24 hour extensions available upon consent of Majesco’s Chief Executive Officer in the event the parties were continuing to negotiate in good faith. The offer was not subject to a financing condition, and the proposal indicated that the offer would be backed by an equity commitment for the full purchase price.

On July 17, 2020, the Majesco Board of Directors held a meeting at which were also present members of Majesco senior management and representatives from Sheppard Mullin and Nomura to review the Thoma Bravo proposal and the status of the other bids submitted and to compare Thoma Bravo’s proposal thereto and to consider Thoma Bravo’s exclusivity request. After discussion, the Majesco Board of Directors approved granting exclusivity to Thoma Bravo until 12:00 p.m. Pacific Time on July 20, 2020.

Also on July 17, 2020, K&E and Sheppard Mullin discussed timing related to the Majesco Limited shareholder meeting and approval process and K&E sent a draft of the Equity Commitment Letter to Sheppard Mullin.

From July 17, 2020 to July 19, 2020, senior management of Majesco, Sheppard Mullin and Khaitan worked closely with the representatives of Thoma Bravo, K&E and Thoma Bravo’s Indian counsel Trilegal to negotiate and finalize all diligence and transaction documentation.

On July 19, 2020, the Majesco Board of Directors met with members of Majesco senior management and representatives from Sheppard Mullin and Nomura to discuss the potential transaction with Thoma Bravo and remaining open issues. On the call, representatives of Sheppard Mullin presented to the Majesco Board of Directors the material terms of the proposed transaction. The Majesco Board of Directors also discussed obtaining an indemnity from Majesco Limited regarding the termination fee that could be payable if Majesco Limited breached certain of its covenants in the transaction and entered into an alternative transaction for Majesco Limited. The representatives from Nomura provided an update to the Majesco Board of Directors on their valuation analysis of the financial terms of the Merger Agreement.

Following the meeting of the Majesco Board of Directors, representatives of Majesco, Majesco Limited, Sheppard Mullin and Khaitan & Co negotiated and finalized a letter agreement with Majesco Limited pursuant to which Majesco Limited agreed to reimburse and indemnify against any and all costs or disbursements incurred by Majesco in the event that the Merger Agreement is terminated by Thoma Bravo (i) due to the failure of Majesco Limited to comply with certain obligations regarding its completion of the postal ballot process in India and (ii) following the execution of the Merger Agreement and prior to the termination of the Merger Agreement as a result of the breach, a bona fide acquisition proposal has been made for Majesco Limited and (iii) if within twelve months after such termination, Majesco Limited enters into a definitive transaction agreement with respect to such acquisition proposal. Majesco Limited declined to indemnify Majesco for the Company Termination Fee that would be payable upon failure of Majesco Limited to timely deliver its written consent because of the lack of an alternative transaction in that circumstance to produce a source of funds for the indemnity.

On July 20, 2020, the board of directors of Majesco Limited approved the Letter Agreement and Majesco Limited’s obligations under its support agreement. Later that day, the Majesco Board of Directors of Majesco met with members of Majesco senior management and representatives from Sheppard Mullin and Nomura. On the call, at the request of the Majesco Board of Directors, Nomura delivered its oral opinion to the Majesco Board of Directors as to the fairness, from a financial point of view, to the holders of Majesco common stock (other than holders of the Excluded Shares) of the per share merger consideration of $13.10 per share to be paid pursuant to the Merger Agreement, which opinion was subsequently confirmed in writing, to the effect that, as of July 20, 2020, and based upon and subject to the assumptions, matters considered, qualifications and limitations set forth therein, the per share merger consideration of $13.10 per share to be paid pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Representatives from Sheppard Mullin also updated the Majesco Board of Directors on the final material terms of the transaction and the terms of the Majesco Limited Letter Agreement. The Board of Directors deemed that the Thoma Bravo proposal was in the best interest of the Company. The Majesco Board of Directors then approved the transaction with Thoma Bravo and the parties executed the Merger Agreement and publicly announced the transaction before market opening in the United States on July 20, 2020.

In accordance with the terms of the Merger Agreement, shortly after the approval and announcement of the transaction, Mr. Elster informed Sponsor A that Majesco was ceasing discussions, and representatives from Nomura informed Sponsor B, Sponsor C, Bidder D and Sponsor E that Majesco was ceasing discussions. Majesco removed access to these parties and their representatives from the electronic data site.

On July 23, 2020, Majesco Limited issued ballot notices through a postal process for approval of the Divestment by its members.

On July 24, 2020, Bidder D submitted an unsolicited non-binding offer to acquire Majesco at a price of $14.50 per share. The offer was not subject to a financing condition and indicated that the offer would be backed by an equity commitment for the full purchase price.

On July 25, 2020, the Majesco Board of Directors met with members of Majesco senior management and representatives from Sheppard Mullin and Nomura to discuss the offer from Bidder D. In consultation with Nomura and Sheppard Mullin, the Majesco Board of Directors discussed the offer, Majesco’s rights and responsibilities under the Merger Agreement with respect to the offer, the fiduciary duties of the Majesco Board of Directors and Majesco’s plan for responding to the offer. The Majesco Board of Directors also discussed the history of negotiations with Bidder D and competitive concerns around Bidder D gaining access to confidential information regarding Majesco’s intellectual property and trade secrets. Following discussion, after consultation with Nomura and Sheppard Mullin, the Majesco Board of Directors determined, among other things, that Bidder D’s offer was bona fide; that based on the information then available, the offer would reasonably be expected to result in a Superior Proposal under the Merger Agreement; that Bidder D is a competitor of Majesco and that accordingly, Majesco should implement reasonable protections for any competitively sensitive information or data provided to Bidder D. For efficiency purposes, the Majesco Board of Directors also determined to form an ad hoc Negotiating Committee with the authority to clarify the terms of Bidder D’s offer and potentially to negotiate terms of such offer and/or revised terms from Parent with respect to a potential amendment to the Merger Agreement. The Majesco Board of Directors appointed Mr. Mehta, Mr. Elster and Earl Gallegos, the Vice Chairman of the Majesco Board of Directors and lead independent director, to serve on such Negotiating Committee. The Majesco Board of Directors also instructed Nomura to contact Thoma Bravo to inquire further as to Parent’s intentions with respect to the proposal from Bidder D.

Later that afternoon, Nomura had a conversation with representatives from Bidder D and requested Bidder D to execute a waiver of its existing non-disclosure agreement in order for Majesco to convey Bidder D’s offer to Parent in compliance with the terms of the Original Merger Agreement. Following receipt of the executed waiver from Bidder D, Nomura on behalf of Majesco, provided an unredacted copy of Bidder D’s non-binding offer to Parent in the manner required under the Original Merger Agreement.

The Negotiating Committee met on July 26, 2020 with members of Majesco senior management and representatives from Sheppard Mullin and Nomura to discuss further Bidder D’s offer. Representatives from Nomura indicated that they had spoken to a representative from Thoma Bravo, who acknowledged receipt of a copy of Bidder D’s non-binding offer and indicated that Thoma Bravo did not have any further reaction to such offer at that time.

On July 26, Bidder D provided a draft of its proposed equity commitment letter.

On July 27, Bidder D provided initial drafts of a merger agreement, support agreement, promoter support agreement, and limited guaranty to Nomura for Majesco’s and Sheppard Mullin’s review. The draft merger agreement indicated that Bidder D would pay the Company Termination Fee if the Original Merger Agreement were terminated in favor of a merger agreement with Bidder D, and that Majesco would need to reimburse such payment in circumstances where a company termination fee would be due to Bidder D under the merger agreement with Bidder D (the “Termination Fee Reimbursement Obligation”). The Termination Fee Reimbursement Obligation would have the effect of approximately doubling the termination fee payable upon Majesco’s termination of such merger agreement with Bidder D in connection with a superior proposal.

Later that day, the Negotiating Committee met with members of Majesco senior management and representatives from Sheppard Mullin and Nomura to discuss further Bidder D’s offer. The Negotiating Committee discussed the credibility and viability of Bidder D’s offer and determined that the offer was credible and should be further explored. The Negotiating Committee then discussed the diligence with Bidder D and, in particular, the framework for provision of competitively sensitive information. Finally, the Negotiating Committee discussed the need to explore with Bidder D potential antitrust concerns. The Negotiating Committee then discussed and approved allowing Bidder D a period of seven days for diligence and finalization/confirmation of their offer, with an additional three day extension available if negotiations were then proceeding satisfactorily. The Negotiating Committee instructed Nomura to request from Bidder D new non-disclosure agreements to be entered into with Bidder D that would both conform to the requirements of the Merger Agreement and protect competitively sensitive information, and to inform Bidder D of the seven day timeline, with a potential three day extension.

On July 29, 2020, Sheppard Mullin had an initial call with outside legal counsel to Bidder D, to discuss the merger documentation and Bidder D’s revisions to the same.

Later on July 29, 2020, the Negotiating Committee had a call on which were also present members of Majesco senior management and representatives from Sheppard Mullin and Nomura to discuss further Bidder D’s offer. Representatives of Sheppard Mullin updated the Committee on their introductory call with counsel for Bidder D and the new non-disclosure agreements. The Negotiating Committee discussed the diligence process and the importance of protecting the competitively sensitive information of Majesco, including limitations on the number of firms that would be given access to competitively sensitive information. Sheppard Mullin also updated the Committee on antitrust concerns around the proposed transaction with Bidder D.

Later on July 29, 2020, Bidder D executed the new non-disclosure agreements, following which representatives of Bidder D and its advisors were given access to the electronic data site. Management of Majesco conducted extensive diligence sessions with Bidder D and its advisors over the course of the following days.

On July 30, 2020, Sheppard Mullin and counsel for Bidder D discussed information requests related to the parties’ antitrust analysis.

On July 31, 2020, the Negotiating Committee had a call on which were also present members of Majesco senior management and representatives from Sheppard Mullin to discuss further Bidder D’s offer, the antitrust analysis of the transaction, proposed merger documentation legal terms, diligence and next steps. The Negotiating Committee indicated its desire to maintain the termination fees at the same levels as those included in the Original Merger Agreement, notwithstanding the increase in the merger consideration, and remove the Termination Fee Reimbursement Obligation.

On July 31, 2020, Majesco Limited filed its application for the approval of the Divestment with the Reserve Bank of India. The same day, each of Majesco and Parent filed an application under the Hart-Scott-Rodino Act, including requesting early termination of the applicable waiting period.

On August 1, 2020, Sheppard Mullin sent revised drafts of the merger documentation to counsel for Bidder D that proposed to maintain the termination fees at the same levels as those included in the Original Merger Agreement, remove the Termination Fee Reimbursement Obligation, include covenants requiring Bidder D to agree to divest assets if required for antitrust approval, include a termination fee payable to Majesco upon failure of antitrust approval, and provide for the acceleration and payment at closing of all RSUs.

On August 1, 2020, Sheppard Mullin and counsel for Bidder D held a call to discuss Sheppard Mullin’s revisions to the merger agreement, including Majesco’s deletion of Majesco’s obligation to reimburse Bidder D for the Company Termination Fee that  Bidder D would pay on behalf of Majesco as a result of terminating the Original Merger Agreement, in the event a company termination fee later became payable to Bidder D in certain circumstances.

On August 2, 2020, the Majesco Board of Directors met with members of Majesco’s senior management and representatives from Sheppard Mullin and Nomura to discuss further Bidder D’s offer. Representatives from Nomura advised that Bidder D had reaffirmed its interest in proceeding with a transaction, requested further due diligence calls, and anticipated being ready to sign definitive agreements by August 8, 2020. Representatives from Nomura further stated that Thoma Bravo had not yet responded substantively to Bidder D’s proposal. Representatives of Sheppard Mullin advised the Majesco Board of Directors on the process for antitrust approval in the United States in respect of a transaction with Bidder D, including anticipated timing and related effects on timing of Closing, the potential for requirements for divestment of certain assets by Bidder D or Majesco and other uncertainties. Representatives from Sheppard Mullin also updated the Majesco Board of Directors on the status of negotiations with counsel for Bidder D, including Majesco’s request to remove the Termination Fee Reimbursement Obligation, Majesco’s request for covenants requiring Bidder D to agree to divest assets if required for antitrust approval, its request for a termination fee payable to Majesco upon failure to obtain antitrust approval and its request for acceleration and payment at closing of all RSUs. Following discussion, the Majesco Board of Directors approved delivery of a Proposed Change Notice (as defined in the Original Merger Agreement) to Parent to be delivered on August 3, 2020, which Proposed Change Notice would (i) inform Parent that the Majesco Board of Directors may, no earlier than four Business Days after the date of the letter, effect a change in recommendation and terminate the Original Merger Agreement with Parent to enter into an alternative acquisition agreement with Bidder D and (ii) trigger a four Business Day match right for Parent. Such notice would include the versions of the merger documentation with Bidder D as further negotiated by the Negotiating Committee prior to giving such Proposed Change Notice.

On August 3, 2020, counsel for Bidder D sent revised drafts of the merger documentation to Sheppard Mullin, which included Bidder D’s willingness to either (1) pay the Company Termination Fee on Majesco’s behalf, but conditioned on reimbursement of the same if a company termination fee becomes payable to Bidder D in certain circumstances, or (2) not pay the Company Termination Fee on Majesco’s behalf. Nomura on behalf of the Company, sent the Proposed Change Notice to Parent along with such revised drafts of the merger documentation received from counsel for Bidder D.

On August 4, 2020, the Negotiating Committee held a call with senior management of Majesco, representatives from Sheppard Mullin and representatives from Nomura to discuss the latest terms of the merger documentation proposed by Bidder D.  The Negotiating Committee discussed reimbursement of the Company Termination Fee to Bidder D in the event a company termination fee becomes payable to Bidder D in certain circumstances and determined it was in Majesco’s best interest to accept this provision in the merger agreement.

Later the same day, the Negotiating Committee held a second call to discuss recent discussions with Thoma Bravo and status of discussions with counsel for Bidder D with respect to antitrust matters.

On August 4, 2020, representatives from Sheppard Mullin and K&E discussed the Proposed Change Notice. Representatives of K&E indicated that Parent may be prepared to offer a higher price if Majesco, Majesco Limited and/or the Promoter Group could agree to additional deal protections. Representatives of K&E proposed a call option on the shares of Majesco Limited held by the Promoter Group (the “Call Option”) or alternatively the Profit Sharing Provision that had been included in the draft Promoter Support Agreement form on July 13, 2020, and the Tail Provision that had also been included in such draft. Nomura on behalf of the Company, sent an additional notice to Parent along with the revised drafts of the merger documentation for a transaction with Bidder D.

On August 5, 2020, representatives of Sheppard Mullin and Bidder D’s legal counsel discussed and finalized all remaining issues under the draft merger documentation with Bidder D.

On August 5, 2020, representatives of Sheppard Mullin, K&E, Trilegal and Khaitan & Co discussed Parent’s requests for additional deal protections, including the Call Option, the Profit Sharing Provision and the Tail Provision.

Nomura sent the latest draft merger agreement with Bidder D to Parent in the manner required under the Original Merger Agreement on August 6, 2020.

On August 6, 2020, a representative of Thoma Bravo communicated to Mr. Elster that Thoma Bravo was prepared to provide a superior financial offer if the Promoter Group agreed to additional deal protections including, the Tail Provision and a Call Option on a portion of their equity in Majesco Limited.

Later that day, representatives of Sheppard Mullin and K&E discussed the proposed deal protections and Sheppard Mullin communicated to K&E that a Tail Provision should cover only a portion of the shares held by the Promoter Group in Majesco Limited so that it remained possible to facilitate a future acquisition during the period of the Tail Provision. Sheppard Mullin indicated it believed that the ongoing ballot process in India would need to be rescinded and a new postal ballot process organized so as to provide full and complete information to the shareholders of Majesco Limited about the new deal protection terms. K&E indicated it believed that no such new postal ballot process was required for the new deal terms.

Following such discussion, K&E sent to Sheppard Mullin revised drafts of an Amended and Restated Merger Agreement, an amendment to the Support Agreement with Majesco Limited, an amended and restated Promoter Support Agreement, and amendments to the Equity Commitment Letter and Guaranty. These documents included full acceleration and payment at closing of the RSUs, additional “hell or high water” antitrust covenants of Parent not present in the Original Merger Agreement, an increase in the match period for follow-up Proposed Change Notices from three to five Business Days, a Tail Provision on 50% of the shares of the Promoter Group in Majesco Limited with a nine month duration, a Call Option on 13.49% of the shares of the Promoter Group in Majesco Limited and continuation of the ongoing postal balloting process in India.

On August 7, 2020, Trilegal and Khaitan & Co. discussed the deal protections under the amended and restated Promoter Support Agreement.

On August 7, 2020, the Majesco Board of Directors met with members of Majesco senior management and representatives from Sheppard Mullin and Nomura and discussed the status of discussions with Bidder D and Thoma Bravo. Mr. Elster then reported that Thoma Bravo had stated that it intended to give an updated proposal a few minutes before 9 p.m. EST that would be at a materially higher price than Bidder D’s price but that its willingness to do so was expressly conditioned upon a very short expiration date of such offer and additional deal protections in amended transaction documents that would include such higher price. The Majesco Board of Directors discussed the additional deal protections included in the latest drafts submitted by K&E, including the Call Option, the Tail Provision and the change in match period for follow-up Proposed Change Notices. The Majesco Board of Directors also discussed the need for a new postal ballot in India and the revised timing for such process, and the legality under Indian law of the proposed Call Option. The Majesco Board of Directors noted that the Tail Provision would not preclude the Majesco Board of Directors from terminating the Amended and Restated Merger Agreement to accept a superior proposal made prior to the delivery of the Majesco Limited consent to the Merger or from consummating such transaction while the Tail Provision was in effect given it application to only 50% of the shares of the Promoter Group. The Board also discussed the Tail Provision duration and the overlap with the time needed to obtain regulatory approvals.

The Majesco Board of Directors further noted that only Bidder D had come forth with an acquisition proposal above the $13.10 per share price in the Original Merger Agreement, and Bidder D, should it be willing to top the price that Parent would pay under the Amended and Restated Merger Agreement, would have a realistic expectation of additional antitrust scrutiny that would use up a significant portion of the Tail Period duration. Upon further discussion, the Majesco Board of Directors instructed Nomura to contact Bidder D, and without breaching confidentiality obligations owed to Parent concerning the status of negotiations with Parent, request that Bidder D provide executed transaction documents with its best price before 7 p.m. EST.

Throughout the day on August 7, 2020, Sheppard Mullin and Majesco senior management held further negotiations with K&E and Thoma Bravo, respectively, pursuant to which they negotiated a number of improvements to the revised transaction documents submitted by Thoma Bravo through K&E, including authorization for a revised postal ballot process and adjustments to the associated deadlines for completion of such process and delivery of the Majesco Limited Written Consent, and the removal of both the Call Option and the Profit Sharing Provision. The Tail Provision, however, remained a request from Thoma Bravo with a nine month period.

Shortly before 7 p.m. EST, Bidder D sent merger documentation executed by affiliates of Bidder D reaffirming its initial offer price of $14.50 per share.

Shortly before 9 p.m. EST, a representative of Thoma Bravo contacted the Chairman of the Majesco Board of Directors and indicated that Parent was willing to raise the merger consideration to $15.25 per share, with an expiration time that evening and conditioned upon the deal protections that remained in the draft transaction documents (i.e., primarily the Tail Provision) following negotiations through the day, with a Tail Provision duration of seven months. The Chairman of the Majesco Board of Directors indicated that he did not believe the Majesco Board of Directors would accept a merger consideration of below $16.00 per share under those conditions. Shortly, thereafter, the representative of Thoma Bravo indicated that Parent would submit a new proposal with a merger consideration of $16.00 per share, which statement was followed by a formal written proposal.

At 9 p.m. EST on August 7, 2020, the Majesco Board of Directors met with members of Majesco senior management and representatives from Sheppard Mullin and Nomura to consider the proposals of Bidder D and Thoma Bravo. Mr. Mehta informed the Majesco Board of Directors that Parent had agreed to raise the merger consideration to $16.00 per share and to reduce the Tail Provision duration to seven months. The Majesco Board of Directors considered the additional deal protections that were a condition of Parent’s $16.00 offer and Buyers D’s response to the request for Bidder D’s best offer. The Majesco Board of Directors also considered the advantages of Parent’s offer over any possible price improvement from Bidder D with respect to timeline to close, antitrust regulatory risk, other execution risks and the materially lower effective termination fee of 3.5% of transaction value in the Parent proposal versus an effective termination fee of approximately double that amount in any future offer from Bidder D (taking into account the Company Termination Fee that Bidder D would pay on behalf of Majesco). The Majesco Board of Directors noted in particular that a transaction with Parent could potentially close as early as October 2020 due to the absence of notable antitrust concerns and the status of the regulatory approval applications already on file in India.

On the call, at the request of the Majesco Board of Directors, Nomura delivered its oral opinion to the Majesco Board of Directors as to the fairness, from a financial point of view, to the holders of Majesco common stock (other than holders of the Excluded Shares) of the Per Share Merger Consideration of $16.00 to be paid pursuant to the Amended and Restated Merger Agreement, which opinion was subsequently confirmed in writing, to the effect that, as of August 7, 2020, and based upon and subject to the assumptions, matters considered, qualifications and limitations set forth therein, the Per Share Merger Consideration of $16.00 to be paid pursuant to the Amended and Restated Merger Agreement was fair, from a financial point of view, to such holders. Representatives from Sheppard Mullin also updated the Majesco Board of Directors on the final material terms of the transaction. The Majesco Board of Directors then approved Majesco’s entry into the Amended and Restated Merger Agreement, the amended Support Agreement and the amended and restated Promoter Support Agreement and expressed its hope that the Promoter Group would agree to the new provisions in the Promoter Support Agreement.

On August 8, 2020 (India time), the board of directors of Majesco Limited approved the amended and restated Letter Agreement and Majesco Limited’s obligations under its amended Support Agreement.

On August 8, 2020, the Promoter Group executed the Promoter Support Agreement, and the applicable parties executed the Amended and Restated Merger Agreement, the Support Agreement, the Promoter Support Agreement and the other related transaction documentation and publicly announced the signing of the Amended and Restated Merger Agreement and other transaction documentation in the United States and India.

On August 12, 2020, the FTC granted early termination of the waiting period under the HSR Act with respect to the Merger. With early termination granted under the HSR Act, the transaction has now received all applicable antitrust regulatory approvals.

Recommendation of the Majesco Board of Directors and Reasons for the Merger

Recommendation of the Majesco Board of Directors

The Board of Directors has unanimously: (1) resolved that the Merger is fair to, and in the best interests of, Majesco and its shareholders; (2) approved and declared advisable the execution, delivery and performance of Majesco’s obligations under the Merger Agreement and the other agreements and documents referred to or contemplated by the Merger Agreement; and (3) directed that the Merger Proposal be submitted to the Majesco shareholders and recommended that the Majesco shareholders consent to the Merger Proposal, in accordance with the CGCL.

The Board of Directors unanimously recommends that you deliver a written “CONSENT TO” the Merger Proposal.

Reasons for the Merger

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors consulted with Majesco’s executive management, outside legal counsel and outside financial advisor. In recommending that the Majesco shareholders consent in favor of the Merger Proposal, the Board of Directors also considered a number of factors potentially weighing in favor of the Merger, including the following (not necessarily in order of relative importance):

●	the belief of the Board of Directors, after a review of Majesco’s current and historical financial condition, results of operations, prospects, business strategy, competitive position and industry, including the potential impact (which cannot be quantified numerically) of those factors on the trading price of Majesco common stock, that the value offered under the Merger Agreement is more favorable to Majesco shareholders than the potential value that might have resulted from remaining a U.S. public company, considering:
○	the adverse impact on economies around the world and Majesco’s customers of the current COVID-19 pandemic;
○	Majesco’s ability to achieve increased market penetration for its product and service offerings and obtain new customers;
○	Majesco’s ability to raise future capital as needed;

○	the growth prospects of the property & casualty and life & annuity insurance industry;
○	the strength and potential of Majesco’s technology platform and its ability to innovate and anticipate future customer needs;
○	Majesco’s ability to compete successfully against other providers and products;
○	data privacy and cyber security risks;
○	technological disruptions;
○	Majesco’s ability to successfully integrate its acquisitions and identify new acquisitions;
○	the risk of loss of customers or strategic relationships;
○	the success of Majesco’s research and development investments;
○	changes in economic conditions, political conditions and trade protection measures;
○	regulatory and tax law changes and immigration risks;
○	Majesco’s ability to obtain, use or successfully integrate third-party licensed technology;
○	key personnel risks;
○	the limited trading volume of Majesco common stock in the market;
○	the volatility in trading price of Majesco common stock, which has at times been uncorrelated with Majesco’s financial performance, and that no recognized U.S. equity research analysts publish research reports regarding Majesco;
○	the challenges and risks that Majesco has faced, and would likely continue to face, if it remained an independent company, including competition from much larger firms possessing greater financial resources and more comprehensive service offerings, changing client demands and pricing pressures and execution risks involved with the implementation of management’s key objectives for Majesco;
○	the additional costs and burdens involved with being a public company, and general market risks;
○	the view of the Board of Directors that Majesco has benefitted from the favorable domestic and international economic conditions that prevailed in the years between the major economic downturn of 2008-2009 and the current COVID-19 pandemic, and if Majesco were to remain an independent, publicly traded company, the value of its common stock would be susceptible to future changes and uncertainties in domestic and international economic conditions, including reduced demand for information technology products and services characteristic of prior economic downturns; and
○	the results of the price discovery activities performed by Nomura prior to Majesco’s entry into the Original Merger Agreement.

●

the relationship of the Per Share Merger Consideration to the trading price of Majesco common stock, including that the Per Share Merger Consideration constituted a premium of 111.9% over Majesco’s volume-weighted average closing price during the 30-trading day period ending July 17, 2020, the last trading day prior to the date on which Majesco entered into the Original Merger Agreement, and the relationship of the Per Share Merger Consideration as compared to the per share merger consideration of $14.50 offered by Bidder D;

●	the financial analysis presentation of Nomura and the opinion provided to the Board of Directors, dated August 7, 2020, by Nomura as to the fairness from a financial point of view to the holders of Majesco’s outstanding common stock (other than holders of the Excluded Shares) of the $16.00 Per Share Merger Consideration in cash to be paid to such holders in the Merger pursuant to the Merger Agreement, based upon and subject to the qualifications, assumptions, matters considered and limitations on the scope of review undertaken by Nomura as set forth in such opinion, as more fully described below in the section entitled “Opinion of Nomura Securities International, Inc., Financial Advisor to Majesco”;
●	the certainty of value of the all-cash merger consideration, eliminating long-term business and execution risk;
●	the view of the Board of Directors that the terms of the Merger Agreement would give another buyer that was willing to make an unsolicited acquisition proposal a reasonable opportunity to do so;
●	the right of the Board of Directors under the Merger Agreement to respond to a third party submitting an unsolicited acquisition proposal by providing non-public information subject to, among other conditions, an acceptable confidentiality agreement, and to engage in negotiations or substantive discussions with any such person, so long as the Board of Directors first determines in good faith after consultation with its outside legal counsel and financial advisor that based on the information then available and after consultation with its financial advisor that such acquisition proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal;
●	the right of the Board of Directors, under certain circumstances, to withdraw, withhold, qualify or modify its recommendation that the Majesco shareholders approve the Merger Proposal;
●	the right of the Board of Directors to terminate the Merger Agreement in order to enter into an Alternative Acquisition Agreement (as defined below under the section of this consent solicitation statement captioned “Proposal 1: The Merger Proposal––The Board of Directors’ Recommendation; Company Board Recommendation Change”) that the Board of Directors determines in good faith, after consultation with its outside financial advisors and outside legal counsel to constitute a Superior Proposal, subject to certain conditions, provided that Majesco concurrently pays a termination fee to Parent;
●	the other terms of the Merger Agreement, including:
○	the termination fee of 3.5% of equity value, which the Board of Directors deemed to be reasonable in light of, among other things, the benefits of the Merger to Majesco shareholders, the likelihood that a fee of such size would not be preclusive or unreasonably restrictive of other offers and the offer from the Bidder D;

○	the conditions to the closing, including the belief of the Board of Directors, with consultation with counsel, that, while the closing is subject to certain antitrust and regulatory approvals, there were not likely to be significant antitrust or regulatory impediments to the closing, as well as the obligations of the buyer to take actions to obtain such approvals;
○	the fact that the Merger Agreement is not conditioned on Parent obtaining any outside financing and Parent has no need for outside financing to complete the transaction; and
○	the fact that the end date of January 20, 2021 under the Merger Agreement on which either party, subject to certain exceptions, can terminate the Merger Agreement, allows for sufficient time to consummate the Merger;
●	the belief of the Board of Directors, based on negotiations with Parent, that the price to be paid by Parent is the highest price per share that Parent was willing to pay and that the terms and conditions of the Merger Agreement were, in the view of the Board of Directors, the most favorable to Majesco and the Majesco shareholders to which Parent was willing to agree;
●	the availability of dissenter’s rights to Majesco shareholders who comply with specified procedures under Sections 1300 through 1313 of the CGCL; and
●	the protections given to Majesco in the Letter Agreement, wherein Majesco Limited agrees to, among other things, reimburse, indemnify and hold Majesco harmless from and against any and all costs or disbursements incurred by Majesco upon termination of the Merger Agreement under specified circumstances.

In its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors also considered and balanced against the factors potentially weighing in favor of the Merger a number of uncertainties, risks, restrictions and other factors potentially weighing against the Merger, including the following (not necessarily in order of relative importance):

●	Majesco shareholders would forgo the opportunity to participate in future earnings or growth of Majesco or the Surviving Corporation in the Merger, or benefit from any future appreciation in the value of Majesco common stock, including as may result from Majesco’s execution of its current strategy as a U.S. public company;
●	receipt of the all-cash Per Share Merger Consideration would be taxable to those Majesco shareholders that are treated as U.S. holders for U.S. federal income tax purposes and also have tax implications for shareholders domiciled in India (including Majesco Limited);
●	under specified circumstances, Majesco may be required to pay fees and expenses in the event the Merger Agreement is terminated and the effect this could have on Majesco, including:
○	the possibility that the termination fee payable by Majesco to Parent upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirers from making a competing proposal, although the Board of Directors believes that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in acquiring Majesco;

○	the possibility that Majesco could be required to pay the termination fee if Majesco Limited fails to provide its written consent to the Merger after receiving the Limited Shareholder Approval for the Divestment, and the limited remedies Majesco would have against Majesco Limited if such termination fee were triggered;
○	the possibility that Majesco could be required to pay Parent’s expenses up to $2,000,000 if the Merger Agreement is terminated under certain circumstances; and
○	if the Merger is not consummated, Majesco will generally be required to pay its own expenses associated with the Merger Agreement and the transactions contemplated thereby;
●	the significant costs involved in connection with entering into and completing the Merger and the substantial time and effort of management required to consummate the Merger, which could disrupt Majesco’s business operations;
●	the announcement and pendency of the Merger, or the failure to complete the Merger, may cause substantial harm to Majesco’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management and other personnel), vendors and customers;
●	the restrictions in the Merger Agreement on Majesco’s ability to actively solicit competing bids to acquire Majesco;
●	the effect that the right afforded to Parent under the Merger Agreement to match acquisition proposals from third parties may discourage other parties that might otherwise have an interest in acquiring Majesco;
●	the restrictions on Majesco’s conduct of business prior to completion of the Merger, which could delay or prevent Majesco from undertaking business opportunities that may arise or taking other actions with respect to Majesco’s operations during the pendency of the Merger, whether or not the Merger is completed;
●	the risk that all conditions to the parties’ obligations to consummate the Merger may not be satisfied or that satisfaction of such conditions may be delayed;
●	the market price of Majesco common stock could be affected by many factors, including: (i) if the Merger Agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Majesco; (ii) the possibility that, as a result of the termination of the Merger Agreement, possible acquirers may consider Majesco to be an unattractive acquisition candidate; and (iii) the possible sale of Majesco common stock by short-term investors following an announcement that the Merger Agreement has been terminated;
●	certain of Majesco’s directors and executive officers may have interests in the Merger that may be deemed to be different from, or in addition to, those of Majesco shareholders;
●	litigation may occur in connection with the Merger and such litigation may increase the costs associated with the Merger and result in a diversion of management focus; and
●	completion of the Merger would require antitrust clearance in the United States, approval of the Reserve Bank of India and obtaining a No Objection Certificate from the Indian tax authorities.

Opinion of Nomura Securities International, Inc., Financial Advisor to Majesco

On August 7, 2020, at a meeting of the Board of Directors held to evaluate the proposed Merger, Nomura delivered to the Board of Directors an oral opinion, confirmed by delivery of a written opinion dated August 7, 2020, to the effect that, as of that date and based on and subject to various assumptions, matters considered, qualifications and limitations described in its opinion, the $16.00 Per Share Merger Consideration to be received in the Merger by holders of Majesco common stock (other than the holders of Excluded Shares) was fair, from a financial point of view, to such holders.

The full text of Nomura’s opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Nomura. This opinion is attached as Annex B and is incorporated into this consent solicitation statement by reference. Holders of Majesco common stock are encouraged to read Nomura’s opinion carefully in its entirety. Nomura’s opinion was provided for the benefit of the Board of Directors in connection with, and for the purpose of, its evaluation of the Per Share Merger Consideration. The opinion did not address the relative merits of the Merger as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Merger. The opinion does not constitute a recommendation to any Majesco shareholder as to whether to consent or how to otherwise act with respect to the Merger. The following summary of Nomura’s opinion is qualified in its entirety by reference to the full text of Nomura’s opinion.

In arriving at its opinion, Nomura, among other things:

●	reviewed certain publicly available business and financial information relating to the Company;

●	reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were provided to Nomura by the management of the Company and not publicly available, including financial forecasts and estimates prepared by management of the Company up to March 31, 2021;

●	conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company;

●	reviewed publicly available financial and stock market data with respect to certain other companies Nomura believed to be generally relevant;

●	compared the financial terms of the Merger with the publicly available financial terms of certain other transactions that Nomura believed to be generally relevant;

●	reviewed current and historical market prices of Majesco common stock;

●	reviewed a draft of the Merger Agreement dated August 6, 2020; and

●	conducted such other financial studies, analyses and investigations, and considered such other information, as Nomura deemed necessary or appropriate.

In connection with its review, with the consent of the Board of Directors, Nomura did not assume any responsibility for independent verification of any of the information provided to or reviewed by it for the purpose of its opinion and, with the consent of the Board of Directors, Nomura relied on such information being complete and accurate in all material respects. In addition, with the consent of the Board of Directors, Nomura did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor was Nomura furnished with any such evaluation or appraisal. Nomura also did not evaluate, and did not express an opinion as to the impact of the Merger on, the solvency, viability or fair value of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters or the ability of the Company to pay its obligations when they become due. With respect to the financial forecasts and estimates referred to above, Nomura assumed, at the direction of the Board of Directors, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Nomura assumed, with the Board of Directors’ approval, that the financial forecasts and estimates referred to above will be achieved at the times and in the amounts projected. Nomura expressed no opinion regarding the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public shareholders of the Company, in connection with the Merger. Nomura’s opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to Nomura as of, the date of its opinion. It should be understood that subsequent developments may affect Nomura’s opinion.

Although Nomura’s opinion was approved by its Fairness Opinion Committee, it does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company or the Company’s underlying business decision to effect the Merger. Nomura’s opinion does not constitute a recommendation to any shareholder as to whether such shareholder should consent or how such shareholder should otherwise act with respect to the Merger Proposal. At the direction of the Board of Directors, Nomura has not been asked to, nor did Nomura, offer any opinion as to the terms, other than the Per Share Merger Consideration to the extent expressly specified therein, of the Merger Agreement or the form of the Merger. In rendering its opinion, Nomura assumed, with the consent of the Board of Directors, that (i) the final executed form of the Merger Agreement would not differ in any material respect from the draft that Nomura reviewed, (ii) the parties to the Merger Agreement will comply with all material terms of the Merger Agreement and (iii) the Merger will be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. Nomura also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on the Company or the expected benefits of the Merger in any way meaningful to Nomura’s analysis. Nomura is not an expert with respect to legal, regulatory, tax or accounting matters and Nomura has relied on the assessments made by the Company and its advisors with respect to such issues.

In connection with rendering its opinion to the Board of Directors, Nomura performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by Nomura in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to the Company or the Merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

Nomura believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Nomura’s analyses and opinion. Nomura did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

For purposes of its analyses, Nomura utilized Company management’s forecasts for the Company up to March 31, 2021. Management of the Company did not provide any financial forecasts or estimates to Nomura beyond March 31, 2021. Nomura, at the Board of Directors’ direction, did not perform a discounted cash flow analysis. The results of the fairness analysis might have been different had such financial forecasts and estimates been provided and a discounted cash flow analysis been performed.

Historical Trading Performance Analysis

Nomura reviewed the historical trading performance of the Majesco common stock for the 52 weeks prior to July 17, 2020, the last full trading day before July 20, 2020, the date on which the Original Merger Agreement was signed and announced. Nomura noted that the low and high trading prices of the Majesco common stock during such period were $4.57 and $10.03 per share, respectively.

Precedent Transactions Analysis

Nomura reviewed and analyzed certain publicly available financial information relating to selected publicly announced merger and acquisition transactions with an aggregate value between $50 million and $1 billion in the information technology services and software industry (with relevant business offerings in the insurance services and solutions and adjacent sectors), announced between July 2015 to July 2020. It was Nomura’s professional judgment that transactions of this size during this time frame and involving target companies in the information technology services and software industry (with relevant business offerings in the insurance services and solutions and adjacent sectors) were most relevant, for comparative purposes, to the proposed acquisition of the Company. In performing these analyses, Nomura analyzed certain financial information and transaction multiples relating to the target companies and compared such information to the corresponding information about the Company.

Nomura reviewed the following transactions:

Target	Acquirer
Incentive Technology Group, LLC	ICF International Inc.
Mobiquity Inc.	Hexaware Technologies Limited
Symbility Solutions Inc. (78%)	CoreLogic, Inc.
Cynosure Inc.	Zensar Technologies Inc.
StoneRiver, Inc.	Sapiens International Corporation N.V.
ISCS Inc.	Guidewire Software Inc.
Appirio Inc.	Wipro Limited
Gilliland Gold Young Consulting Inc.	Moody’s Corp.
Magnet 360 LLC	Mindtree Limited
Polaris Consulting & Services Limited	Virtusa Corporation
The Innovation Group Limited	Carlyle Group Inc.
Designit AS	Wipro Limited

For each of the transactions Nomura calculated and compared the implied enterprise value of each target company as a multiple of the target company’s revenue and/or earnings before interest, taxes, depreciation and amortization (“EBITDA”), in each case, based on the prior twelve months of the latest available public filings as of the time of announcement of the relevant transaction. Based on the analysis of such metric for each transaction noted above, Nomura selected a representative range of multiples for each of revenue and EBITDA based on the median precedent transaction multiple, adjusted by 20% in each direction (as set forth in the table below), and applied this range of multiples to the Company’s reported revenue and/or adjusted EBITDA for the fiscal year ended March 31, 2020, as set forth in the Company’s Annual Report on Form 10-K filed with the SEC on July 8, 2020, the latest available periodic report of the Company. Where available, Nomura used the adjusted EBITDA of the relevant target company for its analysis of the precedent transactions. Adjusted EBITDA for such targets may have been calculated differently. Based on these calculations, this analysis implied value ranges as shown on the table below:

Metric	Median Multiple	Selected Range of Multiples	Implied Per Share Value of Majesco Common Stock
Enterprise Value / Revenue	2.7x	2.2x – 3.3x	$7.81 – $11.23
Enterprise Value / EBITDA	11.8x	9.5x – 14.2x	$4.54 – $6.44

No company or transaction utilized in the selected transactions analysis is identical to the Company or the Merger. In evaluating the selected transactions, Nomura made judgments and assumptions with regard to general business, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Company or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Mathematical analysis, such as determining the arithmetic mean or median, or the high or low, is not in itself a meaningful method of using selected company data.

Comparable Companies Analysis

Nomura reviewed and analyzed certain publicly available financial information, valuation multiples and market trading data relating to the following publicly traded companies with operations in the information technology services and software industry, with a meaningful portion of insurance / financial services revenue, which is the industry in which the Company operates:

●	Guidewire Software Inc.

●	Genpact Limited

●	WNS (Holdings) Limited

●	Mphasis Limited

●	ExlService Holdings, Inc.

●	Sapiens International Corporation N.V.

●	Virtusa Corporation

●	FINEOS Corporation Holdings PLC

●	Ebix Inc.

Although none of the companies listed above are directly comparable to the Company, the companies were selected by Nomura for this analysis because they are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks and a size and scale of business, which Nomura considered similar to the Company for purposes of analysis.

Nomura reviewed the enterprise values of these companies (calculated as (a) market capitalization, based on reported fully-diluted common shares outstanding and closing stock prices on August 7, 2020, plus (b) debt outstanding, preferred stock and minority interest, less (c) cash and cash equivalents) as multiples of the estimated one fiscal year forward (calendarized for the Company’s March 31 fiscal year-end) EBITDA, as adjusted for certain items.

Nomura then applied a range of selected multiples (based on the median comparable company multiples, adjusted by 20% in each direction) of estimated one fiscal year forward EBITDA derived from the selected comparable companies to the Company’s fiscal year ending March 31, 2021 EBITDA in two scenarios: a business-as-usual scenario and a risk-adjusted scenario that included provisions made by the Company for certain business risks including the impact of COVID-19, its life and annuity business not accelerating, and technology infrastructure outages. Financial data for the Company was based on public filings and forecasts prepared by the Company’s management up to March 31, 2021. Financial data for the selected companies was based on public filings and other publicly available information, including from FactSet Research Systems.

The table below illustrates the representative ranges of multiples selected by Nomura based on the above analysis and the implied value ranges:

Metric	Median Multiple	Selected Range of Multiples	Implied Per Share Value of Majesco Common Stock
FY 2021E Enterprise Value / Revenue	2.6x	2.1x – 3.2x	$8.93 – $12.91
FY 2021E Enterprise Value / EBITDA	14.0x	11.2x – 16.8x	$8.15 – $11.74
FY 2021E Enterprise Value / EBITDA with Risk Contingency	14.0x	11.2x – 16.8x	$7.62 – $10.94

No company included in the selected company analysis is identical to the Company. In evaluating the selected companies, Nomura made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of the Company, such as the impact of competition on the business of the Company and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis, such as determining the arithmetic mean or median, or the high or low, is not in itself a meaningful method of using selected company data.

Premiums Paid Analysis

Nomura performed an illustrative premiums paid analysis based on the premiums paid, where applicable, in selected transactions involving the acquisition of greater than 50% of the equity in a U.S. target, with a transaction value between $300 million and $700 million and all-cash merger consideration, announced since August 2016, based on data sourced from Dealogic Cortex as of August 7, 2020. The analysis excluded outlier transactions where the premium was either negative or greater than 150%.

Nomura then applied a range of premiums from 23% to 34% (based on the median premium to 1-month prior share price of the transactions referenced above of 28.5%, adjusted by 20% of such median premium in each direction) to the Company’s closing price per share as of June 17, 2020, resulting in an implied price per share range for shares of the Company’s Common Stock of $8.75 to $9.57.

Miscellaneous

Nomura calculated the volume-weighted average prices over various time periods and noted the closing stock prices on selected dates prior to and including July 17, 2020, the last full trading day before July 20, 2020, the date on which the Original Merger Agreement was signed and announced. This analysis, which was presented to the Board of Directors for informational purposes and was not considered part of Nomura’s financial analyses with respect to its opinion, indicated that the Per Share Merger Consideration represented a premium of:

●	111.9% based on the volume-weighted average price per share of $7.55 for the 30 days ended July 17, 2020;

●	120.1% based on the volume-weighted average price per share of $7.27 for the 60 days ended July 17, 2020;

●	124.4% based on the closing price per share of $7.13 on June 17, 2020, the date that was 30 days prior to July 17, 2020; and

●	151.6% based on the closing price per share of $6.36 on May 18, 2020, the date that was 60 days prior to July 17, 2020.

Nomura also presented to the Board of Directors a summary of non-binding proposals that had been received by the Company as of August 7, 2020 for informational purposes. This summary was not considered part of Nomura’s financial analyses with respect to its opinion.

Nomura’s opinion and its presentation to the Board of Directors were one of many factors taken into consideration by the Board of Directors in deciding to approve the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the Per Share Merger Consideration or of whether the Board would have been willing to agree to different merger terms. The Per Share Merger Consideration and other terms of the Merger were determined through arm’s-length negotiations between the Company and Parent and were approved by the Board of Directors. Nomura did not recommend any specific merger consideration to the Company.

In connection with the financial advisory services that Nomura has provided in connection with the Merger, the Company has agreed to pay Nomura the following fees: (i) $1 million payable upon completion of the work required for Nomura to render its opinion and (ii) approximately $6.29 million payable upon consummation of the Merger. In addition, the Company has agreed to reimburse Nomura for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify Nomura against certain liabilities relating to, or arising out of, its engagement.

During the past two years, (i) Majesco has not engaged Nomura to provide, and Nomura has not provided, investment banking, financial advisory or other financial services to Majesco unrelated to the Merger for which Majesco pays or expects to pay fees to Nomura and (ii) Nomura and its affiliates have provided, and may in the future provide, investment banking services and other financial services to Parent or its affiliates unrelated to the Merger for which Nomura and its affiliates have received, or may receive, compensation.

Nomura and its affiliates are involved in a wide range of commercial banking, investment banking and other activities (including investment management, corporate finance and securities issuing, trading and research). In the ordinary course of business, Nomura, its subsidiaries, branches and affiliates may trade the securities of the Company (and of entities with which the Company may be considering entering into a potential transaction or business relationship) for its own account and for the accounts of customers, and may at any time hold a long or short position in such securities.

The Board of Directors selected Nomura as its financial advisor in connection with the Merger because Nomura is an internationally recognized investment banking firm with substantial experience in similar transactions and because of Nomura’s familiarity with the Company and its business. Nomura is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, private placements and other transactions.

Management Projections

Majesco does not, as a matter of course, publicly disclose long-term forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying long-term assumptions, estimates and projections. However, Majesco is including a summary of certain previously nonpublic, unaudited prospective financial information prepared by its management for the fiscal year ending March 31, 2021 in order to provide Majesco shareholders with access to information that was made available to the Board of Directors in connection with its evaluation of the Merger and the Per Share Merger Consideration. For purposes of this consent solicitation statement, we refer to these projections as the “Projections.” The Projections were made available to Nomura in connection with the rendering of Nomura’s opinion to the Board of Directors.

	(dollars in millions)
	Q1	Q2	Q3	Q4	Total
Revenue	$40.1	$42.0	$46.5	$47.3	$175.9
Cost of Revenue	19.7	20.2	20.2	20.2	80.3
Gross Profit	20.4	21.8	26.2	27.1	95.5
R&D Expenses	4.2	4.3	4.3	4.3	17.1
SGA Expenses	10.7	11.4	13.6	12.9	48.6
Total Operating Expense	14.9	15.7	17.9	17.2	65.7
Adjusted EBITDA	5.5	6.1	8.3	9.9	29.8
Risk Contingency	0.5	0.5	0.6	0.6	2.2
Adjusted EBITDA with Risk Contingency	5.0	5.6	7.7	9.3	27.6

Adjusted EBITDA is a non-GAAP (as defined below) financial measure and is earnings before interest, tax, depreciation and amortization and excludes stock-based compensation, a reversal of accrual for contingent liabilities and merger and acquisition expenses. The Risk Contingency line item includes certain provisions made by Majesco for the potential impact of COVID-19, technology infrastructure outages and the life & annuity business not accelerating.

The Projections were developed by Majesco management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement, or any changes to Majesco’s operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement. Furthermore, the Projections do not take into account the effect of any failure of the Merger or other transactions contemplated by the Merger Agreement to be completed and should not be viewed as accurate or continuing in that context. In the view of Majesco management, the Projections have been reasonably prepared by Majesco management on bases reflecting the best currently available estimates and judgments of Majesco management of the future financial performance of Majesco and other matters covered thereby.

Although the Projections are presented with numerical specificity, they were based on numerous variables and assumptions made by Majesco management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Majesco’s business, all of which are difficult or impossible to predict accurately and many of which are beyond Majesco’s control. The Projections constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Projections, including, but not limited to, Majesco’s performance, industry performance, general business and economic conditions, customer requirements, staffing levels, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in Majesco’s reports filed with the SEC. There can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than forecasted. In addition, the Projections will be affected by Majesco’s ability to achieve strategic goals, objectives and targets over the applicable period. The Projections reflect assumptions as to certain business decisions that are subject to change and cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Projections should not be regarded as an indication that Majesco, Nomura, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Projections in this consent solicitation statement should not be regarded as an indication that the Projections will be necessarily predictive of actual future events. No representation is made by Majesco or any other person regarding the Projections or Majesco’s ultimate performance compared to such information. The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information about Majesco contained in Majesco’s public filings with the SEC. For more information, please see the section of this consent solicitation statement captioned “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Projections, Majesco shareholders are cautioned not to place undue, if any, reliance on the Projections.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. The non-GAAP financial measures used in the Projections were relied upon by Nomura for purposes of its opinion and by the Board of Directors in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this consent solicitation statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Nomura for purposes of its opinion or by the Board of Directors in connection with its evaluation of the Merger. Accordingly, Majesco has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Majesco may not be comparable to similarly titled amounts used by other companies. Neither Majesco’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Adjusted EBITDA is a “non-GAAP financial measure,” which is a financial performance measure that is not calculated in accordance with GAAP. This non-GAAP financial measure should not be viewed as a substitute for any GAAP financial measure and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The summary of such information above is included solely to give Majesco shareholders access to the information that was made available to the Board of Directors and Nomura and is not included in this consent solicitation statement in order to influence any Majesco shareholder to make any investment decision with respect to the Merger, including whether or not to exercise dissenters’ rights with respect to their shares of Majesco common stock.

In addition, the Projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this consent solicitation statement, and except as required by applicable securities laws, Majesco does not intend to update or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

Interests of Majesco’s Directors, Executive Officers and Affiliates in the Merger

When considering the recommendation of the Board of Directors that you consent to the Merger Proposal, you should be aware that our directors, executive officers and affiliates may have interests in the Merger that are different from, or in addition to, the interests of Majesco shareholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in approving the Merger Agreement and the Merger and recommending that the Merger Proposal be approved by the Majesco shareholders. These interests are described in more detail and, where applicable, are quantified in the narrative below. The amounts set forth in the narrative below assume that the closing of the Merger will occur on October 1, 2020. For purposes of any severance calculations in this narrative, it was assumed that termination of employment will occur on October 1, 2020.

Treatment of Company Options and Company RSU Awards

At the Effective Time, each outstanding vested and unvested Company Option under the Majesco 2015 Equity Incentive Plan will be automatically and without any action on the part of the holder thereof cancelled and converted into the right to receive the Company Option Cash Out Payment, less any required withholding taxes, payable on the first payroll date after the closing date.

Any outstanding Company Option (whether vested or unvested) with a per share exercise price equal to or greater than the Per Share Merger Consideration will be automatically cancelled at the Effective Time and forfeited without payment or consideration.

At the Effective Time, each Company RSU outstanding under the Majesco 2015 Equity Incentive Plan will be automatically and without any action on the part of the holder thereof cancelled and converted to the right to receive the Company RSU Cash Out Payment, less any required withholding taxes, payable on the first payroll date after the closing date.

The Majesco 2015 Equity Incentive Plan will terminate at or prior to the Effective Time.

Treatment of Awards Under ESOP of Majesco Limited

Several employees of Majesco and its subsidiaries are recipients of equity awards under the ESOP of Majesco Limited. In addition, Farid Kazani, while not an employee of Majesco, is its interim Chief Financial Officer and a recipient of awards under the ESOP.

In connection with the Merger, Majesco Limited shall take all actions necessary to accelerate the vesting of all awards under the ESOP to employees of Majesco and its subsidiaries, including submitting amendments to the ESOP required to effectuate such acceleration and vesting to its shareholders for approval in the Majesco Limited Postal Ballot in accordance with applicable law. Following receipt of such approval, Majesco Limited shall satisfy all of its obligations under the ESOP to the holders of such awards which have validly exercised their rights under such awards as promptly as practicable in accordance with applicable laws and cancel all awards that require such cancellation under applicable laws.

Treatment of Purchase Rights under the ESPP

Under the Merger Agreement, Majesco will take all actions with respect to its ESPP such that no participant may increase the percentage amount of his or her payroll deduction election from that in effect on July 20, 2020 for the current offering period , and no participant may make separate non-payroll contributions to the ESPP other than as required by applicable Law. No individual who was not already participating in the ESPP as of July 20, 2020 will be allowed to commence participation in the ESPP after July 20, 2020. In addition, subject to the consummation of the Merger, the ESPP will be terminated, effective immediately on the earlier of the Effective Time and September 30, 2020. Immediately prior to the Effective Time, if the Merger occurs before September 30, 2020, any then-outstanding rights under the ESPP will terminate and Majesco will distribute to each ESPP participant all of his or her accumulated payroll deductions (to the extent not yet applied to the purchase of shares) with respect to the current offering period ended September 30, 2020. Following the purchase of shares pursuant to the current offering period ended September 30, 2020 (if any), the ESPP will be suspended and no new offering period will be commenced under the ESPP after the earlier of the Effective Time and September 30, 2020.

Shares and Equity Awards Held by Majesco’s Executive Officers and Non-Employee Directors

The following table sets forth the number of shares of Majesco common stock and the number of shares of Majesco common stock underlying equity awards held by each of Majesco’s executive officers and non-employee directors that are outstanding as of August 3, 2020 under the Majesco 2015 Equity Incentive Plan, taking into account any vesting that occurs with respect to such equity awards on or prior to October 1, 2020. The table also sets forth the values of these shares and equity awards, determined as the number of shares multiplied by the Per Share Merger Consideration, Company Option Cash Out Payment or Company RSU Cash Out Payment, as applicable). No additional shares of Majesco common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Name	Company Options (#)(1)	Company Options ($)	Company RSUs (#)(2)	Company RSUs ($)	Total ($)
Adam Elster	—	—	100,000	$1,600,000	$1,600,000
Prateek Kumar Solanki	163,333	$1,771,330	—	—	$1,771,330
Farid Kazani	—	—	—	—	—
James Miller	—	—	50,000	$800,000	$800,000
Edward Ossie	128,333	$1,407,880	—	—	$1,407,880
Mallinath Sengupta	80,000	828,000	—	—	$828,000
Manish D. Shah	259,897	$2,585,880	—	—	$2,585,880
Wayne Locke(3)	—	—	—	—	—
Dr. Arun Maheshwari	181,666	$1,987,244	—	—	$1,987,244
Earl Gallegos	81,666	$895,244	—	—	$895,244
Steven R. Isaac	—	—	—	—	—
Atul Kanagat	—	—	—	—	—
Sudhakar Ram	—	—	—	—	—
Robert R. Restrepo, Jr.	81,666	$898,910	—	—	$898,910
Rajesh Hukku	50,000	$510,500	—	—	$510,500
Carolyn Johnson	50,000	$376,000	—	—	$376,000
Ketan Mehta	306,667	$3,149,371	—	—	$3,149,371

(1)	The number of shares of Majesco common stock subject to Company Options includes both vested and unvested Company Options. The number of shares subject to the vested and unvested portions of the Company Options and the value (determined as the aggregate number of underlying shares multiplied by the Per Share Merger Consideration minus the aggregate exercise price with respect to such shares) of those portions of the Company Options are set forth in the table below.

(2)	For the purposes of this table, we have assumed that the closing of the Merger will occur on October 1, 2020. As a result, this number reflects the number of shares of Majesco common stock subject to Company RSUs that were not vested as of October 1, 2020.

(3)	Mr. Locke’s employment with Majesco terminated without cause, effective as of July 8, 2020 and, in connection with his termination of employment, all of Mr. Locke’s Company unvested RSUs were forfeited.

Name	Vested Company Options (#)	Vested Company Options ($)	Unvested Company Options (#)	Unvested Company Options ($)
Adam Elster	—	—	—	—
Prateek Kumar Solanki	148,333	$1,610,830	15,000	$160,500
Farid Kazani	—	—	—	—
James Miller	—	—	—	—
Edward Ossie	119,583	$1,313,792	8,750	$94,088
Mallinath Sengupta	40,000	$414,000	40,000	$414,000
Manish D. Shah	244,897	$2,425,380	15,000	$160,500
Wayne Locke	—	—	—	—
Dr. Arun Maheshwari	177,916	$1,945,431	3,750	$41,813
Earl Gallegos	77,916	$853,431	3,750	$41,813
Steven R. Isaac	—	—	—	—
Atul Kanagat	—	—	—	—
Sudhakar Ram	—	—	—	—
Robert R. Restrepo, Jr.	77,916	$857,097	3,750	$41,813
Rajesh Hukku	33,334	$340,340	16,666	$170,160
Carolyn Johnson	16,666	$125,328	33,334	$250,672
Ketan Mehta	232,501	$2,492,418	74,166	$656,953

The following table sets forth the number of shares of Majesco Limited common stock and the number of shares of Majesco Limited common stock underlying equity awards held by Messrs. Solanki, Kazani and Shah that are outstanding as of August 3, 2020 under the ESOP of Majesco Limited, taking into account any vesting that occurs with respect to such equity awards on or prior to October 1, 2020. The table also sets forth the values of these shares and equity awards, determined as ₹713.30, the closing price of the shares of Majesco Limited on the stock exchanges in India on August 11, 2020. No additional shares of Majesco Limited common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Name	Majesco Ltd. Options (#)(1)	Majesco Ltd. Options (₹)		Majesco Ltd. RSUs (#)(2)	Majesco Ltd. RSUs (₹)		Total (₹)
Prateek Kumar Solanki	—		—	10,002	₹	7,084,416	₹	7,084,416
Farid Kazani	90,000	₹	29,640,000	118,604	₹	84,007,213	₹	113,647,213
Manish D. Shah	—		—	20,004	₹	14,165,432.50	₹	14,165,432.50

(1)	The number of shares of Majesco Limited common stock subject to Majesco Limited stock options includes both vested and unvested options. The number of shares subject to the vested and unvested portions of the Majesco Limited stock options and the value (determined as ₹713.30, closing price of the stock on August 11, 2020) of those portions of the Majesco Limited stock options are set forth in the table below.

(2)	For the purposes of this table, we have assumed that the closing of the Merger will occur on October 1, 2020.

Name	Vested Majesco Ltd. Options (#)	Vested Majesco Ltd. Options (₹)	Unvested Majesco Ltd. Options (#)	Unvested Majesco Ltd. Options (₹)
Prateek Kumar Solanki	—	—	—		—
Farid Kazani	81,250	₹26,317,375	8,750	₹	3,322,625
Manish D. Shah	—	—	—		—

Name	Vested Majesco Ltd. RSUs (#)	Vested Majesco Ltd. RSUs (₹)	Unvested Majesco Ltd. RSUs (#)	Unvested Majesco Ltd. RSUs (₹)
Prateek Kumar Solanki	—	—	10,002	₹	7,084,416
Farid Kazani	16,665	₹11,803,819	101,939	₹	72,203,393
Manish D. Shah	—	—	20,004	₹	14,168,833

Payments At or Following Change of Control

Employment Agreements and Severance Policies with Certain Executive Officers

Each of our executive officers is entitled to severance or notice pay in the event of a termination by us without cause. Messrs. Elster and Miller are also entitled to severance in the event of a resignation by such named executive officer for good reason. The details of such severance arrangements are described below. In addition, Mr. Elster is entitled to receive a retention bonus in connection with the Merger, as further described below.

Pursuant to the terms of the employment offer letter dated September 20, 2018 (the “Elster Offer Letter”), except if Mr. Elster’s employment is terminated by Majesco for Cause (as defined in the Elster Offer Letter) or Mr. Elster resigns without Good Reason (as defined in the Elster Offer Letter), Mr. Elster will receive any earned but unpaid bonus for the fiscal year preceding the date of termination and a pro-rated annual bonus for the year in which the termination occurs (based on the time employed during such fiscal year) and based on actual performance during such fiscal year. The estimated severance amount of such bonus payments will be $250,000. In addition, if we terminate Mr. Elster’s employment without Cause or Mr. Elster resigns for Good Reason, then subject to his execution and non-revocation of a release of claims, Mr. Elster shall receive severance equal to 12 months of his then-current base salary ($500,000); provided, however, if Mr. Elster’s employment is terminated within 120 days prior to, or twelve months following, a Corporate Transaction of the Company (as defined in the 2015 Equity Incentive Plan), Mr. Elster will receive two times the sum of his then-current base salary plus his target annual bonus (in each case payable over a period of 12 months following his release becoming effective), resulting in an estimated aggregate amount of $2,000,000. In addition, if we terminate Mr. Elster’s employment without Cause or Mr. Elster resigns for Good Reason, then subject to his execution and non-revocation of a release of claims, if Mr. Elster timely elects and remains eligible for coverage pursuant to COBRA, we will pay or reimburse him an amount equal to the full monthly premium for COBRA continuation coverage under our medical plans as in effect on the date of his termination with respect to the level of coverage in effect for Mr. Elster and his eligible dependents as of the date of his termination, with respect to the period from the date of his termination until the earlier of (x) 12 months following such date and (y) the date he becomes eligible for continued coverage under a subsequent employer’s health plan, resulting in an estimated payment of $19,401.72.

Pursuant to the terms of the employment letter agreement with James Miller dated March 12, 2019 (the “Miller Offer Letter”), we may terminate Mr. Miller’s employment at any time without Cause (as defined in the Miller Offer Letter) on two weeks prior notice or with Cause, and Mr. Miller may terminate his employment at any time by providing two weeks prior notice. In the event that Mr. Miller’s employment is terminated by us without Cause, Mr. Miller will receive a lump sum payment equal to six months of his then base salary and the pro-rated portion of any annual bonus Mr. Miller may be entitled to (the “Miller Severance Payment”) subject to his execution and non-revocation of a release of claims, resulting in an estimated payment of $287,500. In the event that Mr. Miller’s employment is terminated for a reason defined as a Change in Control (as defined in the Miller Offer Letter) or Mr. Miller terminates his employment for Good Reason (as defined in the Miller Offer Letter) as a result of a Change in Control, Mr. Miller will receive the Miller Severance Payment in an amount equal to $287,500. While the Miller Offer Letter does not provide for such continuation of coverage, Mr. Miller will receive six months of Company-paid COBRA coverage, valued in the amount of $9,700.86, in the event of his termination without Cause or for Good Reason as a result of a Change in Control.

Pursuant to the terms of the employment letter agreement with Edward Ossie dated December 1, 2014 (the “Ossie Offer Letter”), Mr. Ossie’s employment is “at will” and we may terminate his employment at any time, with a four week notice period or Mr. Ossie may terminate his employment, with a four week notice period. In the event that Mr. Ossie’s employment is terminated by us at any time for any reason, Mr. Ossie will receive a lump sum payment equal to six months of his then base salary and benefits, as well as accelerated vesting with respect to any granted option program, subject to approval by our Board of Directors, resulting in a severance payment in the amount of $279,088. The severance benefits provided for in the Ossie Offer Letter will be provided subject to Mr. Ossie’s compliance with all restrictive covenants to which he is subject, as well as the execution of such documents or agreements as we may require after his termination. Though Mr. Ossie may not be entitled to such a benefit under the Ossie Offer Letter, pursuant to the Company’s severance policy (as described further below) he may also be entitled to receive the pro-rated portion of his annual bonus.

Pursuant to the terms of the employment agreement with Manish Shah dated March 7, 2012, as amended from time to time (the “Shah Employment Agreement”), Mr. Shah’s employment is subject to automatic annual renewal on the anniversary of the effective date thereof, unless 90 days prior to any such anniversary, either party gives notice that the term will not be extended. The Company may terminate Mr. Shah’s employment at any time without Cause (as defined in the Shah Employment Agreement) on ten business days’ written notice, and Mr. Shah may terminate his employment at any time for Good Reason (as defined in the Shah Employment Agreement) by providing ten business days’ written notice. Additionally, both the Company and Mr. Shah may terminate his employment immediately at any time, for Cause or without Good Reason, as applicable, upon written notice to the other party. If Mr. Shah’s employment is terminated by the Company without Cause or by Mr. Shah for Good Reason, Mr. Shah will be entitled to receive a severance payment determined by (i) dividing his highest annual salary over the past 12 months by 12 to determine the monthly salary; and then (ii) multiplying such monthly salary by six. Such severance payment will be in the amount of $175,000 and will be paid in equal monthly installments (without interest) on the first day of each calendar month, subject to Mr. Shah’s execution and non-revocation of a general release in favor of Majesco and compliance with his restrictive covenants.

Pursuant to the terms of the Agreement and General Release dated July 8, 2020, between Wayne Locke and Majesco (the “Locke Agreement”), Mr. Locke’s employment terminated without cause as of July 8, 2020. Pursuant to the Locke Agreement, Mr. Locke received a severance payment consisting of: (i) two weeks of notice pay in the amount of $11,153.85; (ii) six months of base salary in the gross amount of $145,000; (iii) a pro-rated portion of Mr. Locke’s bonus payment for fiscal year 2021 in the amount of $39,293.89; and (iv) up to $9,700.86 as a COBRA assistance payment if Mr. Locke elects to enroll in “COBRA” type continuation coverage under the Company’s group health plan, for the six months period following termination of employment. In exchange for this severance payment, Mr. Locke provided a general release in favor of Majesco.

On May 7, 2019, our Board of Directors and compensation committee adopted a severance policy for the Majesco Leadership Team and Senior Vice Presidents (including Messrs. Solanki, Sengupta, Ossie and Shah) who have been with Majesco for at least one year (collectively, the “Executives”) and are terminated without cause (as defined in the policy). Generally no severance will be payable if termination is due to the Executive’s dishonesty (including theft), insubordination, job abandonment, willful refusal to perform his or her job, violation of the Executive’s employment agreement and confidentiality obligations, violation of Majesco policies on discrimination, unlawful harassment and substance abuse and other policies in the Majesco employee handbook and excessive absenteeism. Under the policy, the Executives will be entitled to receive severance of six months of their base salary in addition to any applicable notice period, their annual bonus based on Majesco performance pro-rated to the number of completed months worked in the period and six months of Company-paid COBRA premiums (or health insurance coverage until the end of the fiscal year for India employees). Assuming a qualifying termination, with respect to Mr. Solanki, this would result in an estimated severance amount equal to $271,493.16, comprised of $150,000 in base salary continuation, $112,500 in pro-rated bonus, and $8,993.16 in coverage continuation. With respect to Mr. Sengupta, this would result in an estimated severance amount equal to $231,493.20, comprised of $150,000 in base salary continuation, $75,000 in pro-rated bonus, and $6,493.20 in coverage continuation. With respect to Mr. Ossie, this would result in an estimated severance amount equal to $264,700.86, comprised of $170,000 in base salary continuation, $85,000 in pro-rated bonus, and $9,700.86 in coverage continuation. Mr. Ossie is additionally entitled to continuation of life insurance coverage for six months, the value of which is currently uncertain. With respect to Mr. Shah, this would result in an estimated severance amount equal to $275,800.86, comprised of $175,000 in base salary continuation, $87,500 in pro-rated bonus, and $13,300.86 in coverage continuation. In addition, the Executives will have 90 days to exercise their vested options. In order to receive these benefits, the Executives will be required to execute and not revoke a release of claims against Majesco and agree to a one year non-compete and non-solicit covenant. The policy does not amend the terms for the severance of Executives under their existing employment agreements.

Mr. Kazani’s employment arrangements with Majesco Limited provide that, in the event of a change in management or restructuring of Majesco Limited, or any other event which will result in the exit of Mr. Kazani, irrespective of such exit having been effectuated by Majesco Limited or by Mr. Kazani’s resignation, Mr. Kazani shall be entitled to severance compensation equal to 12 months of gross annual salary, resulting in an estimated severance amount of ₹32,682,372, equivalent to $437,859 based on the exchange rate on August 11, 2020. Additionally, the compensation committee may in its sole discretion, cause any unvested equity awards to become vested and exercisable in whole or in part in the event of a change in control.

Other Arrangements

Each employee of Majesco and its subsidiaries who continues to remain employed with Majesco or its subsidiaries following the Effective Time may enter into new employment arrangements with Parent. To date, employees of Majesco and its subsidiaries have entered into any such arrangements with Parent.

Change of Control Bonus Agreements

Pursuant to the bonus letter with Adam Elster, Majesco’s Chief Executive Officer, dated July 19, 2020 (the “Bonus Letter”) Mr. Elster will be entitled to receive a $3.5 million retention bonus (the “Retention Bonus”) payable as follows: $2.8 million upon consummation of the Merger and $700,000 (the “Remaining Payment”) one year following the consummation of the Merger, in each case subject to Mr. Elster’s continuous employment through the applicable payment date. Notwithstanding the foregoing, if prior to the payment of the Remaining Payment, but after the closing of the Merger, Mr. Elster’s employment is terminated by Majesco without Cause or by Mr. Elster for Good Reason, as such terms are defined in the Elster Offer Letter, he will be entitled to receive the Remaining Payment within 60 days of such termination. Furthermore, as consideration for receipt of the Retention Bonus, Mr. Elster agreed, (a) subject to the occurrence of the closing of the Merger, to no longer be entitled to receive any grants of Annual RSUs (as such term is defined in Elster Offer Letter) and no longer be entitled to receive any grants of Annual RSUs for any period of time preceding the date of the Bonus Letter; (b) Good Reason shall not be triggered, and Mr. Elster shall have no right to terminate his employment for Good Reason, as a result of the potential changes to his duties, authority and responsibilities solely due to the Company no longer being publicly traded as a result of the consummation of the Merger; and (c) to extend the post-employment-termination non-competition restriction period contained in the Elster Offer Letter to run for a period of twelve months after termination of employment plus the number of full months (if positive) between Mr. Elster’s termination date and the first anniversary of the consummation of the Merger.

Additionally, Mr. Kazani is entitled to receive a “commendation payment” in the event of the divestment of Majesco Limited’s entire stake/investment in Majesco to a third party, which shall be equal to 0.6% of the gross value realized by Majesco Limited in India from the Merger for playing a pivotal role in effectuating the Divestment in his capacity as a key member of the Majesco Limited management leadership team. Such commendation payment shall be payable by Majesco Limited following Closing.

Mr. Earl Gallegos, Majesco’s Audit Committee Chairman, also received $15,000 in the aggregate in committee fees for his additional work on the Negotiating Committee in connection with the Merger.

Transition Service Payments

Pursuant to the Support Agreement, Majesco Limited has agreed to provide certain transition services to MSSIPL, a subsidiary of Majesco, for the Initial Term. Specifically, Majesco Limited will provide, among other services, (i) the Personnel Services and (ii) at cost, the Transition Services. Majesco (or MSSIPL, at Majesco’s election) will pay Majesco Limited $48,326 per month for the Personnel Services. Majesco may, upon written notice to Majesco Limited, extend the Initial Term for two additional one month periods. Furthermore, Majesco may terminate the provision of any Transition Service upon 15 days prior written notice to Majesco Limited. Furthermore, pursuant to the Support Agreement, to the extent Majesco Limited owns any Intellectual Property (as defined in the Support Agreement) related to the Company or its subsidiaries’ businesses, Majesco Limited shall assign and convey to the Company all right, title and interest in and to such Intellectual Property. Effective as of the closing date of the Merger and subject to certain exceptions, the parties to the Support Agreement agree to terminate all contracts between Majesco Limited, on the one hand, and the Company or any of its subsidiaries, on the other hand.

Quantification of Potential Payments to Company Named Executive Officers in Connection with the Merger

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Majesco’s named executive officers that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute compensation” by the applicable SEC disclosure rules. The amounts set forth in the table below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this consent solicitation statement and in the footnotes to the table. As a result, the actual amounts, if any, that a named executive officer receives may materially differ from the amounts set forth in the table.

The table below assumes that: (i) the Effective Time of the Merger will occur on October 1, 2020; (ii) a price per share of Majesco common stock of $16.00, which represents the average closing trading price of Majesco common stock over the first five days following the public announcement of the Amended and Restated Merger Agreement; (iii) the employment of the named executive officers will be terminated immediately following the Effective Time of the Merger in a manner entitling the named executive officer to receive the severance benefits described in the section of this consent solicitation statement captioned “The Merger—Interests of Majesco’s Directors and Executive Officers in the Merger—Payments At Or Following Change Of Control;” and (iv) no named executive officer becomes entitled to additional compensation or benefits or equity awards prior to the Effective Time of the Merger. Pursuant to applicable proxy disclosure rules, the value of the equity award vesting acceleration below is equal to the number of shares covered by the applicable Company Option or Company RSU that are accelerated multiplied by the Per Share Merger Consideration (per share). The amounts shown on the table below do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that vest pursuant to their terms, on or prior to the Effective Time of the Merger, or the value of payments or benefits that are not based on or otherwise related to the Merger.

In the footnotes to the amounts shown in the table below, we refer to payments that are conditioned on the occurrence of both the Merger, as well as the named executive officer’s qualifying termination of employment as being payable on a “double-trigger” basis, and we refer to payments that are conditioned only upon the occurrence of the Merger as being payable on a “single-trigger” basis. The individuals named below represent the executive officers for the Company’s fiscal year ending March 31, 2020.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Perquisites and Benefits(3)	Total
Adam Elster, Chief Executive Officer	$5,750,000	$1,600,000	$19,401.72	$7,369,401.72
James Miller, Chief Revenue Officer	$287,500	$800,000	$9,700.86	$1,097,200.86
Prateek Kumar Solanki, Executive Vice President	$262,500	$255,123.97	$8,993.16	$526,617.13

(1)

Name	Base Salary Continuation ($)	Pro Rata Cash Bonus Acceleration ($)	Transaction/Retention Bonus Severance ($)	Total
Adam Elster, Chief Executive Officer(a)	$1,000,000	$1,250,000	$3,500,000	$5,750,000
James Miller, Chief Revenue Officer(b)	$162,500	$125,000	—	$287,500
Prateek Kumar Solanki, Executive Vice President(c)	$150,000	$112,500	—	$262,500

(a)	Pursuant to the terms of the Elster Offer Letter, if Mr. Elster’s employment is terminated by Majesco for Cause (as defined in the Elster Offer Letter) or if Mr. Elster resigns without Good Reason (as defined in the Elster Offer Letter), Mr. Elster will receive a pro-rated annual bonus for the year in which the termination occurs (based on the time employed during such fiscal year) and based on actual performance during such fiscal year. Additionally, if Mr. Elster’s employment is terminated by Majesco without Cause or if Mr. Elster resigns with Good Reason within 120 days prior to, or twelve months following a change of control of the Company, Mr. Elster will receive two times the sum of his then-current base salary. In addition, Mr. Elster will be entitled to receive his entire target annual bonus. Pursuant to the Bonus Letter, Mr. Elster will be entitled to receive a $3.5 million retention bonus, $2.8 million of which will be payable upon consummation of the Merger, and $700,000 of which will be payable one year following the consummation of the Merger (the “Remaining Payment”), in each case subject to Mr. Elster’s continuous employment through the applicable payment date. Notwithstanding the foregoing, if prior to the payment of such Remaining Payment, but after the closing of the Merger, Mr. Elster’s employment is terminated by the Company without Cause or by Mr. Elster for Good Reason, he will be entitled to receive the Remaining Payment within 60 days of such termination.

(b)	Pursuant to the terms of the Miller Offer Letter, in the event that Mr. Miller’s employment is terminated for a Change in Control (as defined in the Miller Offer Letter) or Mr. Miller terminates his employment for Good Reason (as defined in the Miller Offer Letter) as a result of a Change in Control, Mr. Miller will receive a lump sum payment equal to six months of his then base salary and the pro-rated portion of any annual bonus to which Mr. Miller may be entitled.

(c)	Pursuant to the severance policy adopted by our Board on May 7, 2019, Mr. Solanki is entitled to receive severance in the amount of six months of his base salary in addition to any applicable notice period and his annual bonus based on Majesco performance pro-rated for the number of completed months worked in the applicable period.

(2)

Name	Unvested Company Options (#)	Company Option Cash Out Payment ($)	Unvested RSUs (#)	Acceleration of Vesting of Unvested RSUs ($)	Total
Adam Elster, Chief Executive Officer(a)	—	—	100,000	$1,600,000	$1,600,000
James Miller, Chief Revenue Officer(b)	—	—	50,000	$800,000	$800,000
Prateek Kumar Solanki, Executive Vice President(c)	15,000	$160,500	10,002	$94,623.97	$255,123.97

(a)	The terms of the Merger Agreement provide that at the Effective Time, all Company RSUs shall be automatically cancelled in exchange for only the right to receive an amount in cash equal to the product of (i) the number of shares of Majesco common stock subject to such Company RSU immediately prior to the Effective Time, multiplied by (ii) the Per Share Merger Consideration, less any required withholding taxes).

(b)	The terms of the Merger Agreement provide that at the Effective Time, all Company RSUs shall be automatically cancelled in exchange for only the right to receive an amount in cash equal to the product of (i) the number of shares of Majesco common stock subject to such Company RSU immediately prior to the Effective Time, multiplied by (ii) the Per Share Merger Consideration, less any required withholding taxes).

(c)	At the effective time, Mr. Solanki will receive the Company Option Cash Out Payment with respect to his unvested Company Options in the amount of $160,500. In connection with the Merger, the vesting of Mr. Solanki’s Majesco Limited RSU awards will accelerate in the amount of ₹7,084,416, equivalent to $94,623.97 based on the exchange rate on August 11, 2020.

(3)

Name	Continuation of COBRA Coverage
Adam Elster, Chief Executive Officer(a)	$19,401.72
James Miller, Chief Revenue Officer(b)	$9,700.86
Prateek Kumar Solanki, Executive Vice President(c)	$8,993.16

(a)	Pursuant to the terms of the Elster Offer Letter, if Mr. Elster’s employment is terminated by Majesco without Cause (as defined in the Elster Offer Letter) or if Mr. Elster resigns without Good Reason (as defined in the Elster Offer Letter) within 120 days prior to, or twelve months following a change of control of the company, if Mr. Elster timely elects and remains eligible for coverage pursuant to COBRA, the Company will pay or reimburse him an amount equal to the full monthly premium for COBRA continuation coverage under Majesco’s medical plans as in effect on the date of his termination with respect to the level of coverage in effect for Mr. Elster and his eligible dependents as of the date of his termination with respect to the period from the date of his termination until the earlier of (x) 12 months following such date and (y) the date he becomes eligible for continued coverage under a subsequent employer’s health plan.

(b)	Though not provided for in the Miller Offer Letter, Majesco will provide Mr. Miller with six months of Company-paid COBRA premiums.

(c)	Pursuant to the severance policy adopted by our Board on May 7, 2019, Mr. Solanki is entitled to receive six months of Company-paid COBRA premiums.

Name	Single-Trigger Payments ($)(1)	Double Trigger Payments ($)
Adam Elster, Chief Executive Officer	$4,400,000	$2,969,401.72
James Miller, Chief Revenue Officer	$800,000	$297,200.86
Prateek Kumar Solanki, Executive Vice President	$255,123.97	$271,493.16

(1)	With respect to the Retention Bonus payable to Mr. Elster, the initial $2,800,000 portion of such payment is a single-trigger benefit. The Remaining Payment portion of that Retention Bonus is a double-trigger benefit, dependent on both the consummation of the Merger and Mr. Elster’s continued employment for one year following the consummation of the Merger (subject to acceleration upon certain terminations of employment, as described above). The payment of the Company Option Cash Out Payment to Mr. Solanki with respect to his unvested Company Options, as well as the accelerated vesting of his Majesco Limited RSU awards, in connection with the Merger are also single-trigger benefits. The payment of the Company RSU Cash Out Payment to Messrs. Elster and Miller with respect to their outstanding Company RSUs are also a single-trigger benefit. The salary continuation, bonus payments, perquisites and benefits for Messrs. Elster, Miller and Solanki are considered double-trigger benefits, as those payments are dependent upon both termination of employment and a change of control.

Insurance and Indemnification of Directors and Executive Officers

The Merger Agreement provides that all existing rights to indemnification, exculpation and the advancement of expenses for acts or omissions occurring at or prior to the Effective Time existing as of July 20, 2020 in favor of the current or former directors, officers or employees of Majesco (in each case, as provided in the respective organizational documents of Majesco) or in any indemnification agreement between Majesco and the current or former directors or officers of Majesco in effect on July 20, 2020, will survive the Merger and will continue in full force and effect and may not be amended for a period of six years from the Effective Time in any manner that would adversely affect any right thereunder of such persons.

In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Parent must cause the Surviving Corporation to) indemnify and hold harmless to the fullest extent permitted by applicable and Majesco’s and its subsidiaries’ organizational documents in effect as of July 20, 2020 each current or former director and officer of Majesco and its subsidiaries from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities incurred in connection with, arising out of, or otherwise related to, any legal proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with the Merger, and actions to enforce indemnification or advancement right of any indemnified person. Parent or the Surviving Corporation will also advance reasonable documented out of pocket expenses as incurred to the fullest extent permitted to do so under applicable law and Majesco’s and its subsidiaries’ organizational documents in effect as of July 20, 2020.

In addition, without limiting the foregoing, Majesco will purchase a “tail” policy prior to the Effective Time (which Parent shall cause the Surviving Corporation to purchase if the Company is unable prior to closing), for the extension of (i) the directors’ and officers’ liability coverage of Majesco’s existing directors’ and officers’ insurance policies, and (ii) Majesco’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the Effective Time. If the Company or the Surviving Corporation fail to obtain such “tail” insurance policies, the Merger Agreement requires Parent to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, the directors’ and officers’ insurance policies of Majesco for a period of at least six years commencing at the Effective Time; provided that neither Parent nor the Surviving Corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by Majesco, and if the premium for such insurance coverage would exceed such amount, Parent shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost equal to such amount.

Financing of the Merger

We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement, will be approximately $742.4 million. This amount includes funds needed to: (1) pay the Majesco shareholders the amounts due under the Merger Agreement, (2) make payments in respect of our outstanding equity-based awards payable at closing of the Merger pursuant to the Merger Agreement and (3) pay all costs and expenses of the Merger.

Equity Financing

Pursuant to the Equity Commitment Letter, the Thoma Bravo Funds have agreed to provide Parent with an equity commitment of up to $728,738,475 which is the amount estimated sufficient to fund the aggregate purchase price required to be paid at the closing of the Merger, including (i) the aggregate consideration to which the holders of Majesco common stock are entitled pursuant to the Merger Agreement, (ii) the Company RSU Cash Out Payment pursuant to the Merger Agreement and (iii) the Company Option Cash Out Payment pursuant to the Merger Agreement. Majesco has a contractual right to enforce the foregoing Equity Commitment Letter against the Thoma Bravo Funds, and under the terms of the Merger Agreement, Majesco has the right to specifically enforce Parent’s obligation to consummate the Merger under certain circumstances.

The Equity Commitment Letter provides, among other things, that Majesco is an express third party beneficiary thereof with respect to enforcing Parent’s right to cause the equity commitment under the Equity Commitment Letter by the Thoma Bravo Funds to be funded to Parent in order to consummate the Merger, if, and only if, the Company has received an order of specific performance against Parent pursuant to the Merger Agreement to cause the closing of the Merger to occur and to cause Parent to enforce its rights against each of the Thoma Bravo Funds to perform such fund’s obligations under the Equity Commitment Letter. See the section captioned “Proposal 1: Merger Proposal––Specific Performance” for more information. The Equity Commitment Letter may not be amended or otherwise modified without the prior written consent of Parent, the Thoma Bravo Funds and Majesco.

Limited Guaranty

Pursuant to the Guaranty, the Thoma Bravo Funds have unconditionally guaranteed to the Company, subject to the terms and conditions thereof, the due and punctual observance, performance and discharge of payment of:

●	the aggregate amount of the Parent Termination Fee (as defined under the caption “The Merger—Termination Fee”) solely if and when any of the Parent Termination Fee is payable pursuant to the Merger Agreement;

●	the Company’s enforcement costs if Parent fails to promptly pay the Parent Termination Fee when due and the Company commences a suit that results in a judgement against Parent (not to exceed $1,000,000); and

●	the expense reimbursement obligations of Parent related to the Company’s cooperation with Parent’s debt financing as required under the Merger Agreement. We refer to the obligations set forth in the preceding sentence as the “Guaranteed Obligations.” The obligations of the Thoma Bravo Funds under the Guaranty are subject to a cap equal to $52,011,693.24.

Subject to specified exceptions, the Guaranty will terminate upon the earliest of:

●	funding of the commitment under the Equity Commitment Letter;

●	the Effective Time;

●	(1) the payment and full discharge of any expense reimbursement obligations related to Parent’s debt financing for which Majesco has requested reimbursement within 90 days following the valid termination of the Merger Agreement and (2) the termination of the Merger Agreement in accordance with its terms, other than a termination pursuant to which Majesco would be entitled to a Parent Termination Fee under the Merger Agreement, in which case the Guaranty shall terminate 90 days after such termination unless Majesco shall have delivered a written notice with respect to the Guaranteed Obligations prior to such 90th day; provided that if the Merger Agreement has been so terminated and such notice has been provided, the Thoma Bravo Funds, as the guarantors under the Guaranty, shall have no further liability or obligation under the Guaranty from and after the earliest of:

o	the closing of the Merger, including payment of the aggregate merger consideration payable at the closing in accordance with the Merger Agreement;

o	a final, non-appealable order of a court of competent jurisdiction determining that the Thoma Bravo Funds, as the guarantors under the Guaranty, do not owe any amount under the Guaranty;

o	a written agreement among the Thoma Bravo Funds, as the guarantors under the Guaranty, and Majesco terminating the obligations and liabilities of the Thoma Bravo Funds, as the guarantors under the Guaranty, pursuant to the Guaranty;

o	payment of the Guaranteed Obligations by the Thoma Bravo Funds, as the guarantors under the Guaranty, Parent and/or Merger Sub to Majesco.

Dissenters’ Rights of Majesco Shareholders

Any Majesco shareholder wishing to exercise dissenters’ rights is urged to consult legal counsel before attempting to exercise dissenters’ rights. Failure to comply strictly with all of the procedures set forth in Chapter 13 of the CGCL, which consists of Sections 1300-1313, may result in the loss of a shareholder’s statutory dissenters’ rights. In such case, such shareholder will be entitled to receive the Per Share Merger Consideration under the Merger Agreement.

The following discussion is a summary of Sections 1300-1313 of the CGCL, which sets forth the procedures for Majesco shareholders to dissent from the proposed Merger and to demand statutory dissenters’ rights of appraisal of their shares under the CGCL. The following discussion is not a complete statement of the provisions of the CGCL relating to the rights of Majesco shareholders to receive payment of the fair market value of their shares and is qualified in its entirety by reference to the full text of Sections 1300-1313 of the CGCL, which are provided in their entirety as Appendix C to this consent solicitation statement.

All references in Sections 1300-1313 of the CGCL and in this section to a “shareholder” are to the holder of record of the shares of Majesco common stock as to which dissenters’ rights are asserted. A person having a beneficial interest in the shares of Majesco common stock held of record in the name of another person, such as a broker or nominee, cannot enforce dissenters’ rights directly and must act promptly to cause the holder of record to follow the steps summarized below properly and in a timely manner to perfect such person’s dissenters’ rights.

Chapter 13 of the CGCL provides Majesco shareholders who do not “CONSENT TO” the Merger Proposal with the right, subject to compliance with the requirements summarized below, to dissent and demand the payment of, and be paid in cash, the fair market value of the Majesco shares owned by such shareholders as of the Record Date. In accordance with Chapter 13 of the CGCL, the fair market value of Majesco shares will be their fair market value determined as of August 13, 2020, the last trading day before the first public announcement of the terms of the Merger, exclusive of any appreciation or depreciation in the value of the shares in consequence of the Merger.

Even though a shareholder who wishes to exercise dissenters’ rights may be required to take certain actions following receipt of this consent solicitation statement to perfect their dissenters’ rights, if the Merger Agreement is later terminated and the Merger is abandoned, no Majesco shareholder will have the right to any payment from Majesco, other than necessary expenses incurred in proceedings initiated in good faith and reasonable attorneys’ fees, by reason of having taken that action. The following discussion is subject to the foregoing qualifications.

Not “Consent To” the Merger

Any Majesco shareholder who desires to exercise dissenters’ rights must not “CONSENT TO” the Merger Proposal. If a Majesco shareholder returns a signed written consent without indicating a decision regarding the Merger Proposal, or returns a signed written consent approving the Merger Proposal, his, her or its shares will be counted as consents in favor of the Merger Proposal and such shareholder will lose any dissenters’ rights. Thus, if you wish to dissent and you execute and return your written consent in the accompanying form, you must specify that your disapprove of the Merger Proposal and that you withhold your consent with respect to the Merger Proposal.

Notice of Approval by Majesco

If the Merger is approved by the Majesco shareholders, Majesco is required within ten days after the approval to send to those Majesco shareholders who did not “CONSENT TO” the approval of the Merger a written notice of the Majesco shareholder approval, accompanied by a copy of Sections 1300, 1301, 1302, 1303 and 1304 of the CGCL, a statement of the price determined by Majesco to represent the fair market value of the dissenting shares as of July 17, 2020, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters’ right under the CGCL. The statement of price determined by Majesco to represent the fair market value of dissenting shares, as set forth in the notice of approval, will constitute an offer by Majesco to purchase the dissenting shares at the stated price if the Merger is completed and the dissenting shares do not otherwise lose their status as such. Within 30 days after the date of the mailing of the notice of shareholder approval, a dissenting shareholder must submit to Majesco or its transfer agent for endorsement as dissenting shares, the stock certificates representing the Majesco shares as to which such shareholder is exercising dissenter’s rights. If the dissenting shares are uncertificated, then such shareholder must provide written notice of the number of shares which the shareholder demands that Majesco purchase within 30 days after the date of the mailing of the notice of shareholder approval.

Written Demand for Payment

In addition, to preserve dissenters’ rights, a Majesco shareholder must make a written demand for the purchase of the shareholder’s dissenting shares and payment to the shareholder of their fair market value within 30 days after the date on which the notice of shareholder approval is mailed. Simply failing to return a written consent, or indicating on your written consent your disapproval of the Merger does not constitute a proper written demand under the CGCL. To comply with the requirements under the CGCL, the written demand must:

●	specify the shareholder’s name and mailing address and the number and class of shares of Majesco stock held of record which the shareholder demands that Majesco purchase;

●	state that the shareholder is demanding purchase of the shares and payment of their fair market value; and

●	state the price which the shareholder claims to be the fair market value of the shares as of July 17, 2020. The statement of fair market value constitutes an offer by the shareholder to sell the shares to Majesco at that price.

Any written demands for payment should be sent to Majesco, Attention: Corporate Secretary, 412 Mount Kemble Avenue, Suite 110C, Morristown, NJ 07960. Shares of Majesco stock held by shareholders who have perfected their dissenters’ rights in accordance with Chapter 13 of the CGCL and have not withdrawn their demands or otherwise lost their dissenters’ rights are referred to in this summary as dissenting shares.

Payment of Agreed Upon Price

If Majesco and a dissenting shareholder agree that the shares are dissenting shares and agree on the price of the shares, the dissenting shareholder is entitled to receive the agreed upon price with interest at the legal rate on judgments from the date of that agreement. Payment for the dissenting shares must be made within 30 days after the later of the date of that agreement or the date on which all statutory and contractual conditions to the Merger are satisfied. Payments are also conditioned on the surrender of the certificates representing the dissenting shares.

Determination of Dissenting Shares or Fair Market Value

If Majesco denies that shares are dissenting shares or the shareholder fails to agree with Majesco as to the fair market value of the shares, then, within six months after notice of approval of the Merger is sent by Majesco to its shareholders, any shareholder demanding purchase of such shares as dissenting shares or any interested corporation may file a complaint in the Superior Court in the proper California county asking the court to determine whether the shares are dissenting shares or to determine the fair market value of the shareholder’s shares, or both, or may intervene in any action pending on such complaint. If a complaint is not filed or intervention in a pending action is not made within the specified six month period, the dissenter’s rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

Maintenance of Dissenting Share Status

Except as expressly limited by Chapter 13 of the CGCL, holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined. A holder of dissenting shares may not withdraw a demand for payment unless Majesco consents to the withdrawal.

Dissenting shares lose their status as dissenting shares, and dissenting shareholders cease to be entitled to require Majesco to purchase their shares, upon any of the following:

●	the Merger is abandoned;

●	the shares are transferred before their submission to Majesco for the required endorsement;

●	the dissenting shareholder and Majesco do not agree on the status of the shares as dissenting shares or do not agree on the purchase price, but neither Majesco nor the shareholder files a complaint or intervenes in a pending action within six months after Majesco mails a notice that its shareholders have approved the Merger; or

●	with Majesco’s consent, the dissenting shareholder withdraws the shareholder’s demand for purchase of the dissenting shares.

To the extent that the provisions of Chapter 5 of the CGCL (which place conditions on the power of a California corporation to make distributions to its shareholders) prevent the payment to any holders of dissenting shares of the fair market value of the dissenting shares, the dissenting shareholders will become creditors of Majesco for the amount that they otherwise would have received in the repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors of Majesco in any liquidation proceeding, with the debt to be payable when permissible under the provisions of Chapter 5 of the CGCL.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of Majesco common stock whose shares are converted into the right to receive cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a Majesco shareholder in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this consent solicitation statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to Majesco shareholders who hold their shares of Majesco common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to Majesco shareholders in light of their particular circumstances. For example, this discussion does not address:

●	tax consequences that may be relevant to Majesco shareholders who may be subject to special treatment under U.S. federal income tax laws, such as banks or other financial institutions; tax-exempt organizations; retirement or other tax deferred accounts; insurance companies; mutual funds; governmental organizations; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; controlled foreign corporations; passive foreign investment companies; corporations that accumulate earnings to avoid U.S. federal income tax; entities subject to the U.S. anti-inversion rules; certain U.S. expatriates or former citizens or long-term residents of the United States; or, except as noted below, holders that own or have owned (directly, indirectly or constructively) five percent or more of Majesco common stock (by vote or value);

●	tax consequences to Majesco shareholders holding their shares of Majesco common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

●	tax consequences to Majesco shareholders whose shares of Majesco common stock constitute qualified small business stock within the meaning of Section 1202 of the Code;

●	tax consequences to Majesco shareholders that received their shares of Majesco common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options, RSUs or warrants;

●	tax consequences to Majesco shareholders who own an equity interest in Parent following the Merger;

●	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

●	tax consequences to Majesco shareholders who hold their Majesco common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

●	tax consequences to Majesco shareholders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Majesco common stock being taken into account in an “applicable financial statement” (as defined in Section 451(b) of the Code);

●	the U.S. federal estate, gift or alternative minimum tax consequences, if any, as a result of the Merger;

●	any state, local or non-U.S. tax consequences as a result of the Merger; or

●	tax consequences to Majesco shareholders that do not consent in favor of the Merger and that properly demand appraisal of their shares under Chapter 13 of the CGCL of the Code or that entered into a support agreement as part of the Merger and other transactions described in this consent solicitation statement.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Majesco common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Majesco common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Majesco common stock that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The receipt of cash by a U.S. Holder in exchange for shares of Majesco common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Majesco common stock surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares of Majesco common stock acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Majesco common stock. A U.S. Holder’s gain or loss on the disposition of shares of Majesco common stock will generally be characterized as capital gain or loss. Any such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

A surtax of up to 3.8% applies to so-called “net investment income” of certain U.S. citizens and residents, and to undistributed “net investment income” of certain estates and trusts. Net investment income generally includes any gain recognized on the receipt of cash in exchange for shares of common stock pursuant to the Merger. U.S. Holders should consult their own tax advisors regarding the applicability of this tax to any gain recognized pursuant to the Merger.

Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder. The term “Non-U.S. Holder” means a beneficial owner of Majesco common stock that is, for U.S. federal income tax purposes, not a U.S. Holder.

Special rules, not discussed herein, may apply to certain Non-U.S. Holders, such as:

●	certain U.S. expatriates or former citizens or long-term residents of the United States;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	corporations that accumulate earnings to avoid U.S. federal income tax; and

●	pass-through entities, or investors in such entities.

Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

●	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition of shares of Majesco common stock pursuant to the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a flat rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder, provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

●	Majesco is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Majesco common stock (the “Relevant Period”) and, if shares of Majesco common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of Majesco common stock at any time during the Relevant Period, in which case such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a Majesco shareholder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders of Majesco common stock. Majesco shareholders should consult their own tax advisors as to the particular tax consequences to them of exchanging their Majesco common stock for cash pursuant to the Merger under any federal, state, local or non-U.S. tax laws.

Withholding on Foreign Entities

Generally sections 1471 through 1474 of the Code (“FATCA”), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under those rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution. Although the Code provides that FATCA withholding generally also will apply to payments of gross proceeds from sales or other dispositions of stock, in 2018 the U.S. Treasury Department released proposed regulations on which taxpayers may generally rely that eliminate the federal withholding tax applicable to such gross proceeds.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of Majesco common stock pursuant to the Merger.

Regulatory Approvals Required for the Merger

General

Majesco and Parent have agreed to take all action necessary to comply with all regulatory notification requirements, and, subject to certain limitations, to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These regulatory requirements include those under the HSR Act, approval by the Reserve Bank of India and receipt of a No Objection Certificate from the Indian tax authorities.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, certain acquisitions may not be completed until information has been furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and the applicable HSR Act waiting period has expired or been terminated. The waiting period under the HSR Act is 30 calendar days, unless the waiting period is terminated earlier or extended by a request for additional information and documentary material. The Merger is subject to the provisions of the HSR Act and therefore cannot be completed until each of Majesco and Parent file a notification and report form with the FTC and the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. Majesco and Thoma Bravo made the necessary filings with the FTC and the Antitrust Division of the DOJ on July 31, 2020.

A.	On August 12, 2020 the FTC granted early termination of the waiting period under the HSR Act with respect to the Merger. With early termination granted under the HSR Act, the transaction has now received all applicable antitrust regulatory approvals. No additional antitrust approvals are required.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state or foreign jurisdiction could take such action under the antitrust laws as they deem necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

RBI Approval

Under Indian foreign exchange laws, the Reserve Bank of India has powers to regulate, prohibit, restrict or regulate the transfer or issuance of any foreign security by a person resident in India. With respect to direct investments by Indian parties outside of India, an Indian entity can transfer the shares of its offshore subsidiary by way of sale to any person resident outside India without the consent of the Reserve Bank of India if certain conditions are satisfied, including a sale of the shares through a stock exchange where the shares of the overseas subsidiary are listed. As the Divestment of Majesco Limited’s shares in Majesco involves a transfer to a foreign investor pursuant to a merger and not through a sale on the stock exchange where its shares are listed, the consent of the Reserve Bank of India is required to be obtained as a condition to the Divestment. Majesco Limited filed the application for consent with the Reserve Bank of India on July 31, 2020. While there is no fixed time within which the Reserve Bank of India is expected to process the application, the Reserve Bank of India typically takes two to three months from the date of application to communicate its decision on the application. There can be no assurances, however, that the Reserve Bank of India will approve the Divestment on such timeline or at all.

No Objection Certificate

Under Indian tax laws, permission is required from the Indian tax authorities prior to transfer of certain assets, including shares in other companies, if there are any pending proceedings against the transferring entity. Pursuant to such requirement, Majesco filed an application to obtain a No Objection Certificate from the Indian tax authorities on July 21, 2020, prior to signing the Merger Agreement. While there is no fixed time within which the Indian tax authorities are expected to process the application, the expected timeline for receipt of No Objection Certificate is up to two months from the date of the application. There can be no assurances, however, that the Indian tax authorities will deliver the No Objection Certificate on such timeline or at all.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by shareholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

PROPOSAL 1: THE MERGER PROPOSAL

The following summary describes the material provisions of the Merger Agreement. Majesco’s shareholders are being asked to consent to the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, which proposal we refer to as the Merger Proposal. The descriptions of the Merger Agreement in this summary and elsewhere in this consent solicitation statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this consent solicitation statement as Annex A and incorporated into this consent solicitation statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this consent solicitation statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by Majesco, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Majesco, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Majesco shareholders are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Majesco, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after July 20, 2020. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Majesco, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Majesco, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Majesco and our business.

Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the CGCL, at the Effective Time: (1) Merger Sub will be merged with and into Majesco, with Majesco being the Surviving Corporation in the Merger and becoming a wholly-owned subsidiary of Parent; and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the Effective Time, the separate corporate existence of Majesco with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger as provided in the CGCL.

At the Effective Time, the board of directors of Merger Sub as of immediately prior to the Effective Time will become the directors of the Surviving Corporation, to hold office in accordance with the second amended and restated articles of incorporation (the “Amended Articles of Incorporation”) and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified. At the Effective Time, the officers of Majesco as of immediately prior to the Effective Time will become the officers of the Surviving Corporation, until their successors are duly appointed. At the Effective Time, the Articles of Incorporation of Majesco as the Surviving Corporation will be amended to read substantially identically to the Amended Articles of Incorporation attached as Exhibit B to the Merger Agreement, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended.

Closing and Effective Time

The closing of the Merger will take place at 9:00 a.m. Eastern Standard Time three business days following the satisfaction or waiver of all conditions to closing of the Merger in accordance with the Merger Agreement (as described under the caption, “Proposal 1: The Merger Proposal—Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the closing of the Merger but subject to the satisfaction or waiver of such conditions) or at such other time and date (or by means of remote communication) as Parent and Majesco may mutually agree in writing.

On the closing date, the parties will file a certificate of merger with the Secretary of State for the State of California as provided under the CGCL and with the Secretary of State of the State of Delaware as provided under the DGCL. The time at which the Merger will become effective will occur upon the filing of the certificates of merger with the Secretary of State of the State of California in accordance with the applicable provision of the CGCL and the Secretary of State of the State of Delaware in accordance with the applicable provision of the DGCL.

Merger Consideration

Majesco Common Stock

At the Effective Time, and without any action required by any Majesco shareholder, each share of Majesco common stock (other than the Excluded Shares) outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the Per Share Merger Consideration, less any required withholding taxes.

Treatment of Company Options and Company RSU Awards

At the Effective Time, each outstanding vested and unvested Company Option under the Majesco 2015 Equity Incentive Plan will be automatically and without any action on the part of the holder thereof cancelled and converted into the right to receive the Company Option Cash Out Payment, less any required withholding taxes, payable on the first payroll date after the closing date.

Any outstanding Company Option (whether vested or unvested) with a per share exercise price equal to or greater than the Per Share Merger Consideration will be automatically cancelled at the Effective Time and forfeited without payment or consideration.

At the Effective Time, each Company RSU outstanding under the Majesco 2015 Equity Incentive Plan will be automatically and without any action on the part of the holder thereof cancelled and converted to the right to receive the Company RSU Cash Out Payment, less any required withholding taxes, payable on the first payroll date after the closing date.

The Majesco 2015 Equity Incentive Plan will terminate at or prior to the Effective Time.

Treatment of Purchase Rights under the Majesco Employee Stock Purchase Plan

Under the Merger Agreement, Majesco will take all actions with respect to its ESPP such that no individual who is not already participating in the ESPP as of July 20, 2020 will be allowed to commence participation in the ESPP, no participant may increase the percentage amount of his or her payroll deduction election from that in effect on July 20, 2020 for the current offering period ended September 30, 2020, and no participant may make separate non-payroll contributions to the ESPP other than as required by applicable law. In addition, subject to the consummation of the Merger, the ESPP will be terminated, effective immediately on the earlier of the Effective Time and September 30, 2020. Immediately prior to the Effective Time, if the Merger occurs before September 30, 2020, any then-outstanding rights under the ESPP will terminate and Majesco will distribute to each ESPP participant all of his or her accumulated payroll deductions (to the extent not yet applied to the purchase of shares) with respect to the current offering period ended September 30, 2020. Following the purchase of shares pursuant to the current offering period ended September 30, 2020 (if any), the ESPP will be suspended and no new offering period will be commenced under the ESPP after the earlier of the Effective Time and September 30, 2020.

Treatment of Awards Under ESOP of Majesco Limited

In connection with the Merger, Majesco Limited shall take all actions necessary to accelerate the vesting of all awards under the ESOP to employees of Majesco and its subsidiaries, including submitting amendments to the ESOP required to effectuate such acceleration and vesting to its shareholders for approval in the Postal Ballot in accordance with applicable law. Following receipt of such approval, Majesco Limited shall satisfy all of its obligations under the ESOP to the holders of such awards which have validly exercised their rights under such awards as promptly as practicable in accordance with applicable laws and cancel all awards that require such cancellation under applicable laws.

Exchange and Payment Procedures

Prior to the closing of the Merger, Majesco will designate its transfer agent, American Stock Transfer & Trust Company, LLC, or such other bank or trust company, reasonably acceptable to Parent (the “Paying Agent”) to make payments of the Per Share Merger Consideration to Majesco shareholders. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Paying Agent cash sufficient to pay the aggregate Per Share Merger Consideration to Majesco shareholders.

As promptly as reasonably practicable following the Effective Time (and in any event within three business days), the Surviving Corporation will cause the Paying Agent to mail to each holder of record (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal in customary form and instructions for use in effecting the surrender of such holder’s shares of Majesco common stock represented by such holder’s certificate(s) or book-entry shares in exchange for the Per Share Merger Consideration payable in respect of such shares. Upon surrender to the Paying Agent of a share certificate (or affidavit of loss in lieu of a share certificate) together with a duly executed and completed letter of transmittal and such other documents as may reasonably be required pursuant to such instructions, the Surviving Corporation will cause the Paying Agent to promptly (and in any event, within three business days thereafter) provide or make available to each holder of record of any such share certificate in exchange therefore a check in the amount of the Per Share Merger Consideration. The amount of any Per Share Merger Consideration paid to Majesco shareholders may be reduced by any required withholding taxes.

Pursuant to the Paying Agent Agreement, if any cash deposited with the Paying Agent is not claimed within one year following the Effective Time, such cash will be returned to Parent, and upon demand, any holders of Majesco common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditor for payment of the Per Share Merger Consideration. Any cash deposited with the Paying Agent that remains unclaimed immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties

Majesco Representations and Warranties

In the Merger Agreement, Majesco has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

●	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Majesco;

●	the capital structure of Majesco;

●	the absence of any undisclosed exchangeable security, option, warrant or other right convertible into Majesco common stock;

●	the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of Majesco’s securities;

●	the subsidiaries of Majesco;

●	Majesco’s corporate power and authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Majesco’s organizational documents and Majesco’s contracts;

●	the organizational documents of Majesco;

●	the necessary approval of the Board of Directors;

●	receipt of the fairness opinion described above in the section entitled “Opinion of Nomura Securities International, Inc., Financial Advisor to Majesco”;

●	the necessary affirmative consent of Majesco shareholders in connection with the Merger Proposal;

●	the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to Majesco or the resulting creation of any lien upon Majesco’s assets due to the performance of the Merger Agreement;

●	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

●	the accuracy and required filings of Majesco’s SEC filings and financial statements;

●	Majesco’s disclosure controls and procedures;

●	Majesco’s internal accounting controls and procedures;

●	certain indebtedness of Majesco;

●	the conduct of the business of Majesco and its subsidiaries in the ordinary course consistent with past practice except specifically as a result of Majesco’s sale process and the absence of any change, event, development or state of circumstances that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect since March 31, 2020;

●	litigation matters;

●	the absence of specified undisclosed liabilities;

●	employee benefit plans;

●	labor matters;

●	Majesco’s compliance with laws, standards and requirements and possession of necessary permits;

●	the inapplicability of anti-takeover statutes to the Merger;

●	environmental matters;

●	tax matters;

●	certain real property leased or subleased by Majesco;

●	trademarks, patents, copyrights and other intellectual property matters including data security requirements and privacy;

●	insurance matters;

●	the existence and enforceability of specified categories of Majesco’s material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;

●	warranties and product liability matters;

●	payment of fees to brokers in connection with the Merger Agreement;

●	Majesco’s largest customers and largest suppliers, the enforceability of contracts with such customers and suppliers, and any notices with respect to termination or intent not to renew those contracts therefrom;

●	absence of any transactions, relations or understandings between Majesco or any of its subsidiaries, on the one hand, and any affiliate or related person thereof, on the other hand;

●	title to assets; and

●	the exclusivity and terms of the representations and warranties made by Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Majesco are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, “Material Adverse Effect” means any effect, event, discovery, development, change, state of facts, condition, circumstance or occurrence (an “Effect”) that, individually or in the aggregate, (i) is, or would reasonably be expected to be, materially adverse to the business, results of operations or financial condition of Majesco and its Subsidiaries taken as a whole or (ii) would reasonably be expected to prevent or materially impair or delay the consummation by Majesco of the Merger prior to the Outside Date; provided, however, that, with respect to clause (i) only, none of the following Effects, alone or in combination, will be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

●	effects generally affecting the economy, credit, capital, securities, currency or financial markets or political, regulatory or business conditions in any jurisdiction in which Majesco or any of its subsidiaries operates or in which any of Majesco’s or any of its subsidiaries’ products or services are sold unless such Effects disproportionately adversely affect Majesco and its subsidiaries compared to other companies operating in the same industry;

●	effects that are the result of factors generally affecting the industries, markets or geographical areas in which Majesco and its subsidiaries operate unless such Effects disproportionately adversely affect Majesco and its subsidiaries compared to other companies operating in the same industry;

●	any changes in, the relationship of Majesco or any of its subsidiaries, contractual or otherwise, with customers, employees, suppliers, distributors, governmental entities, financing sources, business partners or similar relationships that relates to the entry into, announcement, pendency or performance of the transactions contemplated by the Merger Agreement, or resulting or arising from the identity of, or any facts or circumstances relating to, or any actions taken or failed to be taken by, Parent or any of its Affiliates, including any proceeding with respect to the Merger Agreement and the transactions contemplated by the Merger Agreement; provided, however, that such exceptions shall not apply with respect to references to Material Adverse Effect in the representations and warranties related to governmental filings and approvals;

●	changes or modifications or proposed changes or modifications in GAAP or in any law, including the repeal thereof, or in the authoritative interpretation or enforcement thereof, in each case after July 20, 2020 and unless such Effects disproportionately adversely affect Majesco and its subsidiaries compared to other companies operating in the same industry;

●	any failure by Majesco to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that such exception will not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect;

●	any Effect resulting from acts of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, including cyberattacks, any hurricane, flood, tornado, earthquake, tsunami or other weather or natural disaster, or any outbreak of illness or other public health event or any other force majeure event, or any national or international calamity or crisis, whether or not caused by any person or entity and unless such Effects disproportionately adversely affect Majesco and its subsidiaries compared to other companies operating in the same industry;

●	any demand for dissenters’ rights or other proceeding arising from allegations of any breach of fiduciary duty or allegations of violation of law, in each case, relating to the Merger Agreement or the transactions contemplated by the Merger Agreement;

●	any actions taken or failed to be taken by Majesco or any of its subsidiaries that are required to be taken by the Merger Agreement or any actions taken or failed to be taken with Parent’s written consent or at Parent’s written request (except for any obligation hereunder to operate in the ordinary course of business or similar obligation);

●	the credit rating or other rating of financial strength of Majesco or any of its subsidiaries or any of their respective securities; provided, that such exception will not prevent or otherwise affect a determination that any Effect underlying such change, announcement of a change or potential change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect;

●	the market price or trading volume, of the shares of Majesco common stock or any other capital stock or debt securities of Majesco; provided that such exception will not prevent or otherwise affect a determination that any Effect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect; or the availability or cost of equity, debt or other financing to Parent or Merger Sub.

Parent and Merger Sub Representations and Warranties

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Majesco that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

●	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub and availability of these documents;

●	Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, the enforceability of the Merger Agreement and the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

●	the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Parent or Merger Sub’s assets due to the performance of the Merger Agreement;

●	required consents and regulatory filings in connection with the Merger Agreement;

●	the absence of litigation, orders and investigations;

●	ownership of capital stock of Merger Sub;

●	payment of fees to brokers in connection with the Merger Agreement;

●	operations of Merger Sub;

●	the absence of any required consent of holders of voting interests in Parent or Merger Sub;

●	delivery and enforceability of each of the Equity Commitment Letter and the Limited Guaranty;

●	the commitments to provide financing to Parent, the availability of Parent’s financing and sufficiency of funds;

●	the solvency of the Surviving Corporation and its subsidiaries following the consummation of the Merger and the transactions contemplated by the Merger Agreement; and

●	the exclusivity and terms of the representations and warranties made by Majesco.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except as (1) expressly contemplated by the Merger Agreement, (2) required by a governmental entity or applicable law, or (3) approved in writing in advance by Parent (which approval may not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the Effective Time (the “Interim Period”), Majesco is obligated to, and to cause each of its subsidiaries to:

●	conduct its business and operations in all material respects in the ordinary course of business;

●	preserve its business organization in good standing pursuant to applicable law; and

●	use its commercially reasonable efforts to maintain existing relations and goodwill with governmental entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of its and its subsidiaries’ respective present officers, employees and agents.

In addition, Majesco has also agreed that, except as (1) expressly contemplated by the Merger Agreement, (2) required by a governmental entity or applicable law, (3) approved in writing in advance by Parent (which approval will not be unreasonably withheld, conditioned or delayed), or (4) as disclosed in the confidential disclosure letter to the Merger Agreement, during the Interim Period, Majesco will not, among other things:

●	amend or propose any change in the organizational documents of Majesco or any of its subsidiaries;

●	merge, consolidate, liquidate or reorganize, except for any such transactions among its wholly-owned subsidiaries;

●	(A) acquire (1) (by merger, consolidation or acquisition of stock or assets) any other Person (as defined in the Merger Agreement) or (2) to the extent in excess of $5,000,000 in the aggregate, any material equity in any other Person therein or (B) enter into any joint venture, legal partnership or similar arrangement (other than commercial agreements with partners in the ordinary course of business that do not involve the formation of an entity with any third Person or require equity investing);

●	except as otherwise permitted under the Merger Agreement and except for issuances under the ESPP or pursuant to outstanding equity awards or warrants, issue, sell, pledge, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of Majesco;

●	create or incur any lien or encumbrance;

●	make any loans, advances, guarantees or capital contributions to or investments in any Person (other than to or from Majesco and any of its wholly-owned subsidiaries) in excess of $250,000 in the aggregate;

●	make any loans or advances to, guarantees for the benefit of, or enter into any other material transaction with any employee or affiliates other than advances for business, travel-related, relocation or other similar expenses in accordance with currently existing Majesco policy;

●	declare, set aside, make or pay any dividend or other distribution;

●	reclassify, split, combine, redeem, purchase, or otherwise acquire (or offer to do the same) any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than the withholding of shares of Majesco common stock to satisfy the exercise price or withholding tax obligations upon the exercise, vesting or settlement of outstanding equity awards in accordance with their terms and, as applicable, the Majesco 2015 Equity Incentive Plan;

●	incur any indebtedness or issue any debt securities, except for trade payables incurred in the ordinary course of business, intercompany loans, indebtedness not exceeding $750,000, or certain guarantees of indebtedness of wholly-owned subsidiaries;

●	incur or commit to incur capital expenditures in excess of $1 million in the aggregate per fiscal quarter, other than to the extent that such capital expenditures are otherwise reflected in Majesco’s capital expenditure budget;

●	other than in the ordinary course of business, enter into any material contract or amend, modify supplement, waive, terminate, assign, convey, encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in any material contract, except for expirations occurring in the ordinary course in accordance with the terms of such contract or non-exclusive licenses, covenants not to sue, releases, waivers or other rights under intellectual property rights owned by Majesco or any of its subsidiaries;

●	settle, release, waive or compromise any proceedings except solely for monetary payments of no more than $750,000 individually or $1,500,000 in the aggregate and other than on a basis that would materially delay the consummation of the Merger or result in terms that would materially restrict future activity;

●	make any changes (other than di minimis changes) with respect to accounting policies or procedures, except as required by GAAP or applicable law;

●	(A) make, change or revoke any income or other material tax election, (B) adopt or change any tax accounting method, (C) file any amended tax return, (D) enter into any closing agreement with respect to any taxes, (E) settle any material tax claim, audit, assessment or dispute, (F) surrender any right to claim a refund of a material amount of taxes, (G) consent to any extension or waiver of any limitation period with respect to any material tax claim or assessment, (H) enter into any tax sharing or similar agreement or arrangement, (I) fail to pay any material tax that becomes due and payable or (J) incur any taxes outside of the ordinary course of business;

●	transfer, sell, lease, license, divest, cancel, mortgage, pledge, surrender, encumber, abandon or allow to lapse or expire or otherwise dispose of any assets (tangible or intangible), rights, properties, product lines or businesses, in whole or in part, material to Majesco or any of its subsidiaries, including capital stock of any of its subsidiaries, other than sales of obsolete assets in the ordinary course of business, sales, leases or other dispositions of assets (not including services) with a fair market value not in excess of $5,000,000, non-exclusive licenses and other exceptions;

●	except as required pursuant to the terms of any benefit plan in effect as of July 20, 2020 or as otherwise required by applicable law:

o	grant or provide any severance or termination payments or benefits to any employee or other service provider,

o	increase the compensation or benefits payable to any employee or other service provider, except for annual merit-based increases in base salary or base wages in the ordinary course of business for employee or other service providers who are not directors or executive officers and whose annual base compensation is less than $250,000 (with no such increase to exceed three percent (3%)),

o	establish, adopt, enter into, amend or terminate any material benefit or compensation plan, program, policy, agreement or arrangement that would be a benefit plan if in effect on July 20, 2020,

o	take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any benefit plan other than vesting acceleration of all Company Options and RSUs as provided in the Merger Agreement,

o	grant any new awards, or amend or modify the terms of any outstanding awards,

o	change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan that is required by applicable law to be funded or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP,

o	forgive any loans, issue any loans or advance any loans to any current or former employees,

o	hire or engage any employee or engage any independent contractor (who is a natural person) with an annual base salary or wage rate or consulting fees in excess of $275,000 or

o	terminate the employment or engagement of any employee or other service provider whose annual base compensation exceeds $275,000 other than for cause;

●	recognize any union, works council or other labor organization or enter into any collective bargaining agreement;

●	implement or announce any employee layoffs or location closings, that would implicate the WARN Act;

●	enter into any contract which contains a change in control or similar provision that would be triggered in connection with the Merger Agreement or the Merger;

●	other than in the ordinary course of business, enter into, amend or modify in any material respect, or extend, renew or terminate any real property lease, sublease, license or other agreement;

●	maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice in any material respects;

●	enter into any transaction or agreement with an affiliated person covered by Item 404 of Regulation S-K promulgated under the Securities Act; or

●	enter into agreements to do any of the foregoing.

The “No Shop” Period—No Solicitation of Other Offers

The Company must, and must cause its subsidiaries, affiliates and their respective directors, officers, principals, partners, managers, members, employees, consultants, investment bankers, financial advisors, legal counsels, accountants and other advisors or agents (collectively, the “representatives”), to:

●	immediately cease and cause to be terminated any discussion or negotiations with any third party that may be ongoing with respect to an Acquisition Proposal (as defined below); and

●	request the prompt return or destruction of all non-public information concerning Majesco and its subsidiaries furnished to any person or entity with whom a confidentiality agreement was entered into regarding such an acquisition at any time within the 12 month period immediately preceding July 20, 2020.

In addition, until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, Majesco must, and must cause its subsidiaries and its directors and other identified persons of its senior management team, and must instruct and use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to:

●	initiate, solicit, facilitate, propose, knowingly encourage or knowingly take any action to facilitate (including by way of furnishing information or providing access to the businesses, properties, books, records or personnel, of Majesco and its subsidiaries) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

●	engage in, continue or otherwise participate in any discussions with or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions);

●	provide any information to any person or entity in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

●	otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal;

●	terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered not by Majesco or any of its subsidiaries in respect of or in contemplation of an Acquisition Proposal (other than to the extent the Board of Directors determines in good faith, based on the information then available and after consultation with its outside legal counsel and financial advisors, that failure to take any such actions to provide any information to any person or entity in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, would be inconsistent with its fiduciary duties to shareholders under applicable law);

●	take any action to make the provision of any takeover statue inapplicable to any transaction contemplated by an Acquisition Proposal; or

●	resolve or agree to do any of the above.

Notwithstanding the foregoing, however, at any time prior to the time the written consent of Majesco Limited to the Merger is delivered, in response to an unsolicited written Acquisition Proposal (if Majesco did not materially violate its obligations above) that the Board of Directors believes in good faith is bona fide, Majesco and its representatives may contact the person or group making such Acquisition Proposal to clarify its terms and conditions so as to determine whether this Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, and may:

●	provide information in response to a request therefor (including nonpublic information regarding Majesco or any of its subsidiaries) to the person or entity who made such Acquisition Proposal; provided that such information has previously been made available to Parent or its representatives or is made available to Parent promptly (and in any event within 36 hours) after such information is made available to such person or entity and that, prior to furnishing any such information, Majesco receives from the person or entity making such Acquisition Proposal an executed confidentiality agreement with terms no more favorable in any material respect, individually or in the aggregate, to the other party than those contained in the confidentiality agreement of Majesco with Parent and its affiliates, it being understood that such confidentiality agreements need not prohibit or restrict the making or amendment of an Acquisition Proposal; provided, that:

i.	Majesco may not pay, agree to pay or cause to be paid, or reimburse, agree to reimburse or cause to be reimbursed the expenses of any such person or entity in connection with any Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that may lead to an Acquisition Proposal), in each case, without the prior written consent of Parent; and

ii.	Majesco must implement reasonable protections for any competitively sensitive information or data provided to any such person or entity who is, or whose affiliates include, a key competitor, of Majesco or any of its subsidiaries (as determined by the Board of Directors in its judgment); and

●	participate in any discussions or negotiations with any such person or entity regarding such Acquisition Proposal;

in each case, if, and only if, before taking any action described in clause (i) or (ii) above, the Board of Directors determines in good faith after consultation with its outside legal counsel and financial advisor that based on the information then available and after consultation with its financial advisor that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal.

For purposes of this consent solicitation statement and the Merger Agreement:

“Acquisition Proposal” means:

●	any proposal, offer, inquiry or indication of interest from a Person relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving Majesco or any of its subsidiaries pursuant to which the Majesco shareholders immediately prior to the consummation of such transaction hold less than 80% of each class of outstanding voting and equity interests of the resulting or surviving entity.

●	any acquisition, purchase or exclusive license by any Person or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, more than 20% or more of the total voting power or of any class of equity securities of Majesco, or more than 20% of the consolidated net revenues, net income or total assets of Majesco (it being understood that the percentage of total assets shall be calculated by fair value and that total assets of Majesco, as applicable, include equity securities of subsidiaries of Majesco). This shall exclude the beneficial ownership of any Person obtained or that would be obtained solely as a result of such Person becoming the beneficial owner of securities of Majesco Limited.

“Superior Proposal” means a bona fide written Acquisition Proposal that would result in a person or group (as defined under Section 13 of the Exchange Act), other than Parent or any of its subsidiaries or controlled affiliates, becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power of the equity securities of Majesco (or of the surviving entity in a merger involving Majesco, as applicable) or more than 50% of the consolidated net revenues, net income or total assets (it being understood that the percentage of total assets shall be calculated by fair value and that total assets of Majesco include equity securities of subsidiaries of Majesco) of Majesco that the Board of Directors has determined in good faith after consultation with outside legal counsel and its financial advisor that is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal, the identity of the person(s) making the proposal, the sources of and terms of any financing, financing market conditions, and the timing of such consummation, and if consummated, would result in a transaction more favorable to Majesco shareholders (in their capacities as such) from a financial point of view, than the Merger (after taking into account any revisions to the terms of the Merger Agreement proposed by Parent pursuant to its matching rights described below.

“Intervening Event” means any material Effect that has materially improved or materially improves, or would be reasonably likely to materially improve the business, financial condition, assets and liabilities or results of operations of Majesco and its subsidiaries, taken as a whole that was not known to, or reasonably foreseeable by, the Board of Directors as of July 20, 2020, that becomes known to the Board of Directors after execution of the Merger Agreement and prior to the delivery by Majesco Limited of its written consent to the Merger; provided, that in no event will any of the following constitute or be deemed to be an Intervening Event:

●	the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto, or

●	changes in the stock price of the Majesco common stock or the mere fact, in and of itself, that Majesco meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after July 20, 2020, or changes after July 20, 2020 in the credit rating of Majesco.

The Board of Directors’ Recommendation; Company Board Recommendation Change

The Board of Directors (or any committee of the Board) may not:

i.	withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) its approval of the Merger and recommendation to the Majesco shareholders to approve the Merger (the “Company Recommendation”) in a manner adverse to Parent, (B) fail to include the Company Recommendation in this consent solicitation statement, (C) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Board of Directors of the type contemplated by Rule 14d-9(f) under the Exchange Act in which the Board of Directors or Majesco indicates that the Board of Directors has not changed the Company Recommendation, or (D) if reasonably requested by Parent, fail to reaffirm the Company Recommendation within the earlier of 24 hours prior to the expiry of the Majesco Limited postal ballot process for approval of Divestment and five Business Days after receiving a written request to do so from Parent;

ii.	approve, authorize or recommend, or publicly declare advisable or publicly propose to enter into, approve, authorize or recommend any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to above) providing for any Acquisition Proposal (an “Alternative Acquisition Agreement,” and any of the actions set forth in clause (i) above and this clause (ii), a “Change of Recommendation”); or

iii.	cause or permit the Company to enter into an Alternative Acquisition Agreement.

Notwithstanding the above, prior to the time the prior to the time the written consent of Majesco Limited to the Merger is delivered, the Board of Directors may:

●	effect a Change of Recommendation if:

o	a written Acquisition Proposal that the Board of Directors believes, after consultation with outside legal counsel, in good faith is bona fide and that did not arise from or in connection with a material breach of the “no shop” obligations described in the section of this consent solicitation statement captioned “Proposal 1: The Merger Proposal––The “No Shop” Period—No Solicitation of Other Offers” is received by Majesco and is not withdrawn, and the Board of Directors determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal; or

o	an Intervening Event (as defined below) has occurred and the Board of Directors determines in good faith, after consultation with outside legal counsel and its financial advisor, that failure to take such action in response to such Superior Proposal or Intervening Event, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable Law; or

●	take action to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement in connection with a Superior Proposal; provided, however, that a Change of Recommendation in response to a Superior Proposal or Intervening Event or action to terminate the Merger Agreement may not be made:

o	unless Majesco shall have complied in all material respects with its obligations above; and

o	unless and until Majesco has given Parent written notice of such action four Business Days in advance (a “Proposed Change Notice”) setting forth in writing:

●	in the case of a Superior Proposal, the identity of the person making the Superior Proposal, the terms and conditions of such Superior Proposal, and an unredacted copy of such Superior Proposal (including any materials related to such party’s proposed financing sources, if any); and

●	in the case of an Intervening Event, a reasonable description of such facts and circumstances constituting an Intervening Event (it being agreed that, in each case, neither the delivery of such notice by Majesco nor any public announcement thereof that Majesco determines in good faith, after consultation with outside counsel, is required to be made under applicable law shall constitute a Change of Recommendation); provided that any material change to the facts and circumstances that constitute such Intervening Event shall be deemed a new Intervening Event and Majesco shall be required to deliver a new written notice to Parent.

After giving such Proposed Change Notice and prior to effecting such Change of Recommendation or taking such action to terminate the Merger Agreement, Majesco must, and must instruct its legal and financial advisors to, negotiate in good faith with Parent and its representatives throughout such four Business Day period, to the extent Parent wishes to negotiate, to make such revisions to the terms of the Merger Agreement or any agreement entered into or delivered in connection herewith as would permit the Board of Directors not to effect a Change of Recommendation or to terminate the Merger Agreement. At the end of the four Business Day period, before taking action to effect a Change of Recommendation or taking action to terminate the Merger Agreement, the Board of Directors must take into account any changes to the terms of the Merger Agreement and funding support documentation provided by Parent in writing and any other information offered by Parent in response to the Proposed Change Notice, and must have determined in good faith that:

●	in the case of a Superior Proposal, the Superior Proposal would continue to constitute a Superior Proposal; and

●	in the case of an Intervening Event, the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable law, in each case, if such changes offered in writing were to be given effect.

Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal, except that the four Business Day period shall be five Business Days for such deemed new Acquisition Proposal.

Majesco must promptly (and, in any event, within 24 hours) give written notice to Parent if:

●	any inquiries, proposals or offers with respect to an Acquisition Proposal are received by,

●	any non-public information is requested in connection with any Acquisition Proposal from, or

●	any discussions or negotiation with respect to an Acquisition Proposal are sought to be initiated or continued with, it or any of its Representatives, indicating, in connection with such notice the name of such Person or group and the material terms and conditions of any proposals or offers (including, if applicable, unredacted copies of any written requests, proposals or offers, including proposed agreements, or where no such copies are available, a reasonably detailed written description thereof).

Thereafter, Majesco must keep Parent reasonably informed, on a current basis (and, in any event, within 36 hours), of the status and material terms of any such proposals, or offers (including any material amendments thereto) and any material changes to the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

Employee Benefits

In the Merger Agreement, Parent agreed that each employee of Majesco and its subsidiaries at the Effective Time who continues to remain employed immediately following the Effective Time (a “Continuing Employee”), as a group, will, during the twelve months period following the Effective Time (or if earlier, the date of the Continuing Employee’s termination of employment) (the “Continuation Period”), be provided with:

●	base salary or base wage and target annual cash incentive opportunities (excluding long term or equity-based compensation awards or benefits, change in control, severance, retention or similar bonuses) consistent with market-based compensation practices for employees at similar companies as Majesco and having substantially similar positions as the applicable Continuing Employee,

●	employee benefits (other than defined benefit pension, deferred compensation, post-termination or retiree health or welfare benefits, or equity based awards or benefits, but specifically including severance and other termination protections to the extent set forth on the confidential disclosure letter to the Merger Agreement) that are substantially comparable in the aggregate to those provided to such Continuing Employees under the Majesco benefit plans as in effect immediately prior to the Effective Time (other than defined benefit pension, deferred compensation, post-termination or retiree health or welfare benefits, or equity based awards or benefits, but specifically including severance and other termination protections); provided that Parent will be obligated to provide severance benefits to any Continuing Employee whose employment is terminated following the closing that are at least as favorable as those that would have been payable to such Continuing Employee prior to the closing, and

●	if the closing occurs prior to the time or times at which the Company would pay earned and accrued bonuses in respect of its 2021 fiscal year in the ordinary course of business, to the extent not previously paid, Parent shall, or shall cause the Surviving Corporation to, pay such bonuses based on actual performance (as determined by the Surviving Corporation) and the terms of the applicable bonus plan; provided, that the performance targets shall not take into account the impact of the Merger (or any related charges); provided further, that, notwithstanding the terms of the applicable bonus plan, Parent shall cause all such earned and accrued bonuses to be paid to any employees terminated for any reason other than for cause after the closing

With respect to any employee benefit plans that replace existing Majesco benefit plans that are health and welfare or defined contribution retirement benefit plans and in which Continuing Employees become eligible to participate during the Continuation Period (each, a “New Plan”), Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to

●	cause any pre-existing conditions or limitations and eligibility waiting periods under any New Plans providing group health benefits in the plan year in which the Effective Time occurs to be waived with respect to the Continuing Employees and their eligible dependents to the extent waived or satisfied under the analogous Majesco benefit plan in which the Continuing Employees and their eligible dependents participate immediately prior to the Effective Time;

●	give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits under the applicable New Plan providing group health benefits for medical expenses incurred during the portion of plan year prior to the Effective Time for which payment has been made under the corresponding Majesco benefit plan; and

●	give each Continuing Employee service credit for such Continuing Employee’s employment with Majesco and its subsidiaries for purposes of vesting, determining the level of vacation benefits and eligibility to participate under each applicable New Plan, as if such service had been performed with the Surviving Corporation, Parent or their relevant affiliate, to the same extent such service was credited for the same purpose under the analogous Majesco benefit plan, as applicable, except for benefit accrual under defined benefit pension plans or any purpose under any equity-based plan or arrangement or to the extent it would result in a duplication of benefits or compensation.

Efforts to Close the Merger

Under the Merger Agreement, Parent, Merger Sub and Majesco agreed to use reasonable best efforts to take all actions and assist and cooperate with the other parties, in each case as necessary, proper and advisable pursuant to applicable law or otherwise to consummate the Merger.

Cooperation with Debt Financing

Although the obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition (including, without limitation, consummation of any debt financing), Majesco has agreed that during the Interim Period, Majesco will use its reasonable best efforts to, and will use its reasonable best efforts to cause each of its subsidiaries and its and their respective non-legal representatives to, among other things:

●	provide Parent and Merger Sub with such cooperation as may be reasonably requested by Parent or Merger Sub to assist them in arranging the debt financing to be obtained by Parent, Merger Sub or their respective affiliates in connection with the Merger (the “Debt Financing”);

●	assist in preparation for and participate (and use commercially reasonable efforts to cause management of an appropriate level to participate) in a reasonable number of meetings (but no more than two in person “bank meetings” and additional telephonic meetings at reasonably agreed times), due diligence sessions, drafting sessions, and presentations with prospective lenders and rating agencies;

●	assist Parent with the timely preparation of customary materials for bank information memoranda and ratings agency presentations (and assisting in the obtaining of corporate, credit and facility ratings from ratings agencies), and similar documents required to be delivered in connection with the Debt Financing (including executing a customary authorization letter to the extent reasonably requested by a Debt Financing source authorizing the distribution of information about Majesco and its subsidiaries to prospective lenders);

●	furnish Parent with the historical financial statements of Majesco reasonably requested by the Debt Financing sources;

●	provide Parent and Merger Sub with information reasonably necessary to complete customary perfection certificates and other customary loan documents as may be required in connection with the Debt Financing as may be reasonably requested by Parent or the Merger Sub;

●	assist Parent in delivering original stock certificates in the possession of Majesco, if any, and original stock powers (or, if any, similar documents for limited liability companies) to the extent customary and reasonably required on or prior to the closing date by any definitive documentation with respect to the Debt Financing (including assisting in obtaining copies thereof prior to the closing date); and

●	take reasonable corporate actions, subject to and only effective upon the occurrence of the closing, reasonably necessary to permit the consummation of the Debt Financing.

Majesco will not be required to provide, or cause its subsidiaries or representatives to provide, cooperation that:

●	unreasonably interferes with the ongoing business of Majesco or its subsidiaries;

●	causes any covenant, representation or warranty in the Merger Agreement to be breached;

●	causes any closing condition set forth in the Merger Agreement to fail to be satisfied or otherwise causes the breach of the Merger Agreement;

●	requires Majesco or its subsidiaries, prior to the closing, to pay any commitment or other similar fee or incur or become subject to any other liability or obligation in connection with the Debt Financing which is not otherwise funded or promptly reimbursed by Parent; or

●	requires Majesco and its subsidiaries or their respective directors, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Debt Financing and the directors and managers of Majesco and its subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained.

Upon Majesco’s request, Parent will (1) reimburse Majesco for all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of Majesco or any of its subsidiaries in connection with the cooperation requirements described herein and (2) indemnify and hold harmless Majesco, its subsidiaries and their respective representatives for any liabilities incurred by any of them in connection with the cooperation requirements described herein, except to the extent arising from fraud, gross negligence or intentional misrepresentation on the part of the Majesco or its subsidiaries or representatives.

Indemnification and Insurance

The Merger Agreement provides that all existing rights to indemnification, exculpation and the advancement of expenses for acts or omissions occurring at or prior to the Effective Time existing as of July 20, 2020 in favor of the current or former directors, officers or employees of Majesco (in each case, as provided in the respective organizational documents of Majesco) or in any indemnification agreement between Majesco and the current or former directors or officers of Majesco in effect on July 20, 2020, will survive the Merger and will continue in full force and effect and may not be amended for a period of six years from the Effective Time in any manner that would adversely affect any right thereunder of such persons.

In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Parent must cause the Surviving Corporation to) indemnify and hold harmless to the fullest extent permitted by applicable and Majesco’s and its subsidiaries’ organizational documents in effect as of July 20, 2020 each current or former director and officer of Majesco and its subsidiaries from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities incurred in connection with, arising out of, or otherwise related to, any legal proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with the Merger, and actions to enforce indemnification or advancement right of any indemnified person. Parent or the Surviving Corporation will also advance reasonable documented out of pocket expenses as incurred to the fullest extent permitted to do so under applicable law and Majesco’s and its subsidiaries’ organizational documents in effect as of July 20, 2020.

In addition, without limiting the foregoing, Majesco will purchase a “tail” policy prior to the Effective Time (which Parent shall cause the Surviving Corporation to purchase if the Company is unable prior to closing), for the extension of (i) the directors’ and officers’ liability coverage of Majesco’s existing directors’ and officers’ insurance policies, and (ii) Majesco’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the Effective Time. If the Company or the Surviving Corporation fail to obtain such “tail” insurance policies, the Merger Agreement requires Parent to cause the Surviving Corporation to maintain, on terms no less advantageous to the indemnified parties, the directors’ and officers’ insurance policies of Majesco for a period of at least six years commencing at the Effective Time; provided that neither Parent nor the Surviving Corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by Majesco, and if the premium for such insurance coverage would exceed such amount, Parent shall be obligated to cause the Surviving Corporation to obtain the greatest coverage available for a cost equal to such amount.

For more information, please refer to the section of this consent solicitation statement captioned “The Merger—Interests of Majesco’s Directors and Executive Officers in the Merger.”

Other Covenants

Shareholder Written Consent

Concurrently with the execution of the Merger Agreement, Majesco Limited executed and delivered the Support Agreement, pursuant to which Majesco Limited agreed issue the Postal Ballot Notice through the Postal Ballot to its members, in accordance with applicable law, to consider and vote upon the Divestment no later than August 12, 2020, and following receipt of such approval, to execute its written consent to the Merger in accordance with the CGCL, and deliver such written consent within one business day following the publication through the stock exchange in India of the Limited Shareholder Approval (the “Consent Delivery Deadline”).

Shareholder Litigation

Majesco will: (1) provide Parent with prompt notice of all shareholder litigation relating to the Merger Agreement; (2) keep Parent reasonably informed with respect to status thereof; (3) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) will consult with Parent with respect to the defense, settlement or prosecution of such litigation. Majesco may not settle any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Conditions to the Closing of the Merger

The obligations of Parent and Merger Sub, on the one hand, and Majesco, on the other hand, to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

●	Majesco and Parent shall have received duly executed copies of the written consent of Majesco Limited to the Merger;

●	the expiration or termination of the applicable waiting period under the HSR Act (which was received on August 12, 2020);

●	the receipt of a No Objection Certificate by Majesco Limited from the Indian tax authorities;

●	the consent of the Reserve Bank of India to the Divestment; and

●	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

●	the representations and warranties of Majesco relating to certain aspects of its capitalization (except for any inaccuracies that would not reasonably be expected to result in additional cost, expense or liability to Majesco, Parent and their Affiliates, individually or in the aggregate, that is more than $1,000,000), the absence of certain events, and Majesco’s ownership of certain assets (solely with respect to any inaccuracies where the assets or rights involved are held by Majesco Limited and have a value, individually or in the aggregate, that is more than $300,000) being true and correct as of July 20, 2020 and true and correct as of the date on which the closing occurs as if made at and as of such time;

●	the representations and warranties of Majesco relating to its organization, good standing, corporate power, enforceability, board approval, the fairness opinion from Majesco’s financial advisor, anti-takeover laws, required shareholder approval, non-contravention with its articles of incorporation and bylaws, subsidiaries and brokers being true and correct in all material respects as of the date on which the closing occurs as if made at and as of such time;

●	the other representations and warranties of Majesco set forth elsewhere in the Merger Agreement being true and correct as of the date on which the closing occurs as if made at and as of such time, except for such failures to be true and correct that would not have a Material Adverse Effect;

●	Majesco having performed in all material respects with all obligations required to be performed by it under the Merger Agreement;

●	the absence of any Material Adverse Effect having occurred after the date of Merger Agreement that is ongoing as of the Effective Time;

●	Majesco having provided evidence of the termination of certain intercompany agreements; and

●	the receipt by Parent and Merger Sub of a certificate of Majesco, certifying that the conditions described in the first five bullets above have been satisfied.

In addition, the obligation of Majesco to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

●	the representations and warranties of Parent set forth in the Merger Agreement being true and correct in all material respects on and as of the date on which the closing occurs with the same force and effect as if made on and as of such date, except for any failures of such representations and warranties to be so true and correct that would not have, or reasonably be expected to have, an Effect that would prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated under the Merger Agreement;

●	Parent and Merger Sub having performed and complied in all material respects with all obligations of the Merger Agreement required to be performed with by Parent or Merger Sub at or prior to the Effective Time; and

●	the receipt by Majesco of a certificate of Parent and Merger Sub, certifying that the conditions described in the preceding two bullets above have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time in the following ways:

●	by mutual written consent of Majesco and Parent;

●	by either Majesco or Parent if:

o	the Merger has not been consummated by 5:00 p.m., Eastern Standard Time, on January 20, 2021;

o	Majesco Limited fails to obtain the Limited Shareholder Approval of the Divestment pursuant to the Postal Ballot process in India; or

o	any applicable law or any governmental order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable.

Notwithstanding the foregoing, no party may terminate the Merger Agreement pursuant to the terms above if such party’s action or failure to fulfill any obligation under the Merger Agreement has been the principal cause of or resulted in the failure of a condition to the consummation of the Merger. In addition, Majesco may not terminate the Merger Agreement pursuant to the terms above in the event that Majesco’s action or failure to fulfill any obligation under the Support Agreement has been the principal cause of or resulted in the failure of a condition to the consummation of the Merger.

●	by Parent if:

o	prior to the time the written consent of Majesco Limited to the Merger is delivered, if (i) the Board of Directors shall have made a Change of Recommendation or (ii) Majesco shall have materially breached its “no shop” obligations described in the section of this consent solicitation statement captioned “Proposal 1: The Merger Proposal––The “No Shop” Period—No Solicitation of Other Offers”;

o	Majesco has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied and such breach is not capable of being cured, or is not cured, before the earlier of the Outside Date or the date that is 30 calendar days following Parent’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Outside Date); provided that Parent may not terminate the Merger Agreement if it or Merger Sub are then in material breach of the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied (a “Company Breach”);

o	Majesco Limited has obtained the Limited Shareholder Consent of the Divestment pursuant to the Postal Ballot process in India but the written consent of Majesco Limited to the Merger has not been delivered to Parent by the Consent Delivery Deadline (provided, that such termination right shall lapse automatically upon delivery to Parent of the written consent of Majesco Limited to the Merger) or if, after delivery to Parent, such written consent is rescinded, withdrawn or modified in any manner adverse to Parent, Merger Sub or the Merger (a “Written Consent Breach”); or

o	(i) Majesco Limited has not completed the Postal Ballot process for the approval of the Divestment by close of business (India Standard Time) on September 11, 2020 or (ii) Majesco Limited has not made the voting results of the Postal Ballot process publicly available to its shareholders through the stock exchange in India as soon as practical and in no event later than 24 hours following the date (India Standard Time) of receipt by Majesco Limited from the scrutinizer of the voting results of the Postal Ballot process; provided, that such termination right shall automatically lapse at the end of the first business day following the date on which the Postal Ballot process has been completed and the voting results have been made available to the shareholders of Majesco Limited through the stock exchange in India (a “Postal Ballot Breach”).

●	by Majesco if:

o	prior to the time the written consent of Majesco Limited to the Merger is delivered, the Board of Directors authorizes Majesco to enter into an Alternative Acquisition Agreement in response to a Superior Proposal, to the extent Majesco has complied in all material respects to the terms and conditions under the Merger Agreement with respect to such Superior Proposal, and Majesco, prior to or concurrently with such termination, pays to Parent in immediately available funds the termination fees required to be paid pursuant to such termination as further described below;

o	prior to the Effective Time, Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement are not satisfied, and such breach is not capable of being cured, or is not cured, before the earlier of the Outside Date or the date that is 30 calendar days following Majesco’s delivery of written notice of such breach (or such shorter period of time as remains prior to the Outside Date) to the Parent; provided that Majesco may not terminate the Merger Agreement under this provision if Majesco is then in material breach of the Merger Agreement or if Majesco Limited is then in material breach of the Support Agreement, in each case, such that certain conditions set forth in the Merger Agreement are not satisfied (a “Parent Breach”); or

o	the closing obligations of Majesco have been satisfied, Parent and Merger Sub have failed to consummate the Merger under the timing restrictions, Majesco has irrevocably notified the Parent in writing that the closing obligations of Majesco have been satisfied and that Majesco is ready, willing and able to consummate the Merger and has provided at least three business days written notice that it intends to terminate the Merger Agreement, and Parent and Merger Sub fail to consummate the Merger on the later of the expiration of the three business day period and the date set forth in the foregoing notice (a “Parent Failure to Close”).

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to reimbursement of expenses. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from any liability for any willful breach of the Merger Agreement prior to its termination. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Thoma Bravo and Majesco or the Guaranty, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fee

Certain termination fees will be payable by Majesco or Parent upon termination of the Merger Agreement under certain circumstances. The “Parent Termination Fee” means an amount equal to $51,011,693.24. The “Company Termination Fee” means an amount equal to $25,505,846.62.

Company Termination Fee

Majesco will become obligated to pay the Company Termination Fee if:

●	the Merger Agreement is terminated:

o	(x) by either Parent or Majesco because the Merger has not been consummated by the Outside Date, if at the time of such termination Parent would have been entitled to terminate the Merger Agreement because of a Company Breach and the Parent Termination Fee is not payable; or (y) by Parent pursuant to a Company Breach or Postal Ballot Breach; and

o	following the execution and delivery of the Merger Agreement and prior to the termination of the Merger Agreement in the circumstances above a bona fide Acquisition Proposal has been made to Majesco Limited, Majesco or any of its subsidiaries; and

o	within twelve months after such termination, Majesco or any of its subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to such Acquisition Proposal (with “50%” being substituted in lieu of “20%” in each instance thereof in the definition of “Acquisition Proposal” for purposes of this provision (in which case the Company Termination Fee will be payable to Parent or its designee within one business day of entering into or consummating such Alternative Acquisition Agreement); or

●	the Merger Agreement is terminated by Parent because (x) prior to the time the written consent of Majesco Limited to the Merger is delivered, the Board of Directors shall have made a Change of Recommendation or Majesco shall have materially breached its “no shop” obligations described in the section of this consent solicitation statement captioned “Proposal 1: The Merger Proposal––The “No Shop” Period—No Solicitation of Other Offers” or (y) because of a Written Consent Breach (in which case the Company Termination Fee will be payable to Parent or its designee within one business day of such termination); or

●	the Merger Agreement is terminated by Majesco in connection with entering into an Alternative Acquisition Agreement in response to a Superior Proposal, in which case the Company Termination Fee will be payable to Parent or its designee prior to or concurrently with such termination); or

●	the Merger Agreement is terminated by Parent (x) pursuant to a Postal Ballot Breach, and (y):

(1) prior to such termination, a bona fide Principal Stockholder Acquisition Proposal (as defined below) for Majesco Limited has been made to Majesco Limited or any of its subsidiaries (including Majesco); and

(2) within twelve months after such termination, Majesco Limited shall have entered into a definitive transaction agreement with respect to such Principal Stockholder Acquisition Proposal (with “50%” being substituted in lieu of “20%” in each instance thereof for purposes of this provision), in which case, within one business day entering into or consummation of such definitive transaction agreement in connection with such Principal Stockholder Acquisition Proposal, Majesco will be obligated to pay the Company Termination Fee to Parent or its designee.

“Principal Stockholder Acquisition Proposal” means:

●	any proposal, offer, inquiry or indication of interest from a Person relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving Majesco Limited or any of its Subsidiaries (other than Majesco or its subsidiaries) pursuant to which the stockholders of Majesco Limited immediately prior to the consummation of such transaction hold less than 80% of each class of outstanding voting and equity interests of the resulting or surviving entity; or

●	any acquisition or purchase by any Person or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, more than 20% or more of the total voting power or of any class of equity securities of the Principal Stockholder.

Pursuant to the Letter Agreement with Majesco Limited, Majesco Limited has agreed to reimburse Majesco for any Company Termination Fee paid by it in connection with a Postal Ballot Breach combined with a Principal Stockholder Acquisition Proposal as provided above. See the section captioned “Majesco Solicitation of Written Consents––Letter Agreement.”

In no event will Majesco be required to pay the Company Termination Fee on more than one occasion.

Parent Expenses

Majesco is required to pay the Parent Expenses (as defined below) if:

●	the Merger Agreement is terminated by Parent pursuant to a Company Breach; or

●	the Merger Agreement is terminated by Parent pursuant to a Postal Ballot Breach (in either case the Company must pay the Parent Expenses by wire transfer of immediately available funds within two business days of such termination to an account designated by Parent).

“Parent Expenses” means the amount of all reasonable and documented out-of-pocket expenses actually incurred by Parent, Merger Sub, the Thoma Bravo Funds or their respective affiliates in connection with the Merger Agreement and the transactions contemplated thereby, which amount will not exceed $2,000,000.

Any payment by Majesco of Parent Expenses will be credited towards any future payment of the Company Termination Fee, as applicable. In no event will Majesco be required to pay Parent the Parent Expenses on more than one occasion.

Parent Termination Fee

Parent will become obligated to pay the Parent Termination Fee if:

●	the Merger Agreement is terminated by Majesco because of a Parent Breach or because of a Parent Failure to Close; or

●	the Merger Agreement is terminated by Majesco or Parent because the Merger has not been consummated by the Outside Date if, the time of such termination Majesco would have been entitled to terminate the Merger Agreement because of a Parent Breach or because of a Parent Failure to Close (in either case Parent must pay the Parent Termination Fee to the Company by wire transfer of immediately available cash funds within two business days of such termination).

In no event will Parent be required to pay the Parent Termination Fee on more than one occasion.

Specific Performance

Parent, Merger Sub and Majesco acknowledge and agree that the rights of each party to consummate the transactions contemplated by the Merger Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, Parent, Merger Sub and Majesco agree that, subject to certain restrictions in the Merger Agreement, in addition to any other available remedies a party may have in equity or at law, each party shall be entitled to seek to enforce specifically the terms and provisions of the Merger Agreement and seek to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the Merger Agreement in the courts of the State of California without necessity of posting a bond or other form of security. Prior to the valid termination of the Merger Agreement, in the event that any action, cause of action, claim, charge, demand, litigation, suit or investigation should be brought in equity to enforce the provisions of the Merger Agreement, no party shall allege, and each party shall waive the defense, that there is an adequate remedy at law.

Notwithstanding the foregoing, Parent, Merger Sub and Majesco acknowledge and agree that Parent has an obligation under the Merger Agreement to cause Parent’s equity financing to be funded, including by exercising its rights under the Equity Commitment Letter, and such obligation of Parent is subject to the requirement that all of the conditions to close of all parties and of Parent and Merger Sub have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the time the closing would have occurred but for the failure of Parent’s equity financing to be funded), and the right of Majesco to specific performance in connection with enforcing such obligation of Parent and Majesco’s third party beneficiary rights under the Equity Commitment Letter will be subject to the requirements that:

●	all of the conditions to close of all parties and of Parent and Merger Sub have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the time the closing would have occurred but for the failure of Parent’s equity financing to be funded);

●	Parent and Merger Sub fail to consummate the Merger on the closing date; and

●	Majesco has irrevocably confirmed in a written notice to Parent that if specific performance is granted and Parent’s equity financing is funded, then it would take such actions that are required of it by the Merger Agreement to cause the closing to occur (and Majesco has not revoked, withdrawn, modified or conditioned such irrevocable confirmation), and Parent and Merger Sub fail to complete the closing within three business days after delivery of Majesco’s irrevocable written confirmation.

Subject to certain limitations, the election to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit Majesco from, in the alternative, seeking to terminate the Merger Agreement and collect the Parent Termination Fee or pursuing any other remedy available at law or equity.

Notwithstanding anything to the contrary contained in the Merger Agreement:

●	Majesco’s termination of the Merger Agreement and payment to Majesco of the Parent Termination Fee shall terminate any right of Majesco to injunctive relief or specific performance; and

●	while Majesco may pursue both a grant of specific performance as and only to the extent permitted by the Merger Agreement and the payment of the Parent Termination Fee, under no circumstances shall Majesco be permitted or entitled to receive both such grant of specific performance to require Parent and Merger Sub to effect the closing, on the on hand, and payment of the Parent Termination Fee, on the other hand.

Notwithstanding the foregoing, in no event shall Majesco or any of its equityholders be entitled to seek the remedy of specific performance of the Merger Agreement directly against any Debt Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing.

Limitations of Liability

The maximum aggregate monetary damages of Parent and Merger Sub for breaches under the Merger Agreement (taking into account the payment of the Parent Termination Fee pursuant to the Merger Agreement), the Guaranty or the Equity Commitment Letter will not exceed, in the aggregate for all such breaches, an amount equal to $52,011,693.24 in the aggregate for all such breaches. The maximum aggregate monetary damages of Majesco for breaches under the Merger Agreement (taking into account the payment of the termination fee, if applicable) will not exceed an amount equal to $25,505,846.62 in the aggregate for all such breaches. Notwithstanding such limitations on liability for monetary damages, Parent, Merger Sub and Majesco may be entitled to an injunction, specific performance or other equitable relief as provided in the Merger Agreement.

Fees and Expenses

Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, Majesco, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement, including all fees and expenses of their Representatives, which shall be paid by the party incurring such expense.

Amendment

The Merger Agreement may be amended by the parties in an executed written instrument at any time before or after receipt of the written consent of Majesco Limited to the Merger. However, after receipt of the written consent of Majesco Limited to the Merger, no amendment that requires further approval by such Majesco shareholders pursuant to the CGCL or other applicable law may be made without such approval.

Governing Law

The Merger Agreement is governed by California law.

The Board of Directors unanimously recommends that you “CONSENT TO” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our capital stock outstanding as of the Record Date by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of Majesco common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our current directors and executive officers as a group.

The percentage ownership information is based on 43,372,515 shares of Majesco common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of Majesco common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Majesco, 412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percentage of shares beneficially owned
5% or greater shareholders:
Majesco Limited	32,111,234	(1)	74.04%
Mastek Limited	2,018,192	(2)	4.65%
Directors and Named Executive Officers:
Ketan Mehta	248,854	(3)	*
James Miller	14,437		*
Dr. Arun K. Maheshwari	333,365	(4)	*
Earl Gallegos	158,540	(5)	*
Sudhakar Ram	0		0%
Robert P. Restrepo, Jr.	127,916	(6)	*
Rajesh Hukku	33,332	(7)	*
Adam Elster	150,750	(8)	*
Carolyn Johnson	16,666	(9)	*
Prateek Kumar Solanki	164,279	(10)	*
All executive officers and directors as a group (10 persons)	1,391,733	(11)	3.14%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of Majesco common stock.

(1)	Majesco Limited is a public limited company domiciled in India whose equity shares are listed on the BSE Limited (Bombay Stock Exchange) and the National Stock Exchange of India Limited. As of the Record Date, 61.78% of the total capitalization of Majesco Limited is held by public shareholders, while approximately 38.22% is held by individual promoters and their family members as follows: (i) Sudhakar Ram: 6.61%; (ii) Ram Family Trust I: 1.74%; (iii) Ashank Desai: 11.85%; (iv) Ketan Mehta: 11.19%; and (v) Radhakrishnan Sundar: 6.83%. No promoter, individually or with his family, holds the power to vote or dispose of the shares of Majesco owned by Majesco Limited or control over Majesco Limited. The address of Majesco Limited is MNDC, MBP-P-136, Mahape, Navi, Mumbai 400 710, Maharashtra, India.

(2)	Mastek Limited is a publicly traded company in India. Approximately 55.24% of the total capitalization of Mastek Limited is held by public shareholders, while approximately 44.76% is held by individual promoters and their family members as follows: (i) Sudhakar Ram: 7.58%; (ii) Ram Family Trust I — 4.09%; (iii) Ashank Desai: 13.93%; (iv) Ketan Mehta: 11.28%; and (iv) Radhakrishnan Sundar: 7.88%. No promoter, individually or with his family, holds the power to vote or dispose of the shares of Majesco owned by Mastek (UK) Limited or control over Mastek (UK) Limited. Mastek Limited’s interest in Majesco is held indirectly through Mastek (UK) Limited’s wholly owned subsidiary, Mastek Limited. The corporate office address of Mastek Limited is Unit 106, SDF 4, SEEPZ, Andheri (East), Mumbai 400 096, Maharashtra, India.

(3)	Includes 232,500 shares of Majesco common stock subject to options exercisable within 60 days of the Record Date.

(4)	Includes 52,529 shares of common stock held by Dr. Arun K. Maheshwari, 102,920 shares of Majesco common stock held by the Vijaylakshmi Maheshwari Trust and 177,916 shares of Majesco common stock subject to options exercisable within 60 days of the Record Date. Dr. Arun K. Maheshwari is the Trustee of the Vijaylakshmi Maheshwari Trust and in such capacity has voting and dispositive power over the securities held by such trust.

(5)	Includes 77,916 shares of Majesco common stock subject to options exercisable within 60 days of the Record Date.

(6)	Includes 77,916 shares of Majesco common stock subject to options exercisable within 60 days of the Record Date.

(7)	Includes 33,332 shares of Majesco common stock subject to options exercisable within 60 days of the Record Date.

(8)	Includes 100,000 shares of Majesco stock underlying RSUs that vest within 60 days of the Record Date.

(9)	Includes 16,666 shares of Majesco common stock subject to options exercisable within 60 days of the Record Date.

(10)	Includes 148,333 shares of Majesco common stock subject to options exercisable within 60 days of the Record Date.

(11)	Includes 364,162 shares of Majesco common stock which the directors and executive officers have the right to acquire upon the exercise of stock options exercisable within 60 days of the Record Date.

FUTURE SHAREHOLDER PROPOSALS

Beginning at the Effective Time, there will be no public participation in Majesco shareholder meetings.

WHERE YOU CAN FIND MORE INFORMATION

Majesco files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. Majesco filings with the SEC are available to the public through the SEC’s web site located at www.sec.gov.

If you have questions about this consent solicitation statement or the transactions after reading this consent solicitation statement, you may contact Broadridge at shareholder@broadridge.com and (888) 789-8409.

Majesco has not authorized anyone to give you any information or to make any representation about the transactions or any of the parties involved that differs from or adds to the information contained in this consent solicitation statement or in the documents Majesco has publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

The information contained in this consent solicitation statement speaks only as of the date indicated on the cover of this consent solicitation statement unless the information specifically indicates that another date applies.

You may request copies of this consent solicitation statement and any of the documents incorporated by reference into this consent solicitation statement or other information concerning Majesco, without charge, by written or telephonic request directed to Majesco’s Corporate Secretary at Majesco, Attention: Corporate Secretary, 412 Mount Kemble Ave., Suite 110C, Morristown, NJ 07960 Telephone: (973) 461-5200.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information filed with it, which means that Majesco can disclose important information to you by referring you to the documents containing such information. The information incorporated by reference is an important part of this consent solicitation statement, and information filed later by us with the SEC will automatically update and supersede this information.

Majesco incorporates by reference the documents listed below and, with respect to this consent solicitation statement, any future filings that Majesco makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on July 8, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 14, 2020;

●	Our Definitive Proxy Statement on Schedule 14A for 2020 Annual Meeting of Shareholders, filed with the SEC on July 29, 2020;

●	Our Current Reports on Form 8-K filed with the SEC on July 20, 2020, July 21, 2020, August 10, 2020 (as amended by the Form 8-K/A filed on August 14, 2020) and August 13, 2020.

All documents and reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this consent solicitation statement and prior to the receipt of Majesco’s shareholder approval will also be deemed to be incorporated by reference in this consent solicitation statement, and only for the purpose of this consent solicitation statement, from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports, current reports or proxy statements which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this consent solicitation statement will be deemed to be modified or superseded for purposes of this consent solicitation statement, and only for the purposes of this consent solicitation statement, to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this consent solicitation statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this consent solicitation statement.

Annex A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

Among

MAJESCO,

MAGIC INTERMEDIATE, LLC

and

MAGIC MERGER SUB, INC.

Dated as of August 8, 2020

-i-

-ii-

-iii-

-iv-

Exhibits

Exhibit A	Form of Written Consent	Ex A-1
Exhibit B	Form of Articles of Incorporation of the Surviving Corporation	Ex B-1
Exhibit C	Form of Paying Agent Agreement	Ex C-1
Exhibit D	Form of FIRPTA Certificate	Ex D-1

-v-

AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 8, 2020, is entered into by and among Majesco, a California corporation (the “Company”), Magic Intermediate, LLC, a Delaware limited liability company (“Parent”) and Magic Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of July 20, 2020 (the “Original Agreement”) and in accordance with Section 10.3(a) of the Original Agreement desire to amend and restate the Original Agreement in its entirety on the terms and conditions set forth herein, and Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger, pursuant to the provisions of the California Corporations Code, as amended (the “CCC”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger (the “Transactions”), on the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the Transactions, are fair to, and in the best interests of, the Company and the holders of shares of the Company’s common stock, par value $0.002 per share (the “Company Common Stock”), and (c) resolved to recommend that the holders of shares of Company Common Stock approve this Agreement and the Transactions;

WHEREAS, the board of directors of Merger Sub has unanimously (a) approved this Agreement and the Transactions on the terms and subject to the conditions set forth in this Agreement and (b) resolved to recommend that the holders of shares of Merger Sub’s common equity approve this Agreement and the consummation of the Transactions; and Parent, as the sole shareholder of Merger Sub, has approved this Agreement and the Transactions upon authorization of the board of directors of Parent (the “Parent Board”);

WHEREAS, the board of directors of the Principal Stockholder has unanimously (a) approved the disinvestment of the Principal Stockholder’s entire share of the Company Common Stock (the “Principal Stockholder Divestment”) and taken on record this Agreement, (b) determined that the consideration to be received by the Principal Stockholder in relation to the Principal Stockholder Divestment is fair, (c) resolved to recommend that the holders of shares of the Principal Stockholder’s common stock approve the Principal Stockholder Divestment and (d) resolved to duly organize and complete the Principal Stockholder Postal Ballot to consider and vote upon the Merger and the Principal Stockholder Divestment;

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and set forth certain conditions to the Merger;

WHEREAS, certain shareholders of the Principal Stockholder, the Principal Stockholder, the Company and Parent entered into that certain Support Agreement, dated as of July 20, 2020 (the “Original Promoter Support Agreement”), and concurrently with the execution of this Agreement, and as a condition and material inducement to Parent’s willingness to enter into this Agreement, such shareholders of the Principal Stockholder will execute and deliver to Parent and Merger Sub an amended and restated Original Promoter Support Agreement, pursuant to which such shareholders will agree, upon the terms and subject to the conditions set forth therein, to vote in favor of, and support the Principal Stockholder Divestment;

WHEREAS, Principal Stockholder, the Company, Merger Sub and Parent entered into that certain Support Agreement, dated as of July 20, 2020 (the “Principal Stockholder Support Agreement”), and concurrently with the execution of this Agreement, the Principal Stockholder will execute and deliver to Parent and Merger Sub an amendment to the Principal Stockholder Support Agreement (the “Support Agreement”), pursuant to which Principal Stockholder will agree, upon the terms and subject to the conditions set forth therein, to act by written consent substantially in the form attached hereto as Exhibit A (the “Written Consent”) to approve this Agreement and the Transactions in accordance with Section 603 and Section 152 of the CCC; and

WHEREAS, the Company and the Guarantors entered into that certain Limited Guaranty, dated as of July 20, 2020 (the “Limited Guaranty”) and in accordance with Section 9 of the Limited Guaranty desire to amend the Limited Guaranty, and concurrently with the execution of this Agreement, and as a condition and material inducement to the Company’s willingness to enter into this Agreement, Parent has delivered to the Company an amendment to the Limited Guaranty entered into by the Guarantors with respect to certain obligations of the Parent under this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

Article I

Definitions

1.1 Specific Definitions. For the purposes of this Agreement, the terms defined in Section 10.2 have the meanings specified or referred to therein.

1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

Article II

The Merger

2.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, (a) at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the CCC and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and from and after the Effective Time, shall be a wholly owned subsidiary of Parent and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger as provided in the CCC, and (c) the Merger shall have such other effects as provided in the CCC.

2.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Sheppard, Mullin, Richter & Hampton, 30 Rockefeller Plaza, New York, NY 10112, at 9:00 a.m. EST three (3) Business Days following the day on which the last to be satisfied or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or at such other date, time or place (or by means of remote communication) as the Company and Parent may mutually agree in writing (the date on which the Closing actually occurs, the “Closing Date”).

2.3 Effective Time. As soon as practicable following the Closing, and on the Closing Date, the Company and Parent will cause a certificate of merger relating to the Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of California as provided in the CCC. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with and accepted by the Secretary of State of the State of California or at such later date and time as may be agreed by the Parties in writing and specified in the Certificate of Merger (such date and time, the “Effective Time”).

2.4 The Articles of Incorporation of the Surviving Corporation. At the Effective Time, the articles of incorporation of the Surviving Corporation (the “Charter”) shall be amended in its entirety to read as set forth in Exhibit B hereto, until thereafter amended as provided therein or by applicable Law.

2.5 The Bylaws of the Surviving Corporation. The Parties shall take all actions necessary so that the bylaws of Merger Sub in effect immediately prior to the Effective Time (except as to the name of the Surviving Corporation) shall be the bylaws of the Surviving Corporation (the “Bylaws”), until thereafter amended as provided therein or by applicable Law.

2.6 Directors of the Surviving Corporation. The Parties shall take all actions necessary so that the board of directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

2.7 Officers of the Surviving Corporation. The Parties shall take all actions necessary so that the officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

Article III

Merger Consideration; Effect of the Merger on Capital Stock

3.1 Merger Consideration; Conversion of Shares of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any holder of any capital stock of the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than Excluded Shares (such shares of Company Common Stock, the “Eligible Shares”) shall be converted into the right to receive cash in the amount of $16.00 per share, subject to any required withholding of Taxes (the “Merger Consideration”).

3.2 Conversion of Shares of Company Common Stock. By virtue of the Merger and without any action on the part of the Parties or any holder of any capital stock of the Company, all of the Eligible Shares shall represent the right to receive the Merger Consideration pursuant to this Article III, shall cease to be outstanding, shall be cancelled and shall cease to exist as of the Effective Time, and each certificate formerly representing any of the Eligible Shares (each, a “Certificate”) and each book-entry account formerly representing any non-certificated Eligible Shares (each, a “Book-Entry Share”) shall thereafter represent only the right to receive the Merger Consideration, without interest.

3.3 Cancellation of Excluded Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the Parties or any holder of any Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have pursuant to Section 4.7.

3.4 Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties, each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.002 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation immediately following the Effective Time.

3.5 Treatment of Equity Awards.

(a) Company Options.

(i) Unless otherwise agreed to by the Parties, at the Effective Time, each outstanding vested and unvested Company Option, shall, automatically and without any action on the part of the holder thereof, be cancelled in exchange for only the right to receive, on the first payroll date after the Closing Date an amount in cash, without interest, equal to the product of (A) the total number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (B) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Company Common Stock of such Company Option (less applicable Taxes required to be withheld with respect to such payment). Each outstanding Company Option which has an exercise price per share that is greater than or equal to the Merger Consideration shall automatically be cancelled at the Effective Time and forfeited for no consideration or payment.

(ii) The Company agrees to take all action reasonably necessary to effectuate the cancellation of Company Options in accordance with this Section 3.5(a) upon the Effective Time and to give effect to this Section 3.5(a) (including the satisfaction of the requirements of Rule 16b-3(e) under the Exchange Act). The cancellation of a Company Option as provided in this Section 3.5(a) shall be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had in respect of such Company Option.

(b) Company RSUs. Unless otherwise agreed to by the Parties, at the Effective Time, each outstanding Company RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled in exchange for only the right to receive, on the first payroll date after the Closing Date an amount in cash, without interest, equal to the product of (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration (less applicable Taxes required to be withheld with respect to such payment).

(c) Company ESPP. As soon as practicable following July 20, 2020, the Company shall have taken and continue to take all actions with respect to the Company ESPP that are necessary to provide that: (i) with respect to the offering period in effect as of July 20, 2020 (the “Company ESPP Offering Period”), no participant may (A) increase the percentage amount of his or her payroll deduction election from that in effect on July 20, 2020 for the Company ESPP Offering Period or (B) make separate non-payroll contributions to the Company ESPP on or following July 20, 2020, other than as required by applicable Law; (ii) prior to the Effective Time, subject to the consummation of the Merger, the Company ESPP shall terminate, effective immediately on the earlier of the Effective Time and September 30, 2020; (iii) immediately prior to the Effective Time, if it occurs prior to September 30, 2020, any then-outstanding rights under the Company ESPP shall terminate and the Company shall distribute to each Company ESPP participant all of his or her accumulated payroll deductions (to the extent not yet applied to the purchase of shares of Company Common Stock) with respect to the Company ESPP Offering Period then in effect; and (iv) following the purchase of Company Common Stock pursuant to the Company ESPP Offering Period (if any), the Company ESPP shall be suspended and no new offering period shall be commenced under the Company ESPP after the earlier of the Effective Time and September 30, 2020. No individual who is not participating in the Company ESPP with respect to the Company ESPP Offering Period as of July 20, 2020 will be allowed to commence participation in the Company ESPP following July 20, 2020.

(d) Company Equity Payments. Any payments to which holders of Company Options and Company RSUs (collectively, the “Company Equity Awards”) are entitled to pursuant to Section 3.5(a) and Section 3.5(b), respectively (collectively, the “Company Equity Payments”) shall be made through the Surviving Corporation’s payroll on the first payroll date after the Closing Date and in accordance with Section 3.5(a) and Section 3.5(b).

(e) Company Actions. At or prior to the Effective Time, the Company, the Company Board and, if necessary or appropriate, the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions that are necessary to (i) effectuate the treatment of the Company Equity Awards pursuant to Section 3.5(a) and Section 3.5(b) and (ii) cause the Stock Plan and the Company ESPP to terminate at or prior to the Effective Time. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards. The Company shall provide to Parent or its counsel for review drafts of any documentation prepared by the Company or its counsel to effectuate the foregoing and shall consider in good faith Parent’s comments thereto.

Article IV

Delivery of Merger Consideration; Procedures for Surrender

4.1 Paying Agent. At the Effective Time, or as promptly as possible thereafter, Parent shall deposit or cause to be deposited with a paying agent selected by the Company and approved by Parent (such approval not to be unreasonably withheld, delayed or conditioned) (the “Paying Agent”), for the benefit of the holders of Eligible Shares, an aggregate amount of cash necessary for the Paying Agent to make payments under Section 3.1 (such cash being hereinafter referred to as the “Exchange Fund”). The paying agent agreement pursuant to which the Company shall appoint the Paying Agent shall be in form and substance reasonably acceptable to Parent attached hereto as Exhibit C. The Exchange Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. The Exchange Fund may be invested by the Paying Agent as reasonably directed by Parent; provided, however, that any such investment shall in all events be limited to (i) direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the United States government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) certificates of deposit or bank repurchase agreements of commercial banks with capital exceeding $5 billion or (iii) AAA rated 2A-7 fixed NAV money market funds (or those of similar quality), or a combination of the foregoing clauses (i), (ii) and (iii), and, in any such case, no such instrument shall have a maturity exceeding three (3) months. To the extent that there are losses with respect to such deposits, a default of an applicable bank or for any other reason any amount in the Exchange Fund is below that required to make prompt payment of the aggregate Merger Consideration and the other payments contemplated by this Article IV, Parent shall or shall cause the Surviving Corporation to promptly replace or restore, or cause the replacement or restoration, of the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make the payment of the aggregate Merger Consideration contemplated by this Article IV. Any interest and other income resulting from such deposit may become part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 3.1 may, at the discretion of Parent, be promptly returned to Parent or the Surviving Corporation.

4.2 Procedures for Surrender.

(a) With respect to Certificates, as promptly as reasonably practicable after the Effective Time (and in any event within three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to provide or make available to each holder of record of each such Certificate (i) notice advising such holders of the effectiveness of the Merger, (ii) a letter of transmittal in customary form and reasonably approved by the Company, which shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 4.5) to the Paying Agent (the “Letter of Transmittal”), and (iii) instructions for surrendering a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 4.5) to the Paying Agent (including instructions with respect to the delivery to the Paying Agent of IRS Form W-9 or IRS Form W-8, as applicable). Upon surrender to the Paying Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 4.5) together with a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required pursuant to such instructions, the Surviving Corporation shall cause the Paying Agent to promptly (and in any event, within three (3) Business Days thereafter) provide or make available to each holder of record of any such Certificate in exchange therefore a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.6) of (A) the number of Eligible Shares represented by such Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 4.5) multiplied by (B) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled.

(b) With respect to each Book-Entry Share not held through DTC (each, a “Non-DTC Book-Entry Share”), promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to provide or make available to each holder of record of a Non-DTC Book-Entry Share (i) a notice advising such holders of the effectiveness of the Merger and (ii) a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.6) of (A) the number of Non-DTC Book-Entry Shares held by such holder multiplied by (B) the Merger Consideration, and the Non-DTC Book-Entry Shares so surrendered shall forthwith be cancelled.

(c) With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees on the Closing Date (or if Closing occurs after 10:30 a.m. EST on the Closing Date, on the first Business Day after the Closing Date), upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration for each such Eligible Share that each such holder has the right to receive pursuant to this Article IV.

(d) No interest will be paid or accrued on any amount payable for Eligible Shares pursuant to this Article IV.

4.3 Transfers.

(a) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of the Company’s capital stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to such shares of the Company’s capital stock except as otherwise provided herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(b) With respect to Certificates, in the event of a transfer of ownership of any Certificate that is not registered in the transfer books of the Company as of the Effective Time, a check for the cash (after giving effect to any required Tax withholdings as provided in Section 4.6) to be paid upon due surrender of the Certificate, may be issued or paid to such a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to the Paying Agent. Until surrendered as contemplated by this Section 4.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable pursuant to this Article IV.

(c) With respect to Book-Entry Shares, payment of the Merger Consideration, payable pursuant to this Article IV, shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of the Company as of the Effective Time.

4.4 Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any deposit of the Exchange Fund) that remains unclaimed by the holders of the Eligible Shares one year after the Effective Time shall be delivered to Parent. Any holder of Eligible Shares who has not theretofore complied with this Article IV shall thereafter look only to Parent or the Surviving Corporation for delivery of the Merger Consideration that such holder has the right to receive pursuant to this Article IV. Notwithstanding anything to the contrary in the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of shares of the Company’s capital stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an Affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

4.5 Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in customary amount and upon such terms as may be required as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will, subject to Section 4.7 in respect of any Certificate representing Excluded Shares, issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable pursuant to this Article IV, had such lost, stolen or destroyed Certificate been surrendered.

4.6 Withholding. Each of Parent, the Paying Agent and the Surviving Corporation (and each of their Affiliates) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or non-U.S. Law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Assuming the Company delivers the FIRPTA Certificate in accordance with Section 7.21, the Parties acknowledge and agree that as of the date hereof no withholding is expected to apply to any portion of the Merger Consideration to be paid to the Principal Stockholder.

4.7 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and has properly demanded that the Company purchase such shares for their fair market value in accordance with, and who complies in all respects with, Chapter 13 of the CCC (such shares, “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration and will instead represent only a right to the payment amount as may be determined to be due with respect to such Dissenting Shares pursuant to Chapter 13 of the CCC (subject to deduction for any required withholding Tax). If any such holder withdraws such holder’s demand for purchase of such Dissenting Shares for fair market value pursuant to Chapter 13 of the CCC or becomes ineligible for such payment, then the right of such holder to receive such payment in respect of such Dissenting Shares shall cease, and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and will be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to deduction for any required withholding Tax. The Company will give Parent prompt notice of any written demands received by the Company for the purchase of shares of Company Common Stock pursuant to Chapter 13 of the CCC, attempted withdrawals of such demands and any other instruments served pursuant to the CCC and received by the Company relating to demands to be paid the fair market value of Dissenting Shares, and Parent will have the right to direct all negotiations and Proceedings with respect to such demands. The Company will not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing.

Article V

Representations and Warranties of the Company

Except as set forth in the Company Reports filed with or furnished to the SEC and made publicly available prior to July 20, 2020 (excluding any disclosures set forth under the captions “Risk Factors”, “Forward-Looking Statements” or in any other section to the extent they are cautionary, predictive or forward-looking in nature, except to the extent such information consists of factual, historical or current statements), or in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on July 20, 2020 (the “Company Disclosure Letter”), it being agreed that (i) for purposes of the representations and warranties set forth in this Article V, disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection (other than representations and warranties in Section 5.2 [Capital Structure of the Company] to which the relevance of such item is reasonably apparent on its face and (ii) nothing disclosed in the Company Reports will be deemed to modify or qualify the representations and warranties set forth in Section 5.1 [Organization, Good Standing and Qualification], Section 5.2 [Capital Structure of the Company], Section 5.3 [Corporate Authority; Approval and Fairness], Section 5.4 [Governmental Filings; No Violations; Certain Contracts, Etc.], Section 5.6 [Absence of Certain Changes], Section 5.11 [Takeover Statutes] and Section 5.19 [Brokers and Finders]), the Company hereby represents and warrants, as of July 20, 2020 and as of the Closing, to Parent and Merger Sub that:

5.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 5.1 of the Company Disclosure Letter sets forth the name, jurisdiction of incorporation or organization (as applicable) and entity form of each Significant Subsidiary (as defined in Rule 1.02(w) of Regulation S-X under the Exchange Act) of the Company. The Company has made available to Parent prior to July 20, 2020 true, complete and correct copies of the Organizational Documents of the Company and each of its Significant Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Organizational Documents in any material respect.

5.2 Capital Structure of the Company.

(a) The authorized capital stock of the Company consists of (i) 450,000,000 shares of Company Common Stock, of which 43,294,679 shares were issued and outstanding as of the close of business on July 6, 2020 (the “Capitalization Date”), and (ii) 50,000,000 shares of preferred stock, par value $0.002 per share, of which no shares were issued and outstanding as of the close of business on the Capitalization Date. As of the Capitalization Date, 54,999 shares of Company Common Stock and no shares of preferred stock were held by the Company as treasury shares. All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The only shares of Company Common Stock reserved for issuance as of the Capitalization Date, were (i) 1,973,775 shares of Company Common Stock reserved for issuance pursuant to awards available for issuance under the Stock Plan and 2,908,756 shares of Company Common Stock reserved for issuance pursuant to the exercise of equity awards issued and outstanding under the Stock Plan, (ii) 1,844,420 shares of Company Common Stock reserved for issuance pursuant to purchases made under the Company ESPP (with estimated aggregate contributions of $10,000 that were received by the Company for the current offering period pursuant to the ESPP), of which 9,023 shares will be issued prior to the Effective Time with respect to purchases made under the ESPP for the most recently completed offering period, (iii) 370,000 shares of Company Common Stock were reserved for issuance pursuant to the outstanding unvested Company RSUs, and (iv) 25,000 shares of Company Common Stock reserved for issuance pursuant to the Company Warrant, all of which have been granted and are outstanding as of the Capitalization Date. Each of the outstanding shares of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any mortgage, pledge, lien, charge, security interest, adverse right or other encumbrance (an “Encumbrance,” and any action of correlative meaning, to “Encumber”), and (A) not subject to any preemptive rights or any restriction on the right to vote, voting trusts, proxies, transfer, sell or otherwise dispose of such outstanding capital stock and (B) not subject to or issued in violation of any purchase option, warrant, call option, right of first refusal, right of first offer, preemptive right, subscription right, grants or any similar right, commitment, understanding, restriction or arrangement that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company. There are no accrued and unpaid dividends with respect to any outstanding shares of Company capital stock. The Company does not have a stockholder rights plan in effect. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exchangeable or exercisable for shares of capital stock of the Company, securities having the right to vote or other equity) with the stockholders of the Company on any matter. Since the Capitalization Date through July 20, 2020, neither the Company or any of its Subsidiaries has (1) issued any Company Securities or incurred any obligation to make any payments to any Person based on the price or value of any Company Securities or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of any Company Securities. All grants of Company Equity Awards were validly issued and properly approved by the Company Board (or a committee thereof) in accordance with the Stock Plan and applicable Law, including the applicable requirements of Nasdaq.

(b) Section 5.2(b) of the Company Disclosure Letter sets forth a correct and complete listing of all outstanding Company Equity Awards as of the close of business on the Capitalization Date, setting forth the type of such Company Equity Award, the number of shares of Company Common Stock subject to each Company Equity Award, the employee name of the holder of such Company Equity Award, the grant date and vesting commencement date of such Company Equity Award, the expiration date of such Company Equity Awards, the exercise price or purchase price of such Company Equity Award, the vesting schedules or vesting conditions or other restrictions with respect to each Company Equity Award (including any acceleration provisions), and whether such Company Equity Award is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code, as applicable. Except as set forth in Section 5.2(a) or Section 5.2(b) of the Company Disclosure Letter, or for any Company Equity Awards granted following July 20, 2020 in accordance with the terms of this Agreement, there are no outstanding (i) shares of capital stock or voting securities of the Company or its Subsidiaries, (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, or cash payment in lieu of a share of capital stock, or voting securities of the Company or any of its Subsidiaries, (iii) preemptive or other outstanding rights, options, rights of first refusal, rights of first offer, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue, transfer, dispose or sell any shares of capital stock, or cash payment in lieu of a share of capital stock, or other securities of the Company or any of its Subsidiaries, (iv) restricted shares, performance shares, contingent value rights, “phantom” stock or similar securities, rights or pay cash in lieu of a share of capital stock or rights with respect to the capital stock of the Company or any of its Subsidiaries, (v) stock options intended to constitute “incentive stock options” within the meaning of Section 422 of the Code, or (vi) securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, directly or indirectly, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding (the items described in the foregoing being referred to collectively as the “Company Securities”). Upon any issuance of any shares of Company Common Stock in accordance with the terms of the Stock Plan, such shares of Company Common Stock will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Encumbrance. There are no voting trusts, proxies, or other similar agreements or understandings to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the disposition or voting of any shares of capital stock of the Company or any of its Subsidiaries.

(c) Section 5.2(c) of the Company Disclosure Letter sets forth (i) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary and (ii) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person. Each outstanding share of capital stock of or voting security in each Subsidiary of the Company is (i) owned, directly or indirectly, beneficially and of record, by the Company or one of its Subsidiaries, (ii) duly authorized, validly issued, fully paid and non-assessable, (iii) free and clear of all Encumbrances, (iv) not subject to any preemptive rights or any restriction on the right to vote, transfer, sell or otherwise dispose of such outstanding capital stock or voting security and (v) not subject to or issued in violation of any purchase option, call option, right of first refusal, right of first offer, preemptive right, subscription right or any similar right, commitment, understanding, restriction or arrangement under any provision of applicable law, the organizational documents of such Subsidiary or any contract to which such Subsidiary is a party or otherwise bound. There are no outstanding (A) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (B) options, warrants or other rights or arrangements obligating the Company to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (C) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries. There are no outstanding or authorized equity appreciation, phantom stock, profits interests or similar rights with respect to any Subsidiary of the Company.

(d) The Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person.

(e) Section 5.2(e) of the Company Disclosure Letter sets forth the maximum aggregate purchase price for Company Common Stock to be purchased under the Company ESPP (assuming for this purpose that (i) the closing price of the shares of Company Common Stock on the Nasdaq on the Capitalization Date is the Option Price (as defined in the Company ESPP) and (ii) no new offering period under the Company ESPP commences following July 20, 2020 in accordance with Section 3.5(c)).

5.3 Corporate Authority; Approval and Fairness.

(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and, subject only to the receipt of the Written Consent, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and other than the Written Consent, no additional corporate actions on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company or the consummation of the Transactions. The only vote of holders of any class of capital stock of the Company necessary to approve this Agreement and to consummate the Merger and the Transactions (under applicable Law, the Company’s Organizational Documents or otherwise) is the Written Consent. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b) The Company Board has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders (other than the Parent, Merger Sub and any of Parent’s other direct or indirect Subsidiaries), approved and declared advisable the execution, delivery and performance by the Company of this Agreement, the Merger and the other Transactions and resolved to recommend approval of this Agreement and the consummation of the Transactions to the holders of shares of Company Common Stock (the “Company Recommendation”), which Company Recommendation has not been withdrawn, rescinded or modified in any way as of July 20, 2020, (ii) directed that approval of this Agreement be submitted to the holders of shares of Company Common Stock for their approval and (iii) received the opinion of its financial advisor, Nomura Securities International, Inc. (the “Company Financial Advisor”), which may be oral provided that the Company Financial Advisor has committed to deliver its written opinion promptly following the execution of this Agreement, to the effect that as of the date hereof, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received pursuant to, and in accordance with, the terms of this Agreement by the holders of shares of Company Common Stock (other than Parent or any Affiliates of Parent), is fair, from a financial point of view to such holders (the “Opinion”), and the Company has been authorized by the Company Financial Advisor to permit the inclusion of the Opinion in the Consent Solicitation Statement.

(c) Except for (a) the filing with the SEC of a consent solicitation statement pursuant to Section 14(a) of the Exchange Act (the “Consent Solicitation Statement”) soliciting the approval of this Agreement by the stockholders of the Company other than the Principal Stockholder, (b) the filing of the Certificate of Merger with the Secretary of State of the State of California pursuant to the CCC and such filings with governmental Entities to satisfy the applicable Laws of states in which the Company or its subsidiaries are qualified to do business, (c) any notices or filings under the HSR Act, (d) filings required by the applicable requirements of the Securities Act or the Exchange Act, and (e) the consents or approvals listed in Section 5.4(a) of the Company Disclosure Letter, no consents, authorizations, orders or approvals of or filings or registrations with or notifications to any Governmental Entity are necessary in connection with (i) the execution, performance and delivery by the Company of this Agreement and (ii) the consummation by the Company of the Transactions, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) The delivery of the Written Consent will constitute the requisite stockholder action to approve the Merger under applicable Laws, including Section 152 of the CCC, and the Organizational Documents of the Company and is the only approval of the stockholders of the Company necessary to approve the Merger and the consummation of the Transactions.

(e) The information relating to the Company, the Company’s Subsidiaries and its or their respective officers and directors that is or will be provided by the Company or its Representatives for inclusion in the Consent Solicitation Statement, and in any other document filed with any other Governmental Entity in connection with the Transactions, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Consent Solicitation Statement (except for such portions thereof that relate only to Parent or Merger Sub) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

5.4 Governmental Filings; No Violations; Certain Contracts, Etc.

(a) Other than the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (i) under Antitrust Laws, (ii) pursuant to or under the CCC, the Exchange Act and the Securities Act, including the filing of the Consent Solicitation Statement with the SEC, (iii) required to be made with Nasdaq, (iv) with respect to state securities, takeover and “blue sky” Laws and (v) the other filings required by Governmental Entities set forth on Section 5.4(a) of the Company Disclosure Letter, no material actions, filings, notices, reports, consents, registrations, approvals, permits, declarations or authorizations are required to be made by the Company or any of its Subsidiaries with, nor are any required to be made or obtained by the Company or any of its Subsidiaries with or from any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions, except those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the consummation of the Transactions or reasonably be expected to result in a Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of the Company or any of its Subsidiaries pursuant to, any Material Contract or Lease or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.4(a), under any Law to which the Company or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Material Contract or Lease or require any consent or approval thereunder, except in the case of (ii) or (iii) above, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5 Company Reports; Financial Statements; Internal Controls.

(a) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since March 31, 2018 (the “Applicable Date”) (the forms, statements, reports and documents filed or furnished to the SEC and those filed or furnished to the SEC subsequent to July 20, 2020, including any amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished (or, if amended, as of the date of such amendment), complied, or if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to July 20, 2020 will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since the Applicable Date was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer, as required, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification (or, if amended, as of the date of such amendment), such certification was true and accurate and complied with the Sarbanes-Oxley Act. None of the Company, any current executive officer of the Company or, to the Knowledge of the Company, any former executive officer of the Company has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company Reports filed prior to July 20, 2020. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(b) The Company has made available to Parent true, correct and complete copies of all comment letters received by the Company from the SEC since the Applicable Date relating to the Company Reports, together with all written responses of the Company thereto. There are no outstanding or unresolved comments in any comment letters received by the Company from the SEC relating to the Company Reports and the Company has not received any notice from the SEC that any of the Company Reports is the subject of any ongoing review, outstanding comment or outstanding investigation by the SEC.

(c) The Company has established and maintains, and has at all times since March 31, 2018 maintained, disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all (i) information required to be disclosed by the Company is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company has established and maintains, and has at all times since January 1, 2018 maintained, internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended March 31, 2019, and such assessment concluded that such system was effective. Since January 1, 2018, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act (including Section 302 and 906 thereof). Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. The Company’s system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of Company management, and (iii) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner.

(d) Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or, in the case of Company Reports filed after July 20, 2020, will fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, comprehensive income, equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or in the case of Company Reports filed after July 20, 2020, will fairly present the results of operations, retained earnings (loss) and changes in financial position, as applicable, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not individually or in the aggregate be material in amount or effect to the Company and its consolidated Subsidiaries), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or in the notes thereto. Since March 31, 2017, none of the Company, its Subsidiaries or, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company, (ii) any fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s preparation of financial statements or internal control over financial reporting, or (iii) any claim or allegation regarding any of the foregoing.

(e) The Company, based on its most recent evaluation of internal control over financial reporting, has not identified or been advised in writing by the Company’s independent registered public accounting firm of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial presorting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the preparation of financial statements or the Company’s internal control over financial reporting. Since the Applicable Date, no material complaints, allegations, assertions or claims from any source regarding accounting, internal accounting controls or auditing matters, or regarding questionable accounting or auditing matters, have been received by the Company or, to the Knowledge of the Company, the Company’s independent registered public accounting firm that remain unresolved.

(f) Section 5.5(f) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company as of July 20, 2020, other than Indebtedness included with specificity in the Company Reports.

5.6 Absence of Certain Changes. Since March 31, 2020 through July 20, 2020, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in, the Ordinary Course, and there has not been any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as expressly contemplated by this Agreement, since March 31, 2020 through July 20, 2020, the Company has not taken any actions which, had such actions been taken after July 20, 2020, would have required the prior written consent of Parent pursuant to Section 7.1(b).

5.7 Litigation and Liabilities.

(a) There are no, and for past three (3) years have been no, Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any present or former officer, director or employee, in their capacities as such, of the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No examination of the Company by any Governmental Entity has resulted in materially negative outstanding findings, requests or orders that have not been addressed. No notices or written correspondence from the Reserve Bank of India has been received by (i) the Principal Stockholder, in relation to its shareholding in the Company or any alleged non-compliance with applicable Laws relating to Indian foreign exchange control, (ii) Majesco Software and Solutions India Private Limited, in relation to its foreign shareholding and capitalization or any alleged non-compliance with applicable Laws relating to Indian foreign exchange control.

(b) Except for obligations and liabilities (i) reflected or reserved against in the Company’s consolidated balance sheets (or the notes thereto) included in the Company Reports filed prior to July 20, 2020, (ii) incurred in the Ordinary Course since March 31, 2020, or (iii) incurred in connection with this Agreement, there are no obligations or liabilities required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.

(c) As July 20, 2020, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Governmental Order that restricts in any material respect the manner in which the Company and its Subsidiaries conduct their businesses, that otherwise is material to the Company and its Subsidiaries, taken as a whole, or that would, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the consummation of the Transactions.

5.8 Employee Benefits.

(a) Section 5.8(a) of the Company Disclosure Letter sets forth a complete and correct list, by jurisdiction, of each material Company Benefit Plan. With respect to each Company Benefit Plan, the Company has made available to Parent to the extent applicable, accurate and complete copies of (i) the Company Benefit Plan document, including any amendments thereto, and all related trust documents, insurance contracts or other funding vehicles and any IRS determination letter, (ii) the most recent summary plan description (and any summaries of material modifications thereto), (iii) a written description of such Company Benefit Plan if such plan is not set forth in a written document, (iv) the most recently prepared actuarial report and (v) all material or non-routine correspondence to or from any Governmental Entity received since the Applicable Date with respect to any Company Benefit Plan.

(b) Each Company Benefit Plan, has been established, maintained, funded, operated and administered in all material respects in compliance with its terms and all applicable Laws, including ERISA and the Code. With respect to each Company Benefit Plan, all material contributions, distributions, reimbursements, premiums or other payments that are due have been timely made in all respects in accordance with the terms of the Company Benefit Plan and in compliance with the requirements of applicable Law, and all contributions, distributions, reimbursements, premiums or other payments for any period ending on or before the Closing Date that are not yet due have been made or properly accrued.

(c) (i) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code, has received a current favorable determination letter from the IRS or may rely upon a current opinion or advisory letter from the IRS, and nothing has occurred that, to the Knowledge of the Company, could reasonably be expected to adversely affect the qualification or tax exemption of any such Company Benefit Plan and (ii) with respect to any Company Benefit Plan, (x) neither the Company nor any of its Subsidiaries or (y) to the Knowledge of the Company, any other Person, has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in an amount that could be material. There is no Proceeding (other than routine and undisputed claims for benefits) pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan or against the assets of any Company Benefit Plan.

(d) No Company Benefit Plan is, and none of the Company, any of its Subsidiaries nor any Company ERISA Affiliate has sponsored, maintained, established, participated in, contributed (or had any obligation of any sort) in the last six years to, or otherwise has any current or contingent liability or obligation under or with respect to, (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or other plan that is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (iv) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA). No Company Benefit Plan (including any Non-U.S. Company Benefit Plan) provides, and neither the Company nor any of its Subsidiaries has promised or has any other current or potential obligation to provide, post-termination or post-retirement health or other welfare benefits, other than under the Company’s disability plans or other than as otherwise required by COBRA or any other applicable Law for which the covered Person pays the full cost of coverage. Neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA, including on account of at any time being considered a single employer with any other Person under Section 414 of the Code or under any successor liability theory.

(e) Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any material Tax, penalty or other liability (x) pursuant to Sections 4980B, 4980D, or 4980H, of the Code, or (y) as it relates to employee healthcare coverage related information Tax Returns, pursuant to Sections 6721 or 6722 of the Code.

(f) Neither the execution and delivery of this Agreement nor the consummation of the Transactions, either alone or in combination with another event, could (i) entitle any Company Employee (or other current or former individual service provider of the Company or any of its Subsidiaries) to any payment, including severance pay or any increase in severance pay or result in any other compensation or benefit (including the forgiveness of any indebtedness) becoming due to any Company Employee (or other current or former individual service provider of the Company or any of its Subsidiaries); (ii) accelerate the time of payment, funding or vesting, or increase the amount or value of any compensation or benefits, or other rights under any Company Benefit Plan or otherwise; (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Company Benefit Plan; (iv) otherwise give rise to any liability under any Company Benefit Plan; or (v) limit or restrict the right to merge, amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time. No Indian resident employee eligible under any Non-U.S. Company Benefit Plan is entitled to any options in relation to shares of Company Common Stock.

(g) Each plan, program, agreement or other arrangement of the Company or any of its Subsidiaries that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been documented, operated and maintained, in form and operation, in all material respects in accordance with Section 409A of the Code and applicable guidance of the Department of Treasury and IRS; such that no amount is or has been subject to interest, Tax or penalties in respect of such arrangement failing to be in compliance with Section 409A of the Code;

(h) None of the Company or any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any individual with respect to any Tax, including under Sections 409A or 4999 of the Code.

(i) Neither the execution and delivery of this Agreement and the other transaction documents nor the consummation of the Transactions (either alone or in conjunction with any other event) could, directly or indirectly, result in the payment, separately or in the aggregate, of any “excess parachute payment” within the meaning of Code Section 280G (or any corresponding provision of state, local or non-U.S. Tax law).

(j) Without limiting the generality of the other provisions of this Agreement: (i) all Non-U.S. Company Benefit Plans have been established, maintained, funded, operated and administered in all material respects in compliance with their terms and with applicable Law; (ii) all material employer and employee contributions to each Non-U.S. Company Benefit Plan required by Law or by the terms of such Non-U.S. Company Benefit Plan have been timely made, or, if applicable, accrued in accordance with normal accounting practices; (iii) each Non-U.S. Company Benefit Plan required to be registered or intended to meet certain regulatory or requirements for favorable tax treatment has been timely and properly registered and has been maintained in good standing with the applicable regulatory authorities and requirements; (iv) no Non-U.S. Company Benefit Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund, gratuity or similar plan or arrangement or has any unfunded or underfunded liabilities; and (v) all Non-U.S. Company Benefit Plans that are required to be funded are fully funded, and adequate reserves have been established with respect to any Non-U.S. Company Benefit Plan that is not required to be funded.

5.9 Labor Matters.

(a) No Company Employees are represented by a labor or trade union, works council, staff association, employee representative body, or other labor organization. The Company and its Subsidiaries are not party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union, works council, employee representative body or other labor organization (each, a “Company Labor Agreement”) nor is there any pending or, to the Knowledge of the Company, threatened labor representation request or petition with respect to any employee of the Company or any of its Subsidiaries. To the Knowledge of the Company, there is, and since the Applicable Date, has been, no union organizing activities, election or other activities involving employees of the Company or its Subsidiaries. Neither the execution and delivery of this Agreement nor the Transactions will require consultation with, the consent of, or advance notification to, any works councils, labor unions or similar labor organizations with respect to any Company Employees, other than any such consents the failure of which to obtain, or advance notifications the failure of which to provide, as would not reasonably be expected to be material to the Company or its Subsidiaries. There are no Company Labor Agreement applicable to employees of the Company or its Subsidiaries located outside the United States and to which the Company or any of its Subsidiaries is a party to or otherwise is bound by.

(b) There is, and since the Applicable Date has been, no strike, picketing, lockout, slowdown, work stoppage, material unfair labor practice or other material labor dispute, arbitration or grievance pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries currently contemplates a lockout of any employees.

(c) Each of the Company and its Subsidiaries are, and since the Applicable Date has been, in compliance with all applicable Laws respecting labor, employment and employment practices, including those respecting its own internal policies, terms and conditions of employment, contractual obligations, fair employment practices, equal employment opportunity, nondiscrimination, consultation with employees, wages and hours (including payment of all compensation to and classification of current and former employees and independent contractors), collective bargaining, worker and employee classification, employee termination (actual or constructive), plant closing, changes in operations, payment and withholding of payroll, social security and employment Taxes, immigration, and occupational safety and health, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar foreign, state or local Law (the “WARN Act”) that remains unsatisfied, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not result in material liability for the Company and its Subsidiaries: (i) the Company and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that has come due and payable to their current or former employees and independent contractors under applicable Laws, Contract or company policy; and (ii) each individual who is providing or within the past three (3) years has provided services to the Company and its Subsidiaries and is or was classified and treated as an independent contractor, consultant, leased employee, or other non-employee service provider is and has been properly classified and treated as such for all applicable purposes.

(d) No Company Employee is entitled to payment, compensation, benefits or acceleration of payment or vesting of any such compensation or benefits, in connection with the Transactions, and no arrangement with respect to the foregoing (whether oral or written) is in place.

(e) The Company and its Subsidiaries have thoroughly and impartially investigated all discrimination and sexual harassment allegations of, by, or against, any current or former employee. With respect to each such allegation with potential merit, the Company or the applicable Subsidiary has taken prompt corrective action that is reasonably calculated to prevent further discrimination and harassment, and the Company and its Subsidiaries do not reasonably expect to incur material liability with respect to any such allegations.

(f) The Company has provided a true and accurate list of all Company Employees as of July 8, 2020, including the entity that employs or engages them, their remuneration (including without limitation any severance payment, commission, bonus or other incentive arrangements), immigration status, including the type and expiration date of any relevant work authorization, the date on which their continuous service began, the job title for each, and for employees in the United States their exempt or non-exempt classification.

(g) No employee layoff, facility closure or shutdown (whether voluntary or by order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of the Company or its Subsidiaries has occurred since March 1, 2020 or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law or in connection with or in response to COVID-19. The Company and its Subsidiaries have taken reasonable steps to protect employees and independent contractors in the workplace with respect to COVID-19 and have not otherwise experienced any material employment-related liability with respect to COVID-19.

5.10 Compliance with Laws; Licenses.

(a) The Company and each of its Subsidiaries are, and since the Applicable Date, have been, in material compliance with all Laws applicable to the Company or any of its Subsidiaries, including Payment Services Directive (PSD2 – EU Directive 2015/2366) and applicable unclaimed property Laws, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Except with respect to regulatory matters covered by Section 7.6, no material investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) The Company and each of its Subsidiaries has obtained and is in compliance with in all material respects all Licenses necessary to conduct their respective businesses as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Licenses shall cease to be effective as a result of the consummation of the Transactions and no suspension or cancellation of any of the Licenses is pending or, to the Knowledge of the Company, threatened, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) The Company, its Subsidiaries and their respective officers, directors or employees, and, to the Knowledge of the Company, all of their respective other Representatives are in compliance in all respects with and in the last five (5) years have complied in all respects with (i) the FCPA, (ii) the UK Bribery Act 2010 (the “UKBA”), and (iii) the provisions of all anti-bribery, anti-corruption and anti-money laundering Laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries. Without limiting the foregoing in the last five (5) years none of the Company, any of its Subsidiaries or their respective officers, directors or employees, nor, to the Knowledge of the Company, any of their respective other Representatives (A) have paid, received, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value, (B) have established or maintained, or are maintaining, any unlawful fund of corporate monies or properties, (C) have used or are using any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel, or other expenses, (D) have, directly or indirectly, made, offered, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any national, provincial, municipal or other Government Official, any political party or candidate for political office, or any other Person in each case (A) – (D), connection with or relating to the business of the Company or its Subsidiaries in violation in any respect of the FCPA, the UKBA, and any Laws described in clause (iii) (collectively, “Anti-Corruption Laws”).

(e) The Company, its Subsidiaries, and their respective officers, directors, employees and, to the Knowledge of the Company, any of their respective other Representatives has at all times during the past five (5) years is currently, and will remain in compliance in all material respects with Sanctions and Export Control Laws and U.S. antiboycott requirements (collectively, “Trade Controls”). None of the Company, any of its Subsidiaries or their respective officers, directors or employees or, to the Knowledge of the Company, any of their respective other Representatives are currently or have in the last five years been: (i) a Sanctioned Person; (ii) organized, resident, or located in a Sanctioned Country, (iii) operating in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of any Trade Controls.

(f) The operations of the Company and its Subsidiaries are and, since the Applicable Date, have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations, or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”).

(g) No investigation, inquiry or enforcement proceedings by or before any Governmental Entity involving the Company or any of its Subsidiaries or any of their respective officers, directors or employees, nor to the Knowledge of the Company, any of their respective other Representatives with respect to the Money Laundering Laws, Trade Controls or Anti-Corruption Laws of which the Company or its Subsidiaries has been notified, is pending or, to the Knowledge of the Company, has been threatened in writing, and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

5.11 Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s Organizational Documents is or will be applicable to the Company, the shares of Company Common Stock, or the Transactions.

5.12 Environmental Matters.

(a) Each of the Company and its Subsidiaries is in compliance, and has complied at all times since the Applicable Date, in all material respects with all applicable Environmental Laws.

(b) Each of the Company and its Subsidiaries, and all Leased Real Property used in the conduct of the businesses of the Company and its Subsidiaries: (A) possesses and since the Applicable Date has maintained, and is and since the Applicable Date has been in compliance in all material respects with all Licenses required by applicable Environmental Laws; (B) is not the subject of any pending or, to the Knowledge of the Company, threatened Proceeding or written notice from any Person or Governmental Entity alleging the material violation of, or regarding any material liability under, any applicable Environmental Law; (C) is not currently subject to any Governmental Order (including any court order, administrative order or decree) arising under any Environmental Law; and (D) has not (nor has any other Person to the extent giving rise to liability for the Company or its Subsidiaries) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released, exposed any Person to, and no current or former Leased Real Property has had any emissions or discharges of or contamination by, Hazardous Substances, except as permitted under applicable Environmental Laws and as would not give rise to any material liabilities under Environmental Laws.

(c) Each Product complies and has complied in all material respects with, and has not resulted in any material liabilities of the Company or its Subsidiaries under, any and all applicable Laws (including Environmental Laws), including those pertaining to the presence (or absence) of Hazardous Substances or specified substances in electrical or electronic or other products; registration or notification of chemical substances in products; labeling of product or product packaging as respects product content or as respects health, safety or environmental effects or attributes or as respects required end-of-life handling or disposition of products or product packaging; and coverage and payment of fees under an approved scheme for end-of-life, return and recycling of products or of product packaging.

(d) The Company has made available to Parent all material environmental audits, reports and other material environmental documents received by the Company or its Subsidiaries since the Applicable Date materially bearing on environmental liabilities of the Company or its Subsidiaries or current Products, properties, facilities or operations, in each case which are in its possession or under its reasonable control.

5.13 Tax Matters.

(a) All income and other material Tax Returns required to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with applicable Law (taking into account any applicable extensions of time within which to file), and all such Tax Returns are true and complete in all material respects.

(b) Any unpaid Taxes of the Company and each of its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Reports and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

(c) The Company and each of its Subsidiaries has timely paid (or has had timely paid on its behalf) or has timely withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable (whether or not shown on any Tax Return). There are no Encumbrances for Taxes (other than Encumbrances for Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

(d) There is no claim, assessment, audit, or similar Proceeding now pending or threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any Tax. Neither the Company nor any of its Subsidiaries has executed, requested or filed with any Governmental Entity any agreement extending the period for assessment or collection of any Taxes or for the filing of any Tax Return which has not since expired.

(e) No claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that the Company or its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction.

(f) Neither the Company nor any of its Subsidiaries has ever been a distributing corporation or a controlled corporation in a transaction intended to qualify under Section 355 or Section 361 of the Code.

(g) Neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than a group the common parent of which is or was the Company or any of its Subsidiaries.

(h) None of the Company or any of its Subsidiaries has been a party to a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation 1.6011-4(b)(2) (or any similar or analogous provision of state, local or non-U.S. Law).

(i) None of the Company or any of its Subsidiaries (i) is a party to or bound by (x) any Tax allocation or sharing agreement, or any similar agreement, or (y) any closing agreement (within the meaning of Section 7121(a) of the Code (or any similar or analogous provision of state, local or non-U.S. Law)) or other ruling or written agreement with a Taxing Authority, or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar or analogous provision of state, local or non-U.S. Law), as a transferee or successor, by Contract, or otherwise.

(j) The Company and each of its Subsidiaries has (A) properly collected and remitted sales, use, value added and similar Taxes with respect to sales or leases made or services provided to its clients and (B) for all sales or leases made or services provided that are exempt from such Taxes and that were made without charging or remitting sales or similar Taxes, properly received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale, lease or service as exempt.

(k) None of the Company or any of its Subsidiaries will be required to include any amount in income, or exclude any item of deduction, in a taxable period (or portion thereof) beginning after the Closing Date as a result of (i) a change in method of accounting occurring on or prior to the Closing Date, (ii) the use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (iii) any intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any similar or analogous provision of state, local, or non-U.S. Law), (iv) an installment sale or open transaction arising on or before the Closing Date, (v) a prepaid amount received or paid, or deferred revenue or gains arising or accrued, on or before the Closing Date, or (vi) an election under Section 108(i) of the Code (or any similar or analogous provision of state, local, or non-U.S. Law). None of the Company or any of its Subsidiaries has been or will be subject to any Tax after the Closing Date by reason of Section 965 of the Code (including by reason of an election under Section 965(h) of the Code and the Treasury Regulations (or other guidance) issued thereunder).

(l) None of the Company or any of its Subsidiaries is a resident for Tax purposes or has a branch, permanent establishment, agency or other taxable presence in any country other than its country of organization.

5.14 Real Property.

(a) The Company has never owned any interest in any real property.

(b) Section 5.14(b) of the Company Disclosure Letter sets forth the address of each Leased Real Property, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property. Except as set forth in Section 5.14(b) of the Company Disclosure Letter, with respect to the Leased Real Property: (i) the Lease for the applicable property is valid, legally binding, enforceable and in full force and effect, (ii) the Company’s or Subsidiary’s possession and quiet enjoyment of the Leased Real Property has not been materially disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease, (iii) none of the Company or any of its Subsidiaries is in breach of or default under such Lease, and no event has occurred, which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, (iv) the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any its Subsidiaries, (v) none of the Company or any of its Subsidiaries have subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, and (vi) no prior approvals of any third parties are required for the continued usage of the Leased Real Property by the Company and the Subsidiaries after the Effective Time.

(c) The Leased Real Property comprises all of the real property used or intended to be used in the Company’s business.

5.15 Intellectual Property; IT Assets; Privacy.

(a) Section 5.15(a) of the Company Disclosure Letter sets forth, as of July 20, 2020, a list of all U.S. and foreign (i) issued patents and patent applications, (ii) trademark registrations and applications, (iii) copyright registrations and applications, and (iv) registered domain names, in each case, which are owned or purported to be owned by or registered in the name of the Company or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Registered Intellectual Property Rights owned by the Company or any of its Subsidiaries that are material to their respective businesses are valid, subsisting, and, to the Knowledge of the Company, enforceable, other than pending applications therefor, registered.

(b) The Company or its Subsidiaries (i) has a valid and enforceable right to use all Intellectual Property Rights used in or necessary for the operation of their businesses and (ii) exclusively own and possess, all right, title and interest in and to all Intellectual Property Rights owned by the Company or its Subsidiaries that are used in, held for use in or necessary for the operation of their business (clause (i) and (ii), the “Company Intellectual Property”), in each case, free and clear of all liens. The Company Intellectual Property shall be available for use by the Company and its Subsidiaries immediately after the Closing Date on identical terms and conditions to those under which the Company owned or used the Company Intellectual Property immediately prior to the Closing Date. None of the Company Intellectual Property is owned by Parent or any of its Affiliates (other than the Company and its Subsidiaries).

(c) The Company and its Subsidiaries have taken commercially reasonable actions to maintain and protect all of the Company Intellectual Property, including the secrecy, confidentiality and value of material trade secrets and other confidential information of the Company and its Subsidiaries for which confidentiality is appropriate, and neither the Company nor any of its Subsidiaries has disclosed any confidential Company Intellectual Property to any third party other than as deemed appropriate in the Ordinary Course or pursuant to a written confidentiality agreement pursuant to which such third party agrees not to disclose and to protect such confidential information.

(d) During the past three (3) years, there has been no Proceeding pending or threatened in writing against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any written notice, in each case, which has not since been resolved without liability to the Company or any of its Subsidiaries, alleging that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person. To the Knowledge of the Company, the conduct of the respective businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate, and, in the past three (3) years, has not infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person.

(e) To the Knowledge of the Company, in the past three (3) years, no Person has infringed, misappropriated or otherwise violated any Intellectual Property Rights owned by the Company or any of its Subsidiaries in a manner that is or would be materially adverse to the operations of the business or operations of the Company or any of its Subsidiaries, taken as a whole.

(f) To the Knowledge of the Company, none of the Company or any of its Subsidiaries use or have used any Open Source Software (including any modification or derivative thereof) in a manner that would (i) require the disclosure or distribution of any proprietary material source code of the Company or any of its Subsidiaries, or (ii) grant or purport to grant to any Person any rights to or immunities under any of the material Intellectual Property Rights owned by the Company or any of its Subsidiaries.

(g) To the Knowledge of the Company, in the past three (3) years, the Company has not suffered a security breach of, unauthorized access to, unauthorized use of, destruction or damage to, or malicious code in, any of the IT Assets owned or used by the Company or any of its Subsidiaries or of any Personal Information stored therein or otherwise processed by the Company.

(h) The Company and its Subsidiaries own, lease, license, or otherwise have the legal right to use all IT Assets used by the Company and its Subsidiaries, and such IT Assets are sufficient for the immediate and anticipated future needs of the Company’s and its Subsidiaries’ business as it is currently conducted.

(i) The Company and each of its Subsidiaries (i) have established and implemented written policies regarding privacy, cyber security and data security that are commercially reasonable, and consistent in all material respects with all applicable requirements of Data Protection Legislation and with reasonable practices in the industry, and (ii) have been in compliance in all material respects with (A) all applicable requirements of Data Protection Legislation, (B) all privacy and security standards applicable to the industry in which the Company operates or to its products and services (including the Payment Card Industry Data Security Standard (PCI DSS) and to which the Company agrees to comply or has publicly attested to or affirmed its compliance), (C) the Company’s and its Subsidiaries’ own internal and external-facing privacy policies, and (D) all of the Company’s and its Subsidiaries’ obligations relating to the collection, protection, storage, use, processing, transfer, or disposition of data under all Contracts to which the Company or any of its Subsidiaries is party ((A)-(D), collectively, the “Data Requirements”), and (iii) (1) neither the Company nor any of its Subsidiaries has received or been subject to any enforcement proceedings or formal claim for compensation from any individual or Governmental Entity, alleging non-compliance with any Data Requirement, and (2) no such investigations, inquiries or proceedings are pending as of July 20, 2020, or have been threatened in writing as of July 20, 2020 and, to the Knowledge of the Company, there are no circumstances likely to give rise to such investigations, inquiries or proceedings.

5.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all fire and casualty, general liability, business interruption, product liability, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies (“Insurance Policies”) maintained by the Company or any of its Subsidiaries are in full force and effect, (ii) all premiums due with respect to all Insurance Policies have been paid and no notice of cancellation or suspension has been received and (iii) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the Transactions), with notice or lapse of time or both, would constitute a breach or default, or permit a termination of any of the Insurance Policies.

5.17 Material Contracts.

(a) Except for this Agreement, as of July 20, 2020, neither the Company nor any of its Subsidiaries is a party to or bound by:

(i) any Contract that would be required to be filed by the Company as a “material contract” under Item 601(b)(10) of regulation S-K under the Securities Act;

(ii) any Contract (other than solely among direct or indirect wholly owned Subsidiaries of the Company) relating to Indebtedness in a principal amount that exceeds of $750,000;

(iii) any Company Labor Agreement;

(iv) any Contract with a Governmental Entity that is a settlement, conciliation, or similar agreement or that imposes any material monetary or other material obligation upon the Company or its Subsidiaries after July 20, 2020;

(v) any Contract with a Material Customer or Material Supplier that (A) purports to limit in any material respect either the type of business in which the Company or its Subsidiaries (or, after the Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (B) could require the disposition of any material assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries, (C) grants “most favored nation” status that, following the Merger, would apply to Parent and its Subsidiaries, including the Company and its Subsidiaries or (D) prohibits or limits the rights of the Company or any of its Subsidiaries to make, sell or distribute any products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets;

(vi) any Contract that materially affects the use or enforcement by the Company or its Subsidiaries of any material Intellectual Property Rights owned by the Company or its Subsidiaries (including such settlement agreements, covenants not to assert, and consents to use), excluding any Contracts that are non-exclusive to the Company and entered into in the Ordinary Course;

(vii) any Contract with any Material Customer or Material Supplier;

(viii) any Contract that obligates the Company or any of its Subsidiaries to make any future capital commitment or capital expenditures in excess of $2,000,000;

(ix) any Contract to which any of the Company’s or its Subsidiaries’ directors or officers are a party (other than Company Benefit Plans);

(x) any Contract that relates to the formation, creation, governance or control of, or the economic rights or obligations of the Company or any of its Subsidiaries in, any joint venture, limited liability company, partnership or other similar arrangement;

(xi) any Contract entered into in the last three (3) years that relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) (a) pursuant to which any earn-out or deferred or contingent payment obligations remain outstanding, (b) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries with a value greater than $5,000,000 other than the disposition of assets in the Ordinary Course, (c) pursuant to which the Company or any of its Subsidiaries acquired or will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company, or (d) pursuant to which a claim for indemnification may still be made against the Company or any of its Subsidiaries;

(xii) any Contract with a Governmental Entity under which the Company or any of its Subsidiaries received payments in excess of $2,000,000 during the 12-month period ending March 30, 2020, other than non-exclusive licenses to customers in the Ordinary Course;

(xiii) any Contract outside the Ordinary Course that would reasonably be expected to involve payments by or to the Company or any of its Subsidiaries of $2,000,000 or more per any twelve month period not otherwise covered by the other clauses of this Section 5.17(a);

(xiv) any Contract under which it is a licensee of or is otherwise granted by a third party any rights to use any Intellectual Property Rights (other than non-exclusive end user licenses of commercially-available Software used solely for the Company’s internal use) that involves payments by the Company or any of its Subsidiaries of $250,000 or more per any twelve month period;

(xv) any Contract under which it is a licensor or otherwise grants to a third party any rights to use any Intellectual Property Rights (other than Intellectual Property Rights licensed to customers on a non-exclusive basis in the Ordinary Course); and

(xvi) any other Contract or group of related Contracts that, individually or in the aggregate, if terminated or subject to a default by any party thereto, would have or would reasonably be expected to have a Material Adverse Effect (each Contract constituting any of the foregoing types of Contract described in clauses (i)–(xv), and including all amendments, exhibits and schedules to each such Contract from time to time, a “Material Contract”).

(b) A copy of each Material Contract has been made available to Parent. Unless otherwise disclosed, each Material Contract is valid and binding on the Company or its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no material default under any such Material Contracts by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and no material event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since January 1, 2017, the Company has not received any written notice that it or any of its Subsidiaries is in default or breach of any “non-solicitation” or “no-hire” or similar provision that restricts the Company or any of its Subsidiaries from soliciting, hiring, engaging or employing any Person’s current or former employees. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice challenging the validity or enforceability of any Material Contract.

5.18 Warranties/Product Liability. Except as incurred in the Ordinary Course since March 31, 2020, (a) neither the Company nor any of its Subsidiaries has received any notice of any material violation or Proceeding from, by or before any Governmental Entity relating to any product, including the packaging and advertising related thereto, designed, formulated, manufactured, processed, sold or placed in the stream of commerce, or any services provided, by the Company or any of its Subsidiaries (a “Product”), (b) there has not been, nor is there under consideration by the Company, any Product recall or post-sale warning of a material nature concerning any Product, (c) there are no material product liability claims pending or, to the Knowledge of the Company, threatened in writing with respect to any Product, and no such claims have been settled or adjudicated, and (d) to the Knowledge of the Company, there is no basis for any present or future action against the Company or any of its Subsidiaries giving rise to any material liability, arising out of product liability obligations, or any injury to any Person or property, in each case, as a result of the ownership, possession or use of a Product, except as would not, individually or in the aggregate, reasonably be expected to result a Material Adverse Effect.

5.19 Brokers and Finders. None of the Company or any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Transactions, except that the Company has retained and agreed to pay such fees to the Company Financial Advisor. The Company has made available to Parent a complete and correct copy of all Contracts with the Company Financial Advisor to which the Company or any of its Subsidiaries is bound.

5.20 Customers and Suppliers.

(a) Section 5.20(a) of the Company Disclosure Letter sets forth (i) a list showing the twenty (20) largest customers by purchases made by such customer during the twelve (12) months ended March 31, 2020 (collectively, the “Material Customers”), and (ii) a list showing the twenty (20) largest suppliers by purchases made by the Company or any of its Subsidiaries during the twelve (12) months ended March 31, 2020 (collectively, the “Material Suppliers”).

(b) At no time since March 31, 2018 has the Company or any of its Subsidiaries (i) been in any material dispute with any of its Material Customers or Material Suppliers, or (ii) have not received any written, or to the Knowledge of the Company, oral notice from any Material Customer or Material Supplier to the effect that such Material Customer or Material Supplier intends to suspend, terminate or materially reduce its relationship with the Company or any of its Subsidiaries.

5.21 Related Person Transactions. Except as set forth in Section 5.21 of the Company Disclosure Letter and except for indemnification, compensation or other employment arrangements entered into, modified or waived in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company and any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

5.22 Title to Assets. Except as set forth in Section 5.22 of the Company Disclosure Letter, (a) as of the Closing Date, all Company Intellectual Property is owned or validly licensed by the Company and (b) the Company or one of its Subsidiaries, as applicable, owns or has sufficient rights (and as of the Closing will continue to own or have sufficient rights) pursuant to a valid and enforceable right, license or leasehold interest in or to all of the property and assets, whether tangible or intangible, (i) necessary for, used or held for use or useful in the conduct of the business of the Company and its Subsidiaries as presently conducted and as conducted in the twenty-four (24) months prior to July 20, 2020, (ii) located on its premises to the extent related to the business of the Company and its Subsidiaries, or (iii) reflected on the consolidated balance sheets included in or incorporated by reference into the Company Reports or acquired since March 31, 2020, in each case, free and clear of all Encumbrances, except for Permitted Encumbrances. Immediately after the Closing, such assets will be owned or available for use by Parent and its Subsidiaries on terms and conditions identical to those under which the Company and its Subsidiaries owned or used such assets immediately prior to the Closing, without payment of additional amounts or consideration, and no consent of, or intimation to, a Governmental Entity or third party will be required prior to the execution of this Agreement or completion of the Transactions contemplated herein, and for the avoidance of doubt, except as set forth in Section 5.22 of the Company Disclosure Letter, none of Principal Stockholder or any other Person will continue to own any assets used or useful in, or otherwise related to, the business of the Company and its Subsidiaries after the Closing.

5.23 No Other Company Representations or Warranties. Notwithstanding anything to the contrary contained herein, the Company Disclosure Letter, or any of the Schedules or Exhibits hereto or thereto, neither the Company nor any of its Affiliates, nor any of their respective Representatives, makes or has made any representation or warranty, oral or written, express or implied, other than as expressly made by them in this Article V, in any other agreement executed in connection with the Transactions or as may be separately stated in writing in any certificate delivered hereunder.

5.24 Non-Reliance. The Company hereby agrees (for itself and on behalf of its Affiliates and Representatives) that, except for the representations and warranties of Parent and Merger Sub expressly set forth in this Agreement, any agreement expressly contemplated hereby, in any closing certificate delivered pursuant to Article VIII and except in the case of fraud by the Parent, Merger Sub, the Guarantors or any of their Affiliates, (a) none of the Parent, Merger Sub, the Guarantors nor any of their Subsidiaries (or any other Person) makes, or has made, any other representation or warranty (whether express or implied) relating to the Parent, Merger Sub, the Guarantors, any of their Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement and the Transactions, including as to the accuracy or completeness of any such information, and none of the Company or any of its Affiliates or Representatives is relying on any representation or warranty made by Parent, Merger Sub, the Guarantors, any of their Subsidiaries or their respective Representatives except for the representations and warranties of Parent and Merger Sub expressly set forth in Article VI, any agreement expressly contemplated hereby, in any closing certificate delivered pursuant to Article VIII, (b) no Person has been authorized by Parent, Merger Sub, the Guarantors or any of their Subsidiaries to make any representation or warranty relating to Parent, Merger Sub, the Guarantors, any of their Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, and if made, such representation or warranty has not been, and may not be, relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent, Merger Sub, the Guarantors or any of their Subsidiaries (or any other Person), and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is expressly the subject of any express representation or warranty of Parent or Merger Sub set forth in Article VI of this Agreement, the Company hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations and financial condition of Parent and Merger Sub.

Article VI

Representations and Warranties of Parent and Merger Sub

Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on July 20, 2020 (the “Parent Disclosure Letter”), Parent and Merger Sub each hereby represent and warrant, as of July 20, 2020 and as of the Closing, to the Company that:

6.1 Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Transactions. Parent has made available to the Company copies of the Organizational Documents of Parent and Merger Sub, each as in effect on July 20, 2020.

6.2 Corporate Authority; Approval. No vote of holders of capital stock of Parent is necessary to approve this Agreement and the Transactions. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject only to approval of this Agreement by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

6.3 Governmental Filings; No Violations.

(a) Other than the filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (i) under Antitrust Laws, (ii) pursuant to or under the CCC, the Exchange Act and the Securities Act, including the filing of the Consent Solicitation Statement with the SEC, (iii) required to be made with Nasdaq, and (iv) with respect to state securities, takeover and “blue sky” Laws (collectively, the “Parent Approvals”), no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by Parent or Merger Sub with, nor are any required to be made or obtained by Parent or Merger Sub with or from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the Transactions or in connection with the continuing operation of the business of Parent and its Subsidiaries following the Effective Time, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Parent, Merger Sub or any of Parent’s other Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts binding upon Parent or any of its Subsidiaries, or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 6.3(a), under any Law to which Parent or any of its Subsidiaries is subject or (iii) any change in the rights or obligations of any party under any Contract binding upon Parent or any of its Subsidiaries, except, in the case of clause (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.

6.4 Litigation and Liabilities. As of July 20, 2020, (i) there are no Proceedings pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries and (ii) neither Parent nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.

6.5 Capitalization and Activities of Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, validly issued and outstanding and owned by Parent, and there are (a) no other shares of capital stock or voting securities of Merger Sub, (b) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (c) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub was formed solely for the purpose of effecting the Merger and has not conducted any business prior to July 20, 2020 and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

6.6 Brokers and Finders. Neither Parent nor any of its Representatives has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Transactions.

6.7 Financing.

(a) Parent has delivered to the Company a true, complete and correct copy of an executed commitment letter dated as of July 20, 2020 ( as amended by that certain Amendment to Equity Commitment Letter, dated as of the date hereof, the “Equity Commitment Letter”) from the Equity Financing Source, pursuant to which the Equity Financing Source has committed to (i) provide, subject only to the terms and conditions set forth therein, equity financing for the Transactions in the aggregate amount set forth therein (the “Financing”) and (ii) guaranty, subject to the terms and conditions therein, certain of Parent’s obligations hereunder. The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof. The Equity Commitment Letter, in the form so delivered to the Company, is in full force and effect and is a legal, valid and binding obligation of Parent and the Equity Financing Source, fully and specifically enforceable against the parties thereto in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) [Reserved]

(c) As of the date of this Agreement, the commitment set forth in the Equity Commitment Letter is in full force and effect, such commitment has not been amended or modified and, to the Knowledge of Parent, no such amendment or modification is contemplated or pending that would not be permitted by Section 7.13. Other than the Equity Commitment Letter, as of the date of this Agreement there are no other agreements, side letters or arrangements to which Parent is a party relating to the funding or investing, as applicable, of the Financing that could affect the availability of the Financing or any portion thereof on the Closing Date. As of the date of this Agreement, Parent has paid in full any and all commitment or other fees required by the Equity Commitment Letter that are due and payable as of the date of this Agreement. Neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth in the Equity Commitment Letter and, as of the date of this Agreement, to the Knowledge of Parent, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein. As of the date of this Agreement, the Equity Financing Source has not notified Parent of its intention to terminate any commitment set forth in the Equity Commitment Letter or not to provide the Financing. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing (including any “flex” provisions), other than as expressly set forth in the Equity Commitment Letter as disclosed to the Company prior to the date hereof. As of the date of this Agreement, Parent has no reason to believe that it will be unable to satisfy on a timely basis any conditions to the funding of the full amount of the Financing to be satisfied by it, or that the Financing will not be available to Parent on the Closing Date. Parent acknowledges and agrees that its obligation to consummate the Transactions, is not and will not be subject to the receipt by Parent or Merger Sub of any financing or the consummation of any other transaction.

(d) The aggregate proceeds contemplated by the Equity Commitment Letter are sufficient (after deducting applicable fees, expenses, original issue discount and similar premiums and charges) to enable Parent to (i) consummate the Transactions upon the terms contemplated by this Agreement, (ii) pay all of the Merger Consideration payable in respect of all Eligible Shares in the Merger pursuant to this Agreement, (iii) pay all other amounts payable pursuant to any provision of this Agreement, (iv) pay all Indebtedness, liabilities and other obligations of the Company contemplated to be funded by Parent under by this Agreement, and (v) pay all related fees and expenses associated with the Transactions or the Equity Commitment Letter incurred by Parent, Merger Sub, the Surviving Corporation or any of their respective Affiliates and required to be paid at the Closing by such party.

(e) None of the Guarantors, the Equity Financing Source, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract with any Person prohibiting or seeking to prohibit such Person from providing or seeking to provide debt financing to any Person in connection with a transaction relating to the acquisition of the Company or any of its Subsidiaries.

6.8 Solvency. None of Parent, Merger Sub, any Guarantor or the Equity Financing Source is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming (a) the satisfaction of the conditions set forth in Section 8.1 and Section 8.2 (in each case, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), (b) that the representations and warranties set forth in Article V as written are true and correct as of July 20, 2020 and at and immediately after the Closing and (c) the estimates, projections or forecasts provided by or on behalf of the Company or its Subsidiaries to Parent or Merger Sub prior to July 20, 2020 (as may have been updated in writing prior to July 20, 2020) have been prepared in good faith on assumptions that were, and continue to be, reasonable, at and immediately after the Closing (it being understood that Accounting Standards Update 2014-09 Revenue from Contracts with Customers (Topic 606) shall not affect the reasonableness of the assumptions underlying such estimates, projections or forecasts), then, after giving effect to the consummation of the Transactions (including the Financing being entered into in connection therewith), the Surviving Corporation and its Subsidiaries would be Solvent.

6.9 Consent Solicitation Statement. To the Knowledge of the Parent, none of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Consent Solicitation Statement to be filed in connection with the Merger and Transactions, or any amendment or supplement thereto, will at the time of the mailing of the Consent Solicitation Statement contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

6.10 Limited Guaranty. Concurrently with the execution of this Agreement, the Guarantors have duly executed and delivered the Limited Guaranty to the Company. As of the date hereof, the Limited Guaranty is in full force and effect and is the legal, valid and binding obligation of each Guarantor, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and has not been amended, withdrawn or rescinded in any respect. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of any Guarantor under the Limited Guaranty.

6.11 Non-Reliance.

(a) Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that Parent, Merger Sub and their respective Affiliates and Representatives (i) have received access to (A) such books and records, facilities, equipment, contracts and other assets of the Company that Parent and Merger Sub and their respective Affiliates and Representatives, as of July 20, 2020, have requested to review and (B) the electronic data room hosted by the Company in connection with the Transactions, and (ii) have had an opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Parent and Merger Sub hereby acknowledge and agree (each for itself and on behalf of its respective Affiliates and Representatives) that, except for the representations and warranties of the Company expressly set forth in this Agreement, any agreement expressly contemplated hereby, in any closing certificate delivered pursuant to Article VIII and except in the case of fraud by the Company or any of its Affiliates, (A) none of the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any other representation or warranty (whether express or implied) relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement and the Transactions, including as to the accuracy or completeness of any such information, and none of Parent, Merger Sub or any of their respective Affiliates or Representatives is relying on any representation or warranty made by the Company or its Representatives except for the representations and warranties of the Company expressly set forth in Article V, any agreement expressly contemplated hereby, in any closing certificate delivered pursuant to Article VIII (B) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the Transactions, and if made, such representation or warranty has not been, and may not be, relied upon by parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company or any of its Subsidiaries (or any other Person), and (C) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by the Company in connection with the Transactions or in connection with presentations by the Company’s management, and the estimates, projections, forecasts other forward-looking information, and business plan and cost-related plan information referred to in paragraph (b) of this Section 6.11, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is expressly the subject of any express representation or warranty of the Company set forth in Article V of this Agreement, Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations and financial condition of the Company and its Subsidiaries.

(b) Without limiting the generality of the provisions of paragraph (a) of this Section 6.11 in connection with the due diligence investigation of the Company and its Subsidiaries by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company and its Subsidiaries certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that Parent and Merger Sub will not commence or threaten (and each of them agrees that there shall be no basis for) any Proceeding against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto.

Article VII

Covenants

7.1 Interim Operations.

(a) The Company covenants and agrees as to itself and its Subsidiaries that, after July 20, 2020 and prior to the Effective Time (unless Parent shall otherwise approve in writing in advance (which approval shall not be unreasonably withheld, delayed or conditioned)), and except as otherwise expressly contemplated by this Agreement or as required by a Governmental Entity or applicable Law, its business and the business of its Subsidiaries shall be conducted in all material respects in the Ordinary Course and, to the extent consistent therewith, it and its Subsidiaries shall (i) preserve their business organizations in good standing pursuant to applicable Law and (ii) use their respective commercially reasonable efforts to maintain existing relations and goodwill with Governmental Entities, customers, suppliers, distributors, creditors, lessors, employees and business associates and keep available the services of its and its Subsidiaries’ respective present officers, employees and agents, except as otherwise expressly required by this Agreement or as required by a Governmental Entity or applicable Law, provided that no action by the Company with respect to matters permitted by any provision of clauses (i)-(xxii) of Section 7.1(b) below shall be deemed a breach of the obligations under this sentence unless such action would constitute a breach of such other provision.

(b) Without limiting the generality of, and in furtherance of, the foregoing, from July 20, 2020 until the Effective Time, except as otherwise expressly (A) contemplated by this Agreement, (B) required by a Governmental Entity or applicable Law, (C) approved in writing in advance (which approval shall not be unreasonably withheld, delayed or conditioned) by Parent or (D) set forth in Section 7.1(b) of the Company Disclosure Letter, the Company has not and shall not and has not and shall not permit its Subsidiaries to:

(i) adopt or propose any change in (x) the Company’s Organizational Documents or (y) any Subsidiary’s Organizational Documents;

(ii) merge or consolidate itself or any of its Subsidiaries with any other Person, except for any such transactions among its wholly owned Subsidiaries, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

(iii) (A) acquire (1) (by merger, consolidation or acquisition of stock or assets) any other Person or (2) to the extent in excess of $5,000,000 in the aggregate, any material equity in any other Person therein or (B) enter into any joint venture, legal partnership or similar arrangement (other than commercial agreements with partners in the Ordinary Course that do not involve the formation of an entity with any third Person or require equity investing);

(iv) except as otherwise permitted under clause (xvii) below and except for issuances under the ESPP authorized under Section 3.5(c), issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or Encumbrance of, or otherwise enter into or amend any Contract or understanding with respect to the voting of, any shares of its capital stock or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or Company Equity Awards or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities (other than the issuance of shares (A) by its wholly owned Subsidiary to it or another of its wholly owned Subsidiaries, (B) in respect of Company Warrants and Company Equity Awards, in each case outstanding as of July 20, 2020 and issued in accordance with their terms in effect as of July 20, 2020 and, as applicable, the Stock Plan or (C) under the ESPP);

(v) create or incur any Encumbrance (other than a Permitted Encumbrance or as otherwise permitted by Section 7.1(b)(x));

(vi) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than to or from the Company and any of its wholly owned Subsidiaries) in excess of $250,000 in the aggregate;

(vii) make any loans or advances to, guarantees for the benefit of, or enter into any other material transaction with any Company Employee or Affiliates other than advances for business, travel-related, relocation or other similar expenses in accordance with currently existing Company policy;

(viii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity or voting interest (except for dividends paid by any direct or indirect wholly owned Subsidiary to it or to any other direct or indirect wholly owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock;

(ix) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than the withholding of shares of Company Common Stock to satisfy the exercise price or withholding Tax obligations upon the exercise, vesting or settlement of outstanding Company Equity Awards in accordance with their terms and, as applicable, the Stock Plan;

(x) unless otherwise permitted by Section 7.1(b)(xvii), incur any Indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (A) trade payables incurred in the Ordinary Course and intercompany loans or advances between or among the Company and/or its direct or indirect wholly-owned Subsidiaries, (B) other Indebtedness not to exceed $750,000 in the aggregate or (C) guarantees of Indebtedness of wholly owned Subsidiaries otherwise incurred in compliance with this Section 7.1;

(xi) except as set forth in the Company’s capital budget, make or authorize any capital expenditures in excess of $1,000,000 in the aggregate during any fiscal quarter (it being understood that any portion of the capital expenditures budget for any fiscal quarter and such $1,000,000 in excess thereof not expended in such fiscal quarter, beginning with the first quarter of the fiscal year ended March 31, 2021, may be carried forward and, together with any amount otherwise permissible pursuant to this paragraph (xi), expended in any future fiscal quarter; provided that any excess amount not expended in the final quarter of a fiscal year will not be carried forward into the next fiscal year);

(xii) other than in the Ordinary Course, enter into any Contract that would have been a Material Contract had it been entered into prior to this Agreement or amend, modify supplement, waive, terminate, assign, convey, Encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in any Material Contract, other than (A) expirations of any such Contract in the Ordinary Course in accordance with the terms of such Contract, or (B) non-exclusive licenses, covenants not to sue, releases, waivers or other rights under Intellectual Property Rights owned by the Company or any of its Subsidiaries, in each case, granted in the Ordinary Course;

(xiii) settle, release, waive or compromise any Proceedings except solely for monetary payments of no more than $750,000 individually or $1,500,000 in the aggregate, net of applicable insurance payments, recoveries or proceeds, or on a basis that would (A) prevent or materially delay consummation of the Merger or the Transactions, or (B) result in the imposition of any term or condition that would materially restrict the future activity or conduct of the Company or its Subsidiaries or a finding or admission of a criminal violation of Law;

(xiv) make any changes (other than di minimis changes) with respect to accounting policies or procedures, except as required by GAAP or applicable Law;

(xv) (A) make, change or revoke any income or other material Tax election, (B) adopt or change any Tax accounting method, (C) file any amended Tax Return, (D) enter into any closing agreement with respect to any Taxes, (E) settle any material Tax claim, audit, assessment or dispute, (F) surrender any right to claim a refund of a material amount of Taxes, (G) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment, (H) enter into any Tax sharing or similar agreement or arrangement, (I) fail to pay any material Tax that becomes due and payable or (J) incur any Taxes outside of the Ordinary Course;

(xvi) transfer, sell, lease, license, divest, cancel, mortgage, pledge, surrender, encumber, abandon or allow to lapse or expire or otherwise dispose of any assets (tangible or intangible), rights, properties, product lines or businesses, in whole or in part, material to it or any of its Subsidiaries, including capital stock of any of its Subsidiaries, except for (A) sales of obsolete assets in the Ordinary Course, (B) sales, leases or other dispositions of assets (not including services) with a Fair Value not in excess of $5,000,000 in the aggregate other than pursuant to Material Contracts in effect prior to July 20, 2020 and (C) non-exclusive licenses entered into in the Ordinary Course and (D) Encumbrances securing Indebtedness permitted under this Section 7.1(b) and (E) Permitted Encumbrances;

(xvii) except as required pursuant to the terms of any Company Benefit Plan in effect as of July 20, 2020 or as otherwise required by applicable Law, (A) grant or provide any severance or termination payments or benefits to any Company Employee or other service provider, (B) increase the compensation or benefits payable to any Company Employee or other service provider, except for annual merit-based increases in base salary or base wages in the Ordinary Course for Company Employees or other service providers who are not directors or Executive Officers and whose annual base compensation is less than $250,000 (with no such increase to exceed three (3) percent (3%)), (C) establish, adopt, enter into, amend or terminate any material Company Benefit Plan or other material benefit or compensation plan, program, policy, agreement or arrangement that would be a Company Benefit Plan if in effect on July 20, 2020, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan other than vesting acceleration of all Company Options and Company RSUs in the Merger as contemplated by Section 3.5(b), (E) grant any new awards, or amend or modify the terms of any outstanding awards (including, without limitation, any Company Equity Awards), (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Law to be funded or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (G) forgive any loans, issue any loans or advance any loans to any current or former Company Employees, (H) hire or engage any employee or engage any independent contractor (who is a natural person) with an annual base salary or wage rate or consulting fees in excess of $275,000 or (I) terminate the employment or engagement of any Company Employee or other service provider whose annual base compensation exceeds $275,000 other than for cause;

(xviii) recognize any union, works council or other labor organization as the representative of any of the employees of the Company or any of the Subsidiaries, or enter into, modify, or terminate any Company Labor Agreement, in each case, except as required by applicable Law;

(xix) implement or announce any employee layoffs or location closings, that would implicate the WARN Act;

(xx) enter into any Contract which contains a change in control or similar provision that would be triggered in connection with this Agreement or the Merger;

(xxi) other than in the Ordinary Course, amend or modify in any material respect, or extent, renew or terminate any lease, sublease, license or other agreement for the use or occupancy of any real property, or enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property;

(xxii) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice in any material respects;

(xxiii) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; or

(xxiv) agree, authorize or commit to do any of the foregoing.

(c) Notwithstanding anything herein to the contrary, Parent, the Company and their respective Affiliates shall cooperate and negotiate in good faith to mutually agree on remedial actions that are necessary or desirable with respect to the Tax Material Weakness (as defined in Section 5.5 of the Company Disclosure Letter); provided that no such remedial action (including the filing of any Tax Return or amendment of any Tax Return, the voluntary disclosure of any matter to any Governmental Entity, or any other action taken in connection with the Tax Material Weakness) shall be taken unless Parent and the Company mutually agree in advance that it is necessary or desirable for the Company or its applicable Subsidiary to take such action (any such remedial action, an “Agreed Remedial Action”). With respect to each Agreed Remedial Action, the Company shall (and shall cause its Subsidiaries to) (i) before submitting any application, documentation, Tax Return or other materials (including workpapers and any supporting documentation) to any Governmental Entity in connection with such Agreed Remedial Action, providing such application, documentation, Tax Return or other materials to Parent for Parent’s review and approval, (ii) keep Parent reasonably informed of the progress with respect to the Agreed Remedial Action, including any material communications from any Governmental Entity with respect to the Agreed Remedial Action; (iii) promptly provide Parent with copies of all material documents pertaining to the Agreed Remedial Action; and (iv) not forfeit, surrender or abandon such Agreed Remedial Action without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

(d) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, without limiting or modifying the restrictions set forth in Section 7.1(b), each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

7.2 No Solicitation; Acquisition Proposals; Change in Recommendation.

(a) The Company shall, and shall cause its Subsidiaries, Affiliates and their respective Representatives to, (i) immediately cease and cause to be terminated any discussion or negotiations with any third party that may be ongoing with respect to an Acquisition Proposal, and (ii) request the prompt return or destruction of all non-public information concerning the Company and its Subsidiaries theretofore furnished to any such Person with whom a confidentiality agreement was entered into at any time within the twelve (12) month period immediately preceding July 20, 2020 with respect to an Acquisition Proposal.

(i) Except as expressly permitted by this Section 7.2, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the valid termination of this Agreement pursuant to Article IX and the Effective Time, the Company shall, and shall cause its Subsidiaries and the directors and officers set forth in Section 7.2(a)(i) of the Company Disclosure Letter, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to (A) initiate, solicit, facilitate, propose, knowingly encourage or knowingly take any action to facilitate (including by way of furnishing information or providing access to the businesses, properties, books, records or personnel, of the Company and its Subsidiaries) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (B) engage in, continue or otherwise participate in any discussions with or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this provision prohibit such discussions); (C) provide any information to any Person in connection with any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (D) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal; (E) terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered not by the Company or any of its Subsidiaries in respect of or in contemplation of an Acquisition Proposal (other than to the extent the Company Board determines in good faith, based on the information then available and after consultation with its outside legal counsel and financial advisors, that failure to take any such actions under clause (C) would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law), (F) take any action to make the provision of any takeover statue inapplicable to any transaction contemplated by an Acquisition Proposal, or (G) resolve or agree to do any of the foregoing. Nothing in this Section 7.2 shall prohibit the Company, its Subsidiaries and its and their respective Representatives from informing any Person of the existence of the provisions contained in this Section 7.2.

(b) Notwithstanding anything in Section 7.2(a)(i) to the contrary, at any time following the execution of this Agreement and prior to the time, but not after the Written Consent is delivered, in response to an unsolicited written Acquisition Proposal (if the Company did not materially violate Section 7.2 with respect to such Person) that the Company Board believes in good faith is bona fide, the Company and its Representatives may contact the Person or group of Persons making such Acquisition Proposal to clarify the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to result in, a Superior Proposal, and may:

(i) provide information in response to a request therefor (including non-public information regarding the Company or any of its Subsidiaries) to the Person who made such Acquisition Proposal; provided that such information has previously been made available to Parent or its Representatives or is made available to Parent promptly (and in any event within thirty-six (36) hours) after such information is made available to such Person and that, prior to furnishing any such information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms no more favorable in any material respect, individually or in the aggregate, to the other party than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreements need not prohibit or restrict the making or amendment of an Acquisition Proposal; provided, that (x) the Company shall not pay, agree to pay or cause to be paid, or reimburse, agree to reimburse or cause to be reimbursed the expenses of any such Person in connection with any Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that may lead to an Acquisition Proposal), in each case, without the prior written consent of Parent and (y) the Company shall implement reasonable protections for any competitively sensitive information or data provided to any such Person who is, or whose Affiliates include, a key competitor, of the Company or any of its Subsidiaries (as determined by the Company Board in its judgment); and

(ii) participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal;

in each case, if, and only if, prior to taking any action described in clause (i) or (ii) above, the Company Board determines in good faith after consultation with its outside legal counsel and financial advisor that based on the information then available and after consultation with its financial advisor that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal. Notwithstanding anything contained herein to the contrary, other than information to the extent included in the Consent Solicitation Statement, the Company shall not and shall cause its Affiliates and Representatives not to disclose or provide to any Person who has made an Acquisition Proposal (including such Person’s Affiliates and Representatives), any information or materials provided by the Parent, its Affiliates or any of their Representatives to the Company or any of its Affiliates or Representatives, including in any event any such information or materials provided by Parent, its Affiliates or any of their Representatives in connection with Section 7.2(d); provided, that nothing shall preclude the Company or its Affiliates or Representatives from disclosing anything pursuant to any subpoena, legal demand, interrogatories or similar legal process, any regulation or Governmental Order, or as otherwise required by applicable Laws.

(c) Except as permitted by Section 7.2(d) and Section 7.2(e), the Company Board, including any committee thereof, shall not:

(i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Company Recommendation with respect to the Merger in a manner adverse to Parent, (B) fail to include the Company Recommendation in the Consent Solicitation Statement, (C) take any action or make any recommendation or public statement in connection with a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Company Board of the type contemplated by Rule 14d-9(f) under the Exchange Act in which the Company Board or the Company indicates that the Company Board has not changed the Company Recommendation, or (D) if reasonably requested by Parent, fail to reaffirm the Company Recommendation within the earlier of twenty-four (24) hours prior to the expiry of the Principal Stockholder Postal Ballot completion and five (5) Business Days after receiving a written request to do so from Parent;

(ii) approve, authorize or recommend, or publicly declare advisable or publicly propose to enter into, approve, authorize or recommend any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 7.2(b) entered into in compliance with Section 7.2(b)) providing for any Acquisition Proposal (an “Alternative Acquisition Agreement,” and any of the actions set forth in the foregoing clauses (i) and (ii), a “Change of Recommendation”); or

(iii) cause or permit the Company to enter into an Alternative Acquisition Agreement.

(d) Notwithstanding anything in this Agreement to the contrary, prior to the time the Written Consent is delivered, the Company Board may (A) effect a Change of Recommendation if (1) a written Acquisition Proposal that the Company Board believes, after consultation with outside legal counsel, in good faith is bona fide and that did not arise from or in connection with a material breach of the obligations set forth in Section 7.2 is received by the Company and is not withdrawn, and the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal or (2) an Intervening Event has occurred and the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor, that failure to take such action in response to such Superior Proposal or Intervening Event, as applicable, would be inconsistent with the directors’ fiduciary duties under applicable Law or (B) take action to terminate this Agreement pursuant to, and in accordance with, Section 9.4(a) to enter into an Alternative Acquisition Agreement in connection with a Superior Proposal; provided, however, that a Change of Recommendation in response to a Superior Proposal or Intervening Event or action to terminate this Agreement pursuant to Section 9.4(a) may not be made (i) unless the Company shall have complied in all material respects with its obligations under this Section 7.2(d) and (ii) unless and until the Company has given Parent written notice of such action four (4) Business Days in advance (a “Proposed Change Notice”) setting forth in writing (I) in the case of a Superior Proposal, the identity of the person making the Superior Proposal, the terms and conditions of such Superior Proposal, and an unredacted copy of such Superior Proposal (including any materials related to such party’s proposed financing sources, if any) and (II) in the case of an Intervening Event, a reasonable description of such facts and circumstances constituting an Intervening Event (it being agreed that, in each case, neither the delivery of such notice by the Company nor any public announcement thereof that the Company determines in good faith, after consultation with outside counsel, is required to be made under applicable Law shall constitute a Change of Recommendation); provided that any material change to the facts and circumstances that constitute such Intervening Event shall be deemed a new Intervening Event and the Company shall be required to deliver a new written notice to Parent. After giving such Proposed Change Notice and prior to effecting such Change of Recommendation or taking such action to terminate the Agreement pursuant to Section 9.4(a), the Company shall, and shall instruct its legal and financial advisors to, negotiate in good faith with Parent and its Representatives throughout such four (4) Business Day period, to the extent Parent wishes to negotiate, to make such revisions to the terms of this Agreement or any agreement entered into or delivered in connection herewith as would permit the Company Board not to effect a Change of Recommendation or to take such action to terminate this Agreement pursuant to Section 9.4(a). At the end of the four (4) Business Day period, prior to taking action to effect a Change of Recommendation or taking action to terminate the Agreement pursuant to Section 9.4(a), the Company Board shall take into account any changes to the terms of this Agreement, the Equity Commitment Letter or the Limited Guaranty proposed by Parent in writing and any other information offered by Parent in response to the Proposed Change Notice, and shall have determined in good faith that (i) in the case of a Superior Proposal, the Superior Proposal would continue to constitute a Superior Proposal, and (ii) in the case of an Intervening Event, the failure to effect a Change of Recommendation in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties under applicable Law, in each case, if such changes offered in writing were to be given effect. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 7.2(d), except that the four (4) Business Day period set forth in this Section 7.2(d) shall be five (5) Business Days for such deemed new Acquisition Proposal (the four (4) Business Day period or the five (5) Business Day period, as applicable, the “Parent Match Period”).

(e) Nothing contained in this Section 7.2 shall be deemed to prohibit the Company or any of its Subsidiaries, or any of their respective boards of directors or any committee thereof, from complying with its disclosure obligations under any Laws, including U.S. federal or state law, with regard to an Acquisition Proposal; provided, however, that (i) if such disclosure includes a Change of Recommendation or has the substantive effect of withdrawing or adversely modifying the Company Recommendation, such disclosure shall be deemed to be a Change of Recommendation and (ii) in no event shall the Company effect, or agree or resolve to effect, a Change of Recommendation other than in compliance with this Section 7.2.

(f) The Company shall not release any third party from, or waive, amend or modify any provision of, or grant permission under or fail to enforce, any standstill provision in any confidentiality agreement in connection with an Acquisition Proposal to which the Company is a party that remains in effect following the execution of this Agreement; provided, that, notwithstanding anything to the contrary contained in this Agreement, if the Company Board determines in good faith, after consultation with its outside legal counsel, the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company may waive any such standstill provision to the extent necessary to permit a third party to make an Acquisition Proposal.

(g) The Company shall promptly (and, in any event, within twenty-four (24) hours) give written notice to Parent if (i) any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, (ii) any non-public information is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiation with respect to an Acquisition Proposal are sought to be initiated or continued with, it or any of its Representatives, indicating, in connection with such notice the name of such Person or group and the material terms and conditions of any proposals or offers (including, if applicable, unredacted copies of any written requests, proposals or offers, including proposed agreements, or where no such copies are available, a reasonably detailed written description thereof) and thereafter shall keep Parent reasonably informed, on a current basis (and, in any event, within thirty-six (36) hours), of the status and material terms of any such proposals, or offers (including any material amendments thereto) and any material changes to the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

(h) The Company agrees that any material breach of this Section 7.2 by any of its Representatives, including any of its directors and officers named in the definition of “Knowledge”, the Company Financial Advisor, or Sheppard, Mullin, Richter & Hampton, LLP shall be deemed to be a breach of this Agreement by the Company. Representatives, as used in this Section 7.2(h) shall mean any director, officer, principal, partner, limited liability company manager, senior employee, investment banker, financial advisor, legal counsel, attorney in fact or outside accountant of the Principal Stockholder, the Company or any of their Subsidiaries, in each case acting in their capacity as such.

7.3 Principal Stockholder Postal Ballot; Stockholder Written Consent. If the Principal Stockholder obtains the requisite votes for the Principal Stockholder Shareholder Approval pursuant to the postal balloting process, in accordance with applicable Law (the “Principal Stockholder Postal Ballot”), the Company shall, in accordance with the CCC, use its reasonable best efforts to deliver the Written Consent within two (2) Business Days following the publication through the stock exchange in India of the voting results of the shareholders’ resolution relating to the Principal Stockholder Shareholder Approval (the “Consent Delivery Deadline”).

7.4 Consent Solicitation Statement.

(a) The Company shall prepare and file with the SEC as promptly as practicable after July 20, 2020, and in any event no later than August 14, 2020, a preliminary Consent Solicitation Statement. The Company shall cause the Consent Solicitation Statement filed or furnished by the Company or its Subsidiaries to comply as to form in all material respects with the provisions of the SEC and the rules and regulations promulgated thereunder and to satisfy all rules of Nasdaq. The Company shall provide Parent and its Representatives with a reasonable opportunity to review and comment on the Consent Solicitation Statement prior to filing. The Company shall give due consideration to all reasonable additions, deletions or changes suggested by Parent or its respective counsel. The Company shall promptly notify Parent of the receipt of all comments of the SEC with respect to the Consent Solicitation Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence (and reasonable summaries of all oral comments or conversations) between the Company and/or any of its Representatives, on the one hand, and the SEC, on the other, with respect to the Consent Solicitation Statement. As promptly as reasonably practicable, and after consultation with Parent, the Company shall use reasonable best efforts to respond to any comments made by the SEC with respect to the Consent Solicitation Statement. The Company shall provide Parent and its Representatives with a reasonable opportunity to review and comment on any responses to comments from the SEC on the Consent Solicitation Statement or any amendments or supplements to the Consent Solicitation Statement prior to the filing of such responses, amendments or supplements. The Company shall cause the Consent Solicitation Statement (substantially in the form last filed and/or cleared) to be promptly filed with the SEC in definitive form and then to be mailed to the stockholders of the Company as promptly as practicable, and in any event within five (5) Business Days after the latest of (i) confirmation from the SEC that it has no further comments on the Consent Solicitation Statement, (ii) confirmation from the SEC that the Consent Solicitation Statement is otherwise not to be reviewed and (iii) expiration of the ten (10) day period after filing of the preliminary Consent Solicitation Statement in the event the SEC does not review the Consent Solicitation Statement (the “SEC Clearance Date”).

(b) Parent shall, and shall use its reasonable best efforts to cause its Representatives to use their reasonable best efforts to, cooperate with the Company in the preparation of the Consent Solicitation Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall furnish to the Company the information relating to Parent and its Affiliates required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Consent Solicitation Statement. The Company acknowledges and agrees that none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Consent Solicitation Statement will, at the date of the mailing to the stockholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) If, at any time prior to the Effective Time, any information relating to Parent or the Company or any of their respective Affiliates is discovered by Parent or the Company that should be set forth in an amendment or supplement to the Consent Solicitation Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party discovering this information shall, as promptly as reasonably practicable (and in any event within thirty-six (36) hours), notify the other parties to this Agreement and, to the extent required by Law, Parent and the Company shall cause an appropriate amendment or supplement describing this information, as promptly as reasonably practicable, to be filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company.

7.5 Approval of Sole Stockholder of Merger Sub; Obligations of Merger Sub.

(a) Immediately following execution of this Agreement, Parent shall execute and deliver, in accordance with applicable Law and its Organizational Documents, in its capacity as sole stockholder of Merger Sub, a written consent approving the plan of merger contained in this Agreement.

(b) Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Merger and the other Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to and in accordance with this Agreement.

7.6 Cooperation; Efforts to Consummate.

(a) On the terms and subject to the conditions of this Agreement, the Company and Parent shall cooperate with each other and use, and shall cause their respective Subsidiaries, and with respect to Parent, its Affiliates, to use, their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Law to consummate and make effective the Transactions as soon as reasonably practicable, including (i) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings (including (x) by filing no later than ten (10) Business Days after July 20, 2020, the notification and report form required under the HSR Act, and (y) by filing as soon as practicable all other notifications (or, where customary, draft notifications to be followed in the ordinary course by formal notifications) required under the Antitrust Laws of the other jurisdictions listed in Section 8.1(b) of the Company Disclosure Letter, and in each case requesting, where applicable, early termination of the waiting periods with respect to the Merger), (ii) responding as promptly as reasonably practicable to any informal and formal inquiries or requests for documentation or information or any request for additional information (a “second request”) received from the US Federal Trade Commission or the US Department of Justice and to all inquiries and requests received from any other Governmental Entity in connection with Antitrust Law matters, and (iii) obtaining as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Transactions. Parent shall pay 100% of all filing fees required under any Antitrust Laws. Nothing in this Agreement shall require or be construed to require Parent, the Company or its Subsidiaries to proffer to, or agree to, incur any liabilities or any sale, divestiture, license, disposition or holding separate of, or any termination, prohibition, limitation, restriction or other action with respect to existing relationships, contracts, assets, product lines or businesses or interests therein of Parent, the Company or any of its Subsidiaries unless the effectiveness of such action is conditioned upon the Closing.

(b) Subject to applicable Law relating to the exchange of information, Parent and the Company shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as applicable, and any of their respective Subsidiaries, and with respect to Parent, its other Affiliates, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions (including the Consent Solicitation Statement). Neither the Company nor Parent shall permit any of its officers or other Representatives to participate in any meeting or substantive correspondence or substantive telephone discussion with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the Transactions unless it consults with the other Party in advance and, unless prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat. Notwithstanding the foregoing or anything to the contrary in this Agreement, subject to applicable Laws, Parent shall be primarily responsible for directing the process by which the parties seek to avoid or eliminate impediments under any applicable Antitrust Laws and shall take the lead in all discussions, negotiations and other communications with Governmental Entities, provided that Parent shall consult with and consider in good faith the views of the Company and permit participation in accordance with the immediately preceding sentence. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as reasonably practicable. Notwithstanding the foregoing, any materials required to be provided by a Party to the other pursuant to this Section 7.6 may: (i) be restricted to outside legal counsel only as necessary to protect competitively or commercially sensitive materials, or (ii) be reasonably redacted as necessary to address attorney-client or other privilege concerns or as necessary to comply with contractual arrangements.

(c) Without limiting the generality of the undertakings pursuant to this Section 7.6, but on the terms and subject to the conditions set forth in this Agreement, including clause (vi) below, each of the Company (in the case of clause (i) below) and Parent (in the case of clauses (i), (ii), (iii), (iv), (v) and (vi) below) agrees to take or cause to be taken the following actions:

(i) promptly provide, if advisable, to each and every federal, state, local or foreign court or Governmental Entity with jurisdiction over enforcement of any applicable Antitrust Law (each, a “Governmental Antitrust Entity”) copies of non-privileged, non-attorney work product protected information and documents reasonably requested by any Governmental Antitrust Entity or that are reasonably necessary, proper or advisable to permit consummation of the Transactions;

(ii) promptly use its reasonable best efforts to take all reasonably necessary, proper or advisable steps to (A) avoid the entry of, and (B) resist, vacate, modify, reverse, suspend, prevent, eliminate or remove any actual, anticipated or threatened temporary, preliminary or permanent injunction or other order, decree, decision, determination or judgment in any Proceeding or inquiry of any kind pursuant to Antitrust Laws, in the case of each of the foregoing clauses (A) and (B), that would reasonably be expected to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the Transactions, including the defense through litigation on the merits of any claim asserted in any court, agency or other Proceeding by any Person pursuant to Antitrust Laws or before any Governmental Antitrust Entity seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Transactions and the proffer and agreement by Parent of its willingness to sell, lease, license or otherwise dispose of, or hold separate pending such disposition, and promptly to effect the sale, lease, license, disposal and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests therein of the Company, Parent, either of their respective Subsidiaries or, with respect to Parent, its other Affiliates (and the entry into agreements with, and submission to orders of, the relevant Governmental Antitrust Entity giving effect thereto) if such action should be reasonably necessary, proper or advisable so as to permit the consummation of the Transactions as promptly as practicable (it being understood that, no such action will be binding on the Company, Parent or any of their respective Affiliates unless it is contingent upon the occurrence of the Closing);

(iii) promptly use its reasonable best efforts to take, in the event that any permanent, preliminary or temporary injunction, decision, order, judgment, determination, decree or Law is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any Proceeding, review or inquiry of any kind that would make consummation of the Merger or the other Transactions in accordance with the terms of this Agreement unlawful or that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Merger or the other Transactions, any and all steps (including, without limitation, the appeal thereof, the posting of a bond or the taking of the other steps contemplated hereby) as may be necessary or appropriate to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid any injunction, decision, order, judgment, determination, decree or enactment so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement;

(iv) not extend any waiting period under the HSR Act or other Antitrust Laws or enter into any agreement with any Governmental Antitrust Entity not to consummate the Transactions, except with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed;

(v) not enter and cause its Affiliates not to, enter into any transaction, or any agreement to effect any transaction (including any merger or acquisition), that would reasonably be expected to make it more difficult, or to increase the time required, to (x) obtain the expiration of the waiting period under the HSR Act or any other Antitrust Law applicable to the Transactions or (y) obtain all other authorizations, consents, orders, and approvals of Governmental Antitrust Entities necessary for the consummation of the Transactions.

7.7 Status; Notifications. Subject to applicable Law and as otherwise required by any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to the consummation of the Transactions, including promptly (and in any event within thirty-six (36) hours) furnishing the other with copies of material notices or other material communications received by Parent or the Company, as applicable, or any of their respective Subsidiaries, from any third party or any Governmental Entity with respect to the Transactions.

7.8 Information; Access and Reports.

(a) Subject to applicable Laws, the Company and Parent each shall, upon reasonably request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with the Consent Solicitation Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Transactions. From July 20, 2020 until the earlier of termination of this Agreement pursuant to Article IX and the Effective Time, upon reasonable prior notice and subject to applicable Law, the Company has and shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized Representatives reasonable access during normal business hours to the offices, properties, employees, books and records of the Company and its Subsidiaries and (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized Representatives such financial, Tax and operating data and other information as Parent may reasonably request, provided that, in each case, the Company shall not be required to permit any inspection, or disclose any document or information, that would, in the reasonable judgment of the Company, in consultation with outside counsel, (A) result in the disclosure of any competitively sensitive information or Trade Secrets of any third parties or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to July 20, 2020 (or entered into after July 20, 2020 in compliance with Section 7.1), (B) result in a violation of applicable Law, including any fiduciary duty and Antitrust Laws, (C) waive the protection of any attorney-client privilege or (D) result in the disclosure of any sensitive or personal information that would expose the Company to the risk of liability. In the event that the Company objects to any request submitted pursuant to and in accordance with this Section 7.8 and withholds information on the basis of the foregoing clauses (i) through (iii), the Company shall inform the Parent as to the general nature of what is being withheld and the Company and Parent shall cooperate in good faith to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection. Notwithstanding anything to the contrary in this Section 7.8 or elsewhere in this Agreement, neither Parent nor any of its Representatives will be permitted to collect or analyze any environmental samples or perform any invasive environmental investigation of the type commonly referred to as a “Phase II” environmental investigation with respect to any property of the Company or any of its Subsidiaries pursuant to the access provisions of this Section 7.8. All information made available or disclosed pursuant to this Section 7.8 shall be subject to the terms of the Confidentiality Agreement.

(b) To the extent that any of the information or material furnished pursuant to this Section 7.8 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. It is the intention of the Parties that all such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.

(c) No exchange of information or investigation by Parent or its Representatives shall affect or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement.

7.9 Publicity. The initial press release with respect to the Transactions shall be a joint press release reasonably acceptable to Parent and the Company and thereafter the Company and Parent shall consult with each other, and provide meaningful opportunity for review and give due consideration to reasonable comments by the other Party, prior to issuing any press releases or otherwise making planned public statements with respect to the Transactions and prior to making any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, except (a) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, (b) with respect to any Change of Recommendation made in accordance with this Agreement or Parent’s response thereto or (c) any communications or disclosures by Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions and deal descriptions on such Person’s website in the ordinary course of business. Notwithstanding anything to the contrary in this Section 7.9, each of the Parties may make public statements in response to questions by the press, analysts, investors, business partners or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company.

7.10 Employee Benefits.

(a) Parent agrees that each employee of the Company and its Subsidiaries at the Effective Time who continues to remain employed with the Company or its Subsidiaries immediately following the Effective Time (a “Continuing Employee”), as a group, shall, during the period commencing at the Effective Time and ending on the date that is twelve (12) months following the Effective Time (or if earlier, the date of the Continuing Employee’s termination of employment with the Company or the applicable Subsidiary) (the “Continuation Period”), be provided with (i) base salary or base wage and target annual cash incentive opportunities (excluding long term or equity-based compensation awards or benefits, change in control, severance, retention or similar bonuses) consistent with market-based compensation practices for employees at similar companies as the Company and having substantially similar positions as the applicable Continuing Employee, and (ii) employee benefits (other than defined benefit pension, deferred compensation, post-termination or retiree health or welfare benefits, or equity based awards or benefits, but specifically including severance and other termination protections to the extent set forth on 5.8(a) of the Company Disclosure Letter) that are substantially comparable in the aggregate to those provided to such Continuing Employees under the Company Benefit Plans as in effect immediately prior to the Effective Time (other than defined benefit pension, deferred compensation, post-termination or retiree health or welfare benefits, or equity based awards or benefits, but specifically including severance and other termination protections to the extent set forth on Section 5.8(a) of the Company Disclosure Letter). For the avoidance of doubt, Parent shall, during the Continuation Period, provide, or shall cause the Surviving Corporation to provide, severance benefits to any Continuing Employee whose employment is terminated following the Closing Date that are at least as favorable as those that would have been payable to such Continuing Employee prior to the Closing Date. If the Closing occurs prior to the time or times at which the Company would pay earned and accrued bonuses in respect of the 2021 fiscal year in the Ordinary Course, to the extent not previously paid, Parent shall, or shall cause the Surviving Corporation to, pay such bonuses based on actual performance (as determined by the Surviving Corporation) and the terms of the applicable bonus plan; provided, that the performance targets shall not take into account the impact of the Merger (or any related charges); provided further, that, notwithstanding the terms of the applicable bonus plan, Parent shall cause all such earned and accrued bonuses to be paid to any employees terminated for any reason other than for cause after the Closing Date.

(b) With respect to any employee benefit plans that replace existing Company Benefit Plans that are health and welfare or defined contribution retirement benefit plans and in which Continuing Employees become eligible to participate during the Continuation Period (each, a “New Plan”), Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any New Plans providing group health benefits in the plan year in which the Effective Time occurs to be waived with respect to the Continuing Employees and their eligible dependents to the extent waived or satisfied under the analogous Company Benefit Plan in which the Continuing Employees and their eligible dependents participate immediately prior to the Effective Time, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits under the applicable New Plan providing group health benefits for medical expenses incurred during the portion of plan year prior to the Effective Time for which payment has been made under the corresponding Company Benefit Plan, and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, determining the level of vacation benefits and eligibility to participate under each applicable New Plan, as if such service had been performed with the Surviving Corporation, Parent or their relevant Affiliate, to the same extent such service was credited for the same purpose under the analogous Company Benefit Plan, as applicable, except for benefit accrual under defined benefit pension plans or any purpose under any equity-based plan or arrangement or to the extent it would result in a duplication of benefits or compensation.

(c) Nothing contained in this Agreement is intended to (i) be treated as an establishment, modification or amendment of any Company Benefit Plan, New Plan, or any other benefit or compensation plan, program, policy, practice, agreement or arrangement, (ii) prevent or limit the ability of Parent, the Surviving Corporation or any of their Affiliates from amending, modifying, or terminating any benefit or compensation plans, programs, policies, practices, agreements or arrangements or any Company Benefit Plan at any time assumed, established, sponsored or maintained by any of them, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates from modifying or terminating (for any or no reason) the employment or service, or any particular term or condition of employment or service, of any Continuing Employee or any other Person, or (iv) create any rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, or any rights or remedies (including any third-party beneficiary rights) in any Person (other than the Parties to this Agreement) for any purpose. The parties further agree that the covenants set forth in this Section 7.10 shall not apply to employees during any period in which such employees are furloughed, terminated, temporarily laid off or subject to reduced hours or benefits or compensation as a result of COVID-19-related circumstances.

(d) To the extent reasonably practicable, prior to making any broad-based written or oral communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the Merger or the other transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall cooperate in providing any such mutually agreeable communication.

7.11 Expenses. Except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transactions, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense.

7.12 Indemnification; Directors’ and Officers’ Insurance.

(a) For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted under applicable Law and the Company’s and its Subsidiaries’ Organizational Documents in effect as of July 20, 2020, each present and former (determined as of the Effective Time) director and officer of the Company and its Subsidiaries, in each case, when acting in such capacity or in serving as a director, officer, member, trustee, Representative or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or for the benefit of the Company or any of its Subsidiaries (collectively, the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (i) the Transactions, and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and Parent or the Surviving Corporation shall also advance reasonable documented out-of-pocket expenses as incurred to the fullest extent permitted to do so under applicable Law and the Company’s and its Subsidiaries’ Organizational Documents in effect as of July 20, 2020; provided that any Person to whom expenses are advanced shall promptly repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification.

(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies (providing only for the Side A coverage where the existing policies also include Side B coverage for the Company) for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of six years from and after the Effective Time (the “Tail Period”) from one or more insurance carriers with the same or better credit rating as the Company’s insurance carrier as of July 20, 2020 with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of July 20, 2020 with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s and its Subsidiaries’ existing policies as of July 20, 2020, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s and its Subsidiaries’ existing policies as of July 20, 2020; provided, however, that in no event shall the annual premium of the D&O Insurance during the Tail Period exceed 300 percent of the last annual premium paid by the Company for such purpose; and provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. If such prepaid policies have been obtained prior to the Effective Time, the Company and the Surviving Corporation, as applicable, shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(c) During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on July 20, 2020, shall survive the Transactions unchanged and shall not be amended, restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 7.12.

(e) The rights of the Indemnified Parties under this Section 7.12 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws, and nothing in this Agreement is intended to, shall be construed or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy or Contract that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees (it being understood that the indemnification provided for in this Section 7.12 is not prior to or in substitution of any such claims under such policies).

(f) This Section 7.12 is intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Parties, who shall be third party beneficiaries of this Section 7.12.

7.13 Financing and Financing Cooperation.

(a) No Amendments to Financing Commitment Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not (without the prior written consent of the Company) permit any amendment or modification (including an amendment or modification effected by way of side letter) to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would or could reasonably be expected to, (i) impose new or additional conditions precedent to the funding of the Financing, in a manner that would, or could reasonably be expected to (A) delay or prevent the consummation of the Merger, or (B) make the timely funding of the Financing less likely to occur in any respect, or (ii) adversely impact the ability of Parent, Merger Sub or the Company (solely with respect to the Equity Commitment Letter), to enforce its rights against the other parties to the Equity Commitment Letter or the definitive agreements with respect thereto.

(b) Equity Financing. Parent shall take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper or advisable to obtain the Financing, including by (i) maintaining in effect the Equity Commitment Letter, (ii) complying with its obligations under the Equity Commitment Letter, (iii) satisfying on a timely basis all conditions applicable to Parent or Merger Sub in such Equity Commitment Letter, (iv) enforcing its rights under the Equity Commitment Letter, including through the initiation of legal proceedings against the Equity Financing Source if and to the extent necessary to obtain the Financing contemplated thereby and (v) consummating the Financing at or prior to Closing, including by causing the Equity Financing Source to fund the Financing at the Closing, in each case in accordance with the terms of this Agreement and the Equity Commitment Letter.

(c) Information. Parent shall keep the Company reasonably informed on a reasonably current basis of the status of its efforts to arrange the Financing and shall provide the Company with copies of all executed definitive agreements and all exhibits thereto related to the Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall promptly notify the Company (i) of any material breach or default by any party to the Equity Commitment Letter or definitive agreements related to the Financing of which Parent has Knowledge, (ii) of the receipt by Parent or Merger Sub of any written notice or communication from the Equity Financing Source with respect to any breach, default, termination or repudiation (in each case, alleged or otherwise) by any party to the Equity Commitment Letter or any definitive agreement related to the Financing of any provisions of the Equity Commitment Letter or such definitive agreement and (iii) if for any reason, Parent or Merger Sub at any time believes it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Equity Commitment Letter or any definitive agreements related to the Financing; provided, however, that in no event will Parent be under any obligation to disclose any information pursuant to the preceding clauses (i), (ii) or (iii) that is subject to attorney-client or similar privilege; provided, further, that Parent shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure of such information in a manner that would not risk waiver of such privilege.

(d) Financing Cooperation.

(i) Prior to the Closing, the Company shall use its reasonable best efforts to provide to Parent and Merger Sub, and shall cause each of its Subsidiaries to use its reasonable best efforts to provide, and shall use commercially reasonable efforts to cause its non-legal Representatives, including accounting, to provide (in each case at Parent’s sole expense) all cooperation reasonably requested by Parent that is customary in connection with the arrangement of any Debt Financing in connection with the transactions contemplated hereby, including, but not limited to using commercially reasonable efforts to (provided, however, that nothing in this Section 7.13 shall require the Company, its Subsidiaries or any of its or their Representatives to disclose any information that is subject to attorney-client, attorney work product or similar privilege or to contravene Law or violate any Contract), (i) assist in preparation for and participate (and use commercially reasonable efforts to cause management of an appropriate level to participate) in a reasonable number of meetings (but no more than two (2) in person “bank meetings” and additional telephonic meetings at reasonably agreed times), due diligence sessions, drafting sessions, and presentations with prospective lenders and rating agencies, (ii) assist Parent with the timely preparation of customary materials for bank information memoranda and ratings agency presentations (and assisting in the obtaining of corporate, credit and facility ratings from ratings agencies), and similar documents required to be delivered in connection with the Debt Financing (including executing a customary authorization letter to the extent reasonably requested by the Debt Financing Source authorizing the distribution of information about the Company and its Subsidiaries to prospective lenders), (iii) furnish Parent with the historical financial statements of the Company reasonably requested by the Debt Financing Sources (subject to the immediately following proviso, the “Required Financial Information”), (iv) provide Parent and Merger Sub with information reasonably necessary to complete customary perfection certificates and other customary loan documents as may be required in connection with the Debt Financing as may be reasonably requested by Parent or the Merger Sub, (v) assist Parent in delivering original stock certificates in the possession of the Company, if any, and original stock powers (or, if any, similar documents for limited liability companies) to the extent customary and reasonably required on or prior to the Closing Date by any definitive documentation with respect to the Debt Financing (including assisting in obtaining copies thereof prior to the Closing Date), and (vi) take reasonable corporate actions, subject to and only effective upon the occurrence of the Closing, reasonably necessary to permit the consummation of the Debt Financing; provided, that the Company shall not be required to provide, or cause its Subsidiaries or Representatives to provide, cooperation under this Section 7.13(c) that: (A) unreasonably interferes with the ongoing business of the Company or its Subsidiaries; (B) causes any covenant, representation or warranty in this Agreement to be breached; (C) causes any condition set forth in Article VIII to fail to be satisfied or otherwise causes the breach of this Agreement; (D) requires the Company or its Subsidiaries, prior to the Closing, to pay any commitment or other similar fee or incur or become subject to any other liability or obligation in connection with the Debt Financing which is not otherwise funded or promptly reimbursed by Parent; and (E) requires the Company and its Subsidiaries or their respective directors, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Debt Financing and the directors and managers of the Company and its Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained. So long as requested by Parent at least ten (10) days prior to the Closing Date, the Company will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to furnish Parent and the Merger Sub promptly, and in any event at least three (3) Business Days prior to the Closing Date, all documentation and other information with respect to the Company and its Subsidiaries that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the beneficial ownership regulation set forth in 31 C.F.R. § 1010.230. The Company hereby consents to the use of its and its Subsidiaries’ trademarks, service marks or logos in connection with the Debt Financing; provided, that such trademarks, service marks or logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective intellectual property rights. At least one (1) Business Day prior to the anticipated Closing Date, the Company will deliver to Parent a customary payoff letter in form reasonably acceptable to Parent executed by the lenders of the Credit Agreement, which letter will set forth (a) the total amount required to be paid at the Effective Time to satisfy in full the repayment of all Indebtedness outstanding under the Credit Agreement and, if any, all prepayment penalties, premiums and breakage costs that become payable upon such repayment and any other fees or expenses outstanding thereunder (the “Payoff Amount”), (b) the lenders’ obligation to release all liens and other security securing the Credit Agreement at Parent’s expense immediately after receiving the Payoff Amount, and (c) wire transfer instructions for paying the Payoff Amount. Notwithstanding the above, all corporate, limited liability or other organizational actions shall be deemed to become effective only if and when the Closing occurs and shall be derived exclusively from the authority of, and shall only be taken by, the board of directors of the Company and its Subsidiaries or other governing body of the Company and its Subsidiaries as constituted after giving effect to the Closing.

(ii) Upon the Company’s request, Parent will reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses incurred by or on behalf of the Company or any of its Subsidiaries in connection with this Section 7.13. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives for any liabilities incurred by any of them in connection with any action taken by them pursuant to this Section 7.13 (other than arising from fraud, gross negligence or intentional misrepresentation on the part of the Company or its Subsidiaries or Representatives), whether or not the Merger is consummated or this Agreement is terminated in accordance with Article IX. Parent and Merger Sub acknowledge and agree that Section 7.13 shall not create any independent conditions to Closing and that obtaining the Financing is not a condition to the Closing.

7.14 Takeover Statutes. If any Takeover Statute is or may become applicable to the Transactions, each of Parent and the Company and the Parent Board and the Company Board, respectively, shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

7.15 Section 16 Matters. The Company and the Company Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act)), shall, as of immediately prior to the Effective Time and subject to applicable Law, take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. The Company shall provide to Parent or its counsel for review and approval drafts of any documentation prepared by the Company or its counsel to effectuate the foregoing and shall consider in good faith Parent’s comments thereto.

7.16 Transaction Litigation. Prior to the Effective Time, in the event that any stockholder litigation related to this Agreement or the Transactions is brought or, to the Knowledge of the Company, threatened against the Company or any members of the Company Board (other than any Proceeding in connection with, arising out of or otherwise related to a demand for dissenters’ rights under Sections 1300 through 1313 of the CCC, which shall be governed by Section 4.7) (“Transaction Litigation”), the Company shall as promptly as reasonably practicable notify Parent of such Transaction Litigation, including by providing copies of all pleadings with respect thereto. Thereafter, the Company shall keep Parent reasonably informed with respect to the status thereof. The Company shall (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. For purposes of this Section 7.16, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith, but Parent will not be afforded any decision making power or other authority over such Transaction Litigation; provided, that no settlement, arrangement, agreement or compromise shall be offered or entered into with respect to any Transaction Litigation without the consent of Parent (not to be unreasonably withheld, delayed or conditioned).

7.17 Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the termination by the Surviving Corporation of the listing of the Company Common Stock on Nasdaq as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

7.18 Notice of Certain Events. Prior to the Closing Date, the Company and Parent shall, as promptly as reasonably practicable, notify the other in writing of:

(a) any notice or other communication received from any Person alleging that the consent, approval, permission or waiver from such Person is or may be required in connection with the Merger;

(b) any notice or other communication received from any Governmental Entity in connection with the Transactions; and

(c) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be reasonably likely to cause any condition to the Merger or the other Transactions to be unsatisfied at the Effective Time, including the failure of any representation or warranty contained in this Agreement to be true or accurate at or prior to the Closing that would reasonably be expected to give rise to the failure of any of the conditions set forth in Section 8.2 or 8.3, as applicable, to be satisfied.

provided, however, that no failure to give such notification shall separately constitute a failure of any condition in Article VIII or a basis to terminate this Agreement unless the underlying fact, event or circumstance would independently result in such failure or provide such basis, and no notification given by any party pursuant to this Section 7.18 shall (i) limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement, (ii) otherwise prejudice in any way the rights and remedies contained in this Agreement, (iii) be deemed to affect or modify Parent’s reliance on the representations, warranties, covenants and agreements made by the Company in this Agreement or (iv) be deemed to amend or supplement the Company Disclosure Letter or prevent or cure any misrepresentation, breach of warranty or breach of covenant by the Company. All information provided pursuant to this Section 7.18 shall be governed by the terms of the Confidentiality Agreement.

7.19 Works Councils. The Company and its Subsidiaries shall use commercially reasonably efforts to comply in all material respects with all notification, consultation and other processes, including with respect to any works council, economic committee, labor union or similar body, that are necessary to effectuate the Transactions. Parent shall take all steps reasonably required for the Company and its Subsidiaries to comply with such processes.

7.20 Resignations. At the written request of Parent, the Company shall cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

7.21 FIRPTA Certificate. Prior to the Closing (but no earlier than ten (10) days prior to the Closing), the Company shall deliver to Parent an affidavit, under penalties of perjury, from the Company certifying that the Company is not a United States real property holding corporation, dated as of the Closing Date, together with the letter of notice to the U.S. Internal Revenue Service in accordance with the provisions of Treasury Regulation Section 1.897-2(h)(2), in each case and in the form attached hereto as Exhibit D (the “FIRPTA Certificate”).

7.22 Contract Assignment. The Company shall use its reasonable best efforts to cause the removal of the Principal Stockholder as a party from the contract set forth on Section 7.22 of the Company Disclosure Letter and to assign to the Company all of the Principal Stockholder’s rights, title and interest in such contract. Parent shall, and shall use its reasonable best efforts to cause its Representatives to use their reasonable best efforts to, cooperate with the Company and the Principal Stockholder in the removal of the Principal Stockholder as a party from the contract set forth on Section 7.22 of the Company Disclosure Letter and the assignment to the Company all of the Principal Stockholder’s rights, title and interest in such contract.

Article VIII

Conditions

8.1 Conditions to Obligation of Each Party. The respective obligation of each Party to consummate the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) Written Consent. The Company and Parent shall have received duly executed copies of the Written Consent.

(b) Regulatory Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Transactions under any Antitrust Laws shall have expired or been earlier terminated, (ii) Principal Stockholder has obtained a No Objection Certificate from the Indian Tax Authority, (iii) the authorizations, consents, orders, approvals, filings and declarations listed in Section 8.1(b) of the Company Disclosure Letter shall have been filed, occurred or been obtained, (iii) the consent of the Reserve Bank of India to the Transactions shall have been obtained (the “RBI Consent”) (all such authorizations, consents, orders, approvals, filings and declarations and the lapse of all such waiting periods, including under Antitrust Laws, being the “Requisite Regulatory Approvals”), and (iv) all such Requisite Regulatory Approvals shall be in full force and effect.

(c) Laws or Governmental Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Transactions.

8.2 Conditions to Obligation of Parent and Merger Sub. The respective obligation of Parent and Merger Sub to consummate the Merger is also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) Each of the representations and warranties of the Company set forth in Section 5.2 [Capital Structure of the Company] (except for any inaccuracies that would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than $1,000,000) and the first sentence of Section 5.6 [Absence of Certain Changes] and Section 5.22 [Title to Assets] (solely with respect to any inaccuracies where the assets or rights involved are held by the Principal Stockholder and have a value, individually or in the aggregate, that is more than $300,000) shall have been true and correct as of July 20, 2020 and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); (ii) each of the representations and warranties of the Company set forth in Section 5.1 [Organization, Good Standing and Qualification] (only with respect to due organization of the Company and its Subsidiaries), Sections 5.3(a), (b) and (d) [Corporate Authority; Approval and Fairness], Section 5.11 [Takeover Statutes] and Section 5.19 [Brokers and Finders] shall have been true and correct in all material respects as of July 20, 2020 and shall be true and correct in all material respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); and (iii) each other representation and warranty of the Company set forth in this Agreement shall have been true and correct as of July 20, 2020 and shall be true and correct as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iii), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by materiality or Material Adverse Effect contained therein) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Effect. During the period from July 20, 2020 through the Closing Date, there shall not have been a Material Adverse Effect with respect to the Company and its Subsidiaries that is ongoing as of the Closing.

(d) Contract Termination. The Company shall provide evidence, in form and substance reasonably acceptable to Parent, of the termination of the Contracts set forth on Section 8.2(d) of the Company Disclosure Letter.

(e) Company Closing Certificate. Parent and Merger Sub shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company certifying that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

8.3 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of July 20, 2020 and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for any failures of such representations and warranties to be so true and correct that have not had, and would not reasonably be expected to have, an Effect that would prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Parent and Merger Sub Closing Certificate. The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent certifying that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

Article IX

Termination

9.1 Termination by Mutual Written Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of the Company and Parent by action of the Company Board and Parent.

9.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of either the Company Board or Parent, if:

(a) the Merger shall not have been consummated by 5:00 p.m. EST on January 20, 2021 (the “Outside Date”);

(b) if the Principal Stockholder fails to obtain the requisite votes for the Principal Stockholder Shareholder Approval pursuant to the Principal Stockholder Postal Ballot; or

(c) any Law or Governmental Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (a “Final Order”);

provided that the right to terminate this Agreement pursuant to this Section 9.2 shall not be available to (i) any Party whose action or failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of a condition to the consummation of the Merger nor (ii) in addition to the immediately preceding clause (i), to the Company in the event the Principal Stockholder’s action or failure to fulfill any obligation under the Support Agreement has been the principal cause of or resulted in the failure of a condition to the consummation of the Merger.

9.3 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by Parent and Merger Sub:

(a) prior to the time the Written Consent is delivered, if (i) the Company Board shall have made a Change of Recommendation or (ii) the Company shall have materially breached Section 7.2;

(b) if at any time prior to the Effective Time, there has been a breach or failure to perform by the Company of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of the Company shall have been inaccurate when made or shall have become inaccurate after July 20, 2020, in either case such that the conditions in Section 8.2(a) or Section 8.2(b) would not be satisfied (and such breach, failure or inaccuracy is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of notice thereof by Parent to the Company and (ii) the Outside Date); provided that Parent may not terminate this Agreement pursuant to this Section 9.3(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement such that any of the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied;

(c) if Principal Stockholder has obtained the requisite votes for the Principal Stockholder Shareholder Approval pursuant to the Principal Stockholder Postal Ballot but the Written Consent has not been delivered to Parent by the Consent Delivery Deadline (provided, that such termination right shall lapse automatically upon delivery to Parent of the Written Consent) or if, after delivery to Parent, such Written Consent is rescinded, withdrawn or modified in any manner adverse to Parent, Merger Sub or the Merger; or

(d) if (i) the Principal Stockholder has not completed the Principal Stockholder Postal Ballot by close of business (India Standard Time) on September 11, 2020 or (ii) the Principal Stockholder has not made the voting results of the Principal Stockholder Postal Ballot publicly available to its shareholders through the stock exchange in India as soon as practical and in no event later than twenty-four (24) hours following the date (India Standard Time) of receipt by Principal Stockholder from the scrutinizer of the voting results of the Principal Stockholder Postal Ballot; provided, that such termination right shall automatically lapse at the end of the first (1st) Business Day following the date on which the Principal Stockholder Postal Ballot has been completed and the voting results have been made available to the Principal Stockholder’s shareholders through the stock exchange in India.

9.4 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company:

(a) if prior to the time the Written Consent is delivered, the Company Board authorizes the Company to enter into an Alternative Acquisition Agreement in response to a Superior Proposal, to the extent the Company has complied in all material respects to the terms and conditions set forth Section 7.2 with respect to such Superior Proposal, and the Company, prior to or concurrently with such termination, pays to Parent in immediately available funds any fees required to be paid pursuant to Section 9.5;

(b) if at any time prior to the Effective Time, there has been a breach or failure to perform by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have been inaccurate when made or shall have become inaccurate after July 20, 2020, in either case such that the conditions in Section 8.3(a) or Section 8.3(b) would not be satisfied (and such breach, failure or inaccuracy to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured before the earlier of (i) thirty (30) days after the giving of notice thereof by the Company to Parent and (ii) the Outside Date), provided that the Company Board may not terminate this Agreement pursuant to this Section 9.4(b) if (A) the Company is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement or (B) Principal Stockholder is then in material breach of any representation, warranty, covenant or agreement set forth in the Support Agreement, in each case such that any of the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied; or

(c) (i) if all the conditions set forth in Section 8.1 and Section 8.2 have been and continue to be satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied at the Closing), (ii) Parent and Merger Sub have failed to consummate the Merger on the date required pursuant to Section 2.2, (iii) after the occurrence of clauses (i) and (ii), the Company has irrevocably notified Parent in writing that the conditions set forth in Section 8.1 and Section 8.2 have been and continue to be satisfied (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are reasonably capable of being satisfied at the Closing and the date of termination), the Company is ready, willing and able to consummate the Merger and has given Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 9.4(c) and the intended termination date (which date shall be after the third Business Day after the date of such notice) if Parent and Merger Sub fail to consummate the Merger, and (iv) Parent and Merger Sub fail to consummate the Merger on the later of the expiration of such three (3) Business Day period and the date set forth in the foregoing notice.

9.5 Effect of Termination and Abandonment.

(a) Any proper termination of this Agreement pursuant to this Article IX shall be effective immediately upon the delivery of written notice of such termination by the terminating Party to the other Party. Except to the extent provided in Section 9.5(b) and Section 9.5(c) below, in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Representatives or Affiliates) and all rights and obligations of any Party shall cease; provided, however, and notwithstanding anything in the foregoing to the contrary, (i) no such termination shall relieve any Party of any liability or damages to any other Party resulting from any Willful Breach of this Agreement prior to its termination and (ii) the provisions set forth in Section 7.9, in Section 7.11, in this Section 9.5 and the provisions set forth, or referred to, in the second sentence of Section 10.1 and Section 10.2(a) (as applicable to such provisions that survive termination as set forth herein) shall survive the termination of this Agreement.

(b) In the event that this Agreement is validly terminated

(i) (A) by either (1) the Company or Parent pursuant to Section 9.2(a) [Outside Date], if at the time of such termination Parent would have been entitled to terminate this Agreement pursuant to Section 9.3(b) and the Parent Termination Fee is not payable pursuant to Section 9.5(c)(ii) or (2) by Parent pursuant to Section 9.3(b) [Company Breach], or Section 9.3(d) [Principal Stockholder Failure to Hold Principal Stockholder Postal Ballot], (B) following the execution and delivery of this Agreement and prior to the termination of this agreement pursuant to Section 9.2(a), Section 9.3(b) or Section 9.3(d), a bona fide Acquisition Proposal has been made to the Principal Stockholder, the Company or any of its Subsidiaries, and (C) within twelve (12) months after such termination, the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to such Acquisition Proposal (with “50%” being substituted in lieu of “20%” in each instance thereof in the definition of “Acquisition Proposal” for purposes of this Section 9.5(b)(i)), then within one (1) Business Day of entering into or consummation of such Alternative Acquisition Agreement, the Company shall pay the Company Termination Fee to Parent or its designee, in each case by wire transfer of immediately available funds;

(ii) by Parent pursuant to Section 9.3(a) [Company Change of Recommendation] or Section 9.3(c) [Failure to Deliver Written Consent], then within one (1) Business Day of such termination the Company shall pay the Company Termination Fee to Parent or its designee, in each case by wire transfer of immediately available cash funds;

(iii) by the Company pursuant to Section 9.4(a) [Company Fiduciary Out for Superior Proposal], then concurrently with such termination, the Company shall pay the Company Termination Fee to Parent or its designee, in each case by wire transfer of immediately available cash funds; or

(iv) (A) by Parent pursuant to Section 9.3(d) [Principal Stockholder Failure to Hold Principal Stockholder Postal Ballot] and (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 9.3(d), a bona fide Principal Stockholder Acquisition Proposal has been made to the Principal Stockholder or any of its respective Subsidiaries (including the Company) and (C) within twelve (12) months after such termination, the Principal Stockholder shall have entered into a definitive transaction agreement with respect to such Principal Stockholder Acquisition Proposal (with “50%” being substituted in lieu of “20%” in each instance thereof for purposes of this Section 9.5(b)(iv)), then within one (1) Business Day entering into or consummation of such definitive transaction agreement in connection with such Principal Stockholder Acquisition Proposal, the Company shall pay the Company Termination Fee to Parent or its designee, in each case by wire transfer of immediately available funds.

In no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c) In the event that this Agreement is validly terminated (i) by the Company pursuant to Section 9.4(b) [Parent or Merger Sub Breach] or Section 9.4(c) [Parent or Merger Sub Failure to Close], or (ii) by the Company or Parent pursuant to Section 9.2(a) [Outside Date], if, in the case of this clause (ii) at the time of termination the Company would have been entitled to terminate this Agreement pursuant to Section 9.4(b) or Section 9.4(c), then promptly, but in no event later than two (2) Business Days after the date of such termination, Parent shall pay the Parent Termination Fee to the Company by wire transfer of immediately available cash funds. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(d) (i) The Parties hereby acknowledge and agree that the agreements contained in this Section 9.5 are an integral part of the Transactions, and that, without these agreements, the Parties would not enter into this Agreement. Notwithstanding anything in this Agreement to the contrary, the Parties hereby acknowledge and agree that (A) in the event that the Company Termination Fee or the Parent Expenses becomes payable by, and is paid by, the Company pursuant to Section 9.5(b) or Section 9.6, as applicable, the Company Termination Fee or the Parent Expenses (in the event that the Company Termination Fee does not become payable pursuant to Section 9.5(b)(i) or Section 9.5(b)(iv)), as applicable, shall be Parent’s and Merger Sub’s sole and exclusive remedy for monetary damages of any kind, including consequential, special, indirect or punitive damages, in any case pursuant to this Agreement, any agreement executed in connection herewith and the transaction contemplated herby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure and (B) in the event that the Parent Termination Fee becomes payable by, and is paid by, Parent and accepted by the Company pursuant to Section 9.5(c), such fee shall be the Company’s sole and exclusive remedy for monetary damages of any kind, including consequential, special, indirect or punitive damages pursuant to this Agreement, any agreement executed in connection herewith and the transaction contemplated herby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure.

(ii) If the Company fails to promptly pay the amounts due pursuant to Section 9.5(b) or Section 9.6, or Parent fails to promptly pay the amount due pursuant to Section 9.5(c), and, in order to obtain such payment, the other party commences a suit against the Party obligated to make such payment (the “Payor”) that results in a judgment against the Payor, the Payor shall pay the other party its reasonable and documented out of pocket costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of such amount or portion thereof at the U.S. prime rate as shown at the end of the trading day on Bloomberg screen BTMM or PRIME INDEX HP, whichever is higher, on the date such payment was required to be made through the date of payment; provided, that such amounts shall not exceed collectively $1,000,000.

(iii) Notwithstanding anything herein to the contrary, the Company expressly acknowledges and agrees that: (i) in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any such termination of this Agreement, the payment of the Parent Termination Fee pursuant to Section 9.5(c), which constitutes a reasonable estimate of the monetary damages that will be suffered by the Company by reason of breach or termination of this Agreement, shall be in full and complete satisfaction of any and all monetary damages of the Company arising out of or related to this Agreement, the Merger or the other Transactions (including any breach of this Agreement), the termination of this Agreement, the failure to consummate the Merger or the other Transactions, and any claims or actions under applicable Law arising out of any such breach, termination or failure; and (ii) in no event shall the Company be entitled to seek or obtain any recovery or judgment (including any consequential, special, indirect or punitive damages) in excess of an amount equal to the Parent Termination Fee (plus, in the case the Parent Termination Fee is not timely paid, the amounts described in Section 9.5(d)(ii)) against Parent, Merger Sub, its Subsidiaries, the Guarantors or any of their respective former, current or future stockholders, directors, officers, employees, Affiliates, agents, other Representatives or the Debt Financing Sources or any of their respective assets; provided, however, that this Section 9.5(d)(iii) shall not limit the right of the Company to specific performance of this Agreement pursuant to Section 10.6 prior to the termination of this Agreement in accordance with its terms.

(iv) Nothing in this Section 9.5 shall limit or otherwise restrict the rights and remedies of the Company under Section 10.6.

9.6 Expenses. If this Agreement is terminated by Parent pursuant to Section 9.3(b) [Company Breach] or Section 9.3(d) [Principal Stockholder Failure to Hold Principal Stockholder Postal Ballot], the Company shall pay to Parent (or its designee(s)) all reasonable and documented out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment banks, advisors and consultants to Parent, Merger Sub, the Guarantors or their respective Affiliates, and all out-of-pocket fees and expenses of Debt Financing Sources for which Parent, Merger Sub, the Guarantors or their Affiliates may be responsible) actually incurred by Parent, Merger Sub, the Guarantors or their respective Affiliates in connection with this Agreement and the transactions contemplated hereby, which amount shall not be greater than $2,000,000 (the “Parent Expenses”), by wire transfer of immediately available funds within two (2) Business Days of such termination to an account designated by Parent; provided, that any Parent Expenses paid by the Company to Parent pursuant to this Section 9.6 shall be credited against, and shall thereby reduce, any Company Termination Fee that may be required to be paid by the Company to Parent pursuant to Section 9.5(b)(i) and Section 9.5(b)(iv). For the avoidance of doubt, in no event shall the Company be required to pay Parent the Parent Expenses on more than one occasion.

9.7 Payments; Non-Recourse Parties.

(a) Notwithstanding anything to the contrary in this Agreement, under no circumstances will the collective monetary damages payable by Parent, Merger Sub, Guarantors or any of their Affiliates for breaches under this Agreement, the Limited Guaranty or the Equity Commitment Letter exceed an amount equal to the sum of (i) the Parent Termination Fee and (ii) the amounts described in Section 9.5(d)(ii), giving effect to the collective limitation set forth therein, for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company or any of its Affiliates seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Liability Limitation against (i) Parent, Merger Sub or Guarantor; or (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, advisors, attorneys, Debt Financing Sources, Affiliates (other than Parent, Merger Sub or Guarantor), members, managers, general or limited partners and assignees of each of Parent, Merger Sub and Guarantor (the Persons in clauses (i) and (ii) collectively, the “Parent Related Parties”), and in no event will the Company or any of its Subsidiaries be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Limited Guaranty, the Equity Commitment Letter (subject to the terms and conditions set forth therein and in Section 10.6(b) of this Agreement to the extent applicable) and other than obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any Parent Related Party or any other Person other than Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(b) Notwithstanding anything to the contrary in this Agreement, under no circumstances will the collective monetary damages payable by the Company or any of its Affiliates for breaches under this Agreement exceed an amount equal to the Company Termination Fee for all such breaches (the “Company Liability Limitation”). In no event will any of the Parent, Merger Sub or any of their Affiliates seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against (i) the Company; or (ii) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, advisors, attorneys, Affiliates (other than the Company), members, managers, general or limited partners and assignees of the Company (the Persons in clauses (i) and (ii) collectively, the “Company Related Parties”), and in no event will Parent, Merger Sub or any of their Affiliates be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to this Agreement, and other than obligations of the Company to the extent expressly provided in this Agreement, in no event will any Company Related Party or any other Person other than the Company have any liability for monetary damages to Parent or Merger Sub or any other Person relating to or arising out of this Agreement or the Merger.

(c) This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any Party or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, other Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or Proceeding (whether at law or equity, in contract, in tort or otherwise) based on, in respect of or by reason of the Transactions or in respect of any written or oral representations made or alleged to be made in connection herewith, except to the extent arising from fraud on the part of such Non-Recourse Party. Without limiting the rights of the Company against Parent, in no event will the Company seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Party.

(d) Notwithstanding anything to the contrary contained herein, the Company agrees on behalf of itself and its controlled Affiliates that this Agreement may not be enforced against any Debt Financing Sources, and none of the Debt Financing Sources shall have any liability under this Agreement or for any claim or Proceeding (whether at law or equity, in contract, in tort or otherwise) based on, in respect of or by reason of the transactions contemplated hereby and thereby (including any breach by the Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Laws arising out of any such breach, termination or failure. None of the Debt Financing Sources will have any liability to the Company or any of the Company Related Parties relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the Company nor any of the Company Related Parties will have any rights or claims or make any claims against any of the Debt Financing Sources hereunder or thereunder. For the avoidance of doubt, no Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature.

(e) Nothing in the Section 9.7 shall limit or otherwise restrict the rights and remedies of the Company under Section 10.6, other than as contemplated therein.

Article X

Miscellaneous and General

10.1 Survival. Article I, this Article X (provided that Section 10.6 shall survive only with respect to those provisions of this Agreement that expressly survive termination pursuant to Section 9.5) and the agreements of the Company, Parent and Merger Sub contained in Article IV, Section 7.10 [Employee Benefits], Section 7.11 [Expenses] and Section 7.12 [Indemnification; Directors’ and Officers’ Insurance], the indemnification and reimbursement obligations of Parent pursuant to Section 7.13 [Financing and Financing Cooperation], the provisions that substantively define any related defined terms not substantively defined in Article I and the Confidentiality Agreement and those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the Effective Time. Article I, this Article X, the agreements of the Company, Parent and Merger Sub contained in Section 7.11 [Expenses] and Section 9.5 [Effect of Termination and Abandonment], the indemnification and reimbursement obligations of Parent pursuant to Section 7.13 [Financing and Financing Cooperation], the provisions that substantively define any related defined terms not substantively defined in Article I and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement shall not survive the Effective Time or the termination of this Agreement.

10.2 Definitions. For the purposes of this Agreement, except as otherwise expressly provided herein, the following terms have meanings set forth in this Section 10.2:

(a) Defined Terms

“Acquisition Proposal” means (a) any proposal, offer, inquiry or indication of interest from a Person relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries pursuant to which the stockholders of the Company immediately prior to the consummation of such transaction hold less than 80% of each class of outstanding voting and equity interests of the resulting or surviving entity or (b) any acquisition, purchase or exclusive license by any Person or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, more than 20% or more of the total voting power or of any class of equity securities of the Company, or more than 20% of the consolidated net revenues, net income or total assets (it being understood that the percentage of total assets shall be calculated by Fair Value and that total assets of the Company, as applicable, include equity securities of Subsidiaries of the Company) of the Company. Notwithstanding the foregoing, for purposes of Section 9.5(b)(i) only, the results described in clause (b) above shall exclude the beneficial ownership of any Person obtained or that would be obtained solely as a result of such Person becoming the beneficial owner of securities of Principal Stockholder.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise).

“Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and all other United States or non-United States antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Business Day” means any day ending at 11:59 p.m. EST other than a Saturday or Sunday or a day on which banks in the City of New York or the State of California are required or authorized by Law to close. For purposes of Section 7.3, and Section 9.3(d), “Business Day” shall mean any day ending at 11:59 p.m. IST other than a Saturday or Sunday or a day on which banks in India are required or authorized by Law to close.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules or regulations promulgated thereunder.

“Company Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, Contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, contributed to or required to be contributed to by the Company or any of its Subsidiaries covering any employee or former employee of the Company or any of its Subsidiaries, or the beneficiaries and dependents of any employee or former employee of the Company or its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has any current or potential liability or obligation (including on account of a Company ERISA Affiliate) including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, and any employment, consulting, retirement, pension, severance, termination indemnity, separation, retention, salary continuation, vacation, sick leave, paid time off, termination, change in control, deferred compensation, equity, equity-based, incentive, bonus, savings, supplemental retirement, profit sharing, insurance, medical, disability, accident, housing assistance, welfare, fringe or other benefit plan program, policy, contract, agreement, arrangement or remuneration of any kind, including, for the avoidance of doubt, each Non-U.S. Company Benefit Plan.

“Company Employee” means any current or former employee, officer or director of the Company or any of its Subsidiaries.

“Company ERISA Affiliate” means all Persons (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is or at any relevant time would be treated as a “single employer” within the meaning of Section 414 of the Code.

“Company ESPP” means the Majesco Employee Stock Purchase Plan.

“Company Option” means any option to purchase shares of Company Common Stock that is outstanding, unexpired and unexercised immediately prior to the Effective Time.

“Company RSU” means any restricted stock unit award with respect to Company Common Stock that is outstanding immediately prior to the Effective Time.

“Company Termination Fee” means an amount equal to $25,505,846.62

“Company Warrant” means that certain Stock Purchase Warrant, dated as of September 1, 2015, by and between the Company and Maxim Partners, LLC.

“Confidentiality Agreement” means the Confidentiality Agreement, entered into between the Company and Thoma Bravo, LLC (n/k/a Thoma Bravo, L.P.), dated June 12, 2020.

“Contract” means any written or oral contract, agreement, lease, sublease, license, note, mortgage, bond, indenture, arrangement or other obligation.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associate epidemics, pandemic or disease outbreaks.

“Credit Agreement” means the Loan Agreement, dated as of March 23, 2016, by and between the Company and HSBC Bank USA, National Association, as amended, restated, amended and restated, supplemented or otherwise modified on prior to the Closing Date.

“Data Protection Legislation” means all applicable Laws concerning the collection, protection, storage, use, processing, transfer, or disposition of Personal Information and data privacy in any applicable jurisdiction worldwide, including Directive 95/46/EC, Regulation (EU) 2016/679 (the General Data Protection Regulation), the California Consumer Privacy Act of 2018 and the Privacy and Electronic Communications (EC Directive) Regulations 2003 and any national implementing legislation, and any other legislation which implements any other current or future legal act of the European Union concerning the protection and processing of Personal Information.

“Debt Financing” means the lending by Debt Financing Sources of amounts for the purposes of financing the Transactions.

“Debt Financing Source” means each financial institution and other entity (including the lenders and each agent and arranger) that commits to provide or otherwise enters into agreements to provide or arrange Debt Financing in connection with the Transactions, together with each Affiliate thereof and each officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such entity or Affiliate and their respective successors and assigns.

“DTC” means The Depository Trust Company.

“Effect” means any effect, event, discovery, development, change, state of facts, condition, circumstance or occurrence.

“Environmental Law” means any Law relating to: (a) the pollution or protection of the environment; or (b) public or worker health or safety (as it relates to exposure to Hazardous Substances); or (c) the handling, use, storage, treatment, transportation, disposal, release or threatened release of, or exposure of any Person to, any Hazardous Substance.

“Equity Financing Source” means the entities set forth on the signature pages to the Equity Commitment Letter.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Shares” means (i) shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent and shares of Company Common Stock owned by the Company or any direct or indirect wholly owned Subsidiary of the Company, and in each case not held on behalf of third parties, and (ii) Dissenting Shares.

“Executive Officers” mean those officers considered by the Company to be executive officers within the meaning of Rule 3b-7 under the Exchange Act.

“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Surviving Corporation and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“GAAP” means United States generally accepted accounting principles.

“Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, and includes any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity, and any officer or employee of a public international organization, as well as any Person acting in an official capacity for or on behalf of any such Governmental Entity, or for or on behalf of any such public international organization.

“Governmental Entity” means any United States, non-United States, supranational or transnational governmental (including public international organizations), quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality or any court, tribunal or arbitrator (public or private) or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case, of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, temporary, preliminary or permanent injunction, decree, ruling, stipulation, determination, or award entered by or with any Governmental Entity.

“Guarantors” means the entities set forth on the signature pages to the Limited Guaranty under the heading Guarantors.

“Hazardous Substance” means any substance, material or waste, that is listed, designated or classified as hazardous, radioactive or toxic or a pollutant or a contaminant under, or for which liability or standards of conduct may be imposed pursuant to, any applicable Environmental Law, including petroleum, asbestos, lead, silica, radiation, mold, noise and odor.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (i) for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith and deposits or advances of any kind to such Person); (ii) evidenced by bonds, debentures, notes or similar instruments; (iii) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment arising in connection with earnouts or other contingent payment obligations under Contracts (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened); (iv) pursuant to securitization or factoring programs or arrangements; (v) arising out of interest rate and currency swap arrangements, hedging arrangements, or any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) for letters of credit, bank guarantees, and other similar Contracts or arrangements entered into by or on behalf of such Person (in each case whether or not drawn, contingent or otherwise), (vii) with respect to vendor advances or any other advances; (viii) with respect of unpaid severance, incentive bonuses (that have been accrued or should have been accrued in accordance with GAAP), (ix) with respect to accrued, but unpaid, pension or similar retirement liability; (x) any unfunded or underfunded defined benefit or similar liabilities or obligations (including, for the avoidance of doubt, statutory gratuity or similar obligations) or (xi) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person of the type contemplated by clauses (i) – (x) above (other than between or among the Company and its wholly owned Subsidiaries).

“Indian Tax Authority” means the Assessing Officer as defined under Section 2(7A) of the Income-tax Act, 1961 and any other income tax authority authorized under the Income-tax Act, 1961.

“Intellectual Property Rights” means all intellectual property and proprietary rights arising under the Laws of any jurisdiction in the world, including: (i) trademarks, service marks, trade names, certification marks, collective marks, logos, slogans, and trade dress, all applications and registrations for the foregoing; (ii) patents and patent applications, including divisionals, continuations, continuations-in-part, extensions, re-issues, re-examinations, and foreign counterparts; (iii) a “Trade Secret” as such term is defined in the Uniform Trade Secrets Act and other confidential or proprietary information and know-how (collectively, “Trade Secrets”); (iv) registered and unregistered copyrights in published and unpublished works of authorship (including Software and databases), and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) Internet domain names and URLs.

“Intervening Event” means any material Effect that has materially improved or materially improves, or would be reasonably likely to materially improve the business, financial condition, assets and liabilities or results of operations of the Company and its Subsidiaries, taken as a whole that was not known to, or reasonably foreseeable by, the Company Board as of July 20, 2020, that becomes known to the Company Board after execution of this Agreement and prior to the delivery of the Written Consent; provided, that in no event shall any of the following constitute or be deemed to be an Intervening Event: (i) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto, or (ii) changes in the stock price of the Company Common Stock or the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after July 20, 2020, or changes after July 20, 2020 in the credit rating of the Company (it being understood, however, that any underlying cause thereof may be taken into account for purposes of determining whether an Intervening Event has occurred for any of the foregoing in this clause (ii)).

“IRS” means the United States Internal Revenue Service.

“IT Assets” means technology devices, computers, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, information technology systems and infrastructure, and all associated documentation.

“Knowledge” when used in this Agreement (i) with respect to the Company or any of its Subsidiaries means the actual knowledge of the Persons listed on Section 10.2(c) of the Company Disclosure Letter, in each case after reasonable inquiry of such individuals’ direct reports, and (ii) with respect to Parent means the actual knowledge of the Persons listed on Section 10.2(c) of the Parent Disclosure Letter.

“Laws” means any federal, state, local, foreign, international or transnational law, statute, ordinance, common law, constitution, rule, regulation, standard, judgment, determination, Governmental Order, arbitration, award, treaty, code, agency requirement, authorization, license or permit of any Governmental Entity.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

“Licenses” means permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity.

“Limited Guaranty” means the limited guaranty, dated as of July 20, 2020, by the Guarantors, as amended by that certain Amendment to Limited Guarantee, dated as of the date hereof, guaranteeing certain of Parent’s and Merger Sub’s obligations under this Agreement as more particularly set forth therein.

“Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect (i) is, or would reasonably be expected to be, materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (ii) would reasonably be expected to prevent or materially impair or delay the consummation by the Company of the Merger prior to the Outside Date; provided, however, that, with respect to clause (i) only, none of the following Effects, alone or in combination, shall be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

(A) Effects generally affecting the economy, credit, capital, securities, currency or financial markets or political, regulatory or business conditions in any jurisdiction in which the Company or any of its Subsidiaries operates or in which any of the Company’s or any of its Subsidiaries’ products or services are sold;

(B) Effects that are the result of factors generally affecting the industries, markets or geographical areas in which the Company and its Subsidiaries operate;

(C) any changes in, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with customers, employees, suppliers, distributors, Governmental Entities, financing sources, business partners or similar relationships that relates to the entry into, announcement, pendency or performance of the Transactions, or resulting or arising from the identity of, or any facts or circumstances relating to, or any actions taken or failed to be taken by, Parent or any of its Affiliates, including any Proceeding with respect to this Agreement and the Transactions; provided, however, that the exceptions in this clause (C) shall not apply with respect to references to Material Adverse Effect in the representations and warranties contained in Section 5.4(a) [Governmental Filings; No Violations; Certain Contracts, Etc.] (and in Section 8.2(a) and Section 9.4(c) to the extent related to such portions of such representation);

(D) changes or modifications or proposed changes or modifications in GAAP or in any Law, including the repeal thereof, or in the authoritative interpretation or enforcement thereof, in each case after July 20, 2020;

(E) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period; provided that the exception in this clause (E) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect;

(F) any Effect resulting from acts of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, military actions or the escalation of any of the foregoing, including cyberattacks, any hurricane, flood, tornado, earthquake, tsunami or other weather or natural disaster, or any outbreak of illness or other public health event or any other force majeure event, or any national or international calamity or crisis, whether or not caused by any Person;

(G) any Transaction Litigation or other Proceeding arising from allegations of any breach of fiduciary duty or allegations of violation of Law, in each case, relating to this Agreement or the Transactions;

(H) any actions taken or failed to be taken by the Company or any of its Subsidiaries that are required to be taken by this Agreement or any actions taken or failed to be taken with Parent’s written consent or at Parent’s written request (except for any obligation hereunder to operate in the Ordinary Course or similar obligation);

(I) the credit rating or other rating of financial strength of the Company or any of its Subsidiaries or any of their respective securities; provided, that the exception in this clause (I) shall not prevent or otherwise affect a determination that any Effect underlying such change, announcement of a change or potential change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect;

(J) the market price or trading volume, of the shares of Company Common Stock or any other capital stock or debt securities of the Company; provided that the exception in this clause (J) shall not prevent or otherwise affect a determination that any Effect underlying such decline or change has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect; or

(K) the availability or cost of equity, debt or other financing to Parent or Merger Sub.

provided further that, with respect to clauses (A), (B), (D) and (F), such Effect shall be taken into account in determining whether a “Material Adverse Effect” has occurred if it disproportionately adversely affects the Company and its Subsidiaries compared to other companies operating in the industries in which the Company and its Subsidiaries operate.

“Nasdaq” means the Nasdaq, Inc.

“No Objection Certificate” means a no-objection certificate issued by the Indian Tax Authority under section 281 of the Income Tax Act, 1961 in relation to the alienation or divestment of the Principal Stockholder’s shareholding in the Company.

“Non-U.S. Company Benefit Plan” means each Company Benefit Plan or other benefit or compensation plan, program, agreement, or arrangement that is that is subject to the applicable Law of a jurisdiction other than the United States (whether or not United States Law also applies) or maintained primarily for the benefit of Company Employees who reside or work primarily outside of the United States.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Open Source Software” means any Software (i) licensed pursuant to any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, (ii) that is distributed as open source Software, or free Software under the Free Software Definition (as promulgated by the Free Software Foundation), (iii) licensed pursuant to any “copyleft” license, (iv) licensed pursuant to any Reciprocal License, or (v) licensed or distributed under licensing or distribution models similar to any of the foregoing.

“Ordinary Course” means, with respect to an action taken or not taken by any Person, that such action or inaction is consistent with the ordinary course of business and past practices of such Person.

“Organizational Documents” means (i) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as applicable, and bylaws, or comparable documents, (ii) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (iii) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (iv) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents and (v) with respect to any other Person that is not an individual, its comparable organizational documents and share registers or comparable documents.

“Parent Termination Fee” means an amount equal to $51,011,693.24.

“Permitted Encumbrances” means: (a) Encumbrances for current Taxes or other governmental charges not yet due and payable or that the taxpayer is contesting in good faith through appropriate Proceedings and for which adequate reserves have been established and maintained on the Company Reports in accordance with GAAP; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the Ordinary Course relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate Proceedings; (c) other easements, covenants, conditions, restrictions and other similar matters of record affecting title to any parcel of Leased Real Property that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific parcel of Leased Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted; (d) non-exclusive licenses and other rights with respect to Intellectual Property Rights entered into in the Ordinary Course; and (e) any other Encumbrance disclosed in the Company Disclosure Letter or for which adequate reserves have been established and maintained on the Company Reports in accordance with GAAP.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Information” means any information that identifies or could be reasonably used to identify an individual, and any other personal information or personal data that is subject to applicable Data Protection Legislation.

“Present Fair Salable Value” means the amount that may be realized if the aggregate assets of the Surviving Corporation and its Subsidiaries (including goodwill) are sold as an entirety with reasonable promptness in an arm’s length transaction under then-present conditions for the sale of comparable business enterprises.

“Principal Stockholder” means Majesco Limited, a public limited company incorporated under applicable Laws in India and domiciled in India.

“Principal Stockholder Acquisition Proposal” means (a) any proposal, offer, inquiry or indication of interest from a Person relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Principal Stockholder or any of its Subsidiaries (other than the Company or its Subsidiaries) pursuant to which the stockholders of the Principal Stockholder immediately prior to the consummation of such transaction hold less than 80% of each class of outstanding voting and equity interests of the resulting or surviving entity or (b) any acquisition or purchase by any Person or group (as defined under Section 13 of the Exchange Act), resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any Person or group (as defined under Section 13 of the Exchange Act) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, more than 20% or more of the total voting power or of any class of equity securities of the Principal Stockholder.

“Principal Stockholder Shareholder Approval” means approval for the Principal Stockholder Divestment by the shareholders of the Principal Stockholder in accordance with applicable Laws.

“Proceeding” means any action, cause of action, claim, charge, demand, litigation, suit, investigation, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge; (iii) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer any such other Software; (iv) a requirement that such other Software be redistributable by other licensees; or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software).

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity.

“Representative” means, with respect to any Person, any director, officer, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee, consultant, investment banker, financial advisor, legal counsel, attorneys in fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such.

“Sanctioned Country” means a country or territory which is currently or has in the last five years been itself the subject of or target of any Sanctions and Export Control Laws (for purposes of this Agreement, Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).

“Sanctioned Person” means a Person subject or target of sanctions or restrictions under Sanctions and Export Control Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List or maintained by a Governmental Entity, (ii) located, organized or resident in a Sanctioned Country, or (iii) greater than 50% owned or controlled by one or more Persons described in clauses (i) or (ii) above.

“Sanctions and Export Control Laws” means all U.S. and non-U.S. Laws relating to (i) economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union; and (ii) export, reexport, transfer and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by the U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto.

“Solvent” means that, as of any date of determination, (a) the Present Fair Salable Value of the assets of the Surviving Corporation and its Subsidiaries will, as of such date, exceed all of its liabilities, contingent or otherwise, as of such date, (b) the Fair Value of the assets of the Surviving Corporation and its Subsidiaries will, as of such date, exceed its all of its liabilities, contingent or otherwise, as of such date, (c) the Surviving Corporation and its Subsidiaries will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or is about to be engaged and (d) the Surviving Corporation and its Subsidiaries will be able to pay their debts as they become absolute and mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its Indebtedness, in each case after giving effect to the Transactions. For purposes of the definition of “Solvent”, (i) “debt” means liability on a “claim” and (ii) “claim” means (A) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured or (B) the right to an equitable remedy for a breach in performance if such breach gives rise to a right to payment, whether or not such equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

“Stock Plan” means the Majesco 2015 Equity Incentive Plan (as amended on August 13, 2018).

“Subsidiary” means, with respect to any Person, any other Person of which (i) at least a majority of the securities or (ii) ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Acquisition Proposal that would result in (a) a Person or group (as defined under Section 13 of the Exchange Act), other than Parent or any of its Subsidiaries or controlled Affiliates, becoming the beneficial owner of, directly or indirectly, more than 50% of the total voting power of the equity securities of the Company (or of the surviving entity in a merger involving the Company, as applicable) or more than 50% of the consolidated net revenues, net income or total assets (it being understood that the percentage of total assets shall be calculated by Fair Value and that total assets of the Company include equity securities of Subsidiaries of the Company) of the Company that the Company Board has determined in good faith after consultation with outside legal counsel and its financial advisor that is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financial aspects of the proposal, the identity of the Person(s) making the proposal, the sources of and terms of any financing, financing market conditions, and the timing of such consummation, and if consummated, would result in a transaction more favorable to the Company’s stockholders (in their capacities as such) from a financial point of view, than the Merger (after taking into account any revisions to the terms of this Agreement proposed by Parent pursuant to Section 7.2(d)).

“Tax” or “Taxes” means all federal, state, local and foreign income, profits, franchise, net income, gross receipts, net worth, windfall, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, social security, disability, use, property, escheat, unclaimed property, transfer, registration, withholding, excise, production, value added, goods and services, occupancy, alternative or add-on minimum and other taxes of any nature whatsoever imposed by any Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

“Tax Return” means all returns and reports (including any elections, declarations, disclosures, schedules, estimates, claims for refunds, property tax rendition, information returns, or other filings) relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or supplied or required to be filed or supplied to a Taxing Authority.

“Taxing Authority” means any Governmental Entity responsible for the determination, collection, assessment, enforcement or imposition of any Tax (domestic or foreign).

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property Rights.”

“Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

TABLE OF DEFINED TERMS

Term	Section
Agreed Remedial Action	7.1(c)
Agreement	Preamble
Alternative Acquisition Agreement	7.2(c)(ii)
Anti-Corruption Laws	5.10(d)
Applicable Date	5.5(a)
Bankruptcy and Equity Exception	5.3(a)
Book-Entry Share	3.2
Bylaws	2.5
Capitalization Date	5.2(a)
CCC	Recitals
Certificate	3.2
Certificate of Merger	2.3
Change of Recommendation	7.2(c)(ii)
Charter	2.4
Closing	2.2
Closing Date	2.2
Company	Preamble
Company Board	Recitals
Company Common Stock	Recitals
Company Disclosure Letter	Article V
Company Equity Awards	3.5(d)
Company Equity Payments	3.5(d)
Company ESPP	3.5(c)

Term	Section
Company ESPP Offering Period	3.5(c)
Company Financial Advisor	5.3(b)
Company Intellectual Property	5.15(b)
Company Labor Agreement	5.9(b)
Company Options	3.5(a)
Company Recommendation	5.3(b)
Company Related Parties	9.7(b)
Company Reports	5.5(a)
Company Securities	5.2(b)
Consent Delivery Deadline	7.3
Consent Solicitation Statement	5.3(c)
Continuing Employee	7.10
D&O Insurance	7.12(b)
Data Requirements	5.15(i)
Dissenting Shares	4.7
Effective Time	2.3
Eligible Shares	3.1
Encumber	5.2(a)
Encumbrance	5.2(a)
Equity Commitment Letter	6.7(a)
Exchange Fund	4.1
Final Order	9.2(c)
Governmental Antitrust Entity	7.6(c)(i)
Indemnified Parties	7.12(a)
Insurance Policies	5.16
Letter of Transmittal	4.2(a)
Material Contract	5.17(a)(xvi)
Material Customers	5.20(a)
Material Suppliers	5.20(a)
Merger	Recitals
Merger Consideration	3.1
Merger Sub	Preamble
Money Laundering Laws	5.10(f)
New Plans	7.10(b)
Non-DTC Book-Entry Share	4.2(b)
Non-Recourse Party	9.7(b)
Opinion	5.3(b)
Outside Date	9.2(a)
Parent	Preamble
Parent Approvals	6.3(a)
Parent Board	Recitals
Parent Disclosure Letter	Article VI
Parent Expenses	9.6
Parent Liability Limitation	9.7(a)
Parent Match Period	7.2(d)

Term	Section
Parent Related Parties	9.7(a)
Party/Parties	Preamble
Paying Agent	4.1
Payoff Amount	7.13(d)(i)
Payor	9.5(d)(ii)
Principal Stockholder Divestment	Recitals
Principal Stockholder Postal Ballot	7.3
Product	5.18
Proposed Change Notice	7.2(d)
RBI Consent	8.1(b)
Requisite Regulatory Approvals	8.1(b)
SEC Clearance Date	7.4(a)
Support Agreement	Recitals
Surviving Corporation	2.1
Tail Period	7.12(b)
Takeover Statute	5.11
Trade Controls	5.10(e)
Transaction Litigation	7.16
Transactions	Recitals
UKBA	5.10(d)
WARN Act	5.9(c)
Written Consent	Recitals

(b) Interpretation and Construction.

(i) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(ii) The Preamble, and all Recital, Article, Section, Subsection, Schedule and Exhibit references used in this Agreement are to the preamble, recitals, articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified herein.

(iii) The phrases “made available” and “make available” when used in this Agreement in reference to any information made or to be made available to Parent or its Representatives shall be deemed to include any information uploaded and made available to Parent and its Representatives prior to July 20, 2020 in the electronic data room hosted by the Company in connection with the Transactions or otherwise transmitted to, or in the possession of, Parent or its Representatives.

(iv) Except as otherwise expressly provided herein, for purposes of this Agreement: (A) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (B) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (C) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “including without limitation”; (D) the word “or” is not exclusive; (E) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; and (F) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”.

(v) Except as otherwise expressly provided herein, the term “dollars” and the symbol “$” mean United States Dollars.

(vi) Except as otherwise expressly provided herein, when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. References to a number of days shall refer to calendar days unless Business Days are specified.

(vii) Except as otherwise expressly provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.

(viii) The Company Disclosure Letter may include items and information the disclosure of which is not required either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article V or to one or more covenants contained in this Agreement. Inclusion of any items or information in the Company Disclosure Letter shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, has had or would reasonably be expected to have either a Material Adverse Effect or to affect the interpretation of such term for purposes of this Agreement.

(ix) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(x) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date; and, if no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1).

10.3 Modification or Amendment; Waiver.

(a) Subject to the provisions of applicable Law and the provisions of Section 7.12 [Indemnification; Directors’ and Officers’ Insurance], at any time prior to the Effective Time, this Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed, in the case of an amendment, modification or waiver, by Parent, Merger Sub and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, however, that after the Company and Parent’s receipt of the Written Consent, if any such amendment or waiver will by applicable Law or in accordance with the rules and regulations of Nasdaq require further approval of the stockholders of the Company or Principal Stockholder, the effectiveness of such amendment or waiver will be subject to the approval of the stockholders of the Company or Principal Stockholder, as applicable. The conditions to each of the Parties’ respective obligations to consummate the Transactions are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective. Notwithstanding anything to the contrary contained herein, Sections 9.7(d), 10.3(a), 10.5, 10.6(b), 10.9, 10.10 and 10.13 (and any other provision of this Agreement solely to the extent an amendment, supplement, waiver or other modification of such provision would materially amend the substance of such Sections 9.7(d), 10.3(a), 10.5, 10.6(b), 10.9, 10.10 and 10.13 as they apply to the Debt Financing Sources) may not be amended, supplemented, waived or otherwise modified in a manner that is adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law, except to the extent expressly provided otherwise in Section 9.5(d).

10.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.5 Governing Law and Venue; Submission to Jurisdiction; Arbitration of Disputes.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. Notwithstanding anything to the contrary contained in this Agreement, all disputes against the Debt Financing Sources in any way relating to this Agreement or any of the Transactions, including but not limited to any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the Transactions, whether at law or equity, in contract, in tort or otherwise, will be governed by, and construed and enforced in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed entirely within the State, without regard to conflict of law principles that would result in the application of any Law other than the Law of the State of New York.

(b) Except as permitted under Section 10.6, any dispute arising out of or relating to this Agreement shall be exclusively and finally settled by confidential arbitration in accordance with the rules of the American Arbitration Association. Unless otherwise agreed in writing by the parties, the arbitral tribunal shall consist of three arbitrators and the seat of the arbitration shall be in the State of California. All arbitration proceedings, including all written submissions and evidence provided, shall be confidential and shall not be disclosed to any third party, except to the extent: (i) required by applicable law, (ii) required in connection with any court application for interim relief or post-arbitration confirmation or enforcement proceedings, or (iii) all other parties to the arbitration proceedings consent to the disclosure. The arbitration hearing shall be held within twelve months after the filing of the arbitration demand with the AAA. The award shall be enforceable in any court of competent jurisdiction. The Parties undertake to carry out any decision or award of the tribunal without delay.

(c) Notwithstanding anything to the contrary in this Agreement, subject to Section 9.7(d), the Company, on behalf of itself and its controlled Affiliates, and each of the other Parties hereto acknowledge and irrevocably agree (i) that any legal proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Debt Financing Source arising out of, or relating to, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each such Party submits for itself and its property with respect to any such legal proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such legal proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such legal proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such legal proceeding in any such court; (v) to waive the right to a jury trial in connection with any such legal proceeding, (vi) any such legal proceeding will be governed, construed and enforced in accordance with the laws of the State of New York; and (vii) that a final judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

10.6 Specific Performance.

(a) Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, subject to Section 9.5(d), Section 9.7 and this Section 10.6, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to seek to enforce specifically the terms and provisions of this Agreement and seek to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the courts of the State of California without necessity of posting a bond or other form of security. Prior to the valid termination of this Agreement, in the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

(b) Notwithstanding anything to the contrary in this Agreement, it is acknowledged and agreed that Parent has an obligation hereunder to cause the Financing to be funded, including by exercising its rights under the Equity Commitment Letter, and such obligation of Parent will be subject to the requirements set forth in clause (A) below, and the right of the Company to specific performance in connection with enforcing (x) such obligation of Parent and the Company’s third party beneficiary rights under the Equity Commitment Letter will be subject to the requirements that (A) all of the conditions set forth in Section 8.1 and Section 8.2 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the time the Closing would have occurred but for the failure of the Financing to be funded); (B) Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 2.2; and (C) the Company has irrevocably confirmed in a written notice to Parent that if specific performance is granted and the Financing is funded, then it would take such actions that are required of it by this Agreement to cause the Closing to occur (and the Company has not revoked, withdrawn, modified or conditioned such irrevocable confirmation), and Parent and Merger Sub fail to complete the Closing within three (3) Business Days after delivery of the Company’s irrevocable written confirmation. Subject to Sections 9.5(d)(iii) and 9.7, the election to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate the Agreement and collect the Parent Termination Fee pursuant to Section 9.5(c) or pursuing any other remedy available at law or equity. Notwithstanding anything to the contrary contained in this Agreement, (i) the Company’s termination of this Agreement and payment to the Company of the Parent Termination Fee shall terminate any right of the Company to injunctive relief or specific performance and (ii) while the Company may pursue both a grant of specific performance as and only to the extent permitted by this Section 10.6 and the payment of the Parent Termination Fee (only to the extent expressly permitted by Section 9.5), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance to require Parent and Merger Sub to effect the Closing, on the on hand, and payment of the Parent Termination Fee, on the other hand. Notwithstanding the foregoing, in no event shall the Company or any of its equityholders be entitled to seek the remedy of specific performance of this Agreement directly against any Debt Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing.

10.7 Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties shall be in writing and shall be deemed to have been duly given or made upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by email; or two (2) Business Days after deposit with an overnight courier, if sent by an overnight courier. Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 10.7:

If to the Company:

Majesco
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960
Attention:	Lori Stanley, General Counsel
Telephone:	(973) 496-9018
Email:	lori.stanley@majesco.com

with a copy to (which shall not constitute notice):

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112
Attention:	Valérie Demont and John Tishler
Telephone:	(212) 634-3040 (858) 720-8943
Email:	vdemont@sheppardmullin.com jtishler@sheppardmullin.com

If to Parent or Merger Sub:

c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, CA 94111
Attention:	A.J. Rohde and Matt LoSardo
Email:	arohde@thomabravo.com and mlosardo@thomabravo.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654
Attention:	Gerald T. Nowak, P.C., Theodore A. Peto, P.C. and Aisha Lavinier
Email:	gerald.nowak@kirkland.com, theodore.peto@kirkland.com, and aisha.lavinier@kirkland.com

10.8 Entire Agreement.

(a) This Agreement (including the Exhibits and Schedules), the Company Disclosure Letter, the Parent Disclosure Letter, the Limited Guaranty the Equity Commitment Letter, the Support Agreements and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations, understandings and, representations and warranties, whether oral or written, with respect to the subject matters hereof.

(b) In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and the Exhibits, Schedules, the Equity Commitment Letter, the Support Agreements, the Limited Guaranty, the Company Disclosure Letter or the Parent Disclosure Letter (other than an exception expressly set forth in the Company Disclosure Letter or the Parent Disclosure Letter (as applicable)), or the Confidentiality Agreement, on the other hand, the statements in the body of this Agreement shall control.

10.9 Third Party Beneficiaries. Except (a) from and after the Effective Time, the Indemnified Parties with respect to (i) the provisions of Section 7.12 [Indemnification; Directors’ and Officers’ Insurance], (ii) the right of holders of Company Common Stock, Company Warrant and Company Equity Awards as of the Effective Time, after the Effective Time, to receive the aggregate Merger Consideration payable pursuant to Article III of this Agreement, and (iii) the indemnification and reimbursement obligations of Parent pursuant to Section 7.13 [Financing and Financing Cooperation], and (b) that each Debt Financing Source shall be an express third party beneficiary with respect to Sections 9.7(d), 10.3(a), 10.5(a), 10.5(c), 10.6(b), 10.9, 10.10 and 10.13, and such provisions shall be enforceable by the Debt Financing Sources and their respective successors and assigns solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, the Parties hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties on the terms and subject to the conditions set forth in this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties and their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied, hereunder, including the right to rely upon the representations and warranties set forth in this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of July 20, 2020 or as of any other date.

10.10 Non-Recourse. Unless expressly agreed to otherwise by the Parties in writing, this Agreement may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions may only be brought against the Persons expressly named as Parties (or any of their respective successors, legal representatives and permitted assigns) and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, employee (including any officer), incorporator, manager, member, partner, stockholder, other equity holder or Persons in a similar capacity, controlling Person, Affiliate or other Representative of any Party or of any Affiliate of any Party, or any of their respective successors, Representatives and permitted assigns (unless, for the avoidance of doubt, such Person is a Party), shall have any liability or other obligation for any obligation of any Party under this Agreement or for any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the Transactions; provided, however, that nothing in this Section 10.10 shall limit any liability or other obligation of the Parties for breaches of the terms and conditions of this Agreement.

10.11 Fulfillment of Obligations. Whenever this Agreement requires an Affiliate of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Affiliate to take such action. Whenever this Agreement requires an Affiliate of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Affiliate to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Affiliate to take such action. Any obligation of one Party to any other Party under this Agreement, which obligation is performed, satisfied or properly fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

10.12 Severability. Any provision of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the original intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

10.13 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties (and any of their respective successors, legal representatives and permitted assigns). Except as may be required to satisfy the obligations contemplated by Section 7.12 [Indemnification; Directors’ and Officers’ Insurance], no Party may assign any of its rights or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties, except as provided for in Section 10.11 [Fulfillment of Obligations], and any attempted or purported assignment or delegation in violation of this Section 10.13 shall be null and void; provided, however, that Parent may designate another wholly owned direct or indirect Subsidiary to be a constituent corporation in the Merger in lieu of Merger Sub, so long as Parent provides the Company with advance written notice thereof, in which event all references to Merger Sub in this Agreement shall be deemed references to such other wholly owned Subsidiary of Parent, except that all representations and warranties made in this Agreement with respect to Merger Sub as of July 20, 2020 shall be deemed representations and warranties made with respect to such other wholly owned Subsidiary as of the date of such designation; provided, further that any such designation shall not reasonably be expected (in the Company’s reasonable determination) to prevent or materially impede or materially delay the consummation of the Transactions or otherwise adversely affect the rights of the stockholders of the Company under this Agreement; provided, further, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or in part from time to time, to (a) one or more of its Affiliates and/or any parties providing Debt Financing pursuant to the terms thereof (including for the purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such Debt Financing) at any time, and (b) after the Effective Time, to any Person. Any purported assignment in violation of this Agreement is void.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

MAJESCO

By	/s/ Adam Elster
	Name:	Adam Elster
	Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

MAGIC INTERMEDIATE, LLC

By	/s/ A.J. Rohde
	Name:	A.J. Rohde
	Title:	President and Assistant Secretary

MAGIC MERGER SUB, INC.

By	/s/ A.J. Rohde
	Name:	A.J. Rohde
	Title:	President and Assistant Secretary

[Signature Page to Merger Agreement]

Exhibit A

Form of Written Consent

Action by Written Consent of the Stockholders
Pursuant to Section 603 of the California Corporations Code of the State of California

The undersigned stockholder of Majesco, a California corporation (the “Company”), being the holder of a majority in voting power of the issued and outstanding shares of common stock of the Company, par value $0.002 per share (the “Common Stock”), of the Company, constituting the requisite vote of the stockholders of the Company, pursuant to Section 603 of the California Corporations Code, as amended (“CCC”), and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, in each case, as amended through the date hereof, DOES HEREBY CONSENT to the adoption of, and DOES HEREBY ADOPT the following resolutions in lieu of a meeting of the holders of Common Stock (the “Stockholders”) with the same force and effect as if taken at a duly convened meeting of the Stockholders. This written consent may be executed in one or more counterparts and shall become effective upon the execution of this Written Consent by the undersigned Stockholder. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (defined below).

WHEREAS, the board of directors of the Company (the “Board”) has (a) unanimously approved and declared advisable that certain Amended and Restated Agreement and Plan of Merger (in the form attached hereto as Exhibit A, including the exhibits and schedules thereto, the “Merger Agreement”), dated as of August 8, 2020, by and among Magic Intermediate, LLC, a Delaware limited liability company (“Parent”), Magic Merger Sub, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, and the transactions contemplated thereby (including, but not limited to the Merger, collectively, the “Transactions”), on the terms and subject to the conditions set forth in the Merger Agreement, (b) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of the Stockholders, and (c) recommended that the Stockholders approve the Merger Agreement and the consummation by the Company of the Transactions;

WHEREAS, the Board (a) has submitted the Merger Agreement to a vote of the Stockholders, and (b) seeks this written consent of the Stockholders (in lieu of a meeting of the Stockholders) to approve the Merger Agreement and the Transactions;

WHEREAS, the Merger Agreement provides for the merger (the “Merger”) of Merger Sub with and into the Company, whereby the separate corporate existence of the Merger Sub will cease and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent;

WHEREAS, the undersigned Stockholder is the holder of a majority in voting power of the Common Stock, constituting the requisite vote of the Stockholders pursuant to the CCC;

Ex A-1

WHEREAS, the undersigned Stockholder has been afforded an opportunity to review the Merger Agreement and to ask questions of the Company regarding the Merger Agreement and the Transactions;

WHEREAS, the undersigned hereby acknowledges that the Merger Agreement provides that the Merger Agreement may be terminated and abandoned at any time prior to the Effective Time (as defined therein), in the manner provided therein, including by the Company and Parent in the manner provided in the Merger Agreement;

WHEREAS, the undersigned Stockholder hereby acknowledges that this Written Consent is irrevocable; and

WHEREAS, the undersigned Stockholder reaffirms that, pursuant to the terms of that certain Support Agreement, dated as of July 20, 2020, as amended on August 8, 2020, by and among the Company, the undersigned Stockholder, Parent and Merger Sub, such Stockholder irrevocably waived any dissenters’, appraisal and similar rights under the CCC or otherwise, in connection with the Merger Agreement and the Transactions.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned Stockholder irrevocably and unconditionally hereby approves the Merger Agreement and the Transactions, in accordance with Sections 152, 603 and 1201 and any other applicable provisions of the CCC; and

FURTHER, RESOLVED, that any specific resolutions that may be required to have been adopted by the Stockholders in connection with the consummation of the Transactions contemplated by the foregoing resolutions be, and the same hereby are, adopted, and that each officer of the undersigned Stockholder be, and hereby is, authorized in the name and on behalf of the undersigned Stockholder to certify as to the adoption of any and all such resolutions.

[Signatures on the Following Page]

Ex A-2

The undersigned, by executing this written consent in the space provided below, does hereby consent to the adoption of, and does hereby adopt the foregoing resolutions. This written consent shall be filed with the minutes of the proceedings of the Company.

Dated: ________, 2020	MAJESCO LIMITED

By:
Name:
Title:

Ex A-3

Exhibit B

Form of Articles of Incorporation of the Surviving Corporation

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
MAJESCO

Article I

The name of the Corporation is Majesco.

Article II

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust corporation business or the practice of a profession permitted to be incorporated by the California Corporations Code.

Article III

The total number of shares of capital stock which the Corporation has authority to issue is One Thousand 1,000 shares of Common Stock, with a par value of $0.01 per share.

Article IV

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise requires, any amendment, repeal or modification of this Article IV shall not adversely affect any right of any director under this Article IV that existed at or prior to the time of such amendment, repeal or modification.

Article V

To the maximum extent permitted from time to time under the law of the State of California, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or shareholders, other than those officers, directors or shareholders who are employees of the Corporation. No amendment or repeal of this Article V shall apply to or have any effect on the liability or alleged liability of any officer, director or shareholder of the Corporation for or with respect to any opportunities of which such officer, director, or shareholder becomes aware prior to such amendment or repeal.

Ex B-1

Article VI

The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise and in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code. Unless applicable law otherwise requires, any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any contract or other right to indemnification of an agent of the Corporation that existed at or prior to the time of such amendment, repeal or modification.

The Corporation shall have the power to purchase and maintain insurance on behalf of any agent (as defined in Section 317 of the General Corporation Law) of the Corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such to the fullest extent permissible under California law and whether or not the Corporation would have the power to indemnify the agent under Section 317 of the General Corporation Law or these Articles of Incorporation.

For the purposes of this Article VI, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger and the corporation which, if its separate existence had continued, would have had power and authority to (or in fact did) indemnify its directors, officers or agents, so that any person who is or was a director, officer or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Ex B-2

Exhibit C

Form of Paying Agent Agreement

PAYING AGENT AGREEMENT

This PAYING AGENT AGREEMENT (this “Agreement”) is entered into as of [●], by and among American Stock Transfer & Trust Company, LLC (the “Paying Agent”), Magic Intermediate, LLC, a Delaware limited liability company (the “Parent”), and Majesco, a California corporation (with CUSIP # _____________ and Tax ID # _________________) (the “Company”), in connection with that certain Amended and Restated Agreement and Plan of Merger, dated as of August 8, 2020 (the “Merger Agreement”), among Parent, Magic Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, whereby Merger Sub will merge with an into the Company with the Company as the surviving corporation (the “Merger”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than (i) shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent and shares of Company Common Stock owned by the Company or any direct or indirect wholly owned Subsidiary of the Company, and in each case not held on behalf of third parties, and (ii) shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and has properly demanded that the Company purchase such shares for their fair market value in accordance with, and who complies in all respects with, Chapter 13 of the California Corporations Code (each, a “Dissenting Share”) (the “Shares”), shall be converted into the right to receive cash in the amount of $[●] per Share in cash (the “Merger Consideration”), subject to any required withholding of Taxes, upon the terms and subject to the conditions set forth therein.

The Parent hereby appoints the Paying Agent to act in accordance with the following provisions while performing its duties in connection with the Merger and the payment of the Merger Consideration:

1.	The Paying Agent agrees to perform its duties hereunder in connection with the payment of the Merger Consideration in accordance with the terms of this Agreement. The Paying Agent shall take such reasonable action as may from time to time be requested by Parent.

2.	With respect to each certificate formerly representing any of the Shares (each, a “Certificate”), as promptly as reasonably practicable after the Effective Time (and in any event within three (3) Business Days thereafter), the Company shall cause the Paying Agent to provide or make available to each holder of record of each Certificate (i) notice advising such holders of the effectiveness of the Merger, (ii) a letter of transmittal in customary form and reasonably approved by the Company, which shall specify that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu of a Certificate) to the Paying Agent (the “Letter of Transmittal”), and (iii) instructions for surrendering a Certificate (or affidavit of loss in lieu of a Certificate) to the Paying Agent (including instructions with respect to the delivery to the Paying Agent of IRS Form W-9 or IRS Form W-8, as applicable).

Ex C-1

3.	With respect to each book-entry account formerly representing any non-certificated Shares not held through DTC (each, a “Non-DTC Book-Entry Share”), promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Company shall cause the Paying Agent to provide or make available to each holder of record of a Non-DTC Book-Entry Share (i) a notice advising such holders of the effectiveness of the Merger and (ii) a check in the amount (after giving effect to any required Tax withholdings) of (A) the number of Non-DTC Book-Entry Shares held by such holder multiplied by (B) the Merger Consideration, and the Non-DTC Book-Entry Shares so surrendered shall forthwith be cancelled.

4.	With respect to each book-entry account formerly representing any non-certificated Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees on the Closing Date (or if Closing occurs after 10:30 a.m. EST on the Closing Date, on the first Business Day after the Closing Date), upon surrender of Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration for each such Share that each such holder has the right to receive pursuant to the Merger Agreement.

5.	Parent will deliver or cause to be delivered to the Paying Agent a complete and correct list of holders of Dissenting Shares, if any, along with instructions as to the disposition of such Dissenting Shares held by such holders should they be presented to the Paying Agent for exchange. Parent is aware that holders of Dissenting Shares held in “street name” should be instructed to work through their broker to obtain a Certificate or to have their Dissenting Shares issued into a direct registration book-entry position with DTC prior to the Effective Time so that they may be readily segregated from the Shares.¶ At the request of Parent or the Company, the Paying Agent will supply copies of the Letter of Transmittal, return envelopes and/or other documents reasonably requested by Parent or the Company to be enclosed in any mailings made by the Company to any holders of Dissenting Shares.

6.	The Paying Agent shall examine the Letters of Transmittal, Certificates and other documents delivered or mailed to it by or for the holders thereof to ascertain whether: (i) the Letters of Transmittal and any other documents submitted to the Paying Agent are properly executed and have otherwise been surrendered in accordance with the instructions set forth therein; and (ii) the Shares have otherwise been surrendered in accordance with the instructions provided. In each case where a Letter of Transmittal or other document has been improperly executed or completed or, for any other reason, is not in proper form, or some other irregularity exists, the Paying Agent shall endeavor to take such action as it considers best suited to notify the surrendering shareholder thereof and as to the appropriate means of resolving the same. Determination of all questions as to the proper completion or execution of Letters of Transmittal and any other documents submitted to the Paying Agent as to the proper form for transfer of the Certificates or as to any other irregularity in connection with the acceptance of the Merger Consideration shall be made by the Paying Agent in consultation with, and with the prior consent of, officers or counsel for the Parent, and any determination made by the Parent, who shall have ultimate authority, shall be final and binding.

Ex C-2

7.	Surrenders of Shares may be made only as set forth in the Letters of Transmittal. Letters of Transmittal, shall be noted by the Paying Agent as to the date and time of receipt and shall be preserved and retained by the Paying Agent as permanent records. Upon surrender to the Paying Agent of a Certificate (or affidavit of loss in lieu of a Certificate) together with a duly executed and completed Letter of Transmittal and such other documents as may reasonably be required pursuant to such instructions, the Company shall cause the Paying Agent to promptly (and in any event, within three (3) Business Days thereafter) provide or make available to each holder of record of any such Certificate in exchange therefore a check in the amount (after giving effect to any required Tax withholdings) of (A) the number of Shares represented by such Certificate (or affidavit of loss in lieu of a Certificate) multiplied by (B) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No holder of Book-Entry Shares will be required to provide a Certificate or an executed Letter of Transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to the Merger Agreement in respect of such holder’s Book-Entry Shares.

8.	In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in customary amount and upon such terms as may be required as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable pursuant to the Merger Agreement had such lost, stolen or destroyed Certificate been surrendered.

9.	The Paying Agent shall comply with, and shall arrange to comply with, all requirements under the tax laws of the United States, including those relating to missing tax identification numbers, and shall file any appropriate reports with the Internal Revenue Service (“IRS”) (e.g., 1099, 1099-B, etc.) The Paying Agent may be required to deduct and withhold backup withholding tax from cash paid to holders who have not supplied their correct taxpayer identification number or required certification. Such funds shall be turned over to the IRS by the Paying Agent.

10.	The Paying Agent shall keep and maintain complete and accurate ledgers showing all Shares exchanged by it and payments made by it and provide copies of such ledgers upon the reasonable request of Parent. The Paying Agent is authorized to cooperate with and furnish information to any organization or its legal representatives designated from time to time by the Parent in any manner reasonably requested by any of them in connection with the Merger and share exchange pursuant thereto.

Ex C-3

11.	All Certificates surrendered to the Paying Agent shall be retained by it as required by the regulations of the Securities and Exchange Commission of the United States.

12.	At or prior to the Closing, the Parent will deposit or cause to be deposited, with the Paying Agent in an account for the benefit of the surrendering holders of Shares, at JP Morgan Chase, 55 Water Street, New York, NY, ABA # , Acct# (and referencing name of the Company), federal or other immediately available funds in an amount equal to the number of Shares multiplied by the Merger Consideration (the “Exchange Fund”) payable upon surrender of the Shares. The Paying Agent will draw upon the funds in the Exchange Fund, at or following the Closing, as required to make payments for the Shares and any applicable tax withholding payments. The Exchange Fund, once deposited with the Paying Agent, shall, until such disbursement to the holders of Shares, be held in trust for the benefit of holders of Shares converted into the right to receive the Merger Consideration and shall not be used for any other purpose. The Paying Agent will not be obligated to calculate or pay interest to any holder or party and no interest shall be paid or accrue on any cash payable upon the surrender of any Certificate or the conversion of any Book-Entry Shares.

13.	Upon request, the Paying Agent shall provide to the Parent the information on the number of the Shares which have been properly surrendered and such other information as Parent may reasonably request.

14.	After the six (6) month anniversary of the Closing Date, for the purposes of facilitating the surrender of the Shares, and/or the payment of the Merger Consideration, the Paying Agent may select and use the services of a shareholder locating service provider (the “Provider”), to locate and contact (i) holders who have not surrendered their Shares, including lost Certificates, and (ii) former holders of Shares who may not have yet cashed their checks representing the Merger Consideration. The Provider may compensate the Paying Agent for processing and other services. The Provider shall inform any located shareholders that they may choose either to contact the Paying Agent directly to receive the Merger Consideration at no charge other than any applicable fees, or to utilize the services of the Provider for a fee, which may not exceed the lesser of twenty percent (20%) of the total value of the Merger Consideration or the maximum fee allowed pursuant to any applicable state statute. These locating services shall be done at no cost to the Parent. Should the Parent elect to utilize a provider other than the one selected by the Paying Agent, additional fees may apply.

15.	The Paying Agent shall identify, report and deliver all unclaimed Shares and related unclaimed property to all states and jurisdictions for the Company in accordance with applicable abandoned property law. The Paying Agent shall not charge the Parent for services relating to the escheatment of property (with the exception of reasonable, documented and customary out- of-pocket expenses), as the Paying Agent will receive compensation from agents for the states for processing and support services it provides relating to the initial compliance with applicable abandoned property law.

Ex C-4

16.	Any portion of the Exchange Fund (including the proceeds of any deposit of the Exchange Fund) that remains unclaimed by the holders of the Shares one year after the Effective Time shall be delivered by the Paying Agent to Parent. Any holder of Shares who has not theretofore surrendered or transferred their Certificates for exchange pursuant to the Merger Agreement shall thereafter look only to Parent or the Surviving Corporation for delivery of the Merger Consideration that such holder has the right to receive pursuant to the Merger Agreement. Notwithstanding anything to the contrary in the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares of the Company’s capital stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an Affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

17.	The Paying Agent:

(a)	shall have no duties or obligations other than those specifically set forth herein or as otherwise agreed in writing between the Paying Agent and Parent;

(b)	shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of the Certificates surrendered to the Paying Agent, properly deposited with it hereunder in accordance with the terms and provisions hereof and reasonably believed in good faith to be valid and genuine, and shall not be required to and shall make no representation as to the validity, value or genuineness of the Merger;

(c)	may rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter or other document or security delivered to the Paying Agent and reasonably believed by it to be genuine and to have been signed by the proper party or parties;

(d)	may rely on, and shall be protected in acting upon, written instructions given by any officer of, or any party authorized in writing by, the Parent with respect to any matter relating to the Paying Agent’s actions;

(e)	may employ or retain, at its sole cost and expense, such reputable agents (including but not limited to, vendors, advisors and subcontractors) as it reasonably requires to perform its duties and obligations hereunder; may pay reasonable remuneration for all services so performed by such agents; shall not be responsible for any misconduct on the part of such agents (except as a result of the Paying Agent’s fraud, gross negligence, bad faith or willful misconduct); and in the case of reputable legal counsel, may rely on the written advice or opinion of such counsel, which shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Paying Agent hereunder in good faith and in accordance with such advice or opinion; and

Ex C-5

(f)	shall have in place appropriate and reasonable security measures, consistent with the type of data being processed and the services being provided by the Paying Agent, to protect such data, which measures shall implement best industry protections and include physical, electronic and procedural safeguards to protect such data against any data security breach, to protect the security of personal data and prevent a data security breach, including, without limitation, a breach resulting from or arising out of the Paying Agent’s internal use, processing or other transmission of data.

18.	The Parent agrees to pay the Paying Agent for services rendered hereunder, as set forth in the schedule attached to this Agreement.

19.	The Parent and the Company hereby jointly covenant and agree to indemnify, reimburse and hold the Paying Agent and its officers, directors, employees and agents (each, a “Paying Agent Indemnified Person”) harmless against any loss, liability or reasonable, documented and out-of-pocket expense (including reasonable and documented legal and other fees and expenses) incurred by a Paying Agent Indemnified Person arising out of or in connection with entering into this Agreement or the performance of its duties hereunder in each case resulting from any third party claims, except for such losses, liabilities or expenses incurred as a result of its gross negligence, bad faith, fraud or willful misconduct. Neither the Parent nor the Company shall be liable under this indemnity with respect to any claim against a Paying Agent Indemnified Person unless the Parent and the Company are notified of the written assertion of a claim against it, or of any action commenced against a Paying Agent Indemnified Person, promptly after such Paying Agent Indemnified Person shall have received any such written information as to the nature and basis of the claim; provided, however, that failure by the Paying Agent to provide such notice shall not relieve the Parent or the Company of any liability hereunder if no prejudice occurs. If any Paying Agent Indemnified Person is entitled to indemnification hereunder with respect to any action or proceeding brought by a third party, Parent shall be entitled to assume the defense of any such action or proceeding. Upon assumption by Parent of the defense of any such action or proceeding, such Paying Agent Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel but Parent shall not be liable for any legal expenses of other counsel subsequently incurred by such Paying Agent Indemnified Person in connection with the defense thereof, unless Parent has agreed in writing to pay such fees and expenses. The Paying Agent hereby covenants and agrees to indemnify, reimburse and hold Parent, Merger Sub, the Company, the Surviving Corporation and their respective officers, directors, employees and agents (each, a “Parent Indemnified Person”) harmless against any loss, liability or reasonable, documented and out-of-pocket expense (including legal and other fees and expenses) incurred by a Parent Indemnified Person arising out of or in connection with the fraud, gross negligence, bad faith or willful misconduct of a Paying Agent Indemnified Person. None of Parent, Merger Sub, the Company or the Surviving Corporation shall be liable under this indemnity for any settlement made without its prior written consent.

Except with respect to indemnification obligations in respect of third-party claims, no party hereto shall have any liability for any incidental, special, statutory, indirect or consequential damages, or for any loss of profits, revenue, data or cost of cover.

Ex C-6

All provisions regarding indemnification, liability and limits thereon shall survive the resignation or removal of the Paying Agent or the termination of this Agreement.

20.	Any notice or communication by the Paying Agent or the Parent to the other is duly given if in writing and delivered in person or via first class mail (postage prepaid) or overnight air courier to the other’s address.

If to the Parent:

c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, CA 94111
Attention:	A.J. Rohde and Matt LoSardo
Email:	arohde@thomabravo.com and mlosardo@thomabravo.com

with copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654
Attention:	Gerald T. Nowak, P.C., Theodore A. Peto, P.C. and Aisha Lavinier
Email:	gerald.nowak@kirkland.com, theodore.peto@kirkland.com, and aisha.lavinier@kirkland.com

If to the Company:

Majesco
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960
Attention:	Lori Stanley
Email:	lori.stanley@majesco.com

Ex C-7

with copy to:

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112
Attention:	Valérie Demont and John Tishler
Telephone:	(212) 634-3040 (858) 720-8943
Email:	vdemont@sheppardmullin.com jtishler@sheppardmullin.com

If to the Paying Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: Corporate Actions

Tel: (718) 921.8200

with copy to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: General Counsel

Tel: (718) 921.8200

The Paying Agent and the Parent may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

21.	If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement between us to the full extent permitted by applicable law.

22.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law, and shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

Ex C-8

23.	Neither this Agreement, nor any rights or obligations hereunder, may be assigned by any party without the written consent of the other parties hereto. However, (i) the Paying Agent may assign this Agreement or any rights granted hereunder, in whole or in part, either to affiliates, another division, subsidiaries or in connection with its reorganization or to successors of all or a majority of the Paying Agent’s assets or business without the prior written consent of the Parent, provided that such Person expressly assumes in writing all of the Paying Agent’s obligations hereunder and (ii) the Parent may assign this Agreement or any rights granted hereunder, in whole or in part, to any Person who succeeds to the rights and obligations of Parent under the Merger Agreement without the prior written consent of the Paying Agent, provided that the Paying Agent has provided the Parent and the Company written notice of such assignment.

24.	No provision of this Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto.

25.	Nothing herein contained shall amend, replace or supersede any agreement between the Company and the Paying Agent to act as the Company’s transfer agent, which agreement shall remain of full force and effect.

26.	Either the Parent or Paying Agent may terminate this Agreement upon 30 days prior written notice to the other parties, and upon the effective date of such termination, the Paying Agent shall immediately deliver to the Parent, or to such successor agent or other Person as may be designated in writing by the Parent, any portion of the Exchange Fund that remains unclaimed at that time. Unless so terminated, this Agreement shall continue in effect until all Shares have been received and paid for, or until the final delivery of all consideration(s) to the shareholder(s) or to the appropriate states as unclaimed property. In the event of such termination, the Parent will appoint a successor paying agent and inform the Paying Agent of the name and address of any successor paying agent so appointed, provided that no failure by the Parent to appoint a successor paying agent shall effect the termination of this Agreement or the discharge of Paying Agent as paying agent hereunder. Upon any such termination, Paying Agent shall be relieved and discharged of any further responsibilities with respect to its duties hereunder.

27.	The Paying Agent acknowledges that it will acquire information and data from the Company, and all such information and data are confidential and proprietary information of the Company (collectively, “Confidential Information”). Confidential Information may include, but shall not be limited to, information related to the Company’s clients, business plans, ownership structure, business processes, and other related data, all in any form whether electronic or otherwise, that the Paying Agent acquires in connection with this Agreement. Confidential Information will not include, however, any information that (i) was in the possession of the Paying Agent at the commencement of the services contemplated under this Agreement, (ii) became part of the public domain through no fault of the Paying Agent or (iii) became rightfully known to the Paying Agent or its affiliates through a third party with no obligation of confidentiality to the Company, or (iv) is independently developed by the Paying Agent. The Paying Agent agrees not to disclose the Confidential Information to others (except as required by law) or use it in any way, commercially or otherwise, except in performing services hereunder, and shall not allow any unauthorized person access to the Confidential Information. The Paying Agent further agrees to exercise at least the same degree of care as it uses with regard to its own confidential information, but in no event less than reasonable degree of care, in protecting the Confidential Information. In the event that the Paying Agent or any of its representatives are requested or required by law, regulatory authority or other applicable judicial or governmental order to disclose any Confidential Information, the Paying Agent will provide the Parent and the Company with prompt written notice of any such request or requirement so that the Parent or the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Parent or the Company waives compliance with the terms hereof, the Paying Agent may disclose only that portion of the Confidential Information which is legally required and the Paying Agent will use its reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded to such Confidential Information.

28.	This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement may be signed electronically and such electronic signature shall be treated in all respects as having the same effect as an original signature.

[signature page follows]

Ex C-9

This Paying Agent Agreement has been executed by the parties hereto as of the date first written above.

Magic INTERMEDIATE, LLC

By:
	Name:	A.J. Rohde
	Title:	President and Assistant Secretary

[Signature Page Parent Paying Agent Agreement]

Ex C-10

MAJESCO

By:
Name:
Title:

[Signature Page Parent Paying Agent Agreement]

Ex C-11

Agreed & Accepted:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

[Signature Page Parent Paying Agent Agreement]

Ex C-12

Fee Schedule

Project fee of $___________

Plus out-of-pocket and extraordinary expenses

Annual Maintenance fee.

Fees are payable prior to the effective date

Santander Bank NA.

601 Penn Street

Reading, PA 19601

ABA #

SWIFT CODE:

For further credit to: American Stock Transfer & Trust, LLC

6201 15TH Avenue

Brooklyn, NY 11219

Account #

Reference: Company name

Attn: Accounts Receivable

The party below is responsible for payment of the fees:

Name:

Attention:

Address:

Address:

Address:

Facsimile:

Phone:

Email:

The fees quoted in this schedule apply to services ordinarily rendered by American Stock Transfer & Trust Company, LLC (“AST”) as paying agent and are subject to adjustment based on final review of documents, or when AST is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Out-of-pocket expenses include, but are not limited to, 1099’s (calculations, production, print, mail, and IRS reporting), cost basis calculations and reporting, and regulatory mailings. Furthermore, the fees quoted in this schedule are based upon information provided to AST and are subject to change upon modification or supplementation of such information resulting in the provision of additional services by AST. Services in addition to and not contemplated in this Agreement, including, but not limited to, document amendments and revisions, calculations, notices and reports, legal fees and unanticipated transaction costs (including charges for wire transfers, checks, internal transfers and securities transactions) will be billed as extraordinary expenses.

Ex C-13

Exhibit D

Form of FIRPTA Certificate

[DATE OF CLOSING]

Via Certified Mail

Internal Revenue Service

Ogden Service Center

P.O. Box 409101

Ogden, UT 84406

Re: Notice Pursuant to Treasury Regulations Section 1.897-2(h)(2)

Ladies and Gentlemen:

At the request of Magic Intermediate, LLC, a Delaware limited liability company, (“Parent”), in connection with the acquisition of the outstanding capital stock of Majesco, a California corporation (“Company”), Company provided the attached statement to Parent on the date hereof. This notice is provided pursuant to the requirements of Treasury Regulations Section 1.897-2(h)(2). A copy of a certificate, dated as of the date of this notice, furnished to Parent by Company under Treasury Regulations Section 1.1445-2(c)(3) (the “FIRPTA Certificate”) is attached hereto.

The following information relates to the corporation providing the notice:

Name:	Majesco
Address:	412 Mount Kemble Ave.
Suite 110c
Morristown, NJ 07960
Taxpayer ID Number:	[●]

The attached statement was not requested by a foreign interest holder. It was voluntarily provided by Company in response to a request from the Parent in accordance with Treasury Regulations Section 1.1445-2(c)(3)(i).

The following information relates to the corporation that requested the notice:

Name:	Magic Intermediate, LLC
Address:

Taxpayer ID Number:	[●]

The interest in question (capital stock of Company) is not a “United States real property interest”, as that term is defined in Section 897(c)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) because Company is not, and has not been within the five-year period preceding the date hereof, a “United States real property holding corporation” as that term is defined in Section 897(c)(2) of the Code.

Ex D-1

Under penalties of perjury, the undersigned, an officer of Company, declares that the above notice (including the FIRPTA Certificate attached hereto) is correct to his knowledge and belief and further declares that he has the authority to sign this document on behalf of Company.

Enclosed is a duplicate signed copy of this notice that we ask to be date stamped received by the Internal Revenue Service and returned to us in the self-addressed stamped envelope provided.

MAJESCO

By:
Title:

Ex D-2

Certificate Under Treasury Regulations Section 1.1445-2(c)(3)

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee (buyer) of a United States real property interest must withhold tax if the transferor (seller) is not a United States person. In order to confirm that Magic Intermediate, LLC, a Delaware limited liability company (“Parent”), as transferee, is not required to withhold tax upon its acquisition of all the outstanding capital stock of Majesco, a California corporation (“Company”), the undersigned, an officer of Company, hereby certifies as follows:

1.	The stock of Company does not constitute a “United States real property interest”, as that term is defined in Section 897(c)(1)(A) of the Code;

2.	The determination in Paragraph 1, above, is based on a determination by Company that Company is not, and has not been a “United States real property holding corporation”, as that term is defined in Section 897(c)(2) of the Code, during the five-year period ending on the date hereof;

3.	Company’s federal employer identification number is [●]; and

4.	Company’s office address is:

Majesco

412 Mount Kemble Ave.

Suite 110c

Morristown, NJ 07960

Company understands that this certification may be disclosed to the Internal Revenue Service by Parent and that any false statement contained herein could be punished by fine, imprisonment or both.

This certification constitutes authorization for Parent, as agent for Company, to deliver a copy of this certification letter, along with the appropriate notification, to the Internal Revenue Service on behalf of Company.

Under penalties of perjury I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of Company.

Dated: [●], 2020	MAJESCO

By:
Title:

Ex D-3

Annex B

NOMURA SECURITIES INTERNATIONAL, INC.

309 West 49th Street, New York, NY 10019-7316

(212) 667-9300
www.nomura.com

August 7, 2020

The Board of Directors

Majesco

412 Mt. Kemble Ave., Suite 110C
Morristown, New Jersey 07960

Ladies and Gentlemen:

We understand that Majesco, a California corporation (the “Company”), is considering a transaction whereby Magic Intermediate, LLC, a Delaware limited liability company (“Parent”) will effect a merger involving the Company.

Pursuant to the terms of an Amended and Restated Agreement and Plan of Merger (the “Agreement”), among the Company, Parent and Magic Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub will merge with the Company, as a result of which the Company will become a wholly owned subsidiary of Parent (the “Transaction”), and all of the issued and outstanding shares of the common stock, par value $0.002 per share, of the Company (“Company Common Stock”), other than the Excluded Shares (as defined in the Agreement), will be converted into the right to receive, for each outstanding share of Company Common Stock, $16.00 in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than the holders of the Excluded Shares (the “Excluded Holders”) in respect of their respective holdings of Excluded Shares) of the Consideration to be received by the holders of the Company Common Stock (other than the Excluded Holders) in the Transaction.

Nomura Securities International, Inc. (“Nomura”) has acted as financial advisor to the Company in connection with the Transaction and will receive fees for its services, including a fee which is payable in connection with this opinion and an additional fee which is contingent upon consummation of the Transaction. In addition, the Company has also agreed to reimburse Nomura’s expenses and indemnify Nomura against certain liabilities arising out of its engagement. During the past two years, Nomura and its affiliates have provided, and may in the future provide, investment banking and other financial services to Parent or its affiliates unrelated to the proposed Transaction, for which Nomura and its affiliates have received, or may receive, compensation. Nomura and its affiliates are engaged in financial services, including, without limitation, investment banking, financial advisory, corporate finance, retail banking, securities and derivatives trading, asset finance, merchant banking and asset management. In the ordinary course of business, Nomura, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, the equity, debt or other securities or financial instruments (including bank loans and other obligations) of the Company or of affiliates of Parent or any currency or commodity that may be involved in the Transaction and, accordingly, may at any time hold a long or short position in such securities, instruments, currencies or commodities (or in related derivatives).

Although this opinion was approved by our Fairness Opinion Committee, our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the expected benefits of the Transaction in any way meaningful to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its advisors with respect to such issues.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were provided to us by the management of the Company and not publicly available, including financial forecasts and estimates prepared by management of the Company up to March 31, 2021; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of Company Common Stock; (vii) reviewed a draft of the Agreement dated August 6, 2020; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

As you are aware, management of the Company did not provide any financial forecasts or estimates to Nomura beyond March 31, 2021. At your direction, therefore, we did not perform a discounted cash flow analysis. The Company acknowledges that the results of the fairness analysis might have been different had such financial forecasts and estimates been provided and a discounted cash flow analysis been performed.

In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. We also have not evaluated, and do not express an opinion as to the impact of the Transaction on, the solvency, viability or fair value of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters or the ability of the Company to pay its obligations when they become due. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. In addition, we have assumed with your approval that the financial forecasts and estimates referred to above will be achieved at the times and in the amounts projected. We express no opinion regarding the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public shareholders of the Company, in connection with the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of the Company Common Stock (other than the Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided solely for the benefit of the Board of Directors in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction and may not be disclosed to or relied upon by any third party or used for any other purpose without the prior written consent of Nomura.

Very truly yours,

Nomura Securities International, Inc.

Annex C

Chapter 13 of the California General Corporation Law

§ 1300.

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares to which all of the following apply:

(1) That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Business Oversight under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Business Oversight under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).

(2) That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

§ 1301.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

§ 1302.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§ 1306.

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307.

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309.

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§ 1310.

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§ 1311.

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§ 1312.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

§ 1313.

A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

Annex D

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of July 20, 2020, is entered into by and among Majesco Limited, a public limited company domiciled in India (the “Principal Stockholder” or “Majesco Limited”), which is the majority shareholder of Majesco, a California corporation (the “Company”), the Company, Magic Intermediate, LLC, a Delaware limited liability company (“Parent”), and Magic Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Principal Stockholder, the Company, Parent and Merger Sub are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or otherwise modified in accordance with its terms after the date hereof, the “Merger Agreement”), providing, among other things, for the Transactions.

B. As of the date hereof, Principal Stockholder is the sole record and beneficial owner of the Existing Shares (as defined herein) reflected in Schedule 1 attached hereto.

C. To induce and as a condition to Parent and Merger Sub’s willingness to enter into the Merger Agreement, Principal Stockholder (in its capacity as such) has agreed to enter into this Agreement.

D. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

E. References to “meeting” in relation to Principal Stockholder and/or “Principal Stockholder Shareholder Meeting”, unless repugnant to the context thereof, includes electronic voting, postal ballot, postal ballot through electronic voting, physical meeting(s) or virtual meeting(s) of the members of Principal Stockholder in accordance with the provisions of the (Indian) Companies Act, 2013.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1. Written Consent; Voting; Return of Proxy; Proxy.

(a) Written Consent. The Principal Shareholder shall, on or prior to the date hereof, provide the Parent with a certified true copy of the resolution passed by the board of directors of the Principal Stockholder (such resolution, “Principal Stockholder Board Resolution”) (i) approving this Agreement and the disinvestment of the Principal Stockholder’s entire share of the Company Common Stock (the “Principal Stockholder Divestment”) pursuant to the Merger and (ii) resolving to issue notice through postal ballot (such notice, the “Postal Ballot Notice”) to the members of the Principal Stockholder for their approval of the Principal Stockholder Divestment pursuant to the Merger (such approval, the “Principal Stockholder Shareholder Approval”) in accordance with the (Indian) Companies Act, 2013. The Principal Stockholder shall ensure that the Postal Ballot Notice is issued to each member of the Principal Stockholder no later than 4 (four) Business Days from the date hereof. If Principal Stockholder obtains the Principal Stockholder Shareholder Approval pursuant to and in accordance with the Postal Ballot Notice, Principal Stockholder shall, (i) immediately, and in no event later than 24 (twenty-four) hours of such receipt, notify the stock exchanges in India of the Principal Stockholder Shareholder Approval and (ii) in accordance with the CCC, deliver the Written Consent in the Form attached as Exhibit A hereto within one (1) Business Day following the publication through the stock exchange in India of the voting results of the shareholders’ resolution pursuant to the Postal Ballot Notice.

(b) Voting. Subject to receipt of the Principal Stockholder Shareholder Approval, at any meeting of the stockholders of the Company (the “Stockholders”) and at every adjournment or postponement thereof, and on any action by or approval by written consent with respect to any of the following matters, Principal Stockholder shall vote or cause all of its Covered Shares to be voted (in each case, including via proxy) in accordance with such procedures related thereto so as to ensure that it is duly counted for purposes of determining whether a quorum is present (A) for adoption and approval of the Merger Agreement and the Transactions and (B) against: (1) any Acquisition Proposal (other than the Merger), or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, prevent, interfere or materially delay or effect the consummation of the Merger and the other Transactions, (2) any action that is intended to, or would reasonably be expected to, result in a material breach of or failure to perform any representation, warranty, covenant or agreement of the Company under the Merger Agreement that would result in any of the conditions set forth in Article VIII of the Merger Agreement not being satisfied, (3) any action that would prevent, interfere or materially delay or that is intended to, or would reasonably be expected to, prevent, interfere or materially delay, the consummation of the Merger and the other Transactions or (4) any change in any manner to the voting rights of any Stockholders. Principal Stockholder shall not take or agree to take any action which it has agreed not to take in this Section 1(b).

2. No Disposition or Solicitation.

(a) No Disposition or Adverse Act. Principal Stockholder hereby covenants and agrees that, except as expressly contemplated by this Agreement and the Merger Agreement, Principal Stockholder shall not, without the prior written consent of Parent, (i) Transfer (as defined below) or consent to any Transfer of any or all of the Covered Shares without the prior written consent of Parent, (ii) grant any proxy, power-of-attorney or other authorization or consent or execute any agreement, arrangement, commitment or undertaking, whether or not in writing, in or with respect to any or all of the Covered Shares (other than the Written Consent or any proxy, power-of-attorney or other authorization or consent executed and delivered for the benefit of Parent and in accordance with the Merger Agreement and this Agreement, which will not require the prior written consent of Parent), with any such prohibited proxy, power-of-attorney, authorization, consent, agreement, arrangement, commitment or undertaking granted or purported to be granted by Principal Stockholder being null and void ab initio, or (iii) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or other arrangement with respect to any or all of the Covered Shares. Any attempted Transfer of the Covered Shares or any interest therein in violation of this Section 2(a) shall be null and void ab initio.

(b) No Solicitation, Discussion or Negotiation.

(i) Commencing on the date hereof, Principal Stockholder shall not, and shall cause Principal Stockholder’s directors, Affiliates and Representatives not to, directly or indirectly, take or fail or take (as applicable) any of the actions set forth in Section 7.2 of the Merger Agreement. From and after the date hereof, Principal Stockholder shall, and shall cause its directors, Affiliates and Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations being conducted with any Persons other than Parent and its Representatives with respect to any Acquisition Proposal; provided, however that, notwithstanding the foregoing, until the date and time on which the Written Consent is delivered to Parent, Principal Stockholder and its Affiliates may participate in discussions or negotiations with any Person regarding an Acquisition Proposal if (and solely to the extent that), at such time (and only for such time as), the Company is permitted to engage in discussions or negotiations with such Person regarding an Acquisition Proposal pursuant to Section 7.2 of the Merger Agreement, on the terms and subject to the conditions set forth therein.

3. Additional Agreements.

(a) Principal Stockholder Shareholder Meeting. Principal Stockholder hereby agrees to undertake, in accordance with applicable Law and Principal Stockholder’s organizational and formation documents, all actions necessary to (i) notify the Parties immediately, and in no event later than 9 pm Indian Standard Time on August 25, 2020, of the result of the votes of its shareholders pursuant to the Postal Ballot Notice and (ii) provide to its shareholders and the applicable Indian stock exchanges all communications that are required or advisable under applicable Law, in each case promptly and, in any event, within the time periods (if any) required under applicable Law and Principal Stockholder’s organizational and formation documents.

(b) Certain Events(c) . In the event of any dividend, subdivision, reclassification, recapitalization, split, reverse split, split-up, distribution, combination, exchange of shares or similar transaction or other change in the capital structure of the Company affecting the Covered Shares or the acquisition of Additional Owned Shares (as defined below) by Principal Stockholder, (i) the type and number of Covered Shares shall be adjusted appropriately to reflect the effect of such occurrence and (ii) this Agreement and the Principal Stockholder’s obligations hereunder shall automatically attach to any such Additional Owned Shares issued to or acquired by Principal Stockholder to the same extent as if they comprised the Covered Shares on the date hereof.

(c) Commencement or Participation in Actions; Waiver of Appraisal Rights. Principal Stockholder hereby agrees not to commence or join in, and to take all actions necessary to opt out of any class in any class action with respect to, any Transaction Litigation, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (ii) alleging a breach of any fiduciary duty of the Company or the Company Board or its members in connection with the Merger Agreement or the transactions contemplated hereby or thereby or (iii) seeking to exercise any appraisal, dissenters’ and similar rights (including under Chapter 13 of the CCC or otherwise) in connection with the Transactions or the Merger Agreement. Principal Stockholder hereby irrevocably and unconditionally waives all appraisal rights, dissenters’ rights and similar rights arising under Chapter 13 of the CCC or otherwise with respect to all of the Covered Shares in connection with the Transactions or the Merger Agreement.

(d) Additional Owned Shares. Principal Stockholder hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Shares.

(e) Equity Awards. Principal Stockholder shall take all actions necessary to accelerate the vesting of all outstanding equity awards issued under the Principal Stockholder’s Employee Stock Option Scheme of Majesco Limited — Plan 1 (the “ESOP”) to employees of the Company and its subsidiaries (the “Awards”), including submitting amendments to the ESOP required to effectuate such acceleration and vesting to its shareholders for approval at the Principal Stockholder Shareholder Meeting in accordance with applicable Law. Following receipt of such approval, Principal Stockholder shall satisfy all of its obligations under the ESOP to the holders of such awards which have validly exercised their rights under such Awards as promptly as practicable in accordance with applicable Laws and cancel all awards that require such cancellation under applicable Laws.

(f) No Objection Certificate. Principal Stockholder shall promptly, and in any event prior to the Effective Time, procure the No Objection Certificate and deliver to the Parent a copy of the No Objection Certificate obtained from the Indian Tax Authority certifying that the Indian Tax Authority has no objection to the Principal Stockholder Divestment, without any attendant conditions being imposed on the Principal Stockholder Divestment which could prevent the consummation of the Transaction. It is clarified that for any other attendant condition, the Principal Stockholder and Parent shall enter into good faith discussions with respect to such condition, with the end objective to consummate the Principal Stockholder Divestment.

(g) Use of Name. Subject to applicable Law relating to the exchange of information, Parent shall have the right to review in advance and, to the extent reasonably practicable, Principal Stockholder will consult with Parent on and consider in good faith the views of Parent in connection with, all of the information relating to Parent or its other Affiliates, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions.

(h) Transition Services.

(i) For a period of six (6) months following the Closing (the “Initial Transition Period”) and any applicable Extension Period as set forth below (together with the Initial Transition Period, the “Transition Period”), Principal Stockholder shall provide the following services to Majesco Software and Solutions India Private Limited (“MSSIPL”) to MSSIPL: (A) all of the services provided by Farid Kazani (Managing Director and Group CFO), Varika Rastogi (Company Secretary), Kunal Karan (CFO), N. P. Pai (Director Finance) and Neha A. Sangam (Administrator Legal), all of whom are employees of Principal Stockholder, to MSSIPL in the twelve (12)-month period prior to the execution of the Merger Agreement, including pursuant to the Cost Sharing Agreement, dated April 1, 2019, by and between Majesco Limited and MSSIPL (the “Personnel Services”); and (B) at cost, all reasonable support to either transfer any existing insurance plans held by Principal Stockholder and relied upon by the Company or any of its Subsidiaries (“Shared Insurance Plans”) or for the Company or its Subsidiaries to establish replacement insurance plans (clauses (A) and (B), collectively, the “Transition Services”). The Company (or MSSIPL, at the Company’s election) shall pay the Principal Stockholder $48,326 per month for the Principal Stockholder’s provision of the Personnel Services, payable by the Company (or MISSIPL) in arrears within thirty (30) days following the Company’s receipt of an invoice. During the Transition Period, Principal Stockholder shall not terminate the employment of any of the employees providing the Personnel Services except in connection with a termination for cause. In the event that any such employee terminates its employment relationship with Principal Stockholder prior to the end of the Transition Period, Principal Stockholder shall use commercially reasonable efforts to continue to perform the Personnel Services without impact to MSSIPL.

(ii) To the extent requested by MSSIPL or the Company, during the Transition Period, Principal Stockholder shall provide at cost any additional services that were provided by Principal Stockholder to the Company or any of its Subsidiaries in the twelve (12)-month period prior to the execution of the Merger Agreement but that are not currently contemplated under this Agreement or otherwise under the Cost Sharing Agreement referenced in Section 3(h)(i).

(iii) The Company may extend the period of time for which any Transition Services are provided beyond the initial six (6)-month period for as many as two (2) additional one (1)-month periods (each such extended period, an “Extension Period”) by providing written notice to Principal Stockholder at least thirty (30) days prior to the end of the Initial Transition Period.

(iv) The Company may terminate the provision of any Transition Service (in whole or in part, including the provision of services by any individual person) for convenience upon written notice to the Principal Stockholder on fifteen (15) days prior written notice to Principal Stockholder, and, immediately upon such termination, all costs and fees associated with the terminated portion of the Transition Services (including in the case of the termination of the services of an individual person, the portion of the fee attributable to that person’s salary and other costs) will no longer be due or paid by the Company.

(v) The Principal Stockholder shall use its best efforts to promptly transfer its right, title, and interest in that certain Master Software License Agreement, dated June 7, 2012, by and among Principal Stockholder, MSSIPL and State Farm Automobile Insurance Company (“State Farm Contract”) to the Company or one of its Subsidiaries or to remove itself as a party to the State Farm Contract. Principal Stockholder shall promptly remit any amounts received by Principal Stockholder or any of its Affiliates under the State Farm Contract following the Closing to the Company or MSSIPL (as directed by the Company).

(i) Intellectual Property Assignment. To the extent Principal Stockholder owns any Intellectual Property related to the Company or its Subsidiaries’ businesses in any jurisdiction (the “Retained Intellectual Property”), Principal Stockholder hereby assigns and conveys to Company all right title and interest in and to such Company Intellectual Property and all related intellectual property rights, in each case, free and clear of any and all liens and without further consideration or any obligations, restrictions or other limitations whatsoever, including any on the use, ownership or disposition of any such Retained Intellectual Property. Principal Stockholder waives and agrees not to assert any and all rights in any Retained Intellectual Property. Principal Stockholder agrees that the Company and its licensees shall have sole discretion with regard to how and for what purposes any Retained Intellectual Property is used or distributed. At the Company’s request, Principal Stockholder agrees to (A) perform any acts to transfer, perfect and defend the Company’s ownership of any Retained Intellectual Property or intellectual property rights therein, including, but not limited to: (i) executing all documents (including any additional assignment documents to the Company) for filing an application or registration for protection of the Inventions (an “Application”), (ii) explaining the nature of the Retained Intellectual Property to persons designated by the Company, (iii) reviewing applications and other related papers, or (iv) providing any other assistance reasonably required for the orderly prosecution of Applications and (B) perform any acts to assist the Company in defending and enforcing any rights in the Retained Intellectual Property.

(j) Termination of Intercompany Agreements. Effective as of the Closing Date, the Parties agree to terminate all Contracts between Principal Stockholder on the one hand, and the Company or any of its Subsidiaries on the other hand, other than this Agreement, the Business Transfer Agreement, dated April 1, 2019, by and between Principal Stockholder and MSSIPL and the Leave & License Agreement, dated May 16, 2019, as amended, including the following: (i) the Memorandum of Understanding, dated August 2, 2016; (ii) the Memorandum of Understanding, dated May 16. 2019; and (iii) the Cost Sharing Agreement, dated April 1, 2019.

4. Representations and Warranties of Principal Stockholder. Principal Stockholder represents and warrants to each of Parent and Merger Sub as to itself as follows:

(a) Title. Principal Stockholder is the sole record and beneficial owner of the Existing Shares. The Existing Shares constitute all of the Company Common Stock owned of record or beneficially by Principal Stockholder on the date hereof. Principal Stockholder has sole voting power with respect to all of the Covered Shares, and none of the Covered Shares are subject to any voting trust, voting agreement or other arrangement with respect to the voting of the Covered Shares, except pursuant to the terms of this Agreement. Except as permitted or required by this Agreement, the Covered Shares (and the certificates representing such Covered Shares, if any) are now free and clear of any and all Encumbrances whatsoever on title, or restrictions on transfer (other than under applicable securities Laws and as created by this Agreement).

(b) Organization and Qualification. Principal Stockholder is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

(c) Authority. Principal Stockholder has all necessary power and authority and shall undertake all action necessary in order to execute and deliver this Agreement and perform all of Principal Stockholder’s obligations under this Agreement, and except for the receipt of the Principal Stockholder Shareholder Approval, no other proceedings or actions on the part of Principal Stockholder or its board of directors or other entity governing body or any other Person are necessary to authorize the execution, delivery and performance by Principal Stockholder of this Agreement.

(d) Due Execution and Delivery. This Agreement has been duly executed and delivered by Principal Stockholder and, assuming due authorization, execution and delivery of this Agreement by the Company, Parent and Merger Sub, constitutes a legal, valid and binding obligation of Principal Stockholder, enforceable against Principal Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(e) No Conflict; Consents.

(i) The execution and delivery of this Agreement by Principal Stockholder does not, and the performance by Principal Stockholder of its obligations under this Agreement and the compliance by Principal Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any material Laws applicable to Principal Stockholder, or the constitutional documents of Principal Stockholder; or (b) result in any material breach or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Principal Stockholder is a party or by which Principal Stockholder is subject.

(ii) No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to Principal Stockholder in connection with the execution and delivery of this Agreement or the performance by Principal Stockholder of the obligations contemplated hereby. In providing this representation, Principal Stockholder notes that consummation of the Closing is conditioned upon receipt of approval by the Reserve Bank of India.

(f) Absence of Litigation. As of the date hereof, to the best of the Principal Stockholder’s knowledge, there is no material Proceeding pending against, or, to the knowledge of Principal Stockholder, threatened against or affecting Principal Stockholder that would reasonably be expected to impair the ability of Principal Stockholder to perform its obligations hereunder on a timely basis.

(g) Sufficiency of Assets. As of the date hereof and as of the Closing Date, (y) all Company Intellectual Property is owned or validly licensed by the Company and (z) the Company or one of its Subsidiaries, as applicable, owns or has sufficient rights (and as of the Closing will continue to own or have sufficient rights) pursuant to a valid and enforceable right, license or leasehold interest in or to all of the property and assets, whether tangible or intangible, (i) necessary for, used or held for use or useful in the conduct of the business of the Company and its Subsidiaries as presently conducted and as conducted in the twenty-four (24) months prior to the date hereof, (ii) located on its premises to the extent related to the business of the Company and its Subsidiaries, or (iii) reflected on the consolidated balance sheets included in or incorporated by reference into the Company Reports or acquired since March 31, 2020, in each case, free and clear of all Encumbrances, except for Permitted Encumbrances. Immediately after the Closing, such assets will be owned or available for use by Parent and its Subsidiaries on terms and conditions identical to those under which the Company and its Subsidiaries owned or used such assets immediately prior to the Closing, without payment of additional amounts or consideration, and no consent of, or intimation to, a Governmental Entity or third party will be required prior to the execution of this Agreement or completion of the Transactions contemplated herein, and for the avoidance of doubt, except as set forth in Section 5.22 of the Company Disclosure Letter to the Merger Agreement, neither Magic Limited nor any other Person will continue to own any assets used or useful in, or otherwise related to, the business of the Company and its Subsidiaries after the Closing.

5. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub severally, and not jointly and severally, represent and warrant to Principal Stockholder as to itself as follows:

(a) Organization and Qualification. Such Party is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

(b) Authority. Such Party has the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform all of its obligations hereunder and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of such Party or its board of directors or managers or any other Person are required to authorize the execution, delivery or performance by such Party of this Agreement and the consummation of the transactions contemplated hereby.

(c) Due Execution and Delivery. This Agreement has been duly executed and delivered by such Party, and, assuming due authorization, execution and delivery of this Agreement by Principal Stockholder and Company, constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

6. Termination.

(a) Term. The term of this Agreement shall commence on the date hereof and shall immediately terminate upon the earliest of, without the need for any further action by any Person, (i) the mutual written agreement of the Parties, (ii) the consummation of the Closing or (iii) the termination of the Merger Agreement pursuant to Article IX therein (the “Termination Date”, and the period of time from the date hereof to and including the effective date of such mutual written agreement, in the case of the foregoing clause (i), the Closing Date, in the case of the foregoing clause (ii), or the Termination Date, in the case of the foregoing clause (iii), the “Term”).

7. Miscellaneous.

(a) Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties shall be in writing and shall be deemed to have been duly given or made upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by email; or on the two (2) Business Days after deposit with an overnight courier, if sent by an overnight courier. Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 7(a):

If to the Company:

Majesco
412 Mount Kemble Ave., Suite 110C
Morristown, NJ 07960
Attention:	Lori Stanley
Telephone:	(973) 461-5200
Email:	Lori.Stanley@majesco.com

with a copy to (which shall not constitute notice):

Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112
Attention:	Valérie Demont and John Tishler
Telephone:	(212) 634-3040
(858) 720-8943
Email:	vdemont@sheppardmullin.com
jtishler@sheppardmullin.com

If to Principal Stockholder:

Majesco Limited
MNDC, MBP-P-136, Mahape,
Navi Mumbai – 400 710,
Maharashtra, India
Attention:	Mr. Farid Kazani
Telephone:	+91-22-6150 1800
Email:	Farid.Kazani@majesco.com

with a copy to (which shall not constitute notice):

Khaitan & Co
One Indiabulls Centre Tower 1, 13th Floor 841 Senapati Bapat Marg Mumbai, 400013 India
Attention:	Sudhir Bassi and Soumya Mohapatra
Telephone:	+ 91 22 6636 5000
Email:	sudhir.bassi@khaitanco.com
Soumya.mohapatra@khaitanco.com

If to Parent or Merger Sub:

c/o Thoma Bravo, L.P. 600 Montgomery Street, 20th Floor San Francisco, CA 91444
Attention:	A.J. Rohde and Matt LoSardo
Email:	arohde@thomabravo.com, mlosardo@thomabravo.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP 300 N. LaSalle Street Chicago, Illinois 60654
Attention:	Theodore A. Peto, P.C., Bradley C. Reed, P.C. and Aisha P. Lavinier
Email:	tpeto@kirkland.com, bradley.reed@kirkland.com, aisha.lavinier@kirkland.com

(b) Entire Agreement. This Agreement (including the schedules and exhibits referred to in this Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, understandings and, representations and warranties, whether oral or written, with respect to the subject matters hereof.

(c) Merger Agreement. Sections 7.11, 10.2(b)(iv), 10.2(b)(vi), 10.2(b)(vii) 10.2(b)(ix), 10.4, 10.8, 10.12 and 10.13 of the Merger Agreement shall apply, mutatis mutandis, to this Agreement.

(d) No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Principal Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Principal Stockholder in the voting of any of the Covered Shares, except as otherwise provided herein.

(e) Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. Certain other terms have the meanings ascribed to them below or elsewhere in this Agreement:

“Additional Owned Shares” means all shares of Company Common Stock that Principal Stockholder may own of record or beneficially and acquire after the date hereof.

“Affiliate” has the meaning set forth in the Merger Agreement; provided, however, that for purposes of this Agreement, none of the Company or its Subsidiaries (or any of their respective officers or directors) shall constitute an Affiliate of Principal Stockholder.

“beneficial ownership” (and related terms such as “owned beneficially”, “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Business Day” means any day ending at 11:59 p.m. IST other than a Saturday or Sunday or a day on which banks in the City of New York, the State of California or India are required or authorized by Law to close.

“Covered Shares” means the Existing Shares and Additional Owned Shares.

“Existing Shares” means all of the shares of Company Common Stock that are owned beneficially or of record by Principal Stockholder as of the date hereof, which shares are forth opposite Principal Stockholder’s name on Schedule 1 hereto.

“Transfer” means, with respect to any Covered Share, the direct or indirect (a) transfer, pledge, hypothecation, encumbrance, assignment, exchange, transfer or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution, operation of law or otherwise), either voluntary or involuntary, of such Covered Share or any interest therein or the beneficial ownership thereof or (b) any agreement, arrangement, commitment or understanding whether or not in writing, to effect any of the actions referred to in the foregoing clause (a) (in each case other than this Agreement).

(f) Remedies. Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies that a Party may have in equity or at Law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement in the courts of the State of California without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

(h) Governing Law and Venue; Submission to Jurisdiction; Arbitration of Disputes. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

(i) Except as permitted under Section 7(f), any dispute arising out of or relating to this Agreement shall be exclusively and finally settled by confidential arbitration in accordance with the rules of the American Arbitration Association. Unless otherwise agreed in writing by the parties, the arbitral tribunal shall consist of three arbitrators and the seat of the arbitration shall be in the State of California. All arbitration proceedings, including all written submissions and evidence provided, shall be confidential and shall not be disclosed to any third party, except to the extent: (i) required by applicable law, (ii) required in connection with any court application for interim relief or post-arbitration confirmation or enforcement proceedings, or (iii) all other parties to the arbitration proceedings consent to the disclosure. The arbitration hearing shall be held as promptly as possible, and in any event, within twelve months after the filing of the arbitration demand with the AAA. The award shall be enforceable in any court of competent jurisdiction. The Parties undertake to carry out any decision or award of the tribunal without delay.

(j) Disclosure.

(i) Parent and Merger Sub hereby acknowledge that Principal Stockholder is required under the laws of its incorporation to disclose this Agreement and the contents contained herein to its stockholders, the Indian Stock Exchanges where its equity shares are listed, and the Reserve Bank of India for the purpose of obtaining its consent to the Transactions. Accordingly, Principal Stockholder shall be permitted to disclose this Agreement and the contents contained herein for such purposes and as otherwise required by applicable Law.

(ii) Principal Stockholder hereby consents to and authorizes the publication and disclosure by the Company, Parent and Merger Sub of Principal Stockholder’s identity and holding of the Covered Shares, and this Agreement and the contents contained herein in any press release, Form 10-K, proxy statement and any other disclosure document required in connection with the Merger Agreement and the Transactions.

(k) Modification or Amendment. This Agreement may be amended, modified or waived if such amendment, modification or waiver is in writing and signed by all of the Parties.

(l) Further Assurances. Principal Stockholder agrees, from time to time, at the reasonable request of Parent or Merger Sub and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(m) Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Termination date, in furtherance of this Agreement, Principal Stockholder hereby authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Termination Date.

[Signatures on Following Pages.]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and Principal Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:

MAGIC INTEREMEDIATE, LLC

/s/ A.J. Rohde
Name:	A.J. Rohde
Title:	President and Assistant Secretary

MERGER SUB:

MAGIC MERGER SUB, INC.

/s/ A.J. Rohde
Name:	A.J. Rohde
Title:	President and Assistant Secretary

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and Principal Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

PRINCIPAL STOCKHOLDER:

MAJESCO LIMITED

/s/ Farid Kazani
Name:	Farid Kazani
Title:	Managing Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and Principal Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:

MAJESCO

By	/s/ Adam Elster
	Name:	Adam Elster
	Title:	Chief Executive Officer

[Signature Page to Support Agreement]

Schedule 1

Ownership of Existing Shares

PRINCIPAL STOCKHOLDER	SHARES OF COMMON STOCK OWNED*
Majesco Limited	32,111,234 shares

*If any additional shares of Company Common Stock are owned beneficially or of record by Principal Stockholder as of or following the date hereof, such shares shall be automatically deemed to be “Owned Shares” for all purposes under this Agreement notwithstanding the contents of this Schedule 1.

EXHIBIT A

Stockholder Written Consent

Ex A-1

Majesco

Action by Written Consent of the Stockholders
Pursuant to Section 603 of the California Corporations Code of the State of California

The undersigned stockholder of Majesco, a California corporation (the “Company”), being the holder of a majority in voting power of the issued and outstanding shares of common stock of the Company, par value $0.002 per share (the “Common Stock”), of the Company, constituting the requisite vote of the stockholders of the Company, pursuant to Section 603 of the California Corporations Code, as amended (“CCC”), and the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, in each case, as amended through the date hereof, DOES HEREBY CONSENT to the adoption of, and DOES HEREBY ADOPT the following resolutions in lieu of a meeting of the holders of Common Stock (the “Stockholders”) with the same force and effect as if taken at a duly convened meeting of the Stockholders. This written consent may be executed in one or more counterparts and shall become effective upon the execution of this Written Consent by the undersigned Stockholder. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (defined below).

WHEREAS, the board of directors of the Company (the “Board”) has (a) unanimously approved and declared advisable that certain Agreement and Plan of Merger (in the form attached hereto as Exhibit A, including the exhibits and schedules thereto, the “Merger Agreement”), dated as of July 20, 2020, by and among Magic Intermediate, LLC, a Delaware limited liability company (“Parent”), Magic Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, and the transactions contemplated thereby (including, but not limited to the Merger, collectively, the “Transactions”), on the terms and subject to the conditions set forth in the Merger Agreement, (b) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of the Stockholders, and (c) recommended that the Stockholders approve the Merger Agreement and the consummation by the Company of the Transactions;

WHEREAS, the Board (a) has submitted the Merger Agreement to a vote of the Stockholders, and (b) seeks this written consent of the Stockholders (in lieu of a meeting of the Stockholders) to approve the Merger Agreement and the Transactions;

WHEREAS, the Merger Agreement provides for the merger (the “Merger”) of Merger Sub with and into the Company, whereby the separate corporate existence of the Merger Sub will cease and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent;

WHEREAS, the undersigned Stockholder is the holder of a majority in voting power of the Common Stock, constituting the requisite vote of the Stockholders pursuant to the CCC;

WHEREAS, the undersigned Stockholder has been afforded an opportunity to review the Merger Agreement and to ask questions of the Company regarding the Merger Agreement and the Transactions;

Ex A-2

WHEREAS, the undersigned hereby acknowledges that the Merger Agreement provides that the Merger Agreement may be terminated and abandoned at any time prior to the Effective Time (as defined therein), in the manner provided therein, including by the Company and Parent in the manner provided in the Merger Agreement;

WHEREAS, the undersigned Stockholder hereby acknowledges that this Written Consent is irrevocable; and

WHEREAS, the undersigned Stockholder reaffirms that, pursuant to the terms of that certain Support Agreement, dated as of July 20, 2020, by and among the Company, the undersigned Stockholder, Parent and Merger Sub, such Stockholder irrevocably waived any dissenters’, appraisal and similar rights under the CCC or otherwise, in connection with the Merger Agreement and the Transactions.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned Stockholder irrevocably and unconditionally hereby approves the Merger Agreement and the Transactions, in accordance with Sections 152, 603 and 1201 and any other applicable provisions of the CCC; and

FURTHER, RESOLVED, that any specific resolutions that may be required to have been adopted by the Stockholders in connection with the consummation of the Transactions contemplated by the foregoing resolutions be, and the same hereby are, adopted, and that each officer of the undersigned Stockholder be, and hereby is, authorized in the name and on behalf of the undersigned Stockholder to certify as to the adoption of any and all such resolutions.

[Signatures on the Following Page]

Ex A-3

The undersigned Stockholder, by executing this written consent in the space provided below, does hereby consent to the adoption of, and does hereby adopt the foregoing resolutions as of the date written below. This written consent shall be filed with the minutes of the proceedings of the Company.

Dated: , 2020	MAJESCO LIMITED

By:
Name:
Title:

Ex A-4

Annex E

AMENDMENT TO SUPPORT AGREEMENT

This AMENDMENT (this “Amendment”) to that certain Support Agreement, dated as of July 20, 2020, entered into by and among Majesco Limited, a public limited company domiciled in India (the “Principal Stockholder” or “Majesco Limited”), which is the majority shareholder of Majesco, a California corporation (the “Company”), the Company, Magic Intermediate, LLC, a Delaware limited liability company (“Parent”), and Magic Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) is entered into as of August 8 , 2020 (the “Execution Date”) by and among the Principal Stockholder, the Company, Parent and Merger Sub, each of whom are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

(A)	Parent, the Company and the Merger Sub, have, on July 20, 2020, entered into an Agreement and Plan of Merger. On the date hereof, the Company, Parent and Merger Sub entered into that certain Amended and Restated Agreement and Plan of Merger (as the same may be amended or otherwise modified in accordance with its terms after the date hereof, the “Merger Agreement”) in order to provide, among other things, for the Merger and the other Transactions (in each case, as defined in the Merger Agreement) (the “Proposed Transaction”).

(B)	To induce and as a condition to Parent and Merger Sub’s willingness to enter into the Merger Agreement, Principal Stockholder (in its capacity as such) agreed to enter into the Support Agreement to record the mutual understanding of the Parties in relation to the Proposed Transaction.

(C)	The board of directors of the Principal Stockholder through a resolution, dated as of July 20, 2020, unanimously (i) approved the Support Agreement and the Principal Stockholder Divestment pursuant to the Merger and (ii) resolved that notice has been issued through Postal Ballot Notice to the members of the Principal Stockholder for their approval to the Principal Stockholder Divestment pursuant to the Merger (such approval, the “Principal Stockholder Shareholder Approval”) in accordance with the (Indian) Companies Act, 2013.

(D)	The postal ballot notice, dated as of July 20, 2020 (the “Original Postal Ballot Notice”), was issued to the members of the Principal Stockholder by July 23, 2020. The voting period under the terms of the Original Postal Ballot Notice commenced on July 24, 2020 and is scheduled to end on August 22, 2020.

(E)	In order to record the revised understanding of the Parties in relation to certain terms and conditions of the Support Agreement as specified herein, the Parties are entering into this Amendment to amend the Support Agreement only to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Support Agreement and Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, and intending to be legally bound hereby, the Parties agree as follows:

1.	Except as specified otherwise herein, capitalized terms used but not specifically defined in this Amendment have the respective meanings ascribed to such terms in the Support Agreement.

2.	References to “meeting” in relation to Principal Stockholder and/or “Principal Stockholder Shareholder Meeting”, unless repugnant to the context thereof, includes electronic voting, postal ballot, postal ballot through electronic voting, physical meeting(s), virtual meeting(s), or any other mode of soliciting the approval of the members of Principal Stockholder in accordance with the provisions of the (Indian) Companies Act, 2013.

3.	Pursuant to Section 7(k) of the Support Agreement, the Parties hereby agree to the following amendments to the Support Agreement:

3.1.	Section 1(a) of the Support Agreement stands deleted and replaced in its entirety with the following:

Written Consent. The Principal Shareholder shall, on or prior to the date hereof, provide the Parent with a certified true copy of the resolution passed by the board of directors of the Principal Stockholder (such resolution, the “Principal Stockholder Board Resolution”) (i) approving this Agreement and the disinvestment of the Principal Stockholder’s entire share of the Company Common Stock (the “Principal Stockholder Divestment”) pursuant to the Merger and (ii) resolving to issue new notice through postal ballot (such notice, the “Postal Ballot Notice”) to the members of the Principal Stockholder for their approval of the Principal Stockholder Divestment pursuant to the Merger (such approval, the “Principal Stockholder Shareholder Approval”) in accordance with the (Indian) Companies Act, 2013.

The Original Postal Ballot Notice, dated as of July 20, 2020, was issued to all the members of the Principal Stockholder by July 23, 2020. The voting period under the terms of the Original Postal Ballot Notice commenced on July 24, 2020 and is scheduled to end on August 22, 2020.

The Principal Stockholder shall ensure that the Postal Ballot Notice is issued to each member of the Principal Stockholder no later than 9 pm Indian Standard Time on August 12, 2020.

The Principal Stockholder shall, within two (2) calendar days from the Execution Date, notify the Indian Stock Exchanges of the rescission/withdrawal by the Principal Stockholder of the Original Postal Ballot Notice to the extent the items in the Original Postal Ballot Notice form the subject matter of (a) this Amendment, and (b) the Merger Agreement, and issue a copy of such notification to the Parties.

If the Principal Stockholder obtains the Principal Stockholder Shareholder Approval pursuant to and in accordance with the Postal Ballot Notice, Principal Stockholder shall, (i) immediately, and in no event later than 24 (twenty-four) hours of such receipt, notify the stock exchanges in India of the Principal Stockholder Shareholder Approval and (ii) in accordance with the CCC, deliver the Written Consent in the Form attached as Exhibit A hereto within one (1) Business Day following the publication through the stock exchange in India of the voting results of the shareholders’ resolution pursuant to the Postal Ballot Notice.

In the event of any amendment to the terms or conditions of the Proposed Transaction, the board of directors of the Principal Stockholder shall take on record the amended terms or conditions of the Proposed Transaction, and issue a notification to the Indian stock exchanges no later than 24 (twenty-four) hours of the execution of such amendment by the applicable Parties.

3.2.	Section 3(a) of the Support Agreement stands deleted and replaced in its entirety with the following:

Principal Stockholder hereby agrees to undertake, in accordance with applicable Law and Principal Stockholder’s organizational and formation documents, all actions necessary to (i) notify the Parties immediately, and in no event later than 9 pm Indian Standard Time on September 13, 2020, of the result of the votes of its shareholders pursuant to the Postal Ballot Notice and (ii) provide to its shareholders and the applicable Indian stock exchanges all communications that are required or advisable under applicable Law, in each case promptly and, in any event, within the time periods (if any) required under applicable Law and Principal Stockholder’s organizational and formation documents.

3.3.	The following is hereby added as the new Section 3(k) of the Support Agreement:

RBI Consent.  The Principal Stockholder shall, and shall cause its Representatives to use their respective reasonable best efforts to, obtain the RBI Consent as promptly as possible following the date hereof.

4.	Except as set forth in this Amendment, no other provision of the Support Agreement shall be deemed to have been amended or modified in any manner by this Amendment. This Amendment shall be deemed to form part of and be incorporated into the Support Agreement with effect from the Execution Date.

5.	This Amendment shall form an integral part of the Support Agreement and any reference to the Support Agreement shall mean a reference to the Support Agreement as amended pursuant to this Amendment.

6.	Section 7 (Miscellaneous) of the Support Agreement is deemed to be incorporated into this Amendment by reference and shall apply hereto mutatis mutandis.

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Principal Stockholder have caused this Amendment to be duly executed as of the day and year first above written.

PARENT:

MAGIC INTERMEDIATE, LLC

/s/ A.J. Rohde
Name: A.J. Rohde
Title: President and Assistant Secretary

MERGER SUB:

MAGIC MERGER SUB, INC.

/s/ A.J. Rohde
Name: A.J. Rohde
Title: President and Assistant Secretary

[Signature Page to Amendment]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Principal Stockholder have caused this Amendment to be duly executed as of the day and year first above written.

PRINCIPAL STOCKHOLDER:

MAJESCO LIMITED

/s/ Farid Kazani
Name: Farid Kazani
Title: Managing Director

[Signature Page to Amendment]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Principal Stockholder have caused this Amendment to be duly executed as of the day and year first above written.

COMPANY:

MAJESCO

/s/ Adam Elster
Name: Adam Elster
Title: Chief Executive Officer

[Signature Page to Amendment]

Annex F

AMENDED AND RESTATED

SUPPORT AGREEMENT

This AMENDED AND RESTATED SUPPORT AGREEMENT (this “Agreement”), dated as of August 8, 2020 (“Execution Date”), is entered into by and among the following individuals and entities:

Majesco Limited, a public limited company incorporated under the laws of India bearing corporate identification number L72300MH2013PLC244874 and having its shares listed on the BSE Limited and the National Stock Exchange of India Limited, and having its registered office at Mastek New Development Centre, MBP-P-136 Mahape, Navi Mumbai, Mumbai City, Maharashtra 400710, India (hereinafter referred to as the “Company”, which expression, unless it be repugnant to the context or meaning thereof, is deemed to mean and include its successors and permitted assigns);

Sudhakar Venkatraman Ram, a resident Indian presently residing at 3502, Octavius, Hiranandani Gardens, Powai, Mumbai – 400 076, India, with permanent account number AAIPR8221N (hereinafter referred to as the “Promoter-1”, which expression, unless it be repugnant to the subject or context thereof, includes his legal heirs, legal representatives, successors, executors and administrators and permitted assigns);

Ashank Desai, a resident Indian presently residing at 2501, Odyssey 1, Hiranandani Gardens, Powai, Mumbai – 400 076, India, with permanent account number ABNPD9264B (hereinafter referred to as the “Promoter-2”, which expression, unless it be repugnant to the subject or context thereof, includes his legal heirs, legal representatives, successors, executors and administrators and permitted assigns);

Sundar Radhakrishnan, a resident Indian presently residing at 2501, Odyssey 1, Hiranandani Gardens, Powai, Mumbai – 400 076, India, with permanent account number AFEPR3398P (hereinafter referred to as the “Promoter-3”, which expression, unless it be repugnant to the subject or context thereof, includes his legal heirs, legal representatives, successors, executors and administrators and permitted assigns);

Ram Family Trust - I, a trust with Girija Ram acting as the Trustee thereof, with such Trustee presently residing at 3502, Octavius, Hiranandani Gardens, Powai, Mumbai – 400 076, India, with permanent account number AADTR3245F (hereinafter referred to as the “Promoter-4”, which expression, unless it be repugnant to the subject or context thereof, includes its legal heirs, legal representatives, successors, executors and administrators and permitted assigns);

Girija Ram, a resident Indian presently residing at 3502, Octavius, Hiranandani Gardens, Powai, Mumbai – 400 076, India, and with permanent account number ADXPR6207N (hereinafter referred to as the “Promoter-5”, which expression, unless it be repugnant to the subject or context thereof, includes his legal heirs, legal representatives, successors, executors and administrators and permitted assigns);

Ketan Mehta, a non-resident Indian presently residing at 3208 Glenhurst Court, Plano, TX 75093, USA, with permanent account number ACFPM3533R (hereinafter referred to as the “Promoter-6”, which expression, unless it be repugnant to the subject or context thereof, includes his legal heirs, legal representatives, successors, executors and administrators and permitted assigns);

Usha Sundar, a resident Indian presently residing at 1301, Odyssey 1, Hiranandani Gardens, Powai, Mumbai – 400 076, India, with permanent account number BZTPS5070D (hereinafter referred to as the “Promoter-7”, which expression, unless it be repugnant to the subject or context thereof, includes his legal heirs, legal representatives, successors, executors and administrators and permitted assigns);

Rupa Ketan Mehta, a non- resident Indian presently residing at 3208 Glenhurst Court, Plano, TX 75093, USA, with permanent account number ABLPM8613K (hereinafter referred to as the “Promoter-8”, which expression, unless it be repugnant to the subject or context thereof, includes his legal heirs, legal representatives, successors, executors and administrators and permitted assigns);

Majesco, a company incorporated in the state of California in the United States of America (hereinafter referred to as the “Subsidiary”, which expression, unless it be repugnant to the context or meaning thereof, is deemed to mean and include its successors and permitted assigns); and

Magic Intermediate, LLC a Delaware limited liability company (hereinafter referred to as the “Counterparty”, which expression, unless it be repugnant to the context or meaning thereof, is deemed to mean and include its successors and permitted assigns).

Promoter-1, Promoter-2, Promoter-3, Promoter-4, Promoter-5, Promoter-6, Promoter-7 and Promoter-8 are hereinafter collectively referred to as the “Promoter Group” or “Promoters” and “Promoter” means any one of them. Promoter-1, Promoter-2, Promoter-3, Promoter-4, Promoter-5, and Promoter-7 are hereinafter collectively referred to as the ‘Resident Indian Promoters’ and ‘Resident Indian Promoter’ means any one of them. The Promoters, the Subsidiary, the Counterparty, and the Company are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS:

A.	As of the Execution Date, the Company is the sole legal and beneficial owner of 74.07% of the paid up equity share capital of the Subsidiary.

B.	The Subsidiary is classified as a material subsidiary of the Company under the provisions of the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, and the shareholding pattern of the Company with respect to the Promoter Group as on date is reflected in Schedule I hereto.

C.	The Counterparty, the Company and the Subsidiary, in addition to certain other parties, have, on July 20, 2020, entered into an Agreement and Plan of Merger (as the same may be amended or otherwise modified in accordance with its terms after July 20, 2020, the “Original Merger Agreement”) in order to provide, among other things, for the Merger and the other Transactions (as defined in the Merger Agreement) (the “Proposed Transaction”).

D.	The Proposed Transaction will entail the sale of the entire shareholding of the Company in the Subsidiary to the Counterparty.

E.	The board of directors of the Company through a resolution dated as of July 20, 2020 annexed hereto as Schedule II has unanimously (a) approved the disinvestment of the Company’s entire share of the common stock of the Subsidiary (the “Divestment”) pursuant to the Merger and approved this Agreement, (b) determined that the consideration to be received by the Company in relation to the Divestment is fair, (c) resolved to recommend that the members of the Company approve the Divestment pursuant to the Merger, and (d) resolved to issue notice through postal ballot (such notice, the “Postal Ballot Notice”) to the members of the Company for their approval to the Divestment pursuant to the Merger (such approval, the “Company Shareholder Approval”) in accordance with the Companies Act, 2013. The Postal Ballot Notice is annexed hereto as Schedule III.

F.	References to “meeting” or “general meeting” in relation to the Company and/or “Company Shareholder Meeting”, unless repugnant to the context thereof, includes electronic voting, postal ballot, postal ballot through electronic voting, physical meeting(s) or virtual meeting(s) of the members of the Company in accordance with the provisions of the (Indian) Companies Act, 2013.

G.	As a part of voluntary and consensual understanding, and with the intent to formalize such understanding in writing, in relation to the manner in which the Promoters shall exercise their votes in relation to the Proposed Transaction, the Parties entered into that certain Support Agreement, dated as of July 20, 2020 (the “Original Agreement”), by and among the Parties.

H.	The parties to the Original Merger Agreement are amending and restating the Original Merger Agreement in its entirety as of the date hereof (the “Merger Agreement”).

I.	Each Promoter has received a copy of the Merger Agreement and has read and understood the same, and each Promoter acknowledges that the mutual benefits to be derived from the Merger Agreement constitutes good, adequate, and valuable consideration for entering into this Agreement.

J.	The Parties now desire to amend and restate certain terms and provisions of the Original Agreement as set forth in this Agreement.

K.	The board of directors of the Company through a resolution dated as of August 8, 2020 annexed hereto as Schedule IV has unanimously (a) approved the Divestment pursuant to the Merger and approved this Agreement, (b) determined that the consideration to be received by the Company in relation to the Divestment pursuant to the Merger is fair, (c) resolved to recommend that the members of the Company approve the Divestment pursuant to the Merger, and (d) resolved to issue notice through postal ballot dated as of August 8, 2020 (such notice, the “Revised Postal Ballot Notice”) to the members of the Company for their approval to the Divestment pursuant to the Merger (such approval, the “Revised Company Shareholder Approval”) in accordance with the Companies Act, 2013. The Revised Postal Ballot Notice is annexed hereto as Schedule V.

L.	In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Voting.

(a) Voting. Promptly upon the receipt of the Revised Postal Ballot Notice, and in no event later than September 11, 2020, each Promoter shall, in his or its capacity as a shareholder of the Company, and to the fullest extent of his or its shareholding or voting rights in the Company issue his or its unconditional and irrevocable assent to the Divestment pursuant to the Merger in accordance with and pursuant to the terms of the Postal Ballot Notice. In the event that the Revised Company Shareholder Approval is sought in a general meeting of the Company (such meeting, the “Company Shareholder Meeting”, including any adjournment or postponement thereof), each Promoter shall, in his or its capacity as a shareholder of the Company, and to the fullest extent of his or its shareholding or voting rights in the Company (i) be present, and remain present, in such meeting for the purposes of constituting and maintaining quorum (in each case, including via proxy) and (ii) utilize all (and not less than all) his or its voting rights in the Company to unconditionally and irrevocably approve, adopt and consent to the Divestment pursuant to the Merger.

(b) Shareholder Disapproval for any Competing Transaction or Proposal. During the Term, each Promoter, individually in his or its capacity as a shareholder of the Company, hereby covenant(s) and agree(s) that, except as expressly permitted by this Agreement and the Merger Agreement, such Promoter shall not consent to and shall vote against the direct or indirect disposal or Transfer of all or any part of the shareholding of the Company in the Subsidiary (or any interest or voting right in such shareholding) to any individual, entity or third party other than the Counterparty pursuant to the terms of the Merger Agreement, without the prior written consent of the Counterparty, including, in the event that the Company or the Subsidiary is the recipient of any proposal, agreement, transaction or other matter that is intended to, or would reasonably be expected to, prevent, interfere, compete with, undermine or materially delay or affect the consummation of the Proposed Transaction (a “Competing Proposal” or “Competing Transaction”).

(c) Non-disposal of Shares; Voting Rights in the Company. On and from the Execution Date and until the completion of the Proposed Transaction in accordance with the terms of the Agreement and the Merger Agreement, or, if earlier, the Termination Date, except as permitted under the terms of this Agreement, no Promoter shall directly or indirectly (i) dispose of, or Transfer, or consent to dispose of or Transfer, any or all of his, her or its shares in the Company; (ii) grant any proxy, power-of-attorney or other authorization or consent or execute any agreement, arrangement, commitment or undertaking, whether or not in writing, in or with respect to any or all of the shares or voting rights held by the Promoter in the Company (other than as contemplated by this Agreement), with any such prohibited proxy, power-of-attorney or authorization purported to be granted by any such Promoter being null and void ab initio, or (iii) deposit any or all of the shares or the voting rights held by any Promoter into a voting trust or enter into a voting/vote pooling agreement or arrangement with respect to any or all of the shares or voting rights held by any such Promoter in the Company. Any attempted Transfer of the shares or any interest therein, including any Transfer of voting rights in the shares without a corresponding transfer of the shares itself, shall be null and void, and the Company shall refuse to take any such Transfer of shares or voting rights, as the case may be, on record. Notwithstanding the foregoing, a Promoter may Transfer, all or any of his, her or its shares in the Company for estate planning purposes so long as any transferee of such shares agrees in writing (evidence of which shall be promptly delivered to the Counterparty) as a condition and prior to such Transfer to become a party to, and be bound by, this Agreement as a Promoter hereunder.

2. Additional Agreements.

(a) Requisitioning a meeting of the shareholders of the Company: In the event (i) the board of directors of the Company fails to issue the Revised Postal Ballot Notice to all its shareholders seeking the approval of the shareholders to the Divestment and the Proposed Transaction pursuant to the Merger; (ii) fails to convene a general meeting of its shareholders seeking their approval to the Divestment and to the Proposed Transaction or (iii) for any reason whatsoever (save for any adjournments thereof), the general meeting so convened does not take place, the Promoter Group shall, as the legal and beneficial owner of 36.33% of the total paid-up equity share capital of the Company requisition, and each Promoter shall individually procure that the Promoter Group does requisition, the board of directors of the Company to convene an extraordinary general meeting in accordance with section 100 of the (Indian) Companies Act, 2013 or issue a postal ballot notice for the approval of the shareholders of the Company to the Proposed Transaction and the Divestment (such requisition, the Promoter Requisition). In the event the board of directors of the Company does not, within twenty-one (21) days from the date of receipt of Promoter Requisition, proceed to call a meeting for the consideration of that matter on a day not later than forty-five (45) days from the date of receipt of the Promoter Requisition, the Promoter Group shall call and hold the extraordinary general meeting itself within a period of three (3) months from the date of the Promoter Requisition (such meeting, Promoter Requisitioned Meeting), and each Promoter shall (i) be present for the Promoter Requisitioned Meeting, and remain present throughout the duration of the Promoter Requisitioned Meeting, for the purpose of constituting and maintaining quorum and (ii) to the fullest extent of his or its shareholding or voting rights in the Company issue his or its unconditional and irrevocable assent to the Divestment and the Proposed Transaction pursuant to the Merger.

(b) In the event of any dividend, subdivision, reclassification, recapitalization, split, split-up, distribution, combination, exchange of shares, issuance of additional shares or similar transaction or other change in the capital structure of the Company affecting the shareholding of the any Promoter or the Promoter Group (including, for the avoidance of doubt, the acquisition by any Promoter of additional shares of, or voting rights in, the Company), this Agreement and the obligations hereunder shall automatically attach to any additional shares or voting rights acquired by any Promoter.

(c) The Company shall, no later than 2 calendar days from the Execution Date, notify the Indian Stock Exchanges of the rescission/withdrawal by the Company of the Postal Ballot Notice to the extent the items in the Postal Ballot Notice form the subject matter of (a) this Agreement, and (b) the Merger Agreement, and issue a copy of such notification to the Counterparty.

3. Representations and Warranties of each Promoter. Each Promoter represents and warrants to the other Parties as to itself as follows:

(a) Title. The Promoter is the sole legal and beneficial owner of its or his respective shares and voting rights in the Company as reflected against his or its name in Schedule I hereto. The Promoter has sole voting power with respect to all of his entire shareholding in the Company, and no part of his voting power is subject to any voting trust, voting agreement or other arrangement, except as contemplated by this Agreement. Other than an existing Encumbrance over 450,000 shares held by Promoter-1, the shares held by the Promoter are free and clear of any and all Encumbrances (other than as created by this Agreement).

(b) Classification as Promoter. Each Promoter is classified as a ‘promoter’/ ‘promoter group’ of the Company in accordance with the (Indian) Companies Act, 2013 and the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, and has been notified as a promoter/promoter group to the Indian stock exchanges.

(c) Authority. Each Promoter has all necessary power and authority and has undertaken action necessary in order to execute and deliver this Agreement and perform all of his, her or its obligations under this Agreement and consummate the transactions contemplated by this Agreement.

(d) Due Execution and Delivery. This Agreement has been duly executed and delivered by each Promoter, and constitutes a legal, valid and binding obligation of the Promoter, enforceable against such Promoter in accordance with its terms.

The representations and warranties of each Promoter in this Section 3 shall be deemed to be repeated and shall be required to be true and accurate on each day until the termination of this Agreement.

4. Representations and Warranties of the Company and the Subsidiary. The Company and the Subsidiary severally and not jointly and severally represent and warrant to the other Parties as to itself as follows:

(a) Organization and Qualification. Such Party is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

(b) Authority. Such Party has the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(c) Due Execution and Delivery. This Agreement has been duly executed and delivered by such Party, constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms.

The representations and warranties made by the Subsidiary and the Company in this Section 4 shall be deemed to be repeated and shall be required to be true and accurate on each day until the termination of this Agreement.

5. Termination.

(a) Term. The term of this Agreement shall commence on the date hereof and shall immediately terminate upon the earliest to occur of, without the need for any further action by any Party, (i) the mutual written agreement of the Parties, (ii) the consummation of the Closing, and (iii) the date that is seven (7) months following the date of any valid termination of the Merger Agreement pursuant to Article IX therein (the “Termination Date”, and the period of time from the date hereof to and including the effective date of such mutual written agreement, in the case of the foregoing clause (i), the Closing Date, in the case of the foregoing clause (ii), or the Termination Date, in the case of the foregoing clause (iii), the “Term”); provided, that with respect to any termination of this Agreement pursuant to the forgoing clause (iii), (x) if the Company Termination Fee is payable in connection therewith pursuant to the terms and on the conditions set forth in the Merger Agreement, then for all purposes hereunder, (A) the Termination Date shall be the date on which the Counterparty or its designee, as applicable, actually receives the Company Termination Fee and (B) the Term shall terminate on the date that is seven (7) months following the Termination Date as adjusted pursuant to the foregoing clause (A); and (y) following the Termination Date, the terms and conditions of this Agreement shall thereafter apply only to fifty percent (50%) of the shares or voting rights held by the Promoters in the Company on a pro rata basis during the Term; provided, that no termination of this Agreement shall prevent any Party from seeking any remedies (at Law or in equity) against any other Party for such other Party’s breach of any of the terms of this Agreement during the Term.

(b) Survival. Notwithstanding anything contained in this Agreement, the provisions of Section 5 (Termination); and Section 6 (Miscellaneous) shall survive the termination of this Agreement in all events and for all reasons whatsoever.

6. Miscellaneous.

(a) Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to one or more of the other Parties shall be in writing and shall be deemed to have been duly given or made upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon delivery by email; or two (2) Business Days after deposit with an overnight courier, if sent by an overnight courier. Such communications shall be sent to the respective Parties at the following street addresses or email addresses or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 6(a):

If to the Company:

Majesco Limited

MNDC, MBP-P-136, Mahape,

Navi Mumbai – 400 710,

Maharashtra, India

Attention:	Mr. Farid Kazani
Telephone:	+91-22-6150 1800
Email:	Farid.Kazani@majesco.com

with a copy to (which shall not constitute notice):

Khaitan & Co

One Indiabulls Centre

Tower 1, 13th Floor

841 Senapati Bapat Marg

Mumbai, 400013

India

Attention:	Sudhir Bassi and Soumya Mohapatra
Telephone:	+ 91 22 6636 5000
Email:	sudhir.bassi@khaitanco.com Soumya.mohapatra@khaitanco.com

If to the Subsidiary:

Majesco

412 Mount Kemble Ave, Suite 110C

Morristown, NJ 07960

Attention:	Lori Stanley
Telephone:	(973) 461-5200
Email:	Lori.Stanley@majesco.com

with a copy to (which shall not constitute notice):

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Attention:	Valérie Demont and John Tishler
Telephone:	(212) 634-3040 (858) 720-8943
Email:	vdemont@sheppardmullin.com jtishler@sheppardmullin.com

and

Khaitan & Co

One Indiabulls Centre

Tower 1, 13th Floor

841 Senapati Bapat Marg

Mumbai, 400013

India

Attention:	Sudhir Bassi and Soumya Mohapatra
Telephone:	+ 91 22 6636 5000
Email:	sudhir.bassi@khaitanco.com Soumya.mohapatra@khaitanco.com

If to the Promoter Group:

Mr. Ketan Mehta

3208, Glenhurst Court, Plano, Texas 75093

USA

Attention:	Mr. Ketan Mehta
Telephone:	+1 972 5298206
Email:	ketan.mehta@majesco.com

with a copy to (which shall not constitute notice):

Mr. Ashank Desai

2501, Odyssey 1, Hiranandani Gardens, Powai, Mumbai – 400 076

Maharashtra, India

Attention:	Attention: Mr. Ashank Desai
Telephone:	Telephone: +91 98211 14040
Email:	Email: ashank.desai@mastek.com

If to the Counterparty:

c/o Thoma Bravo, L.P.
600 Montgomery Street, 20th Floor
San Francisco, CA 91444

Attention:	A.J. Rohde and Matt LoSardo
Email:	arohde@thomabravo.com, mlosardo@thomabravo.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654

Attention:	Theodore A. Peto, P.C., Bradley C. Reed, P.C. and Aisha P. Lavinier
Email:	tpeto@kirkland.com, bradley.reed@kirkland.com, aisha.lavinier@kirkland.com

and

Trilegal

17th Floor, Tower B,

Ganpat Rao Kadam Marg,

Lower Parel (West),

Mumbai, 400013

India

Attention:	Aniruddha Sen and Rohan Singh
Telephone:	+91 22 4079 1000
Email:	aniruddha.sen@trilegal.com rohan.singh@trilegal.com

(b) Entire Agreement. This Agreement (including the schedules and exhibits referred to in this Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, understandings and, representations and warranties, whether oral or written, with respect to the subject matters hereof.

(c) Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. Certain other terms have the meanings ascribed to them below or elsewhere in this Agreement:

“Business Day” means any day ending at 11:59 p.m. IST other than a Saturday or Sunday or a day on which banks in the City of New York, the State of California or India are required or authorized by Law to close.

“Transfer” means, with respect to a share held as of the Execution Date or subsequently acquired by any Promoter, the direct or indirect (a) transfer, pledge, hypothecation, encumbrance, assignment, exchange, transfer or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution, operation of law or otherwise), either voluntary or involuntary, of such share or any interest therein or the beneficial ownership thereof or (b) any agreement, arrangement, commitment or understanding whether or not in writing, to effect any of the actions referred to in the foregoing clause (a) (in each case other than this Agreement).

(d) Remedies. The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in addition to any other available remedies that a Party may have at Law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at Law.

(e) Governing law and jurisdiction: This Agreement shall be governed by the laws of India. If any disputes, controversies or claims arise amongst the Parties out of, or in connection with, this Agreement, including but not limited to, in connection with the validity, interpretation, implementation or alleged breach of any provision of this Agreement (“Dispute”), the Party raising the Dispute shall send a written notice to the other Party containing details of the Dispute (“Dispute Notice”). The Parties shall endeavour to settle such dispute amicably. In case of the failure by the Parties to resolve a Dispute within 20 calendar days (“Grace Period”) from the date of the Dispute Notice, any of the Parties to the Dispute, shall have the right to refer such Dispute to arbitration (“Dispute Notice”) for final resolution in accordance with the provisions of the Singapore International Arbitration Centre (“SIAC”), which rules are deemed to be incorporated by reference in this Section 6(e). The Parties agree that the arbitral panel shall comprise of 3 (three) arbitrators, appointed in accordance with this Section 6(e). The Party making the claim shall appoint the first arbitrator and notify the respondent of such appointment. Within 10 (ten) days of notice of appointment of the first arbitrator, the respondent shall appoint the second arbitrator and notify the claimant of such appointment. Within 10 (ten) days of notice of appointment of the second arbitrator, the first and second arbitrators shall appoint the third arbitrator (who shall be the presiding arbitrator of the tribunal). In the event that any appointments or notices are not made in accordance with this Section 6(e) as and when specified herein, the SIAC shall make such appointments. The seat of arbitration shall be Singapore and the place of arbitration shall be as determined by the arbitral panel constituted in accordance with this Section 6(e). The arbitration shall be conducted in English. The award of the arbitral tribunal in respect of a Dispute shall be final and binding on the Parties and shall be enforceable in accordance with its terms and shall be substantiated in writing. The arbitral tribunal shall also decide on the costs of the arbitration proceedings. Nothing contained in this Section 6(e) shall prevent any Party from resorting to judicial process if solely injunctive or equitable relief from a court may be necessary to prevent injury to such Party or its Affiliates.

(f) Amendment: No modification, alteration or amendment of this Agreement or any of its terms or provisions shall be valid or legally binding on the Parties unless made in writing and duly executed by or on behalf of all the Parties hereto.

(g) Further Assurances: Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request from time to time in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby in the most expeditious manner possible.

This Agreement has been entered into on the date stated at the beginning of this Support Agreement.

[Signatures and schedules to follow]

Signed and Delivered

For and on behalf of Majesco Limited

/s/ Farid Kazani

Authorized Signatory

Name: Farid Kazani

Designation: Managing Director

Signed and Delivered

For and on behalf of Majesco

/s/ Adam Elster

Authorized Signatory

Name: Adam Elster

Designation: Chief Executive Officer

Signed and Delivered

For and on behalf of Magic Intermediate, LLC

/s/ A.J. Rohde

Authorized Signatory

Name: A.J. Rohde

Designation: President and Assistant Secretary

Signed and Delivered

For Promoter-1

/s/ Sudhakar Venkatraman Ram

Name: Sudhakar Venkatraman Ram

Signed and Delivered

For Promoter-2

/s/ Ashank Desai

Name: Ashank Desai

Signed and Delivered

For Promoter-3

/s/ Sundar Radhakrishnan

Name: Sundar Radhakrishnan

Signed and Delivered

For and on behalf of Promoter-4

/s/ Girija Ram

Name: Girija Ram, as the Trustee of Ram Family Trust - I

Signed and Delivered

For and on behalf of Promoter-5

/s/ Girija Ram

Name: Girija Ram, individually

Signed and Delivered

For Promoter-6

/s/ Ketan Bansilal Mehta

Name: Ketan Bansilal Mehta

Signed and Delivered

For Promoter-7

/s/ Usha Sunder

Name: Usha Sunder

Signed and Delivered

For Promoter-8

/s/ Rupa Ketan Mehta

Name: Rupa Ketan Mehta

MAJESCO 412 MOUNT KEMBLE AVENUE, SUITE 110C MORRISTOWN, NJ 07960

CONSENT BY INTERNET - www.proxyvote.com

Use the Internet to transmit your consent and to access the consent solicitation materials before the earlier of (i) 5:00 p.m. (Eastern Time) on October 12, 2020 and (ii) the closing date of the merger. Have this consent card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic consent form.

CONSENT BY MAIL

Mark, sign and date this consent card and mail it to Majesco, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M79260-Y25045 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

MAJESCO

The Majesco board of directors recommends that you deliver a written consent “FOR” the proposal set forth below.

The undersigned acknowledges receipt of the consent solicitation statement which more fully describes the proposal below.

The Board of Directors recommends that stockholders CONSENT to the following proposals:	Do Not Consent Consent Abstain

1.    To approve the Amended and Restated Agreement and Plan of Merger dated August 8, 2020, by and among Majesco, Magic Intermediate, LLC and Magic Merger Sub, Inc., as the same may be amended or supplemented from time to time (the “Merger Agreement”), and the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into Majesco.

INSTRUCTIONS: TO CONSENT, DO NOT CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE PROPOSAL, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO THE PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

PLEASE DATE, SIGN AND MAIL THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

__________________

If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person. Please sign, date and promptly return this written consent to Majesco by mailing this written consent to Majesco, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date